   As filed with the Securities and Exchange Commission on November 6, 1998

                                                   Registration No. 333-________

--------------------------------------------------------------------------------


                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                    FORM S-4
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                                 RENT-WAY, INC.
             (Exact name of registrant as specified in its charter)

                Pennsylvania                          25-1407782
              (State or other                      (I.R.S. Employer
      jurisdiction of incorporation or           Identification No.)
               organization)


                               One Rent-Way Place
                            Erie, Pennsylvania 16505
                                 (814) 455-5378
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                        William E. Morgenstern, President
                               One Rent-Way Place
                            Erie, Pennsylvania 16505
                                 (814) 455-5378
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   ----------
                                   Copies to:

John J. Zak, Esq.                                 John D. Capers, Jr., Esq.
Hodgson, Russ, Andrews, Woods & Goodyear, LLP     King & Spalding
1800 One M & T Plaza                              191 Peachtree Street
Buffalo, New York  14203                          Atlanta, Georgia  30303

                                   ----------

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective and all other conditions to the merger of Home Choice Holdings, Inc. with and into the Registrant pursuant to the Agreement and Plan of Merger (the "Merger") described in the enclosed Proxy Statement/Prospectus have been satisfied or waived.

     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: [ ]

     If the Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                                      CALCULATION OF REGISTRATION FEE
==========================================================================================================
Title of each               Amount to be         Proposed                Proposed             Amount of
class of                    registered           maximum                 maximum              registration
securities to be                                 offering price          aggregate            fee
registered                                       per unit                offering price
----------------------------------------------------------------------------------------------------------
Common Stock,
without par
value(1)                   10,011,251(2)         $22.98(3)               $391,191,215.8(4)     $65,540(5)
==========================================================================================================

(1) This Registration Statement relates to the Common Stock, without par value, of the Registrant issuable to holders of Home Choice common stock, par value $.01 per share, in connection with the Merger.

(2) The number of shares to the registered pursuant to this Registration Statement is based on the maximum number of shares of the Registrant's common stock issuable to the holders of Home Choice common stock in the Merger, which is calculated by multiplying the maximum number of shares of Home Choice common stock expected to be acquired in the Merger 17,025,938 by the exchange ratio of 0.588.

(3) Estimated solely for purposes of calculating the registration fee in accordance with 457(f) under the Securities Act of 1933, as amended (the "Securities Act"), and computed by dividing (i) the product of (A) the average of the high and low sale prices of Home Choice common stock on November 3, 1998, as reported on the NASDAQ National Market ($13.51) and
     (B) 17,025,938, representing the maximum number of shares of Home Choice common stock expected to be acquired in the Merger, by (ii) 10,011,251, representing the maximum number of shares of the Registrant's common stock expected to be issued in the Merger.

(4) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(f) of the Securities Act, based on the product of the estimated maximum number of shares of Home Choice common stock to be acquired in the Merger multiplied by the proposed maximum offering price per share calculated as described in footnote (3) above.

(5) Calculated by multiplying 0.000278 by the proposed maximum aggregate offering price. $43,211.15 of such amount is offset pursuant to Rule 457(b) by fees previously paid.


     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                                 RENT-WAY LOGO

                                HOME CHOICE LOGO

                 MERGER PROPOSED -- YOUR VOTE IS VERY IMPORTANT

     The Boards of Directors of Rent-Way, Inc. and Home Choice Holdings, Inc. have approved a merger agreement that would result in Home Choice being merged with and into Rent-Way. If the merger is completed, Rent-Way would be the second largest company in the rental-purchase industry with 865 stores in 35 states. In the merger, Home Choice stockholders will receive 0.588 of a share of Rent-Way common stock for each share of Home Choice common stock they own. Rent-Way shareholders will continue to own their Rent-Way shares after the merger. We estimate that 10,011,251 shares of Rent-Way common stock will be issued in the merger and, upon completion of the merger, approximately 48% of the outstanding Rent-Way common stock will be owned by current Home Choice stockholders and approximately 52% will be owned by persons who are Rent-Way shareholders just before the merger is completed.

     The merger cannot be completed unless the shareholders of both companies approve it. In the case of shareholders of Rent-Way, your approval of the merger will also constitute your approval of the issuance of shares of Rent-Way common stock to Home Choice stockholders in the merger and an increase in the number of shares of Rent-Way common stock authorized for issuance. We have scheduled special meetings for you to vote on these matters. YOUR VOTE IS VERY IMPORTANT.

     Whether or not you plan to attend a meeting, please take the time to vote by completing and mailing the enclosed proxy card. If you sign, date and mail your proxy card without indicating how you wish to vote, your proxy will be voted in favor of the merger. If you are a Rent-Way shareholder and fail to return your proxy card, you will not be counted as present or voting at the meeting unless you appear in person. If you are a Home Choice stockholder and fail to return your proxy card, the effect will be a vote against the merger.

     The dates, times and places of the meetings are as follows:

For Rent-Way shareholders:

Thursday, December 10, 1998
10:00 a.m.
Hodgson, Russ, Andrews, Woods & Goodyear, LLP
20th Floor, One M&T Plaza
Buffalo, New York

For Home Choice stockholders:

Thursday, December 10, 1998
11:00 a.m.
Hodgson, Russ, Andrews, Woods & Goodyear, LLP
20th Floor, One M&T Plaza
Buffalo, New York

     This Joint Proxy Statement/Prospectus provides you with detailed information about the proposed merger. It also provides Rent-Way shareholders with information regarding the proposed issuance of shares of common stock to Home Choice stockholders in the merger and proposed increase in the number of authorized shares of Rent-Way common stock. We encourage you to read this entire document carefully. You may also obtain information about our companies from documents that we have filed with the Securities and Exchange Commission.

/s/ G. A. Ryan

G.A. Ryan
Chairman of the Board
Rent-Way, Inc.

/s/ George D. Johnson, Jr.

George D. Johnson, Jr.
Chairman of the Board
Home Choice Holdings, Inc.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS JOINT PROXY STATEMENT/ PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
RENT-WAY SHAREHOLDERS AND HOME CHOICE STOCKHOLDERS ARE URGED TO CONSIDER THOSE MATTERS SET FORTH IN "RISK FACTORS" BEGINNING ON PAGE 17 OF THIS JOINT PROXY STATEMENT/PROSPECTUS.

The date of this Joint Proxy Statement/Prospectus is November 5, 1998, and it is first being mailed to shareholders on or about November 9, 1998.

                                 RENT-WAY, INC.

                            ------------------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD DECEMBER 10, 1998

     Rent-Way, Inc. ("Rent-Way") will hold a special meeting of its shareholders on December 10, 1998 at 10:00 a.m., at the offices of Hodgson, Russ, Andrews, Woods & Goodyear LLP, 20th floor, One M&T Plaza, Buffalo, New York for the following purposes:

     1. To consider and vote on a proposal to approve and adopt the Agreement and Plan of Merger, dated September 1, 1998 (the "Merger Agreement"), by and between Rent-Way and Home Choice Holdings, Inc., and the transactions contemplated thereby, including (i) the issuance of shares of Rent-Way common stock pursuant to the Merger Agreement and (ii) the amendment of Rent-Way's Articles of Incorporation to increase the authorized shares of Rent-Way common stock from 20,000,000 to 50,000,000.

     2. To consider and act on other matters incident to the conduct of the meeting.

     YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND RECOMMENDS THAT YOU VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY.

     The accompanying Joint Proxy Statement/Prospectus describes the Merger Agreement and the transactions contemplated thereby in greater detail.

     Rent-Way has fixed the close of business on October 29, 1998 as the record date for determination of the shareholders entitled to notice of and to vote at the special meeting and any adjournment or postponement thereof. A list of shareholders entitled to vote at the special meeting will be available and open to the examination of any shareholder at the special meeting.

                                          By Order of the Board of Directors,

                                          /s/ William Lerner

                                          WILLIAM LERNER
                                          Secretary

Erie, Pennsylvania
November 5, 1998
WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE SPECIAL MEETING, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED POSTAGE PREPAID ENVELOPE. SENDING A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE SPECIAL MEETING.

                           HOME CHOICE HOLDINGS, INC.

                            ------------------------

                   Notice of Special Meeting of Stockholders
                          To Be Held December 10, 1998

                            ------------------------

     A special meeting of stockholders of Home Choice Holdings, Inc. ("Home Choice") will be held on December 10, 1998 at 11:00 a.m., local time, at the offices of Hodgson, Russ, Andrews, Woods & Goodyear, LLP, which are located at the 20th Floor, One M&T Plaza, Buffalo, New York 14203, for the following purposes:

     (1)Approval and Adoption of the Merger Agreement. To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of September 1, 1998, (the "Merger Agreement") by and between Rent-Way, Inc. ("Rent-Way") and Home Choice. Pursuant to the terms of the Merger Agreement, among other matters, Home Choice will merge with and into Rent-Way (the "Merger"), with Rent-Way as the surviving corporation, and each share of common stock of Home Choice outstanding at the effective time of the Merger will be converted into the right to receive 0.588 shares of common stock of Rent-Way. A copy of the Merger Agreement is attached as Annex A to the accompanying Joint Proxy Statement/Prospectus.

     (2)Other Business. To transact such other business incident to the conduct of the special meeting or any adjournment or postponement thereof.

     YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY AND RECOMMENDS THAT YOU VOTE FOR THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

     Only stockholders of record at the close of business on October 29, 1998 are entitled to notice of and to vote at the special meeting and any adjournment or postponement thereof. In the event the special meeting should be adjourned to a date or dates later than December 28, 1998, the Board of Directors will establish a new record date for purposes of determining those stockholders then entitled to notice of and to vote at any such adjournments.

     Your attention is directed to the Joint Proxy Statement/Prospectus accompanying this notice.

                                          By order of the Board of
                                          Directors

                                          /s/ George D. Johnson, Jr.

                                          George D. Johnson, Jr.,
                                          Chairman of the Board

Mesquite, Texas
November 5, 1998

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE, WHICH DOES NOT REQUIRE ANY POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ARE ABLE TO ATTEND THE SPECIAL MEETING AND WISH TO VOTE YOUR SHARES PERSONALLY, YOU MAY DO SO AT ANY TIME BEFORE THE PROXY IS EXERCISED.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
QUESTIONS AND ANSWERS ABOUT THE MERGER......................    1
SUMMARY.....................................................    4
  The Companies.............................................    4
  Our Reasons for the Merger................................    4
  The Special Meetings......................................    4
  Our Recommendations.......................................    5
  Record Date; Votes Required...............................    5
  Share Ownership of Management.............................    5
  What Home Choice Stockholders Will Receive in the
     Merger.................................................    5
  Ownership of Rent-Way Following the Merger................    6
  Board of Directors and Executive Officers of the Combined
     Company Following the Merger...........................    6
  Interests of Certain Home Choice Officers and Directors in
     the Merger.............................................    6
  Conditions to the Merger..................................    6
  Termination of the Merger Agreement.......................    7
  Termination Fees..........................................    7
  Regulatory Approvals......................................    7
  Accounting Treatment......................................    7
  Opinions of Financial Advisors............................    7
  Stock Option Agreements...................................    8
  Material U.S. Federal Income Tax Consequences.............    8
  No Appraisal Rights.......................................    8
  Listing of Shares of Rent-Way Common Stock................    8
  Forward-Looking Statements May Prove Inaccurate...........    8
  Recent Developments.......................................    9
  Comparative Market Price Information......................   10
COMPARATIVE PER SHARE DATA..................................   11
RENT-WAY SELECTED HISTORICAL FINANCIAL DATA.................   12
HOME CHOICE SELECTED HISTORICAL CONSOLIDATED FINANCIAL
  DATA......................................................   14
SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL
  DATA......................................................   16
RISK FACTORS................................................   17
THE MEETINGS................................................   20
  Rent-Way Special Meeting..................................   20
  Home Choice Special Meeting...............................   21
THE MERGER..................................................   23
  Introduction..............................................   23
  Background of the Merger..................................   23
  Reasons for the Merger; Recommendations of the Boards of
     Directors..............................................   25
  Terms of the Merger Agreement.............................   30
  Confidentiality Letter and Standstill Provisions..........   35
  Opinion of Financial Advisor to Rent-Way..................   35
  Opinion of Financial Advisors to Home Choice..............   39
  Interests of Certain Persons in the Merger................   45
  Material U.S. Federal Income Tax Consequences of the
     Merger.................................................   46
  Regulatory Approvals......................................   47
  Accounting Treatment......................................   48
  Listing of Rent-Way Common Stock..........................   48
  Resales of Rent-Way Common Stock..........................   48
  Dissenters' Rights of Appraisal...........................   49

                                                              PAGE
                                                              ----
THE STOCK OPTION AGREEMENTS.................................   49
  General...................................................   49
  Exercise of the Options...................................   49
  Adjustment of Number of Shares Subject to Options.........   50
  Repurchase Rights.........................................   50
  Registration Rights; Listing..............................   50
  Effect of the Stock Option Agreements.....................   51
THE VOTING AGREEMENTS.......................................   51
  General...................................................   51
  Effect of the Voting Agreements...........................   51
INFORMATION REGARDING RENT-WAY..............................   52
INFORMATION REGARDING HOME CHOICE...........................   52
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS...   53
DESCRIPTION OF RENT-WAY CAPITAL STOCK.......................   53
  General...................................................   53
  Rent-Way Common Stock.....................................   53
  Rent-Way Preferred Stock..................................   54
COMPARATIVE RIGHTS OF HOLDERS OF COMMON STOCK...............   54
AMENDMENT TO RENT-WAY'S ARTICLES OF INCORPORATION...........   59
LEGAL MATTERS...............................................   60
EXPERTS.....................................................   60
SHAREHOLDER PROPOSALS.......................................   61
OTHER BUSINESS..............................................   61
WHERE CAN YOU FIND MORE INFORMATION.........................   61
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL
  STATEMENTS................................................   64


ANNEX A--Agreement and Plan of Merger
ANNEX B--Opinion of NationsBanc Montgomery Securities LLC
ANNEX C--Opinion of Donaldson, Lufkin & Jenrette Securities
  Corporation
ANNEX D--Opinion of Stephens Inc.
ANNEX E--Rent-Way Stock Option Agreement
ANNEX F--Home Choice Stock Option Agreement
ANNEX G--Form of Rent-Way Shareholder Voting Agreement
ANNEX H--Form of Home Choice Stockholder Voting Agreement
ANNEX I--Form of Proxy of Rent-Way, Inc.
ANNEX J--Form of Proxy of Home Choice Holdings, Inc.

                             QUESTIONS AND ANSWERS
                                ABOUT THE MERGER

Q:  WHY ARE RENT-WAY AND HOME CHOICE PROPOSING TO MERGE?

A: Our companies are proposing to merge in order to become a stronger competitor in a rapidly consolidating industry. Following the merger, Rent-Way will be the second largest company in the rental-purchase industry with 865 stores in 35 states. We believe the merger will enable us to compete more effectively for acquisitions. We also believe that the merger presents an opportunity to achieve cost savings and synergies and to raise the performance of the Home Choice stores to levels approaching that of the current Rent-Way stores. However, except as discussed in "Background of the Merger" and "Opinion of Financial Advisors to Home Choice," we did not quantify these cost savings and synergies. In addition, we believe that the increased size and capital base of the combined company will provide us better access to the capital markets. The increased shareholder base of the combined company should also create a more efficient trading market for our stock. To review the reasons for the merger in greater detail, see pages 25 through 30.

Q:  WHAT AM I BEING ASKED TO VOTE ON?

A: Rent-Way shareholders: You are being asked to vote to approve and adopt the agreement and plan of merger entered into by Rent-Way and Home Choice, which provides for the merger of our two companies. Your vote to approve and adopt the merger agreement will include the approval of the issuance of Rent-Way common stock pursuant to the merger agreement and the amendment of Rent-Way's Articles of Incorporation to increase the authorized shares of Rent-Way common stock for issuance in the merger.

    Home Choice stockholders: You are being asked to vote to approve and adopt the merger agreement.

Q: WHY IS THE RENT-WAY BOARD ASKING RENT-WAY'S SHAREHOLDERS TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF RENT-WAY COMMON STOCK?

A: In order to have sufficient shares of common stock to issue to Home Choice stockholders in the merger, it is necessary to increase the number of authorized shares of Rent-Way common stock. In addition, given the substantially larger size of the combined company, we wish to make additional shares available for possible acquisitions, financings, stock option and other benefit plan issuances and for other corporate purposes.

Q:  WHAT WILL I RECEIVE IN THE MERGER?

A: Home Choice stockholders: Home Choice stockholders will receive 0.588 shares of Rent-Way common stock for each share of Home Choice common stock they hold. This is the exchange ratio. Each share of Home Choice common stock will be cancelled.

    Rent-Way will not issue fractional shares in the merger. Instead, Home Choice stockholders will receive cash for any fractional share of Rent-Way common stock owed to them.

    Rent-Way shareholders: Each share of Rent-Way common stock held by Rent-Way shareholders will continue to represent one share of Rent-Way common stock following the merger. After the merger, Home Choice's former stockholders will own approximately 48% of Rent-Way's outstanding shares of common stock and current Rent-Way shareholders will own approximately 52% of Rent-Way's outstanding shares of common stock.

          For example:

          X if you own 1,000 shares of Home Choice common stock, then after the merger you will receive 588 shares of Rent-Way common stock.

          X If you own 100 shares of Home Choice common stock, then after the merger you will receive 58 shares of Rent-Way common stock and cash in the amount of 0.8 times the market value of one share of Rent-Way common stock.

          o If you own 100 shares of Rent-Way common stock, then after the merger those shares will continue to represent 100 shares of Rent-Way common stock.

Q:  WHAT HAPPENS AS THE MARKET PRICE OF RENT-WAY COMMON STOCK FLUCTUATES?

A: The exchange ratio is fixed at 0.588. Since the market value of Rent-Way common stock will fluctuate before and after the merger, the value of the Rent-Way common stock that Home Choice stockholders receive in the merger could increase or decrease. You should obtain current market prices for shares of Rent-Way common stock and shares of Home Choice common stock.

Q:  WHAT WILL HAPPEN TO THE HOME CHOICE STOCK OPTIONS?

A: Each Home Choice stock option will be converted into an option to purchase Rent-Way common stock, and Rent-Way will assume each Home Choice option on the terms set forth in the applicable Home Choice stock option plan. The number of shares of Rent-Way common stock subject to a Home Choice stock option will be determined by multiplying the shares covered by the Home Choice option by 0.588. The exercise price of the substitute Rent-Way options will be the aggregate exercise price of the Home Choice stock options being converted divided by the number of shares of Rent-Way common stock subject to such Home Choice stock options. We will not issue fractional shares of Rent-Way common stock upon exercise of a Home Choice stock option. Instead, we will pay cash for any fractional share of Rent-Way common stock owed to an option holder.

Q:  WHEN DO YOU EXPECT THE MERGER TO BE COMPLETED?

A: We are working to complete the merger in the fourth quarter of calendar year 1998.

Q:  WHAT RISKS SHOULD I CONSIDER?

A:  You should review "Risk Factors" on pages 17 through 19.

Q:  WHAT ARE THE TAX CONSEQUENCES OF THE MERGER TO ME?

A: Home Choice stockholders: We expect that the transaction will be tax-free to each Home Choice stockholder for federal income tax purposes. However, Home Choice stockholders will have to pay taxes on cash received for fractional shares. To review the tax consequences of the merger in greater detail, see pages 45 and 46.

    Rent-Way shareholders: The merger will have no tax consequences to Rent-Way shareholders.

    YOUR TAX CONSEQUENCES WILL DEPEND ON YOUR PERSONAL SITUATION. YOU SHOULD CONSULT YOUR TAX ADVISOR FOR A FULL UNDERSTANDING OF THE TAX CONSEQUENCES OF THE MERGER TO YOU.

Q:  WHAT DO I NEED TO DO NOW?

A: After you have carefully read this Joint Proxy Statement/Prospectus, indicate on your proxy how you want to vote, and sign and mail it in the enclosed prepaid return envelope marked "Proxy" as soon as possible so that your shares are represented at the respective special meetings.

    THE BOARDS OF DIRECTORS OF RENT-WAY AND HOME CHOICE UNANIMOUSLY RECOMMEND THAT YOU VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

        If you sign and send in your proxy and do not indicate how you want to vote, your proxy will be voted to approve and adopt the merger agreement, which, in the case of Rent-Way shareholders, includes the approval of the issuance of shares of Rent-Way common stock pursuant to the merger agreement and the amendment to the Articles of Incorporation of Rent-Way to increase the authorized number of shares of Rent-Way common stock from 20,000,000 to 50,000,000. If you are a Home Choice stockholder and you do not sign and send in your proxy or you abstain, it will have the effect of voting against the merger. If you are a Rent-Way shareholder and you do not sign and send in your proxy or you abstain, your shares will not be counted as having voted at Rent-Way's special meeting.

Q: IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?

A: Your broker will vote your shares only if you provide instructions on how to vote. You should instruct your broker how to vote your shares, following the directions your broker provides. If you do not provide instructions to your broker, your shares will not be voted. If you are a Home Choice stockholder and you do not provide instructions to your broker, your shares will not be voted and this will have the effect of voting against the merger.

Q:  CAN I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY?

A: Yes. You can change your vote at any time before your proxy is voted at your special meeting. You can do this in one of three ways. First, you can send a written notice stating that you would like to revoke your proxy. Second, you can complete and submit a new proxy. If you choose either of these two methods, you must submit your notice of revocation or your new proxy to the address set forth on the enclosed return envelope marked "Proxy." Third, you can attend your special meeting and vote in person. Simply attending the meeting, however, will not revoke your proxy. If you have instructed a broker to vote your shares, you must follow directions received from your broker to change your vote.

Q:  SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

A: No. If you are a Home Choice stockholder, we will send you written instructions for exchanging your certificates for certificates representing shares of Rent-Way common stock and any cash owed to you. Rent-Way will not be obligated to deliver the consideration to which any former Home Choice stockholder is entitled until such stockholder surrenders the certificate or certificates for exchange.

    If you are a Rent-Way shareholder, you will retain your share certificates.

Q:  WHAT OTHER MATTERS WILL BE VOTED ON AT THE SPECIAL MEETINGS?

A: We do not expect to ask you to vote on any other matters at the respective special meetings.

Q:  WHO CAN HELP WITH QUESTIONS OR COPIES OF PROXY MATERIALS?

A:  If you have more questions about the merger, you should contact:

     For Rent-Way shareholders:

     Rent-Way, Inc.
     One Rent-Way Place
     Erie, Pennsylvania 16505
     Attention: Investor Relations
     Phone Number: (814) 455-5378

     For Home Choice stockholders:

     Home Choice Holdings, Inc.
     714 E. Kimbrough Street
     Mesquite, Texas 75149
     Attention: Investor Relations
     Phone Number: (972) 288-9327

    If you would like additional copies of the Joint Proxy Statement/Prospectus, you should contact:

     Georgeson & Company Inc.
     Wall Street Plaza
     New York, New York 10005
     Phone Number: (800) 223-2064

                                    SUMMARY

     This summary highlights certain information from this document and may not contain all the information that is important to you. To understand the merger fully and for a more complete description of the legal terms of the merger, you should read the entire document carefully, as well as the additional documents to which we refer you. See "Where You Can Find More Information" (page 60).

                                 THE COMPANIES
                                 (SEE PAGE 52)

RENT-WAY, INC.
One Rent-Way Place
Erie, Pennsylvania 16505
Phone Number: (814) 555-5378

     Rent-Way is one of the largest operators in the rental-purchase industry with 407 stores in 25 states, primarily in the Southeast, Midwest and Northeast portions of the United States. Rent-Way offers quality, brand name home entertainment equipment, furniture, major appliances and jewelry to customers under full-service rental-purchase agreements that generally allow the customer an option to obtain ownership of the merchandise at the conclusion of an agreed upon rental period or to return the merchandise at any time without obligation or penalty. Rent-Way believes that these rental-purchase arrangements appeal to a wide variety of customers by allowing them to obtain merchandise that they might otherwise be unable or unwilling to obtain due to insufficient cash resources or lack of access to credit because they have a temporary, short-term need for the merchandise or a desire to rent rather than purchase the merchandise.

HOME CHOICE HOLDINGS, INC.
714 E. Kimbrough Street
Mesquite, Texas 75149
Phone Number: (972) 288-9327

     Home Choice is also one of the largest operators in the rental-purchase industry with 459 rental-purchase stores in 26 states primarily in the Southeast, Midwest and Southwest portions of the United States. Home Choice offers quality, brand name consumer merchandise under flexible, renewable rental-purchase agreements. Home Choice's rental-purchase agreements provide customers with the option, but not the obligation, to obtain ownership of the merchandise following a stated number of consecutive rental payments. Home Choice's customers are typically low to middle income consumers with limited or no access to traditional credit sources such as bank financing, installment credit and credit cards. Home Choice also provides its products to consumers who desire only temporary rental of a product. Home Choice's products include consumer electronics, appliances, furniture, jewelry and home furnishing accessories.

                           OUR REASONS FOR THE MERGER
                           (SEE PAGES 25 THROUGH 30)

     The merger of Rent-Way and Home Choice will create a stronger competitor in the rapidly consolidating rental-purchase industry. The combined company will be the second largest company in the rental-purchase industry with 865 stores in 35 states. In the face of the rapid industry consolidation, the combined company will be better able to compete for acquisitions. The merger will also bring together Rent-Way's management, operating expertise and record of creating shareholder value and Home Choice's substantial store base. The majority of Home Choice's stores are located in geographic markets in which Rent-Way does not currently operate. In addition, Home Choice's stores are generally less profitable than Rent-Way's stores. This represents an opportunity to increase combined company profits by bringing Home Choice store profit levels up to those of Rent-Way stores. Adding Home Choice's large store base will also create opportunities for cost savings through greater efficiencies and greater buying power. However except as discussed in "Background of the Merger" and "Opinion of Financial Advisors to Home Choice," management did not quantify any such cost savings. Finally, the larger size of the combined company should provide better access to the capital markets and create a more efficient trading market for Rent-Way common stock.

                              THE SPECIAL MEETINGS
                           (SEE PAGES 20 THROUGH 22)

     The Rent-Way special meeting of shareholders will be held at the offices of Hodgson, Russ, Andrews, Woods & Goodyear, LLP, 20th Floor, One M&T Plaza, Buffalo, New York at 10:00 a.m. on December 10, 1998.

     The Home Choice special meeting of stockholders will be held at the offices of Hodgson, Russ, Andrews, Woods & Goodyear, LLP, 20th Floor, One M&T Plaza, Buffalo, New York at 11:00 a.m. on December 10, 1998.

                              OUR RECOMMENDATIONS
                            (SEE PAGES 25 THOUGH 30)

TO RENT-WAY SHAREHOLDERS:

     The Rent-Way Board of Directors believes that the merger is in your best interests and unanimously recommends that you vote to approve and adopt the merger agreement. By your approval of the merger agreement, you will also be approving the issuance of shares of Rent-Way common stock pursuant to the merger agreement and an amendment to the Articles of Incorporation of Rent-Way to increase the authorized number of shares of Rent-Way common stock from 20,000,000 to 50,000,000.

TO HOME CHOICE STOCKHOLDERS:

     The Home Choice Board of Directors believes that the merger is in your best interests and unanimously recommends that you vote to approve and adopt the merger agreement. Certain officers and directors of Home Choice will receive benefits as a result of the merger which are different from the benefits you will receive in the merger and that create potential conflicts of interest. See "Interests of Certain Persons in the Merger" on pages 44 and 45.

                          RECORD DATE; VOTES REQUIRED
                           (SEE PAGES 20 THROUGH 22)

     Rent-Way shareholders: You are entitled to vote at the Rent-Way shareholders' meeting if you owned shares of Rent-Way common stock as of the close of business (5:00 p.m. EST) on October 29, 1998. The affirmative vote of a majority of the shares of Rent-Way common stock present or represented at the Rent-Way special meeting is required to approve and adopt the merger agreement. Gerald A. Ryan and William E. Morgenstern, Chairman of the Board and Chief Executive Officer, respectively, of Rent-Way, who collectively own or control approximately 8.4% of the outstanding shares of Rent-Way common stock, have agreed to vote their shares to approve and adopt the merger agreement.

     Home Choice stockholders: You are entitled to vote at the Home Choice stockholders' meeting if you owned shares of Home Choice common stock as of the close of business (5:00 p.m. EST) on October 29, 1998. The affirmative vote of a majority of the outstanding shares of Home Choice common stock is required to approve and adopt the merger agreement. GDJ, Jr. Investments Limited Partnership (which is controlled by George D. Johnson, Jr., the Chairman of Home Choice) and Michael D. Walts, who collectively own approximately 25.0% of the outstanding shares of Home Choice common stock, have agreed to vote their shares to approve and adopt the merger agreement.

                         SHARE OWNERSHIP OF MANAGEMENT
                             (SEE PAGES 20 AND 22)

     The executive officers and directors of Rent-Way, including their affiliates, beneficially own an aggregate of 954,287 shares of Rent-Way common stock, or approximately 8.6% of the outstanding shares of Rent-Way common stock. The executive officers and directors of Home Choice, including their affiliates, beneficially own an aggregate of 4,791,457 shares of Home Choice common stock, or approximately 28.1% of the outstanding shares of Home Choice common stock.

     We currently expect that the executive officers and directors of Rent-Way and Home Choice will vote their shares of Rent-Way common stock and Home Choice common stock, respectively, FOR the proposal to approve and adopt the merger agreement and the transactions contemplated thereby, including, in the case of Rent-Way, the issuance of Rent-Way common stock pursuant to the merger and the amendment to its Articles of Incorporation.

                         WHAT HOME CHOICE STOCKHOLDERS
                           WILL RECEIVE IN THE MERGER
                             (SEE PAGES 30 AND 31)

     In the merger, Home Choice stockholders will receive 0.588 shares of Rent-Way common stock for each share of Home Choice common stock they own. This is referred to as the exchange ratio. No fractional shares will be issued. Instead, Home Choice stockholders will receive cash in payment for any fractional shares based on the market value of Rent-Way common stock at the effective time of the merger.

     Stock options to purchase Home Choice common stock will be converted into stock options to purchase Rent-Way common stock. The number of shares of Rent-Way common stock subject to these converted options and the exercise price of these converted options will be adjusted as provided in the merger agreement to give effect to the exchange ratio of 0.588 shares of Rent-Way common stock for every one share of Home Choice common stock.

     Home Choice stockholders should not send in their stock certificates until instructed to do so after the merger has been completed.

            OWNERSHIP OF RENT-WAY FOLLOWING THE MERGER (SEE PAGE 30)

     Rent-Way will issue approximately 10,011,251 shares of Rent-Way common stock to Home Choice stockholders in the merger. The shares of Rent-Way common stock issued to Home Choice stockholders in the merger will constitute approximately 48% of the outstanding shares of Rent-Way common stock after the merger.

BOARD OF DIRECTORS AND EXECUTIVE OFFICERS OF THE COMBINED COMPANY FOLLOWING THE
                                     MERGER
                                 (SEE PAGE 31)

     The members of the Board of Directors of Rent-Way prior to the merger will remain the members of the Board of Directors of the combined company following the merger. No current directors of Home Choice will become members of the Board of Directors of the combined company following the merger.

     The executive officers of Rent-Way prior to the merger will continue as the executive officers of the combined company.

     INTERESTS OF CERTAIN HOME CHOICE OFFICERS AND DIRECTORS IN THE MERGER
                             (SEE PAGES 45 AND 46)

     Certain officers and directors of Home Choice will receive benefits as a result of the merger which are different from the benefits you will receive in the merger.

     In the merger, certain unvested stock options held by officers and directors of Home Choice will vest in accordance with their terms. As of October 29, 1998, officers and directors of Home Choice held options to purchase 308,583 shares of Home Choice common stock. Such options will be converted on the effective date of the merger into options to purchase 181,446 shares of Rent-Way common stock. An aggregate of 249,500 of such options, will vest on the effective date of the merger. The exercise price of these options was greater than the market price of Home Choice Common Share as of November 4, 1998. Officers and directors of Home Choice will also continue to have the benefit of indemnification and officers' and directors' insurance protection for six years after the merger date.

     James G. Steckart, John T. Egeland and Tracy A. Schrader, the Chief Executive Officer, Chief Financial Officer and Vice President and General Counsel of Home Choice, respectively, have entered into agreements with Home Choice and Rent-Way to receive certain cash payments in the event they continue their employment with Home Choice through the merger date. These cash payments would total $707,400 for Mr. Steckart, $568,800 for Mr. Egeland and $100,000 for Mr. Schrader. The agreements also provide that Rent-Way will employ them following the merger on terms to be negotiated. Additionally, Mr. Schrader has entered into an agreement with Home Choice that provides for a payment of $62,500 if he maintains his employment with Home Choice through April 30, 1999; however, Mr. Schrader will not be entitled to any payments under this agreement if he is offered and accepts a position with Rent-Way. Mr. Steckart has reached oral agreement with Rent-Way that he will be employed following the merger through January 31, 1999 at his current salary and benefits and thereafter through April 30, 1999 at a salary of $1,000 per month without benefits.

                            CONDITIONS TO THE MERGER
                             (SEE PAGES 31 AND 32)

     The completion of the merger depends upon satisfaction of a number of conditions, including the following:

     (a) the approval and adoption of the merger agreement by the Rent-Way shareholders and the Home Choice stockholders;

     (b) receipt of any necessary consents or approvals from third parties and governmental authorities, including expiration or early termination of the statutory waiting period under applicable federal antitrust law;

     (c) the authorization for listing on the Nasdaq National Market or the New York Stock Exchange of the shares of common stock to be issued by Rent-Way in the merger;

     (d) the effectiveness of the Registration Statement filed with the Securities and Exchange Commission relating to the issuance of stock by Rent-Way pursuant to the merger;

     (e) the absence of any injunction or court order which would prohibit or prevent the merger;

     (f) the receipt by Rent-Way and Home Choice of a legal opinion to the effect that the merger will be tax-free to Rent-Way's and Home Choice's shareholders; and

     (g) the receipt of letters from PricewaterhouseCoopers LLP to the effect that the merger qualifies for pooling of interests accounting treatment.

     Certain of the conditions to the merger may be waived by the company entitled to satisfaction of the condition.

                      TERMINATION OF THE MERGER AGREEMENT
                             (SEE PAGES 33 AND 34)

     We can agree to terminate the merger agreement without completing the merger, and either of us can terminate the merger agreement if any of the following events occurs:

     (a) the merger has not been consummated on or before February 28, 1999, which date, subject to certain conditions, may be extended to April 30, 1999; or

     (b) a court or other governmental authority shall have taken final action to restrain or otherwise prohibit the completion of the merger; or

     (c) the Board of Directors of Home Choice withdraws or changes in an adverse manner its recommendation to vote in favor of the merger or approves or recommends a proposal by a third party for the acquisition of Home Choice by such third party; or

     (d) Home Choice enters into a definitive agreement with a third party for the acquisition of Home Choice by such third party.

                                TERMINATION FEES
                                 (SEE PAGE 34)

     Home Choice must pay Rent-Way $10,000,000, plus all fees and expenses incurred by Rent-Way in connection with the merger (such as legal, accounting, investment banking, printing and filing fees and expenses) if the merger agreement terminates because Home Choice enters into an agreement with a third party for the acquisition of Home Choice by such third party. These termination fees are estimated at approximately $13,000,000, which represents approximately 19% of an aggregate assumed merger consideration of $247,177,787 (based on delivery of 10,011,251 Rent-Way shares (at the closing price of $24.69 per share on November 4, 1998) and the assumption of approximately $63 million in Home Choice indebtedness).

                              REGULATORY APPROVALS
                                 (SEE PAGE 47)

     Generally, federal antitrust law prohibits us from completing the merger until after we have furnished certain information and materials to the Antitrust Division of the United States Department of Justice and the United States Federal Trade Commission and the required waiting period has expired or has been terminated. The required information was furnished and the waiting period subsequently expired on October 18, 1998.

                              ACCOUNTING TREATMENT
                                 (SEE PAGE 48)

     We expect the merger to qualify as a pooling of interests, which means that we will treat our companies as if they had always been combined for accounting and financial reporting purposes. Management of the companies has been informed that the companies will receive a letter from PricewaterhouseCoopers LLP, Rent-Way's and Home Choice's independent accountants, that PricewaterhouseCoopers LLP concurs with the conclusions of management that no conditions exist which would preclude accounting for the merger as a pooling of interests.

                         OPINIONS OF FINANCIAL ADVISORS
                           (SEE PAGES 35 THROUGH 45)

     In deciding to approve the merger, our Boards of Directors considered opinions from our respective financial advisors as to the fairness of the exchange ratio from a financial point of view. Rent-Way received an opinion from its financial advisor, NationsBanc Montgomery Securities LLC, that the 0.588 exchange ratio is fair from a financial point of view to Rent-Way. Home Choice received opinions from its financial advisors, Donaldson Lufkin Jenrette
Securities Corporation and Stephens Inc., that the 0.588 exchange ratio was fair from a financial point of view to the Home Choice stockholders. These opinions, which are subject to the assumptions, limitations and qualifications stated in each opinion, are attached as Annexes B, C and D to this Joint Proxy Statement/Prospectus. We encourage you to read these opinions.

     In connection with delivering these opinions, our financial advisors performed a variety of analyses. Although the analyses performed by NationsBanc Montgomery Securities LLC, on the one hand, and Donaldson Lufkin Jenrette Securities Corporation and Stephens Inc., on the other, were not identical, these analyses generally included comparing Rent-Way and Home Choice historical stock prices and financial multiples to other selected publicly traded companies, comparing the financial terms of the merger to those of other publicly announced transactions and estimating the relative value of Home Choice based on its past and estimated future financial performance.

                            STOCK OPTION AGREEMENTS
                           (SEE PAGES 49 THROUGH 51)

     As an inducement to Rent-Way to enter into the merger agreement, Home Choice granted Rent-Way an irrevocable option to purchase from Home Choice up to 4,229,847 shares of Home Choice common stock at a price of $13.24 per share.

     As an inducement to Home Choice to enter into the merger agreement, Rent-Way granted Home Choice an irrevocable option to purchase from Rent-Way up to 2,740,908 shares of Rent-Way common stock at a price of $29.42 per share.

     These options may be exercised only under certain limited and specifically defined circumstances (none of which, to the best knowledge of Rent-Way and Home Choice, has occurred as of the date of this document). At the request of the option holder under certain circumstances, the issuer of the option will repurchase at a formula price the option and any shares of the issuer's common stock purchased on exercise of the option and then beneficially owned by such holder at that time.

     Certain aspects of the options may have the effect of discouraging parties who might be interested in acquiring all of or a significant interest in Home Choice or Rent-Way from considering or proposing such an acquisition. These options may even discourage persons who, in the case of an acquisition of Home Choice, were prepared to offer to pay consideration to the Home Choice stockholders that had a higher value than the shares of Rent-Way common stock to be received for each share of Home Choice common stock in the merger.

                 MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES
                             (SEE PAGES 46 AND 47)

     The merger has been structured so that neither Rent-Way, Home Choice nor our shareholders will recognize any gain or loss for federal income tax purposes due to the merger (except for tax payable as a result of cash received in lieu of fractional shares by Home Choice stockholders). The merger agreement provides that our obligation to complete the merger is conditioned on receipt of legal opinions to this effect.

     You are urged to consult your own tax advisor regarding the consequences of the merger to you.

                              NO APPRAISAL RIGHTS
                                 (SEE PAGE 49)

     Under Pennsylvania law, Rent-Way shareholders have no right to an appraisal of the value of their shares in connection with the merger. Under Delaware law, Home Choice stockholders have no right to an appraisal of the value of their shares in connection with the merger.

                   LISTING OF SHARES OF RENT-WAY COMMON STOCK
                                 (SEE PAGE 48)

     Rent-Way will list the shares of Rent-Way common stock to be issued in connection with the merger on the New York Stock Exchange.

                           FORWARD-LOOKING STATEMENTS
                              MAY PROVE INACCURATE
                                 (SEE PAGE 53)

     We have each made forward-looking statements in this document (and in documents that are incorporated by reference) that are subject to risks and uncertainties. Forward-looking statements include the information concerning possible or assumed future results of operations of the combined company. Also, when we use words such as "believes," "expects," "anticipates" or similar expressions, we are making forward-looking statements. You should note that many factors, some of which are discussed elsewhere in this document and in the documents which we incorporate by reference, could affect the future financial results of the combined company and could cause those results to differ materially from those expressed in our forward-looking statement contained or incorporated by reference in this document. These factors include the following:

     X operating, legal and regulatory risks;

     X economic, political and competitive forces affecting the rental-purchase industry; and

     X the risk that our analyses of these risks and forces could be incorrect and/or that the strategies developed to address them could be unsuccessful.

                              RECENT DEVELOPMENTS
                                 (SEE PAGE 52)

     On September 10, 1998, Rent-Way acquired the assets of the 23-store Cari Rentals rental-purchase chain. The Cari Rentals stores are located in Nebraska, Iowa, South Dakota and Missouri. The purchase price of the acquisition was approximately $7.3 million.

COMPARATIVE MARKET PRICE INFORMATION

     Rent-Way common stock is listed on The New York Stock Exchange ("NYSE") under the symbol "RWY." Prior to October 8, 1998, Rent-Way common stock was traded on The Nasdaq National Market. Home Choice common stock is traded on The Nasdaq National Market under the symbol "HMCH." For Home Choice, periods prior to June 23, 1998 reflect the price of the common stock of Alrenco, Inc. ("Alrenco"), Home Choice's predecessor company. Alrenco was traded on The Nasdaq National Market under the symbol "RNCO." The following table sets forth the high and low intra-day sales prices per share as reported on The Nasdaq National Market for the calendar year periods indicated, except that for Rent-Way, beginning on October 8, 1998, such table sets forth the high and low intra-day sales prices per share as reported on the NYSE Composite Tape. No cash dividends have been paid on the common stock of Rent-Way or Home Choice.

                                                                 RENT-WAY          HOME CHOICE
                                                               COMMON STOCK       COMMON STOCK
                                                              ---------------    ---------------
                                                               HIGH     LOW       HIGH     LOW
                                                              ------   ------    ------   ------
YEAR 1996:
     First Quarter(1).......................................  $10.25   $ 7.25    $15.88   $13.75
     Second Quarter.........................................   15.63     9.75     19.75    14.25
     Third Quarter..........................................   14.75    10.88     23.75    16.75
     Fourth Quarter.........................................   13.00     8.19     22.25     9.63

YEAR 1997:
     First Quarter..........................................  $13.38   $ 8.75    $12.13   $10.13
     Second Quarter.........................................   15.13     8.63     13.38    10.00
     Third Quarter..........................................   21.75    12.50     19.63    12.88
     Fourth Quarter(2)......................................   20.38    15.00     19.00    13.88

YEAR 1998:
     First Quarter..........................................  $24.94   $17.13    $20.25   $14.50
     Second Quarter.........................................   34.75    23.75     20.13     9.63
     Third Quarter..........................................   32.80    20.58     14.13    10.13
     Fourth Quarter (through November 4)....................   25.25    17.38     14.00     8.81

---------------

(1) Home Choice's market price information for the first quarter of 1996 is from January 23, 1996 (the date Alrenco completed its initial public offering).

(2) Home Choice's market price information for the fourth quarter of 1997 reflects the public announcement of the merger of Alrenco and RTO, Inc. ("RTO") on September 28, 1997.

     Set forth below are the last reported sale prices of Rent-Way common stock and Home Choice common stock on September 1, 1998, the last trading day prior to the public announcement that Rent-Way and Home Choice had executed the merger agreement, and on November 4, 1998, the last trading day prior to the date of this Joint Proxy Statement/Prospectus.

                                                     RENT-WAY      HOME CHOICE
                                                   COMMON STOCK    COMMON STOCK
                                                   ------------    ------------
September 1, 1998................................     $23.13          $12.69
November 4, 1998.................................     $24.69          $13.75

                           COMPARATIVE PER SHARE DATA

     The following table sets forth certain earnings and book value per common share data for our respective companies on a historical, pro forma combined and pro forma equivalent basis assuming the merger had been consummated during the periods presented and assuming an exchange ratio for the merger of 0.588 shares of Rent-Way common stock for each outstanding share of Home Choice common stock. The merger is reflected as a pooling-of-interests with the pro forma data derived accordingly. The information presented below is based on and should be read in conjunction with the historical financial statements of Rent-Way and Home Choice and the related notes thereto which are incorporated by reference in this Joint Proxy Statement/Prospectus and with the unaudited pro forma condensed combined financial statements and the related notes thereto appearing at page
64. Neither company has paid any cash dividends on its common stock.

                                                                                         NINE
                                                                                        MONTH
                                                                                        PERIOD
                                                                                        ENDED
                                                                   YEARS(1)            JUNE 30,
                                                           ------------------------    --------
                                                           1995     1996      1997       1998
                                                           ----     ----      ----       ----
RENT-WAY COMMON STOCK
Diluted earnings per share:
  Historical.............................................  $0.22    $0.46    $ 0.78(6)  $ 0.77
  Pro forma combined(2)..................................   0.37     0.30      0.11(6)   (0.31)
Book value per share:
  Historical(3)..........................................                    $ 5.80     $ 9.57
  Pro forma combined(4)..................................                     10.04      10.94
HOME CHOICE COMMON STOCK
Diluted earnings per share:
  Historical.............................................  $0.37(6) $0.09    $(0.23)    $(0.89)
  Equivalent pro forma combined(5).......................   0.22(6)  0.18      0.06       (.18)
Book value per share:
  Historical(3)..........................................                    $ 8.26     $ 7.91
  Equivalent pro forma combined(5).......................                      5.90       6.43

---------------
(1) Book value per share information for Rent-Way and Home Choice are as of September 30, for each respective period. Historical diluted earnings per share information for Rent-Way is for the respective years ended September
    30. Historical diluted earnings per share information for Home Choice is for the respective years ended December 31. The pro forma combined diluted earnings per share information is based on the historical financial information of Rent-Way and Home Choice for the respective years ended September 30 and December 31, respectively.

(2) Pro forma combined earnings per share amounts for Rent-Way common stock represent the sum of pro forma combined amounts for Rent-Way and Home Choice, divided by pro forma combined weighted average common shares outstanding.

(3) Historical book value per share information for Rent-Way and Home Choice as of the end of each period presented is computed by dividing historical stockholders' equity for each company by the number of shares outstanding at the end of each period presented, respectively, excluding shares under stock option plans.

(4) Pro forma combined book value per share information as of the end of each period presented is computed by dividing pro forma stockholders' equity ($170,998,765 at September 30, 1997 and $229,177,206 at June 30, 1998), by
    the sum of the number of shares of Rent-Way common stock outstanding on such dates and the shares of Rent-Way common stock assumed to be issued pursuant to the Merger Agreement.

(5) Equivalent pro forma combined amounts of Home Choice common stock represent the pro forma combined per share amounts of Rent-Way common stock, multiplied by the exchange ratio of 0.588.

(6) Per share amounts do not include the effects of extraordinary items recorded in the historical financial statements.

                 RENT-WAY SELECTED HISTORICAL FINANCIAL DATA(1)
                     (In thousands, except per share data)

     The selected historical financial data of Rent-Way set forth below have been derived from the financial statements of Rent-Way as they appeared in Rent-Way's Annual Reports on Form 10-K filed with the Securities and Exchange Commission as of and for each of the five fiscal years in the period ended September 30, 1997 audited by PricewaterhouseCoopers LLP, independent auditors, and Rent-Way's Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission for the nine-month periods ended June 30, 1997 and 1998. The selected financial data for the nine months ended June 30, 1997 and 1998 are unaudited but include all adjustments (consisting of normal recurring adjustments) that Rent-Way considers necessary to present fairly Rent-Way's results of operations for the periods presented. The operating results for the nine-month period ended June 30, 1998 are not necessarily indicative of the results that may be expected for the entire fiscal year. The selected financial data is based on and should be read in conjunction with the historical financial statements of Rent-Way and the related notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" appearing in Rent-Way's Annual Report on Form 10-K for the year ended September 30, 1997, which are incorporated by reference in this Joint Proxy Statement/Prospectus.

                                                                           YEAR ENDED SEPTEMBER 30,
                                               ---------------------------------------------------------------------------------
                                                   1993           1994(2)           1995(3)           1996(4)         1997(5)
                                               -------------   -------------   -----------------   -------------   -------------
STATEMENT OF INCOME DATA:
Revenues:
  Rental revenue.............................     $7,490          $12,111           $24,080           $43,891         $77,498
  Other revenue..............................        957            1,897             4,114             7,280          10,545
                                                  ------          -------           -------           -------         -------
      Total revenues.........................      8,447           14,008            28,194            51,171          88,043
Costs and operating expenses:
  Depreciation and amortization:
    Rental merchandise.......................      2,410            4,073             8,312            13,229          20,314
    Property and equipment...................        216              331               525               775           1,530
    Amortization of goodwill.................          7              108               334               875           1,926
                                                  ------          -------           -------           -------         -------
      Total depreciation and amortization....      2,633            4,512             9,171            14,879          23,770
  Salaries and wages.........................      2,205            4,024             6,909            13,101          22,810
  Advertising................................        410              540             1,259             2,123           3,899
  Occupancy..................................        589            1,006             1,888             3,269           5,988
  Other operating expenses...................      1,921            3,256             6,387            11,148          17,790
                                                  ------          -------           -------           -------         -------
      Total costs and operating expenses.....      7,758           13,338            25,614            44,520          74,257
                                                  ------          -------           -------           -------         -------
      Operating income.......................        689              670             2,580             6,651          13,786
Interest expense.............................       (580)            (542)           (1,162)           (1,493)         (3,130)
Interest income..............................         --               --                --                --              --
Other income (expense).......................         32               89                36                70            (342)
                                                  ------          -------           -------           -------         -------
      Income before income taxes and
        extraordinary item...................        141              217             1,454             5,228          10,314
Income tax expense (benefit).................        (32)              --               445             2,381           4,629
                                                  ------          -------           -------           -------         -------
      Income before extraordinary item(7)....     $  173          $   217           $ 1,009           $ 2,847         $ 5,685
                                                  ======          =======           =======           =======         =======
Earnings per common share before
  extraordinary item(8):
      Basic..................................     $ 0.07          $  0.06           $  0.25           $  0.51         $  0.89
                                                  ======          =======           =======           =======         =======
      Diluted................................     $ 0.07          $  0.06           $  0.22           $  0.46         $  0.78
                                                  ======          =======           =======           =======         =======
Weighted average number of shares
  outstanding(8):
      Basic..................................      2,412            3,568             3,856             5,346           6,692
                                                  ======          =======           =======           =======         =======
      Diluted................................      2,412            3,720             4,400             5,961           8,922
                                                  ======          =======           =======           =======         =======

                                                      NINE MONTH PERIOD
                                                       ENDED JUNE 30,
                                               -------------------------------
                                                   1997            1998(6)
                                               -------------   ---------------
STATEMENT OF INCOME DATA:
Revenues:
  Rental revenue.............................     $55,341         $111,323
  Other revenue..............................       7,994           13,737
                                                  -------         --------
      Total revenues.........................      63,335          125,060
Costs and operating expenses:
  Depreciation and amortization:
    Rental merchandise.......................      14,634           27,531
    Property and equipment...................       1,026            1,962
    Amortization of goodwill.................       1,338            2,970
                                                  -------         --------
      Total depreciation and amortization....      16,998           32,463
  Salaries and wages.........................      16,214           31,346
  Advertising................................       2,880            6,183
  Occupancy..................................       4,328            8,380
  Other operating expenses...................      13,314           27,015
                                                  -------         --------
      Total costs and operating expenses.....      53,734          105,387
                                                  -------         --------
      Operating income.......................       9,601           19,673
Interest expense.............................      (2,312)          (4,346)
Interest income..............................           1              110
Other income (expense).......................         (63)             (60)
                                                  -------         --------
      Income before income taxes and
        extraordinary item...................       7,227           15,377
Income tax expense (benefit).................       3,378            6,619
                                                  -------         --------
      Income before extraordinary item(7)....     $ 3,849         $  8,758
                                                  =======         ========
Earnings per common share before
  extraordinary item(8):
      Basic..................................     $  0.62         $   0.87
                                                  =======         ========
      Diluted................................     $  0.56         $   0.77
                                                  =======         ========
Weighted average number of shares
  outstanding(8):
      Basic..................................       6,621           10,081
                                                  =======         ========
      Diluted................................       8,604           12,226
                                                  =======         ========

---------------
See Notes on Page 13.

                                                           AS OF SEPTEMBER 30,                    AS OF
                                             -----------------------------------------------     JUNE 30,
                                              1993      1994      1995      1996      1997         1998
                                             -------   -------   -------   -------   -------   ------------
BALANCE SHEET DATA:
Rental merchandise, net....................  $ 2,723   $ 7,068   $12,593   $17,862   $35,132     $ 73,691
Total assets...............................    7,784    15,129    36,155    49,974    96,228      237,655
Total debt.................................    3,858     7,255    19,151    12,979    48,156      116,004
Shareholders' equity.......................    2,944     5,962    10,860    30,719    40,957      104,817

---------------
 (1) The comparability of the historical financial information and operating data for the periods presented has been affected by the acquisition of rental-purchase stores during these periods as discussed in the following footnotes.

 (2) During the fiscal year ended September 30, 1994, Rent-Way acquired 20 rental-purchase stores through its acquisition of D.A.M.S.L. Corp. on May 18, 1994.

 (3) During the fiscal year ended September 30, 1995, Rent-Way acquired 50 rental purchase stores, 46 of which were acquired through the acquisition of McKenzie Leasing Corporation on July 21, 1995.

 (4) During the fiscal year ended September 30, 1996, Rent-Way acquired 32 rental-purchase stores in four separate transactions.

 (5) During the fiscal year ended September 30, 1997, Rent-Way acquired 92 rental-purchase stores, 15 of which were acquired on January 2, 1997 from Bill Coleman TV, Inc. and 70 of which were acquired on February 6, 1997 from Perry Electronics, Inc. d/b/a Rental King.

 (6) During the nine months ended June 30, 1998, Rent-Way acquired 195 rental-purchase stores, 50 of which were acquired on January 6, 1998 from three affiliated corporations doing business as Ace TV Rentals and 145 of which were acquired on February 5, 1998 from Champion Rentals, Inc.

 (7) The historical statements of income for the nine month period ended June 30, 1997 and the year ended September 30, 1997, include an extraordinary loss of $269 or $0.03 per share, which is not reflected in the selected historical financial data presented.

 (8) Restated to reflect the adoption of Statement of Financial Accounting Standards No. 128, "Earnings per Share."

        HOME CHOICE SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA (1)
                     (In thousands, except per share data)

    The selected historical consolidated financial data of Home Choice set forth below have been derived from the consolidated financial statements of Home Choice. The consolidated financial statements of Home Choice as of and for the fiscal years ended December 31, 1994, 1995, 1996 and 1997 have been audited by PricewaterhouseCoopers LLP, independent accountants, whose report for the years ended December 31, 1995, 1996 and 1997 appears in Home Choice's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission for the quarter ended March 31, 1998. The report of PricewaterhouseCoopers LLP makes reference to the report of other auditors. The selected consolidated financial data as of and for the fiscal year ended December 31, 1993 and for the six-month periods ended June 30, 1997 and 1998 are unaudited, but include all adjustments Home Choice considers necessary to fairly present Home Choice's results of operations for the periods presented. The operating results for the six-month period ended June 30, 1998 are not necessarily indicative of results for the entire year. The selected financial data is based on and should be read in conjunction with the historical financial statements of Home Choice and the related notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" which are incorporated by reference in this Joint Proxy Statement/Prospectus.

                                                                                                   SIX MONTH PERIOD
                                                          YEARS ENDED DECEMBER 31,                  ENDED JUNE 30,
                                              -------------------------------------------------   -------------------
                                               1993      1994      1995     1996(2)    1997(3)    1997(3)      1998
                                              -------   -------   -------   --------   --------   --------   --------
                                                  (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
STATEMENT OF INCOME DATA:
Total revenues..............................  $61,752   $68,781   $77,529   $124,161   $230,969   $110,153   $131,074
                                              -------   -------   -------   --------   --------   --------   --------
Operating expenses:
  Direct store expenses.....................   48,982    56,462    65,021    104,181    195,222     89,059    111,469
  Corporate expenses........................    6,515     7,064     7,988     10,711     26,140     10,786     13,710
  Cost of business combinations.............       --        --        --      1,743        935        502     11,115
  Name change expense.......................       --        --        --         --        743         --        634
  Litigation settlement.....................      625        --        --         --         --         --         --
  Amortization of intangibles...............      476       329       569      3,981      9,902      5,657      3,597
  Key executive signing bonuses.............       --        --        --      1,486        400         --         --
                                              -------   -------   -------   --------   --------   --------   --------
        Total operating expenses............   56,598    63,855    73,578    122,102    233,342    106,004    140,525
                                              -------   -------   -------   --------   --------   --------   --------
        Operating income (loss).............    5,154     4,926     3,951      2,059     (2,373)     4,149     (9,451)
Interest expense............................   (2,206)   (2,144)   (2,468)    (1,572)    (2,512)    (1,006)    (2,308)
Interest income.............................       25        39        35        645        218        261         95
Other non-operating income, net.............      163       115     1,311      1,154        786       (131)      (768)
                                              -------   -------   -------   --------   --------   --------   --------
        Income (loss) before income taxes
          and extraordinary item............    3,136     2,936     2,829      2,286     (3,881)     3,273    (12,432)
Income tax expense..........................      722       764       877      1,188        237      2,115     (2,401)
                                              -------   -------   -------   --------   --------   --------   --------
        Income (loss) before extraordinary
          item(4)...........................  $ 2,414   $ 2,172   $ 1,952   $  1,098   $ (4,118)  $  1,158   $(10,031)
                                              =======   =======   =======   ========   ========   ========   ========
PRO FORMA INFORMATION (UNAUDITED):
  Income (loss) before extraordinary item...  $ 2,414   $ 2,172   $ 1,952   $  1,098   $ (4,118)  $  1,158   $     --
  Pro forma income tax expense (benefit)
    before extraordinary item(5)............      590       505       290        201       (214)      (214)        --
                                              -------   -------   -------   --------   --------   --------   --------
  Pro forma income (loss) before
    extraordinary item......................  $ 1,824   $ 1,667   $ 1,662   $    897   $ (3,904)  $  1,372   $     --
                                              =======   =======   =======   ========   ========   ========   ========
  Pro forma earnings (loss) before
    extraordinary item per common
    share -- basic and diluted(6)...........  $  0.41   $  0.37   $  0.37   $   0.09   $  (0.23)  $   0.08   $  (0.59)
                                              =======   =======   =======   ========   ========   ========   ========
  Pro forma weighted average number of
    shares outstanding(6):
    Basic...................................    4,428     4,456     4,517     10,219     16,941     16,931     16,969
                                              =======   =======   =======   ========   ========   ========   ========
    Diluted.................................    4,428     4,456     4,517     10,262     17,117     17,326     16,969
                                              =======   =======   =======   ========   ========   ========   ========
BALANCE SHEET DATA:
Rental merchandise, net.....................  $15,636   $20,450   $21,742   $ 58,724   $ 97,261              $ 97,894
Total assets................................   25,499    30,282    35,341    169,131    223,561               232,276
Total notes payable.........................   20,308    23,152    23,064      6,772     48,162                66,265
Stockholders' equity (deficit)..............   (2,673)     (534)    3,449    146,344    143,011               134,360

---------------
See notes on page 15.

(1) On February 26, 1998, Home Choice and RTO merged in a transaction accounted for as a pooling of interests and, accordingly, the historical financial information reflected has been restated to reflect the combined financial information of both Home Choice and RTO for all periods presented. The comparability of the historical financial information and operating data for the periods presented has been affected by the acquisition of rental-purchase stores during these periods as discussed in the following footnotes.

(2) During the fiscal year ended December 31, 1996, Home Choice acquired 14 rental-purchase stores through its acquisition of Easy TV & Appliance Rental, 14 rental-purchase stores through its acquisition of Network Rentals, Inc, 28 rental-purchase stores through its acquisition of Fastway, Inc., and 102 rental-purchase stores through its acquisition of Action TV & Appliance Rental, Inc.

(3) During the fiscal year ended December 31, 1997, Home Choice acquired 27 rental-purchase stores through its acquisition of B & L Concepts, Inc., 11 rental-purchase stores through its acquisition of Instant Rent to Own, Inc., and 17 rental-purchase stores through its acquisition of Amigo TV Rental, Inc.

(4) The historical statements of income for the year ended December 31, 1995, includes an extraordinary gain of $3,336 or $0.74 per share which is not reflected in the selected historical financial data presented.

(5) Represents the pro forma income taxes on income (loss) of acquired companies accounted for as poolings of interests which were S corporations prior to acquisition. The pro forma income taxes have been provided on income (loss) using an effective income tax rate of approximately 38.6%.

(6) Restated to reflect the Adoption of Statement of Financial Accounting Standards No. 128, "Earnings per Share."

         SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

    The following selected unaudited pro forma condensed combined financial data is based on and should be read in connection with the historical financial statements of Rent-Way and Home Choice which are incorporated by reference in this Joint Proxy Statement/Prospectus, adjusted to give effect to the merger and assuming the merger is accounted for under the pooling of interests accounting method. The selected information presents the 1997 fiscal year and the nine month periods ended June 30, 1997 and 1998 and also includes the pro forma effects of certain other acquisition transactions. See "Unaudited Pro Forma Condensed Combined Financial Statements" at page 64. The pro forma condensed combined statement of income data presented below assumes that the Merger was consummated at the beginning of the periods presented and the pro forma balance sheet data assumes that the Merger was consummated on June 30, 1998. The pro forma financial data is presented for illustrative purposes only, and is not necessarily indicative of the operating results or financial position that would have occurred if the Merger had been consummated at the beginning of the periods or on the dates indicated, nor is it necessarily indicative of future operating results or financial position.

                                                                                                 NINE MONTH PERIOD
                                                                   FISCAL                         ENDED JUNE 30,
                                                   --------------------------------------    -------------------------
                                                      1995        1996(2)       1997(2)        1997(2)       1998(2)
                                                      ----        -------       -------        -------       -------
STATEMENT OF INCOME DATA:
Total revenues...................................  $  105,723   $   175,333   $   412,491    $   297,674   $   343,964
COST AND OPERATING EXPENSES:
Operating expenses...............................      98,290       160,023       379,552        267,939       316,985
Cost of business combinations....................          --         1,743           935          2,197        11,185
Name change expense..............................          --            --           742             --         1,377
Amortization of intangibles......................         902         4,857        14,894         11,983         9,314
                                                   ----------   -----------   -----------    -----------   -----------
    Total costs and operating expenses...........      99,192       166,623       396,123        282,119       338,861
                                                   ----------   -----------   -----------    -----------   -----------
    Operating income.............................       6,531         8,710        16,368         15,555         5,103
OTHER INCOME (EXPENSE):
Interest expense.................................      (3,646)       (3,159)      (10,410)        (9,001)       (9,390)
Interest income..................................         102           706           238            773           265
Other expense, net...............................         248           507          (360)           (84)         (754)
Gain/loss on sale of stores......................       1,049           751           950             --            --
                                                   ----------   -----------   -----------    -----------   -----------
    Income (loss) before income taxes and
      extraordinary item.........................       4,284         7,515         6,786          7,243        (4,776)
Income tax expense...............................       1,323         3,570         5,018          4,604         1,711
                                                   ----------   -----------   -----------    -----------   -----------
    Income (loss) before extraordinary item......  $    2,961   $     3,945         1,768          2,639        (6,487)
                                                   ==========   ===========   ===========    ===========   ===========

PRO FORMA INFORMATION (UNAUDITED):
  Income (loss) before extraordinary item........  $    2,961   $     3,945         1,768          2,639        (6,487)
  Pro forma income tax expense (benefit) before
    extraordinary item(1)........................         290           201          (214)          (156)           --
                                                   ----------   -----------   -----------    -----------   -----------
  Pro forma income before extraordinary item.....  $    2,671   $     3,744         1,982          2,795        (6,487)
                                                   ==========   ===========   ===========    ===========   ===========

Pro forma earnings (loss) before extraordinary
  item per common share:
    Basic........................................  $     0.40   $      0.32          0.12           0.15         (0.32)
                                                   ==========   ===========   ===========    ===========   ===========
    Diluted......................................  $     0.37   $      0.30          0.11           0.15         (0.31)
                                                   ==========   ===========   ===========    ===========   ===========
Pro forma weighted average number of shares
  outstanding:
    Basic........................................   6,511,892    11,354,936    19,240,534     19,152,623    20,488,209
                                                   ==========   ===========   ===========    ===========   ===========
    Diluted......................................   7,056,024    11,994,468    19,902,577     19,640,250    21,137,434
                                                   ==========   ===========   ===========    ===========   ===========
BALANCE SHEET DATA:
Rental merchandise, net..........................                                                          $   171,584
Total assets.....................................                                                              469,931
Total debt.......................................                                                              182,269
Shareholders' equity.............................                                                              229,177

---------------
 (1) Represents the pro forma income taxes on income (loss) of acquired companies accounted for as poolings-of-interests which were S corporations prior to acquisition. The pro forma income taxes have been provided on income (loss) using an effective income tax rate of approximately 38.6%.

 (2) As a result of Rent-Way and Home Choice having different fiscal year ends the three month periods ended December 31, 1997 and 1996 for Home Choice were included in both the Pro Forma Statement of Income Data for fiscal 1996 and 1997, respectively, and the nine month periods ended June 30, 1997 and 1998, respectively. Revenues were $42,739,933 and $61,541,358, respectively, and net losses were $1,553,946 and $5,142,156, respectively, for the three month periods ended December 31, 1996 and 1997, respectively. Upon consummation of the merger, the loss for the three month period ended December 31, 1997 will be reflected as an adjustment to shareholders' equity. The Pro Forma Statement of Income Data does not reflect any estimate of expenses directly associated with the merger. The amount of such expenses expected to be included in the Statements of Income of Rent-Way within the next 12 months is $10 million.

                                  RISK FACTORS

     In addition to general investment risks and those factors set forth elsewhere in this document (including under the caption "Cautionary Statement Concerning Forward-Looking Statements"), you should consider the following material risks in deciding whether to approve and adopt the merger agreement.

RISKS ASSOCIATED WITH THE INTEGRATION OF THE TWO COMPANIES

     The merger involves the integration of two rental-purchase companies that previously operated independently. Rent-Way may not be able to integrate Home Choice into its operations without encountering difficulties. Home Choice has a substantially greater number of stores than any rental-purchase company previously acquired by Rent-Way. We also cannot assure you if or to what extent the integration of Home Choice's operations will result in cost savings and operating synergies following the merger.

RISKS ASSOCIATED WITH THE FIXED EXCHANGE RATIO

     In the merger, each share of Home Choice common stock will be converted into the right to receive 0.588 shares of Rent-Way common stock. This is referred to as the exchange ratio. The exchange ratio is fixed and will not be adjusted in the event of any increase or decrease in the market price of Home Choice common stock or Rent-Way common stock. As a result, the market value of the consideration to be received by Home Choice stockholders in the merger could vary depending on fluctuations in the value of Rent-Way common stock. These fluctuations could occur as the result of changes in the business, operations or prospects of Rent-Way, market assessments of the likelihood that the merger will be consummated, the timing of the merger, regulatory considerations, developments in the rental-purchase industry, and general market and economic conditions. Accordingly, we cannot assure Home Choice stockholders that the market value of the merger consideration on the date of this Joint Proxy Statement/Prospectus will be the same as the market value of the merger consideration on the date of the Rent-Way and Home Choice special meetings or on the effective date of the merger.

RISKS ASSOCIATED WITH THE COMBINED COMPANY'S ACQUISITION STRATEGY FOLLOWING THE MERGER

     The continued growth of Rent-Way following the merger will depend, in significant part, on its ability to acquire additional rental-purchase stores on favorable terms, to integrate those acquired stores into its operations and to enhance their performance. Rent-Way will compete for acquisitions with several other companies. One of these companies, Renters Choice, Inc. ("Renter's Choice"), has significantly greater financial and other resources than Rent-Way. We cannot assure you that Rent-Way will be able to locate or acquire suitable acquisition candidates, that acquisition candidates, once located, will be acquired by Rent-Way on terms comparable with terms available to its competitors, or that any operations that are acquired can be efficiently and profitably integrated into Rent-Way's existing operations. Rent-Way may acquire operations that are unprofitable or have inconsistent profitability. These acquisitions may hurt Rent-Way's operating results, particularly during periods immediately following completion of the acquisition. Rent-Way's acquisition strategy will also place significant demands on its management and its financial resources.

RISKS ASSOCIATED WITH SIGNIFICANT GOVERNMENT REGULATION OF THE RENTAL-PURCHASE INDUSTRY

     Forty-six states have enacted laws specifically regulating the rental-purchase transaction, including all of the states in which Rent-Way's stores will be located following the merger. These laws generally require written disclosures concerning the nature of the transaction and also provide consumer protections, such as a grace period for late payments and reinstatement rights in the event the rental-purchase agreement is terminated for non-payment. The rental-purchase laws of some states, including California, Michigan, New York, Ohio, Pennsylvania and West Virginia, limit the total dollar amount of payments that may be charged over the life of the rental-purchase agreement. As Rent-Way acquires or opens new stores in new states, it will become subject to the rental-purchase laws of those states. We can not provide you with any assurance against the enactment of new or revised rental-purchase laws that could have a material adverse effect on Rent-Way following the merger.

     No federal legislation has been enacted regulating or otherwise impacting the rental-purchase transaction. From time to time, legislation has been introduced in Congress that would regulate the rental-purchase transaction, including legislation that would subject the transaction to interest rate, finance charge and fee limitations, and to the Federal Truth in Lending Act. Any federal legislation of this sort, if enacted, could have a material adverse effect on Rent-Way following the merger.

RISKS ASSOCIATED WITH PARTICIPATION IN HIGHLY COMPETITIVE RENTAL-PURCHASE
INDUSTRY

     The rental-purchase industry is highly competitive. Following the merger, Rent-Way will compete with other rental-purchase businesses and, to a lesser extent, with rental stores that do not offer a purchase option. Competition is based primarily on rental prices and terms, product selection and availability, and customer service. Following the merger, Rent-Way will also compete with department stores, discount stores and other retail outlets that offer an installment sales program or offer comparable products and prices. Rent-Way's largest industry competitor, Renter's Choice, is national in scope and has significantly greater financial and operating resources and, because it recently acquired the stores formerly operated under the Rent-A-Center name, greater name recognition than Rent-Way. We cannot assure you that following the merger Rent-Way will be able to successfully compete with Renter's Choice or with its other competitors. Furthermore, additional competitors may emerge since the cost of entering the rental-purchase business is relatively low.

SIGNIFICANT CONTINUING CASH REQUIREMENTS ASSOCIATED WITH THE COMBINED COMPANY'S ACQUISITION STRATEGY

     Rent-Way's pursuit of its acquisition strategy following the merger will require significant capital. Capital is needed not only for acquisitions and new store openings, but also to service acquisition-related debt, for the effective integration, operation and expansion of acquired rental-purchase stores, including the Home Choice stores, and for the purchase of new rental merchandise. We cannot assure you that adequate capital will be available to Rent-Way following the merger or, if available, on terms acceptable to Rent-Way.

RISKS ASSOCIATED WITH INTANGIBLE ASSETS

     Following the merger, a substantial portion of Rent-Way's assets will consist of intangible assets, including goodwill and covenants not to compete related to the acquisition of rental-purchase stores. Rent-Way expects goodwill on its balance sheet to continue to increase in the future as it makes additional acquisitions. Additions to goodwill are amortized against earnings in future periods. Furthermore, we cannot assure you that Rent-Way will receive value for these intangible assets on a sale or liquidation of Rent-Way.

RISKS ASSOCIATED WITH DEPENDENCE ON KEY PERSONNEL

     The executive officers of Rent-Way prior to the merger will continue as the executive officers of the combined company. The success of Rent-Way following the merger is largely dependent upon these executive officers. The loss of services of any of these executive officers could have a material adverse affect on Rent-Way.

RISKS ASSOCIATED WITH YEAR 2000 COMPLIANCE ISSUES

     Following the merger, the combined company will need to insure that Year 2000 software failures do not adversely impact its operations. Rent-Way has established procedures for evaluating and managing the risks and costs associated with this problem and believes that its computer systems are currently Year 2000 compliant. In connection with integrating the companies following the merger, Rent-Way will evaluate the Home Choice computer systems for Year 2000 compliance. Rent-Way's inability to integrate the Home Choice computer systems and cause them to be Year 2000 compliant could have a material adverse effect on Rent-Way following the merger.

EFFECT OF ANTI-TAKEOVER PROVISIONS IN RENT-WAY ARTICLES AND BY-LAWS

     The Articles of Incorporation and By-laws of Rent-Way following the merger will contain provisions that could delay, deter or prevent a merger, tender offer or other business combination or change in control involving Rent-Way that some or a majority of the Rent-Way shareholders might consider to be in their best interest, including offers or attempted takeovers that might otherwise result in the Rent-Way shareholders receiving a premium over the then market price of the Rent-Way common stock. Rent-Way's Articles of Incorporation contain a provision authorizing the issuance of "blank check" preferred stock. Rent-Way's By-laws contain provisions establishing a classified Board of Directors and advance notice requirements for director nominations and actions to be taken at annual shareholder meetings. The By-laws also provide that only the directors may call special meetings of the Rent-Way shareholders and that the Rent-Way Board, or any class of the Rent-Way Board or any individual director, may be removed from office only for cause and only by vote of holders of greater than 50% of the outstanding Rent-Way common stock.

                                  THE MEETINGS

RENT-WAY SPECIAL MEETING

  Date, Time and Place

     The enclosed proxy is solicited by and on behalf of the Rent-Way Board of Directors (the "Rent-Way Board") for use at the special meeting of shareholders of Rent-Way scheduled for December 10, 1998 at 10:00 a.m. at the offices of Hodgson, Russ, Andrews, Woods & Goodyear, LLP, 20th floor, One M&T Plaza, Buffalo, New York (the "Rent-Way Special Meeting").

  Purpose of the Rent-Way Special Meeting

     The purpose of the Rent-Way Special Meeting is to consider and vote on the approval and adoption of the Agreement and Plan of Merger dated September 1, 1998 by and between Rent-Way and Home Choice (the "Merger Agreement") and the transactions contemplated thereby, including (i) the issuance of shares of Rent-Way common stock pursuant to the Merger Agreement (the "Stock Issuance"), and
(ii) an amendment (the "Articles Amendment") to the Articles of Incorporation of Rent-Way to increase the authorized shares of Rent-Way common stock from 20,000,000 to 50,000,000, and to transact any other business incident to the conduct of the Rent-Way Special Meeting.

  Record Date; Votes Required

     The Rent-Way Board has fixed the close of business on October 29, 1998 (the "Rent-Way Record Date"), as the record date for purposes of determining the Rent-Way shareholders entitled to receive notice of and to vote at the Rent-Way Special Meeting. Only those Rent-Way shareholders as of the Rent-Way Record Date are entitled to notice of and to vote at the Rent-Way Special Meeting. As of the close of business on the Rent-Way Record Date, there were 11,088,949 shares of Rent-Way common stock issued and outstanding and entitled to vote at the Rent-Way Special Meeting. Rent-Way shareholders as of the Rent-Way Record Date are entitled to cast one vote on the matter of approval and adoption of the Merger Agreement and on any other matter incident to the conduct of the Rent-Way Special Meeting.

     The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Rent-Way common stock entitled to vote at the Rent-Way Special Meeting is necessary to constitute a quorum for the transaction of business at the Rent-Way Special Meeting. The affirmative vote of the holders of a majority of the votes cast by all Rent-Way shareholders entitled to vote at the Rent-Way Special Meeting is required to approve and adopt the Merger Agreement, including the Stock Issuance and the Articles Amendment.

     At the Rent-Way Special Meeting, abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but will not be counted in the number of votes cast on any matter. If a broker does not receive voting instructions from the beneficial owner of shares on a particular matter and indicates on the proxy that it does not have discretionary authority to vote on that matter (a "broker non-vote"), those shares will not be considered as present and entitled to vote with respect to that matter for the purposes of establishing a quorum. Abstentions and broker non-votes will not be counted as votes cast either for or against approval of the merger.

  Share Ownership of Management; Voting Agreements

     As of the Rent-Way Record Date, the directors and executive officers of Rent-Way, together with their affiliates, as a group beneficially owned approximately 8.6% of the outstanding shares of Rent-Way common stock entitled to vote at the Rent-Way Special Meeting. Gerald A. Ryan and William E. Morgenstern, Chairman of the Board and Chief Executive Officer, respectively, of Rent-Way, have entered into voting agreements with Home Choice requiring them to vote all shares of Rent-Way common stock beneficially owned by them for approval of the Merger Agreement. As of the Rent-Way Record Date, Messrs. Ryan and Morgenstern held of record and beneficially 8.4% of the outstanding shares of Rent-Way common stock entitled to vote at the Rent-Way Special Meeting. See "The Voting Agreements."

  Solicitation and Revocation of Proxies

     Shares of Rent-Way common stock represented by duly executed proxies in the enclosed form received prior to the Rent-Way Special Meeting and not revoked will be voted at the meeting or at any adjournments or postponements thereof in accordance with the instructions specified on the proxy. If no instructions are specified, such proxies will be voted FOR approval and adoption of the Merger Agreement, including the Stock Issuance, and the Articles Amendment. A proxy may be revoked by the person executing it at any time prior to its use by giving written notice to the Secretary of Rent-Way, by delivery of an executed proxy bearing a later date or by voting in person at the Rent-Way Special Meeting. All written notices of revocation and other communications with respect to revocation of proxies should be addressed to Rent-Way as follows: Rent-Way, Inc., One Rent-Way Place, Erie, Pennsylvania 16505, Attention: Corporate Secretary. Attendance at the Rent-Way Special Meeting will not have the effect of revoking a proxy unless the Rent-Way shareholder in attendance notifies the secretary of the meeting in writing of such revocation prior to voting of the proxy.

     The Rent-Way Board is not aware of any other matters which may be presented for consideration and a vote at the Rent-Way Special Meeting. If other matters incident to the conduct thereof do properly come before the Rent-Way Special Meeting, it is intended that shares of Rent-Way common stock represented by duly executed proxies in the enclosed form will be voted by the persons named in the proxy in accordance with their best judgment.

     Rent-Way will pay all of the expenses of soliciting proxies for the Rent-Way Special Meeting, including the cost of preparing, printing, assembling and mailing this Joint Proxy Statement/Prospectus and the enclosed form of proxy. In addition to the solicitation of proxies by mail, certain officers and regular employees of Rent-Way, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies. Rent-Way will also request persons, firms and corporations holding shares in their names, or in the names of their nominees, which shares are beneficially owned by others, to send this Joint Proxy Statement/Prospectus to and obtain proxies from such beneficial owners, and will reimburse such holders for their reasonable expenses in so doing. In addition, Georgeson & Company, Inc. ("Georgeson") has been jointly retained by Rent-Way and Home Choice to assist in the solicitation of proxies. Georgeson will receive reasonable and customary compensation for its services (estimated at $10,000), will be reimbursed for certain reasonable out-of-pocket expenses and will be indemnified against certain liabilities and expenses in connection therewith, including certain liabilities under the federal securities laws.

HOME CHOICE SPECIAL MEETING

  Date, Time and Place

     The enclosed proxy is solicited by and on behalf of the Home Choice Board of Directors (the "Home Choice Board") for use at the special meeting of stockholders of Home Choice scheduled for December 10, 1998 at 11:00 a.m. at the offices of Hodgson, Russ, Andrews, Woods & Goodyear LLP, 20th Floor, One M&T Plaza, Buffalo, New York 14203 (the "Home Choice Special Meeting").

  Purpose of the Special Meeting

     The purpose of the Home Choice Special Meeting is to consider and vote on the approval and adoption of the Merger Agreement and to transact any other business that is properly brought before the Home Choice Special Meeting.

  Record Date; Votes Required

     The Home Choice Board has fixed the close of business on October 29, 1998 (the "Home Choice Record Date"), as the record date for purposes of determining the Home Choice stockholders entitled to receive notice of and to vote at the Home Choice Special Meeting. Only those Home Choice stockholders as of the Home Choice Record Date are entitled to notice of and to vote at the Home Choice Special Meeting. As of the close of business on the Home Choice Record Date, there were 17,025,938 shares of Home Choice common stock issued and outstanding and entitled to vote at the Home Choice Special Meeting. Home Choice stockholders as of the Home Choice Record Date are entitled to cast one vote on the approval and adoption of the Merger Agreement and any other matter incident to the conduct of the Home Choice Special Meeting.

     The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Home Choice common stock entitled to vote at the Home Choice Special Meeting is necessary to constitute a quorum for the transaction of business at the Home Choice Special Meeting. The affirmative vote of the holders of a majority of the outstanding shares of Home Choice common stock entitled to vote at the Home Choice Special Meeting is required to approve and adopt the Merger Agreement.

     At the Home Choice Special Meeting, abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but will not be counted in the number of votes cast on any matter. If a broker does not receive voting instructions from the beneficial owner of shares on a particular matter and indicates on the proxy that it does not have discretionary authority to vote on that matter (a "broker non-vote"), those shares will not be considered as present and entitled to vote with respect to that matter. Abstentions and broker non-votes will not be counted as votes cast either for or against the merger and thus will have the same effect as votes cast against the proposal to approve and adopt the Merger Agreement.

  Share Ownership of Management; Voting Agreement

     As of the Home Choice Record Date, the directors and executive officers of Home Choice, together with their affiliates, as a group beneficially owned approximately 28.1% of the outstanding shares of Home Choice common stock entitled to vote at the Home Choice Special Meeting. GDJ, Jr. Investments Limited Partnership (which is controlled by George D. Johnson, Jr., Chairman of Home Choice) and Michael D. Walts have entered into voting agreements with Home Choice requiring them to vote all shares of Home Choice common stock beneficially owned by them for approval of the Merger Agreement. As of the Home Choice Record Date, these stockholders held of record and beneficially approximately 26.2% of the outstanding shares of Home Choice common stock entitled to vote at the Home Choice Special Meeting. See "The Voting Agreements."

  Solicitation and Revocation of Proxies

     Shares of Home Choice common stock represented by duly executed proxies in the enclosed form received prior to the Home Choice Special Meeting and not revoked will be voted at the meeting or at any adjournments or postponements thereof in accordance with the instructions specified on the proxy. If no instructions are specified, such proxies will be voted FOR approval and adoption of the Merger Agreement. A proxy may be revoked by the person executing it at any time prior to its use by giving written notice to the Secretary of Home Choice, by delivery of an executed proxy bearing a later date or by voting in person at the Home Choice Special Meeting. All written notices of revocation and other communications with respect to revocation of proxies should be addressed to Home Choice as follows: Home Choice Holdings, Inc., 714 E. Kimbrough, Mesquite, Texas 75149, Attention: Corporate Secretary. Attendance at the Home Choice Special Meeting will not have the effect of revoking a proxy unless the Home Choice stockholder in attendance notifies the secretary of the meeting in writing prior to voting of the proxy.

     The Home Choice Board is not aware of any other matters which may be presented for consideration and a vote at the Home Choice Special Meeting. If other matters incident to the conduct thereof do properly come before the Home Choice Special Meeting, it is intended that shares of Home Choice common stock represented by duly executed proxies in the enclosed form will be voted by the persons named in the proxy in accordance with their best judgment.

     Home Choice will pay all of the expenses of soliciting proxies for the Home Choice Special Meeting, including the cost of mailing this Joint Proxy Statement/Prospectus and the enclosed form of proxy. In addition to the solicitation of proxies by mail, certain officers and regular employees of Home Choice, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies. Home Choice will also request persons, firms and corporations holding shares in their names, or in the names of their nominees, which shares are beneficially owned by others, to send this Joint Proxy Statement/Prospectus to and obtain proxies from such beneficial owners, and will reimburse such holders for their reasonable expenses in so doing. In addition, Georgeson has been jointly retained by Rent-Way and Home Choice to assist in the solicitation of proxies. Georgeson will receive reasonable and customary compensation for its services (estimated at $10,000), will be reimbursed for certain reasonable out-of-pocket expenses and will be indemnified against certain liabilities and expenses in connection therewith, including certain liabilities under the federal securities laws.

                                   THE MERGER

INTRODUCTION

     This Joint Proxy Statement/Prospectus is being furnished to Rent-Way shareholders in connection with the solicitation of proxies by the Rent-Way Board for use at the Rent-Way Special Meeting, and at any adjournment or postponement thereof. At the Rent-Way Special Meeting, the Rent-Way shareholders will be asked to consider and vote upon a proposal to approve and adopt the Merger Agreement and the transactions contemplated thereby, including the Stock Issuance and the Articles Amendment.

     This Joint Proxy Statement/Prospectus is also being furnished to the Home Choice stockholders in connection with the solicitation of proxies by the Home Choice Board for use at the Home Choice Special Meeting, and at any adjournment or postponement thereof. At the Home Choice Special Meeting, the Home Choice stockholders will be asked to consider and vote upon a proposal to approve and adopt the Merger Agreement.

     The Merger Agreement provides for the merger of Home Choice with and into Rent-Way, with Rent-Way as the surviving corporation (the "Merger"). Pursuant to the Merger Agreement, at the Effective Time of the Merger (as defined below), each issued and outstanding share of common stock, par value $.01 per share, of Home Choice (the "Home Choice Common Stock") will be cancelled and converted into the right to receive 0.588 shares (the "Exchange Ratio") of common stock, without par value, of Rent-Way (the "Rent-Way Common Stock"). No fractional shares will be issued. Instead, Home Choice stockholders will receive cash in payment for any fractional shares based on the market value of Rent-Way common stock at the Effective Time. Each issued and outstanding share of Rent-Way Common Stock will remain outstanding and unchanged as one share of Rent-Way Common Stock.

BACKGROUND OF THE MERGER

     On June 24, 1998, William E. Morgenstern, President and Chief Executive Officer of Rent-Way, and George D. Johnson, Jr., Chairman of the Board of Home Choice, discussed Rent-Way's unsuccessful bid to acquire the rental-purchase stores of Thorn Americas, Inc. d/b/a Rent-A-Center. In this conversation, the possibility of a business combination between Rent-Way and Home Choice arose; however, no specific terms or structure of a combination were discussed. It was agreed that Mr. Morgenstern would contact Mr. Johnson in July.

     On July 16, Mr. Johnson contacted Mr. Morgenstern to set up a meeting to discuss a potential business combination between Rent-Way and Home Choice. Mr. Morgenstern and Mr. Johnson agreed to meet the following day in Charlotte, North Carolina.

     On July 17, Mr. Morgenstern, Mr. Johnson and John T. Egeland, Chief Financial Officer of Home Choice, met in Charlotte, North Carolina. At this meeting, the parties discussed the potential benefits and disadvantages of a business combination. The parties also discussed the current operating trends, management business plans and forecasts for Rent-Way and Home Choice through the end of fiscal year 1999. The information that was discussed orally among the parties included monthly revenues for fiscal year 1998 to date and projected monthly revenues and earnings prepared by management of Rent-Way and Home Choice for the remaining portion of fiscal year 1998 and for fiscal year 1999. No specific terms of any business combination were discussed. The parties agreed that they would authorize their financial advisors to begin modeling a potential business combination of Rent-Way and Home Choice. Mr. Morgenstern advised Mr. Johnson and Mr. Egeland that the Rent-Way Board would authorize a business combination only on terms that would add to Rent-Way's earnings per share.

     During the week of July 20, Mr. Morgenstern and Jeffrey A. Conway, Rent-Way's Chief Financial Officer, had several telephone conversations with representatives of Rent-Way's financial advisor, NationsBanc
Montgomery Securities LLC ("NationsBanc Montgomery Securities"), regarding the modeling of the potential business combination. During the same week, Mr. Johnson and Mr. Egeland held telephonic meetings with Home Choice's financial advisors, Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ") and Stephens Inc. ("Stephens"), regarding the model for the potential business combination.

     On July 27, 1998, the Home Choice Board participated in a telephone conference call during which Mr. Johnson briefed the board members on his discussions with Mr. Morgenstern regarding a potential business combination. The Home Choice Board authorized Home Choice management to proceed with discussions regarding a business combination.

     On July 28, the Rent-Way Board met to discuss the proposed business combination with Home Choice. Members of the Rent-Way Board inquired of Mr. Morgenstern and Mr. Conway regarding the proposed terms of the transaction and potential synergies achievable through the combination. The Rent-Way Board authorized Rent-Way management to proceed with discussions regarding a business combination.

     On July 29, Mr. Morgenstern met with James G. Steckart, the new President and Chief Executive Officer of Home Choice, and Mr. Egeland in Dallas. Messrs. Steckart and Egeland presented to Mr. Morgenstern certain historical and forward-looking business information regarding Home Choice and the potential opportunities and risks of a combination of the two companies. The historical information regarding Home Choice that was presented included monthly financial statements for the first six months of fiscal year 1998, a list of one-time charges incurred in the same period, information regarding average new store performance by month and a comparative product cost breakdown, together with additional information regarding Home Choice's organizational structure and accounting policies and practices. The forward-looking information regarding Home Choice that was presented consisted of earnings forecasts prepared by Home Choice's management for the third and fourth quarters of fiscal year 1998 and for the full year of fiscal year 1999.

     On August 6, management of and financial advisors to Rent-Way and Home Choice met to discuss the proposed combination in New York City. The parties discussed the models prepared by the financial advisors for the proposed combination and discussed an appropriate ratio at which shares of Home Choice common stock would be exchanged for shares of Rent-Way common stock. After discussing possible exchange ratios, both sides agreed to review the matter with their Boards of Directors and advisors.

     On August 10, the Rent-Way Board met and after a general discussion of the proposed transaction authorized management to proceed with negotiation of a business combination with Home Choice, subject to additional due diligence and negotiation of a definitive Merger Agreement.

     On August 11, 12 and 13, Rent-Way's financial advisor and Home Choice's financial advisors, acting solely as intermediaries for their respective clients, had several telephone conversations during which they communicated to the other their client's position regarding the terms and conditions of the proposed combination and a mutually acceptable exchange ratio.

     On August 12, representatives of Rent-Way and Home Choice participated in a conference call during which the parties again discussed possible exchange ratios for the Merger.

     On August 12, the Rent-Way Board met to discuss the status of negotiations and the Home Choice information that had been provided. At this meeting, based on the information provided by Home Choice and presentations by Rent-Way management, the Rent-Way Board authorized management to proceed with negotiation of a proposed combination at an exchange ratio of between 0.55 and 0.60, subject to the performance of additional due diligence and negotiation of a definitive Merger Agreement.

     On August 14, Mr. Morgenstern contacted Mr. Johnson to advise him of Rent-Way's desire to reach agreement on a combination and suggested a meeting to be attended by only Mr. Morgenstern and Mr. Johnson.

     On August 17, Mr. Morgenstern and Mr. Johnson met in Orlando, Florida. After discussion regarding the financial information of Home Choice and Rent-Way, Mr. Johnson agreed to request approval of a combination from the Home Choice Board at an 0.588 exchange ratio.

     On August 19, legal counsel to Rent-Way met with representatives of Rent-Way management at Rent-Way's offices in Erie, Pennsylvania to discuss a preliminary timetable and due diligence plan for the proposed transaction.

     On August 21, representatives of Rent-Way's management, its financial advisor and its legal counsel met with representatives of Home Choice's management, its financial advisors and its legal counsel to discuss a preliminary timetable in connection with the transaction, the conduct of due diligence and the terms and conditions of a definitive Merger Agreement.

     On August 28, the Home Choice Board held a telephonic board meeting. At this meeting, Mr. Johnson gave the board members a description of his discussions with Mr. Morgenstern regarding a potential business combination between Rent-Way and Home Choice. The Home Choice Board then discussed the advantages and disadvantages of a merger with Rent-Way, reviewed financial information about Home Choice and Rent-Way, discussed the preliminary results of business, legal and accounting due diligence conducted on Rent-Way by Home Choice management and its advisors, discussed the proposed terms of a merger with Rent-Way, reviewed the process being followed by Home Choice's financial advisors to express an opinion as to the fairness to the Home Choice stockholders, from a financial point of view, of the Exchange Ratio of 0.588 and discussed the accounting and tax treatment of a merger with Rent-Way. The Home Choice Board authorized Mr. Johnson and management to continue their negotiations with Rent-Way and requested that management present to the board following those negotiations a definitive proposal for a merger between Rent-Way and Home Choice.

     On September 1, the Rent-Way Board met to review the results of business, financial, accounting and legal due diligence on Home Choice and the proposed terms and conditions of the transaction, including the terms and conditions of the Merger Agreement, the Stock Option Agreements (as defined below), the Voting Agreements (as defined below) and the non-competition agreement to be entered into by Mr. Johnson in connection with the Merger. The Rent-Way Board also received the opinion of NationsBanc Montgomery Securities as to the fairness to Rent-Way, from a financial point of view, of the exchange ratio of 0.588. Through materials presented by its financial advisor, the Rent-Way Board also received projected income statements of Rent-Way, Home Choice and the combined company for the 1998 and 1999 fiscal years. The projected income statements of Rent-Way and the combined company were prepared by Rent-Way's management. The projected income statements of Home Choice were prepared by Home Choice's management. Certain additional information regarding these projections is set forth in "Opinion of Financial Advisor to Rent-Way." The Rent-Way Board then approved and authorized the execution of the Merger Agreement, including the Stock Issuance and the Articles of Amendment, the Stock Option Agreements, the Voting Agreements and the non-competition agreement.

     On September 1, the Home Choice Board met in Atlanta, Georgia to review the results of the business, legal and accounting due diligence on Rent-Way and to discuss and consider the terms and conditions of a merger of Home Choice with Rent-Way, including the terms and conditions of the Merger Agreement, the Stock Option Agreements, the Voting Agreements and the non-competition agreement to be entered into by Mr. Johnson in connection with the Merger. The Home Choice Board also received the oral opinions of the financial advisors of Home Choice, DLJ and Stephens, to the effect that as of such date the exchange ratio of 0.588 was fair from a financial point of view to the Home Choice stockholders. These opinions were confirmed in written opinions dated as of the same date. Through materials presented by its financial advisors, the Home Choice Board also received projected income statements of Home Choice, Rent-Way and the combined company for the 1998 through 2002 fiscal years, including information regarding potential revenue loss from closing and combining stores, potential improvement in store operating margins and potential savings in corporate overhead. The projected income statements of Home Choice were prepared by Home Choice's management. The projected income statements of Rent-Way and the combined company were prepared by Rent-Way's management. Certain additional information regarding these projections is set forth in "Opinion of Financial Advisors to Home Choice." The Home Choice Board then approved and authorized the execution of the Merger Agreement, the Stock Option Agreements, the Voting Agreements and noncompetition agreement and recommended the merger of Home Choice with Rent-Way to the Home Choice stockholders.

     On September 1, the Merger Agreement was executed and delivered on behalf of Rent-Way and Home Choice.

REASONS FOR THE MERGER; RECOMMENDATIONS OF THE BOARDS OF DIRECTORS

  Rent-Way

     The Rent-Way Board, based upon the material factors discussed below, believes that the Merger is fair to and in the best interests of Rent-Way and its shareholders. Accordingly, the Rent-Way Board has unanimously approved the Merger Agreement and recommends that the Rent-Way shareholders approve and adopt the Merger Agreement and the transactions contemplated thereby, including the Stock Issuance and the Articles Amendment.

     The Rent-Way Board believes that the Merger is a unique opportunity to enhance shareholder value by merging with the largest remaining acquisition candidate in the rental-purchase industry. The Merger will more than double the number of Rent-Way stores and will expand Rent-Way's geographic presence into 10 new states. Rent-Way currently operates in 25 states and, after the Merger, will operate in 35 states. There is little significant geographic market overlap between Rent-Way's stores and Home Choice's stores. Furthermore, the increased size and financial resources of the combined company will improve its ability to attract qualified managers.

     The Rent-Way Board believes that the Merger will allow it to realize certain cost savings available through, among other things, lower purchasing costs through volume discounts, and eliminating duplicate corporate overhead. The Rent-Way Board also believes that the Merger will allow the combined company to reduce corporate overhead as a percentage of revenues by spreading the overhead over a larger number of stores. Except as discussed in "Background of the Merger" and "Opinion of Financial Advisors to Home Choice," the Rent-Way Board did not quantify these cost savings or the expected reduction in corporate overhead as a percentage of revenues.

     The Rent-Way Board believes that there exists an opportunity to raise Home Choice store operating margins. Home Choice's store operating margins are significantly lower than Rent-Way's and increasing those margins to Rent-Way's levels would significantly improve the combined company's profitability. Except as discussed in "Background of the Merger" and "Opinion of Financial Advisors to Home Choice," the Rent-Way Board did not quantify these potential margin increases.

     In addition to the factors discussed above, the Rent-Way Board considered the following factors in approving the Merger Agreement and in recommending that the Rent-Way shareholders approve and adopt the Merger Agreement and the transactions contemplated thereby, including the Stock Issuance and the Articles
Amendment:

           (i) the judgment, advice and analysis of its management on the potential strategic, financial and operational benefits of the Merger, which benefits were not quantified by the Rent-Way Board (including the potential strategic benefits of combining Rent-Way's stores with Home Choice's stores (which have no significant geographic overlap), the potential financial benefits of larger size, such as increased access to debt and equity capital on more favorable terms and creation of a larger and more liquid market for Rent-Way's common stock, and the potential operational benefits, such as lowering purchasing costs through volume discounts, eliminating duplicate corporate overhead and reducing corporate overhead as a percentage of revenues by spreading the overhead over a larger number of stores), which was based in part on the business, financial, accounting and legal due diligence investigations performed with respect to Home Choice;

           (ii) current industry, economic and market conditions, which suggest that the rental-purchase industry will continue to consolidate and that larger operators will be better able to compete for customers (by offering better prices, selections and service), for additional acquisition opportunities (by offering higher prices and utilizing stock as consideration when appropriate) and for management talent (by offering better compensation packages and better advancement opportunities);

          (iii) the expectation that Rent-Way's management will be able to successfully integrate Home Choice's operations;

          (iv) the receipt of an opinion from NationsBanc Montgomery Securities, Rent-Way's financial advisor, that the Exchange Ratio is fair from a financial point of view to Rent-Way;

           (v) information concerning the financial condition, results of operations and cash flows and businesses of Rent-Way and Home Choice, both on a historical and prospective basis which consisted specifically of projected income for Rent-Way, Home Choice and the combined company for the 1999 fiscal years and which supported the Rent-Way Board's conclusion that the Merger is fair to Rent-Way and its shareholders

     (certain additional information regarding the projected income information considered by the Rent-Way Board is set forth in "Opinion of the Financial Advisor of Rent-Way");

          (vi) the terms and conditions of the Merger Agreement, including the amount and form of consideration to be received by the Home Choice stockholders and the nature of the parties' representations, warranties, covenants and agreements;

          (vii) the expectation, based upon the advice of Rent-Way's independent auditors, that the Merger will qualify as a pooling of interests under generally accepted accounting principles;

          (viii) the expectation that the Merger will be treated as a tax-free reorganization under Section 368(a)(1)(A) of the Internal Revenue Code (the "Code");

          (ix) in order to measure the potential dilutive effects of the Merger on existing Rent-Way shareholders, the number of shares of Rent-Way Common Stock to be issued to the Home Choice stockholders in the Merger, and the percentage ownership of the combined company represented by such shares;

           (x) potential difficulties or delays in obtaining consents and regulatory approvals required to consummate the Merger;

          (xi) the need for certain other conditions to be satisfied in order to consummate the Merger, including the approval of the Merger Agreement by the Rent-Way shareholders and the Home Choice stockholders, and the possibility that such conditions may not be satisfied; and

          (xii) the potential difficulties and delays in integrating Home Choice's store operations into Rent-Way's organization.

     There can be no assurance that any expected benefits of the Merger, including those considered by the Rent-Way Board, will be realized. The Rent-Way Board did not quantify any such expected benefits.

     The Rent-Way Board relied on the opinion of its financial advisor, NationsBanc Montgomery Securities, to the effect that the Exchange Ratio was fair to Rent-Way despite two cases within the premiums paid analysis performed by NationsBanc Montgomery Securities that indicated a range of values suggesting that the consideration paid in the Merger is greater than the mean and median premiums paid with respect to comparable transactions. The Rent-Way Board believes that, on the whole, the analyses performed by NationsBanc Montgomery Securities supports the fairness conclusion of the opinion and the Rent-Way Board's reliance thereon. See "Opinion of Financial Advisor to Rent-Way."

     The foregoing discussion of the factors and information considered by the Rent-Way Board is not intended to be exhaustive. In view of the variety of factors considered in connection with the evaluation of the Merger, the Rent-Way Board did not find it practical to and did not quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. In addition, individual members of the Rent-Way Board may have given different weights to different factors.

     THE RENT-WAY BOARD HAS UNANIMOUSLY CONCLUDED THAT THE MERGER IS FAIR AND IN THE BEST INTERESTS OF RENT-WAY AND ITS SHAREHOLDERS, HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND RECOMMENDS THAT THE RENT-WAY SHAREHOLDERS VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE STOCK ISSUANCE AND THE ARTICLES AMENDMENT.

  Home Choice

     The Home Choice Board, based upon the material factors discussed below, believes that the Merger is fair to and in the best interests of Home Choice and the Home Choice stockholders. Accordingly, the Home Choice Board has unanimously approved the Merger Agreement and resolved to recommend that the Home Choice stockholders approve and adopt the Merger Agreement and the transactions contemplated thereby. Certain members of the Home Choice Board have interests in the Merger that are different from, or in addition to, the interests of the Home Choice stockholders, and that create potential conflicts of interest. See "Interests of Certain Persons in the Merger" on pages 45 and 46.

     The Home Choice Board believes the Merger will allow the combined company to capitalize on increased geographic diversity as there is no significant geographic overlap in the markets where Home Choice and Rent-Way are currently operating. Home Choice now operates in 26 states and after the Merger the combined company will operate in 35 states.

     In addition, the combined company will have experienced management, depth and expertise in the rental-purchase industry, including management experienced with successfully integrating acquisitions and solving difficulties associated with growth through acquisition. Further, the size of the combined company will enhance the combined company's ability to attract quality personnel both as corporate officers and at the store level.

     The Home Choice Board believes that the Merger will allow the combined company to reduce expenses as a percentage of revenue by spreading certain fixed expenses over a larger base of stores. The larger combined company will also enjoy greater buying power and the benefit of a greater dollar volume of purchases per year from selected vendors. The Home Choice Board did not quantify the expected reduction in expenses as a percentage of revenue or the benefits of greater buying power.

     The Home Choice Board believes the Merger will create a combined company with greater expertise and ability to acquire existing rental-purchase stores and to open new rental-purchase stores. This will help the combined company compete successfully in the rental-purchase industry.

     In addition to the factors discussed above, the Home Choice Board considered the following material factors described below in approving the Merger Agreement and in making its recommendation that the Home Choice stockholders approve and adopt the Merger Agreement:

           (i) the judgment, advice and analysis of its management with respect to the potential strategic, financial and operational benefits of the Merger, which benefits were not quantified by the Home Choice Board (including the potential strategic benefits of combining the Rent-Way and Home Choice stores (which have no significant geographic overlap), the potential financial benefits of spreading Home Choice's fixed expenses over a larger number of stores and the potential operational benefits arising from combining Home Choice's store base with Rent-Way's experienced management), based in part on the business, financial, accounting and legal due diligence investigations performed with respect to Rent-Way;

           (ii) current industry, economic and market conditions which suggest that the rental-purchase industry will continue to consolidate and that larger operators will be better able to compete for customers (by offering better prices, selections and service), for additional acquisition opportunities (by offering higher prices and utilizing stock as consideration when appropriate) and for management talent (by offering better compensation packages and better advancement opportunities);

          (iii) the belief that both Rent-Way and Home Choice have similar operating philosophies, which should ease the effects of the Merger from an operational standpoint and may enable the combined company to more easily derive the expected synergies from the Merger;

          (iv) the advice of, and financial analysis prepared by DLJ and Stephens, Home Choice's financial advisors;

           (v) information concerning the financial condition, results of operations and cash flows and businesses of Home Choice and Rent-Way, both on a historical and prospective basis which consisted specifically of projected income for Home Choice, Rent-Way and the combined company for the 1999 fiscal years and which supported the Home Choice Board's conclusion that the Merger is fair to Home Choice and its stockholders (certain additional information regarding the projected income information considered by the Home Choice Board is set forth in "Opinion of the Financial Advisors of Home Choice");

          (vi) the terms and conditions of the Merger Agreement, including the amount and form of consideration to be received by the Home Choice stockholders and the nature and of the parties' representations, warranties, covenants and agreements;

          (vii) the expectation, based upon the advice of Home Choice's independent auditors, that the Merger will qualify as a pooling of interests under generally accepted accounting principles;

          (viii) the expectation that the Merger will be treated as a tax-free reorganization under Section 368(a)(1)(A) of the Code;

          (ix) in order to consider whether the Home Choice stockholders would receive an appropriate ownership interest in the combined company given the value of Home Choice prior to the Merger, the number of shares of Rent-Way Common Stock to be issued to the Home Choice stockholders in the Merger, and the percentage ownership of the combined company represented by such shares;

           (x) potential difficulties or delays in obtaining consents and regulatory approvals required to consummate the Merger;

          (xi) the need for certain other conditions to be satisfied in order to consummate the Merger, including the approval of the Merger Agreement by the Rent-Way shareholders and the Home Choice stockholders, and the possibility that such conditions may not be satisfied;

          (xii) the execution by Rent-Way of its Stock Option Agreement and the execution of the Voting Agreements by certain Rent-Way shareholders;

          (xiii) the possibility that, under certain circumstances, Home Choice may be required to pay a significant fee to Rent-Way in order to terminate the Merger Agreement prior to consummation of the Merger;

          (xiv) in the event that Home Choice receives an unsolicited Acquisition Proposal (as hereinafter defined), the requirement under the Merger Agreement that the Home Choice Board negotiate with Rent-Way to make such adjustments in the terms and condition of the Merger Agreement as would enable Home Choice to proceed with the Merger on such adjusted terms; and

          (xv) unless the fiduciary duties of the Home Choice Board to its stockholders under Delaware law requires otherwise, the inability of Home Choice under the terms of the Merger Agreement to pursue an alternative, even if more favorable, transaction prior to consummation of the Merger.

     There can be no assurance that the expected benefits of the Merger, including those considered by the Home Choice Board, will be realized. The Home Choice Board did not quantify any such expected benefits.

     The Home Choice Board relied on the opinions of its financial advisors, DLJ and Stephens, to the effect that the Exchange Ratio was fair from a financial point of view to the Home Choice stockholders despite one case in the implied exchange ratio analysis performed by DLJ and Stephens that indicated a range of implied exchange ratios higher than the Exchange Ratio in the Merger and despite that the contribution analysis performed by DLJ and Stephens indicated that Home Choice's contribution to the combined pro forma entity's total revenues for the six months ended June 30, 1998 and the projected year ending September 30, 1999 would be higher than the percentage ownership of Home Choice stockholders in the combined entity following the Merger. The Home Choice Board believes that, on the whole, the analyses performed by DLJ and Stephens support the fairness conclusions of the opinions and the Home Choice Board's reliance thereon. See "Opinion of Financial Advisors to Home Choice."

     The foregoing discussion of the factors and information considered by the Home Choice Board is not intended to be exhaustive. In view of the variety of factors considered in connection with the evaluation of the Merger, the Home Choice Board did not find it practical to and did not quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. In addition, individual members of the Home Choice Board may have given different weight to different factors.

     THE HOME CHOICE BOARD HAS UNANIMOUSLY CONCLUDED THAT THE MERGER IS FAIR TO AND IN THE BEST INTERESTS OF HOME CHOICE AND ITS STOCKHOLDERS, HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND RECOMMENDS THAT THE HOME CHOICE STOCKHOLDERS VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY. CERTAIN MEMBERS OF THE HOME CHOICE BOARD

HAVE INTERESTS IN THE MERGER THAT ARE DIFFERENT FROM, OR IN ADDITION TO, THE INTERESTS OF THE HOME CHOICE STOCKHOLDERS, AND THAT CREATE POTENTIAL CONFLICTS OF INTEREST. SEE "INTERESTS OF CERTAIN PERSONS IN THE MERGER" ON PAGES 45 AND 46.

TERMS OF THE MERGER AGREEMENT

     The following is a brief summary of the material provisions of the Merger Agreement, which is attached as Annex A and is incorporated herein by reference. Such summary is qualified in its entirety by reference to the Merger Agreement.

  General

     The Merger Agreement provides that, following approval of the Merger Agreement by the Rent-Way shareholders and the Home Choice stockholders and the satisfaction or waiver of the other conditions to the Merger, Home Choice will merge with and into Rent-Way at the Effective Time. Rent-Way will be the surviving corporation in the Merger. As a result of the Merger, the separate corporate existence of Home Choice will cease.

  Effective Time of the Merger and Exchange of Shares

     If the Merger Agreement is approved by the requisite vote of the Rent-Way shareholders and approved and adopted by the requisite vote of the Home Choice stockholders, all required governmental and other consents and approvals specified in the Merger Agreement as conditions to consummation of the Merger are obtained, and the other conditions to the respective obligations of the parties to consummate the Merger are either satisfied or waived, the Merger will be consummated and will become effective on the date and at the time that Articles of Merger are duly filed with the Secretary of State of Pennsylvania and a Certificate of Merger is duly filed with the Secretary of State of Delaware (the "Effective Time"). Assuming satisfaction or waiver of all conditions to consummation of the Merger, the Merger is expected to become effective during the fourth quarter of calendar year 1998. The Merger cannot become effective until all of the conditions to the Merger are either satisfied or waived. Thus, there can be no assurance as to whether or when the Effective Time will occur. See "The Merger--Terms of the Merger Agreement-Conditions to the Merger."

  Conversion of Shares

     At the Effective Time, each issued and outstanding share of Home Choice Common Stock will be cancelled and converted into 0.588 shares of Rent-Way Common Stock. Each share of Home Choice Common Stock held in the treasury of Home Choice, if any, and each share of Home Choice Common Stock held by Rent-Way immediately prior to the Effective Time shall be cancelled and retired and shall cease to exist. Each issued and outstanding share of Rent-Way Common Stock will remain outstanding, unchanged, as one share of Rent-Way Common Stock.

     If any Home Choice stockholder becomes entitled to receive a number of shares of Rent-Way Common Stock that includes a fraction, then in lieu of a fractional share, such Home Choice stockholder will be entitled to receive a cash payment in an amount determined by multiplying the fractional share interest by the average closing price of one share of Rent-Way Common Stock on the NYSE for the last five trading days immediately preceding the day prior to the Effective Time.

     Based on the capitalization of Rent-Way and Home Choice on October 29, 1998, and the Exchange Ratio of 0.588 shares of Rent-Way Common Stock per share of Home Choice Common Stock, following the Merger, approximately 52% of the outstanding Rent-Way Common Stock will be owned by current Rent-Way shareholders and approximately 48% will be owned by current Home Choice stockholders. The value of the 0.588 shares of Rent-Way Common Stock to be received in exchange for each share of Home Choice Common Stock was approximately $13.60 based on the $23.13 closing price of a share of Rent-Way Common Stock on September 1, 1998, the trading day preceding the public announcement of the Merger Agreement and approximately $14.52 based upon the $24.69 closing price of a share of Rent-Way Common Stock on November 4, 1998, the most recent date for which it was practicable to obtain market price data prior to printing and mailing this Joint Proxy Statement/Prospectus.

  Treatment of Home Choice Options

     The Merger Agreement provides that, at the Effective Time, each Home Choice stock option (a "Home Choice Option") which is outstanding and unexercised shall be converted into an option to purchase Rent-Way Common Stock, and Rent-Way shall assume each Home Choice Option in accordance with the terms of the applicable Home Choice stock option plan. From and after the Effective Time, (i) the number of shares of Rent-Way Common Stock subject to such Home Choice Option shall be equal to the product of the number of shares of Home Choice Common Stock subject to the Home Choice Option and the Exchange Ratio, provided that any fractional share of Rent-Way Common Stock resulting from such multiplication shall be rounded down to the nearest share, and Rent-Way shall pay an amount in cash to the holder of such Home Choice Option equal to the fair market value immediately prior to the Effective Time of such fractional share calculated based on the average closing prices on the NYSE for the last five trading days immediately preceding the day prior to the Effective Time, and (ii) the per share exercise price under each such Home Choice Option shall be equal to the aggregate exercise price of the original Home Choice Option divided by the total number of full shares of Rent-Way Common Stock subject to such converted Home Choice Option, provided that the exercise price shall be rounded up to the nearest cent.

  Management of Rent-Way Following the Merger

     The Merger Agreement provides that, at the Effective Time, the Rent-Way Board will consist of the directors of Rent-Way who are in office at the Effective Time. The current executive officers of Rent-Way will also continue as the executive officers of the combined company.

  Conditions to the Merger

     The respective obligations of Rent-Way and Home Choice to effect the Merger are subject to the following conditions: (a) any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act") shall have expired or terminated, and no action by the Antitrust Division of the Department of Justice ("Antitrust Division") or the United States Federal Trade Commission (the "FTC") shall be pending that challenges or seeks to enjoin the consummation of the Merger; (b) the Registration Statement filed with respect to the Rent-Way Common Stock issuable in the Merger shall have become effective and shall not be the subject of a stop order; (c) the Merger Agreement shall have been approved and adopted by the Home Choice stockholders and approved and adopted by the Rent-Way shareholders; and (d) no preliminary or permanent injunction or other order shall be in effect that prohibits the consummation of the Merger; (e) the receipt of all required material consents from governmental authorities or third parties; (f) the receipt by Rent-Way and Home Choice of a letter from PricewaterhouseCoopers LLP stating that the Merger will qualify as a pooling-of-interests transaction under generally accepted accounting principles; and (g) the receipt by Rent-Way and Home Choice of an opinion of Hodgson, Russ, Andrews, Woods & Goodyear LLP stating that the Merger will be treated as a tax-free reorganization under the Code.

     The conditions discussed in clauses (a), (b), (c) and (d) above, the satisfaction of which is required by law to effect the Merger in accordance with its terms, may not be waived by the parties. The other conditions discussed above, although not required to be satisfied by law to effect the Merger in accordance with its terms, will not be waived if such waiver would materially affect either party's shareholders or the disclosure contained herein (including the pro forma financial statement information) without prior approval of each party's respective shareholders following circulation of a revised joint proxy statement and prospectus. Rent-Way has undertaken to recirculate a proxy statement/prospectus and resolicit shareholder approval of the Merger if the condition regarding receipt of an opinion of counsel with respect to the tax-free nature of the Merger is waived and the change in tax consequences to the shareholders is material.

     In addition to the foregoing, the obligation of Home Choice to effect the Merger is subject to the following conditions: (a) Rent-Way shall have performed in all material respects its obligations under the Merger Agreement and the representations and warranties of Rent-Way contained in the Merger Agreement shall be true and correct in all material respects at and as of the Effective Time as if made at and as of such time (other than representations and warranties that address matters only as of a particular date, which shall be true and correct in all material respects as of such date), except as permitted by the Merger Agreement, and Home Choice shall have received a certificate of the President of Rent-Way to such effect; (b) Home Choice shall have received an opinion of Hodgson, Russ, Andrews, Woods & Goodyear LLP regarding execution and delivery of the Merger Agreement and related matters; (c) a listing application covering the shares of Rent-Way Common Stock to be issued in connection with the Merger shall have been approved by the NYSE; and (d) there shall not have occurred any change in the financial condition, business or operations of Rent-Way that would have or would be reasonably likely to have a material adverse effect on Rent-Way.

     In addition to the foregoing, the obligation of Rent-Way to effect the Merger is subject to the following conditions: (a) Home Choice shall have performed in all material respects its obligations under the Merger Agreement and the representations and warranties of Home Choice contained in the Merger Agreement shall be true and correct in all material respects at and as of the Effective Time as if made at and as of such time (other than representations and warranties that address matters only as of a particular date, which shall be true and correct in all material respects as of such date), except as permitted by the Merger Agreement, and Rent-Way shall have received a certificate of the President and Chief Executive Officer of Home Choice to such effect; (b) Rent-Way shall have received an opinion of King & Spalding regarding execution and delivery of the Merger Agreement and related matters; (c) there shall not have occurred any change in the financial condition, business or operations of Home Choice or its subsidiaries, taken as a whole, that would have or would be reasonably likely to have a material adverse effect on Home Choice and its subsidiaries, taken as a whole; and (d) Rent-Way and George D. Johnson, Jr. shall have entered into a noncompetition agreement, the form of which is attached to the Merger Agreement.

     Any of the conditions to Rent-Way's or Home Choice's respective obligations to consummate the Merger discussed above may be waived by the other party. Any determination to waive a condition would depend upon the facts and circumstances existing at the time of such waiver and would be made by the waiving party's Board, exercising its fiduciary duties to such party and its shareholders. Any waiver that would materially affect the shareholders of Rent-Way or Home Choice or the information contained herein (including the pro forma financial statement information) will not be waived without prior approval of the affected shareholders following circulation of a revised joint proxy statement and prospectus. See " -- Amendment and Waiver."

  Indemnification Obligations

     Rent-Way has agreed in the Merger Agreement to indemnify each person who was a director or officer of Rent-Way or Home Choice as of or before the date of the Merger Agreement against liabilities arising at or prior to the Effective Time and to maintain in effect for a period of six years from the Effective Time directors' and officers' liability insurance covering Home Choice's directors and officers. Rent-Way has also agreed in the Merger Agreement to keep in effect the provisions in its Articles of Incorporation and By-laws providing for exculpation of directors and officers and former directors and officers and for Rent-Way's indemnification of directors and officers to the fullest extent allowed by law. Rent-Way has agreed not to amend these provisions except as required by law or to make changes permitted by law that would enlarge the directors' and officers' rights of indemnification.

  No Solicitation of Acquisition Proposals by Home Choice

     The Merger Agreement provides that Home Choice will not permit its officers, directors, employees or representatives to, directly or indirectly, solicit, initiate or encourage the submission of any Acquisition Proposal (as defined below), or participate in discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal. Neither Home Choice's Board nor its authorized representatives shall be prohibited from furnishing information to, or entering into discussions or negotiations with, any person or entity that makes an unsolicited Acquisition Proposal if (a) Home Choice's Board, based on the written advice of outside counsel, determines that such action is required in order for Home Choice's Board of Directors to comply with its fiduciary duties to its stockholders, (b) such person or entity executes a confidentiality agreement in reasonably customary form, and (c) the Acquisition Proposal contains an offer of consideration that is superior to the consideration represented by the Exchange Ratio. Home Choice has agreed to provide prompt notice of any Acquisition Proposal or inquiry to Rent-Way, including material terms and conditions and the identity of the person making such Acquisition Proposal or inquiry, keep Rent-Way reasonably informed regarding such Acquisition Proposal or inquiry, and negotiate with Rent-Way to make adjustments to the terms and conditions of the Merger Agreement as would allow the Merger to proceed. An "Acquisition Proposal" means any bona fide proposal with respect to a merger, consolidation, share exchange or similar transaction involving Home Choice and its subsidiaries, or any purchase of all or any significant portion of the assets of Home Choice and its subsidiaries other than the transactions contemplated by the Merger Agreement.

     The Merger Agreement provides that if Home Choice receives an unsolicited Acquisition Proposal and the Home Choice Board determines in good faith, based on the advice of counsel, that it is necessary to do so in order to comply with its fiduciary duties, the Home Choice Board may (a) withdraw or modify its approval or recommendation of the Merger Agreement and the merger; (b) approve or recommend such Acquisition Proposal; (c) cause Home Choice to enter into an agreement with respect to such Acquisition Proposal; or (d) terminate the Merger Agreement. Prior to taking such action Home Choice must, and must cause its respective financial and legal advisors to, negotiate with Rent-Way to make such adjustments in the terms and conditions of the Merger Agreement as would enable Home Choice to proceed with the transactions contemplated therein on such adjusted terms. For example, if the Home Choice Board receives an unsolicited Acquisition Proposal that offers a higher exchange ratio than the Exchange Ratio described in the Merger Agreement, Home Choice must disclose the material terms and conditions of the Acquisition Proposal and the identity of the person making the Acquisition Proposal to Rent-Way. In addition, Home Choice must continue to negotiate with Rent-Way. If Rent-Way agrees to the same exchange ratio, Home Choice and Rent-Way must amend the Merger Agreement and Home Choice may not accept the unsolicited Acquisition Proposal.

  Amendment and Waiver

     The Merger Agreement may be amended by Home Choice and Rent-Way at any time before the Effective Time, but after approval by the Rent-Way shareholders or the Home Choice stockholders, whichever shall occur first, no such amendment may alter or change the amount or kind of consideration to be received by the Home Choice stockholders upon consummation of the Merger, alter or change any term of Rent-Way's Articles of Incorporation or Home Choice's Certificate of Incorporation, or alter or change any of the terms and conditions of the Merger Agreement if such alteration or change would adversely affect the holders of any class or series of securities of Rent-Way or Home Choice. Rent-Way and Home Choice may extend the time for the performance of any of the obligations or other acts of the other parties to the Merger Agreement, waive any inaccuracies in the representations and warranties contained therein or in any document delivered pursuant thereto, and waive compliance with any of the agreements or conditions contained in the Merger Agreement. See " -- Conditions to the Merger."

  Termination of the Merger Agreement

     The Merger Agreement may be terminated at any time prior to the Effective
Time: (a) by mutual written consent of Rent-Way and Home Choice; or (b) by the Rent-Way Board or the Home Choice Board, if (i) the Effective Time shall not have occurred on or before February 28, 1999 (or April 30, 1999 if all conditions but the receipt of the required statutory approvals and consents have been or are capable of being fulfilled by April 30, 1999), except that neither party may terminate the Merger Agreement if it caused such delay; or (ii) any court of competent jurisdiction or any political, governmental or administrative body shall have issued any order, decree or ruling or taken any other action prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable.

     In addition to the foregoing, Home Choice may terminate the Merger Agreement if: (a) there has been any material adverse change in the business, financial condition, results of operations, properties, assets or liabilities of Rent-Way, or if Rent-Way shall have breached certain covenants set forth in the Merger Agreement, in any case which is not cured after 30 days notice thereof;
(b) the Merger Agreement, the Merger, the Articles Amendment and the Stock Issuance shall not have been approved and adopted by the Rent-Way shareholders; or (c) Home Choice receives an unsolicited Acquisition Proposal and the Home Choice Board determines in good faith, based on the advice of counsel and in accordance with the procedures discussed in " -- No Solicitation of Acquisition Proposals by Home Choice" above, that it is necessary to terminate the Merger Agreement in order to comply with its fiduciary duties to stockholders.

     In addition to the foregoing, Rent-Way may terminate the Merger Agreement if: (a) there has been any material adverse change in the business, financial condition, results of operations, properties, assets or liabilities of Home Choice and its subsidiaries taken as a whole, or if Home Choice shall have breached certain covenants set forth in the Merger Agreement, in any case which is not cured after 30 days notice thereof; (b) the Merger Agreement and the Merger shall not have been approved and adopted by the Home Choice stockholders; or (c) the Home Choice Board shall have (i) withdrawn or modified in a manner adverse to Rent-Way its recommendation of the Merger Agreement and the Merger,
(ii) approved or recommended an Acquisition Proposal or (iii) caused Home Choice to enter into an agreement with respect to an Acquisition Proposal.

     In the event of the termination and abandonment of the Merger Agreement by either Rent-Way or Home Choice as provided above, the Merger Agreement shall become void and have no effect and there shall be no liability or obligation on the part of either Rent-Way or Home Choice or their respective officers, directors or stockholders thereunder except (a) to comply with the terms and provisions of the confidentiality letter between Rent-Way and Home Choice, dated August 24, 1998 (the "Confidentiality Letter"), which requires each party, among other things, to hold in strict confidence all documents furnished to the other in accordance with its terms and to comply with certain standstill provisions described below under " -- Confidentiality Letter and Standstill Provisions";
(b) to pay certain fees and expenses pursuant to certain specified provisions of the Merger Agreement described below under " -- Termination Fees" and " -- Fees and Expenses"; and (c) to the extent that such termination results from the willful breach by either party of any material representation, warranty or covenant under the Merger Agreement.

  Termination Fees

     The Merger Agreement provides that if the Home Choice Board takes any action described in clause (c) or (d) of the second paragraph under " -- No Solicitation of Acquisition Proposals by Home Choice" above or if Rent-Way exercises its right to terminate the Merger Agreement based on the Home Choice Board having taken any action described in clause (a) or (b) of the second paragraph under " -- No Solicitation of Acquisition Proposals by Home Choice" above, then Home Choice shall pay to Rent-Way upon demand the sum of $10,000,000 plus all fees and expenses incurred by Rent-Way in connection with the transactions contemplated by the Merger Agreement (such as legal, accounting, investment banking, printing and filing fees and expenses). These termination fees are estimated at approximately $13,000,000, which represents approximately 19% of an aggregate assumed merger consideration of $247,177,787 (based on delivery of 10,011,251 Rent-Way shares (at the closing price of $24.69 per share on November 4, 1998) and the assumption of approximately $63 million in Home Choice indebtedness).

  Fees and Expenses

     Except as set forth above, all costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby shall be paid by the party incurring such expense, except that (a) the fee in connection with any HSR Act filing and the expenses incurred in connection with printing and mailing of this Joint Proxy Statement/Prospectus shall be shared equally by Rent-Way and Home Choice, and (b) all transfer taxes shall be paid by Home Choice.

  Exchange of Home Choice Stock Certificates

     Promptly after the Effective Time, an exchange agent selected by Rent-Way and reasonably satisfactory to Home Choice (the "Exchange Agent") will mail (or deliver at its principal office) to each Home Choice stockholder a letter of transmittal and instructions for use in effecting the surrender of the certificates held by such Home Choice stockholder that represent shares of Home Choice Common Stock for certificates representing shares of Rent-Way Common Stock. Upon surrender of a certificate representing shares of Home Choice Common Stock to the Exchange Agent for cancellation, together with a duly executed letter of transmittal and such other documents, if any, as the Exchange Agent may require, the holder of such certificate or certificates will be entitled to receive a certificate representing that number of whole shares of Rent-Way Common Stock and any cash in lieu of a fractional share of Rent-Way Common Stock which such holder has the right to receive pursuant to the provisions of the Merger Agreement. Until surrendered, each certificate representing shares of Home Choice Common Stock will be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certificate representing shares of Rent-Way Common Stock and cash in lieu of any fractional share of Rent-Way Common Stock.

     No dividends or other distributions declared or made after the Effective Time with respect to shares of Rent-Way Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered certificate representing shares of Home Choice Common Stock until such certificate is surrendered. After such surrender, subject to applicable law, there will be paid to such holder, without interest, any dividends which shall have become payable with respect to the Rent-Way Common Stock between the Effective Time and the time of such surrender.

     HOME CHOICE STOCKHOLDERS SHOULD NOT SEND IN THEIR CERTIFICATES REPRESENTING SHARES OF HOME CHOICE COMMON STOCK UNTIL THEY RECEIVE A TRANSMITTAL LETTER.

  Access

     Rent-Way and Home Choice have agreed to afford full access until the Effective Time to the other's financial advisors, legal counsel, accountants, consultants and other authorized agents and representatives to all of its books, records, properties and personnel and will furnish promptly to the other (a) a copy of each report, schedule and other document filed or received pursuant to the requirements of federal or state securities laws, and (b) all other information as reasonably requested by the other party provided that no investigation may affect any representations or warranties made by each party or the conditions to the obligation of each party to consummate the Merger.

CONFIDENTIALITY LETTER AND STANDSTILL PROVISIONS

     Pursuant to the Confidentiality Letter, Rent-Way and Home Choice have each agreed (other than as contemplated in the Merger Agreement or the Stock Option Agreements (as defined herein)), that they will not, until six months from the date of the Confidentiality Letter, (a) acquire or seek to acquire any of the other party's assets or businesses or any securities issued by the other party, or any rights or options to acquire such ownership; (b) seek or propose to influence or control the management or policies of the other party; or (c) enter into or propose any discussions, negotiations, arrangements or understandings with any third party with respect to any of the foregoing.

OPINION OF FINANCIAL ADVISOR TO RENT-WAY

     Pursuant to an engagement letter dated August 21, 1998, (the "Engagement Letter") Rent-Way's Board retained NationsBanc Montgomery Securities to act as its financial advisor in connection with the possible acquisition of Home Choice. NationsBanc Montgomery Securities is a nationally recognized investment banking firm and, as part of its activities, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. Rent-Way's Board selected NationsBanc Montgomery Securities as its financial advisor on the basis of such experience and expertise in transactions similar to the Merger and its reputation in the industry and investment community and its historical investment banking relationship with Rent-Way.

     On September 1, 1998, NationsBanc Montgomery Securities delivered to the Rent-Way Board its opinion, that the consideration to be paid by Rent-Way pursuant to the Merger was fair to Rent-Way from a financial point of view, as of that date. No limitations were imposed by the Rent-Way Board on NationsBanc Montgomery Securities with respect to the investigations made or procedures followed in rendering its opinion.

     THE FULL TEXT OF THE FAIRNESS OPINION RENDERED BY NATIONSBANC MONTGOMERY SECURITIES TO THE RENT-WAY BOARD IS ATTACHED HERETO AS ANNEX B AND IS INCORPORATED HEREIN BY REFERENCE AND SHOULD BE READ CAREFULLY AND IN ITS ENTIRETY IN CONNECTION WITH THIS JOINT PROXY STATEMENT/PROSPECTUS. THE FOLLOWING SUMMARY OF THIS FAIRNESS OPINION IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE OPINION. NATIONSBANC MONTGOMERY SECURITIES'S OPINION IS DIRECTED TO THE RENT-WAY BOARD AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY RENT-WAY SHAREHOLDER AS TO HOW VOTE WITH RESPECT TO THE MERGER. THIS OPINION ADDRESSES ONLY THE FINANCIAL FAIRNESS OF THE CONSIDERATION TO BE PAID BY RENT-WAY PURSUANT TO THE MERGER AND DOES NOT ADDRESS THE RELATIVE MERITS OF THE MERGER OR ANY ALTERNATIVES TO THE MERGER, THE UNDERLYING DECISION OF THE RENT-WAY BOARD TO PROCEED WITH OR EFFECT THE MERGER OR ANY OTHER ASPECT OF THE MERGER. IN FURNISHING ITS OPINION, NATIONSBANC MONTGOMERY SECURITIES DID NOT ADMIT THAT IT IS AN EXPERT WITHIN THE MEANING OF THE TERM "EXPERT" AS DEFINED IN THE SECURITIES ACT, NOR DID IT ADMIT THAT ITS OPINION CONSTITUTES A REPORT OR VALUATION AS DEFINED IN THE SECURITIES ACT, AND STATEMENTS TO SUCH EFFECT ARE INCLUDED IN THIS FAIRNESS OPINION.

     In connection with its opinion, NationsBanc Montgomery Securities among other things: (i) reviewed publicly available financial and other data with respect to Home Choice and Rent-Way, including the consolidated financial statements for recent years and interim periods to June 30, 1998 and certain other relevant financial and operating data relating to Home Choice and Rent-Way made available to NationsBanc Montgomery Securities from published sources and from the internal records of Home Choice and Rent-Way; (ii) reviewed the financial terms and conditions of the Merger Agreement; (iii) reviewed certain publicly available information concerning the trading of, and the trading market for, Home Choice Common Stock and Rent-Way Common Stock; (iv) compared Home Choice from a financial point of view with certain other companies in the rent-to-own industry which it deemed to be relevant; (v) considered the financial terms, to the extent publicly available, of selected recent business combinations of companies in the rent-to-own industry which it deemed to be comparable, in whole or in part, to the Merger; (vi) reviewed and discussed with representatives of the management of Home Choice and Rent-Way certain information of a business and financial nature regarding Home Choice and Rent-Way, furnished to NationsBanc Montgomery Securities by each of Rent-Way and Home Choice, including financial forecasts and related assumptions of Home Choice and Rent-Way; (vii) made inquiries regarding and discussed the Merger and the Merger Agreement and other matters related thereto with Rent-Way's counsel; and (viii) performed such other analyses and examinations as it deemed appropriate.

     In connection with its review, NationsBanc Montgomery Securities did not assume any obligation to independently verify the foregoing information and relied on its being accurate and complete in all material respects. With respect to the financial forecasts for Home Choice and Rent-Way provided to NationsBanc Montgomery Securities by management of Rent-Way and of Home Choice, upon their advice and with Rent-Way's consent, NationsBanc Montgomery Securities has assumed for purposes of its opinion that the forecasts (including the assumptions of Rent-Way's management regarding cost savings and increased operating margins) were reasonably prepared on bases reflecting the best available estimates and judgments of their respective managements at the time of preparation as to the future financial performance of Home Choice and Rent-Way and that they provided a reasonable basis upon which NationsBanc Montgomery Securities could form its opinion. The forecasts provided to NationsBanc Montgomery Securities were prepared by management of Rent-Way with respect to forecasts of Rent-Way and by management of Home Choice with respect to forecasts of Home Choice. There can be no assurance that such forecasts will indicate the actual financial results of Rent-Way, Home Choice or the combined company. Rent-Way determined that the forecasts relied upon by NationsBanc Montgomery Securities did not differ materially from the composite of research analysts' estimates for the fiscal years of Rent-Way and Home Choice ended September 30, 1998 and December 31, 1998, respectively or from the composite of research analysts' estimates for the 1999 fiscal year of Rent-Way. The material financial forecasts for Home Choice for the 1999 fiscal year based on a December 31 fiscal year end provided to NationsBanc Montgomery Securities were as follows: projected total revenue of $305.4 million; projected EBIT and EBITDA of $32.1 million and $45.4 million, respectively; and projected net income of $15.6 million. Rent-Way and Home Choice determined that these forecasts did differ materially from the composite of research analysts' estimates since projected forecasted net income is $15.6 million and analysts' estimates of such net income are $13.8 million. NationsBanc Montgomery Securities also assumed that there have been no material changes in Home Choice's or Rent-Way's assets, financial condition, results of operations, business or prospects since the respective dates of the last financial statements made available to them. NationsBanc Montgomery Securities relied on advice of counsel and independent accountants to Rent-Way as to all legal and financial reporting matters with respect to Rent-Way, the Merger and the Merger Agreement. NationsBanc Montgomery Securities assumed that the Merger will be consummated in a manner that complies in all respects with the applicable provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and all other applicable federal and state statutes, rules and regulations. In addition, NationsBanc Montgomery Securities did not assume responsibility for making an independent evaluation, appraisal or physical inspection of any of the assets or liabilities (contingent or otherwise) of Home Choice or Rent-Way, nor had it been furnished with any such appraisals. Rent-Way informed NationsBanc Montgomery Securities, and NationsBanc Montgomery Securities assumed, that the Merger will be recorded as a pooling of interests under generally accepted accounting principles. Finally, this fairness opinion was based on economic, monetary and market and other conditions as in effect on, and the information made available to NationsBanc Montgomery Securities as of the date of its opinion. Accordingly, although subsequent developments may affect the opinion, NationsBanc Montgomery Securities did not assume any obligation to update, revise or reaffirm its opinion.

     Comparable Company Analysis. Based on public and other available information including the financial forecasts and related assumptions of Rent-Way and Home Choice previously discussed, NationsBanc Montgomery Securities calculated the multiples of (a) aggregate value (defined as equity value plus debt less cash and cash equivalents) to last twelve months ("LTM") revenues; (b) aggregate value to the number of stores ("Store Average"); and (c) equity value to projected calendar year 1999 net income for four companies in the rent-to-own industry: Aaron Rents, Inc., Rainbow Rentals, Inc., Rent-Way and Renter's Choice, each of which has securities which are publicly traded and which NationsBanc Montgomery Securities believes have operations, market valuations and trading valuations similar to what might be expected of Home Choice. Such analysis indicated the following multiples: a range of 1.0x to 2.9x LTM revenues, with a mean of 1.6x and a median of 1.2x; a Store Average range of $1.1 million to $0.8 million, with a mean of $1.0 million and a median of $0.9 million; and a range of 12.7x to 22.2x calendar year projected 1999 net income, with a mean of 16.2x and a median of 14.9x. NationsBanc Montgomery Securities noted that the consideration to be paid by Rent-Way in connection with the Merger implied multiples of 1.5x LTM revenues, $0.8 million Store Average and 16.2x projected calendar year 1999 net income for Home Choice.

     Comparable Transactions Analysis. Based on public and other available information including the financial forecasts and related assumptions of Rent-Way and Home Choice previously discussed, NationsBanc Montgomery Securities calculated the multiples of aggregate value to LTM revenues, Store Average and monthly revenue implied in six of the largest, most comparable acquisitions of rent-to-own companies that have been consummated since February 1998: (i) August 1998 acquisition of Thorn America, Inc. by Renter's Choice; (ii) May 1998 acquisition of Central Rents, Inc. by Renter's Choice; (iii) May 1998 acquisition of Thorn PLC by Future Rentals; (iv) February 1998 acquisition of RTO, Inc. by Home Choice; (v) February 1998 acquisition of Champion Rentals, Inc. by Rent-Way; and (vi) January 1998 acquisition of Ace TV Rentals by Rent-Way. Such analysis yielded the following multiples for the six comparable transactions: a range of 0.8x to 1.6x LTM revenues, with a mean of 1.2x and a median of 1.2x; a Store Average range of $0.9 million to $0.5 million, with a mean of $0.7 million and a median of $0.7 million; and a range of 9.9x to 19.4x monthly revenue, with a mean of 14.1x and a median of 13.4x. NationsBanc Montgomery Securities noted that aggregate value of Home Choice implied by the Merger yielded multiples of 1.5x LTM revenues, $0.8 million Store Average and 16.3x monthly revenue.

     No other company or transaction used in the comparable company or comparable transactions analysis as a comparison is identical to Home Choice or the Merger. Accordingly, an analysis of the results of the foregoing is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading value of the companies to which Home Choice and the Merger are being compared.

     Discounted Cash Flow Analysis. NationsBanc Montgomery Securities applied a discounted cash flow analysis to the financial cash flow forecasts for Home Choice for fiscal years 1999 through 2003, as estimated by the managements of Rent-Way and Home Choice. These cash flow forecasts for Home Choice, which assume elimination of duplicate corporate overhead, are $12.5 million, $18.0 million, $18.6 million, $19.2 million and $19.8 million, respectively, for the 1999 through 2003 fiscal years of Home Choice, based on a September 30 fiscal year end. In conducting this analysis, NationsBanc Montgomery Securities first calculated the present values of the forecasted cash flows. Second, NationsBanc Montgomery Securities estimated the present value of the aggregate value of Home Choice at the end of 2003 by applying multiples to Home Choice's estimated 2003 EBITDA, which multiples ranged from 9.5x to 10.5x. Such cash flows and aggregate values were discounted to present values using discount rates ranging from 12% to 14%. This analysis indicated a range of imputed equity values of Home Choice from $286.4 million to $350.7 million. NationsBanc Montgomery Securities noted that the equity value of Home Choice implied by the Merger was $301.8 million.

     Premiums Paid Analysis. NationsBanc Montgomery Securities reviewed the consideration paid in sixty-nine comparable U.S. pooling transactions involving enterprise value paid between $100 million and $500 million announced since January 1997 selected to provide a substantial and broad range of transactions for purposes of comparison. NationsBanc Montgomery Securities calculated the premiums paid or offered in these transactions over the applicable stock price of the target company one day, one week and four weeks prior to the announcement of the acquisition offer. Such analysis indicated median and mean premiums, respectively, of 22.9% and 30.1%, 32.4% and 36.3%, and 42.9% and 47.3%.
NationsBanc Montgomery Securities noted that the premiums implied by the Merger were 33.9%, 39.2% and 45.8% for the period one day, one week and four weeks prior to the date of NationsBanc Montgomery's fairness opinion. NationsBanc Montgomery Securities notes that the premiums implied by the Merger are higher than the mean and median premiums indicated by two of three cases in the premiums paid analysis; however, as further emphasized below, NationsBanc Montgomery Securities believes that selecting portions of its analyses and of the factors considered, without considering all analyses and all factors, would create an incomplete view of the process underlying the analyses set forth in its presentation to the Rent-Way Board.

     Contribution Analysis. Using estimates and forecasts prepared by Rent-Way with respect to Rent-Way, and Home Choice with respect to Home Choice, as previously discussed, NationsBanc Montgomery Securities reviewed the estimated contribution of each of Rent-Way and Home Choice to estimated fiscal year 1999 revenue, EBITDA, EBIT and net income for the combined company. NationsBanc Montgomery Securities then compared such contributions to the pro forma share ownership of the combined company to be owned by each of the Rent-Way shareholders and the Home Choice stockholders, assuming consummation of the Merger as described in the Merger Agreement. Such analysis indicated that Rent-Way's shareholders would own approximately 43.0% of the combined company in the fiscal year ended September 30, 1999. Such analysis also indicated that, based on such estimates, Rent-Way would contribute approximately 43.5%, 51.1%, 50.1% and 49.0% of the combined company's estimated revenue, EBITDA, EBIT and net income, respectively, for the fiscal year ended September 30, 1999.

     While the foregoing summary describes all analyses and examinations that NationsBanc Montgomery Securities deems material to its opinion, it is not a comprehensive description of all analyses and examinations actually conducted. The preparation of a fairness opinion necessarily is not susceptible to partial analysis or summary description. NationsBanc Montgomery Securities believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of its analyses and of the factors considered, without considering all analyses and factors, would create an incomplete view of the process underlying the analyses set forth in its presentation to the Rent-Way Board. In addition, NationsBanc Montgomery Securities may have given various analyses more or less weight than other analyses, and may have deemed various assumptions more or less probable than other assumptions. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that such analysis was given greater weight than any other analysis. Accordingly, the ranges of valuations resulting from any particular analysis described above should not be taken to be NationsBanc Montgomery Securities's view of the actual value of Home Choice.

     In performing its analyses, NationsBanc Montgomery Securities made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Rent-Way and Home Choice. The analyses performed by NationsBanc Montgomery Securities are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than those suggested by such analyses. Such analyses were prepared solely as part of NationsBanc

Montgomery Securities's analysis of the financial fairness of the consideration to be paid by Rent-Way pursuant to the Merger and were provided to the Rent-Way Board in connection with the delivery of NationsBanc Montgomery Securities's opinion. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities may trade at any time in the future.

     As described above, NationsBanc Montgomery Securities's opinion and presentation to the Rent-Way Board were among the many factors taken into consideration by the Rent-Way Board in making its determination to approve, and to recommend that the Rent-Way shareholders approve, the Merger.

     Upon execution of the Engagement Letter, Rent-Way agreed to pay NationsBanc Montgomery Securities a transaction fee of 0.75% of the consideration involved in the transaction (including assumed indebtedness of Home Choice), contingent on the consummation of the Merger or the acquisition of a minority interest in Home Choice; based on an estimated aggregate merger consideration of $247,177,787 million (based on delivery of 10,011,251 Rent-Way shares (at the closing price of $24.69 per share on November 4, 1998) and the assumption of approximately $63 million in Home Choice indebtedness), such transaction fee would equal $2,326,333 million. The Rent-Way Board was aware of this fee structure and took it into account in considering NationsBanc Montgomery Securities's opinion and in approving the Merger. The Engagement Letter also calls for Rent-Way to reimburse NationsBanc Montgomery Securities for its reasonable out-of-pocket expenses. Pursuant to a separate letter agreement, Rent-Way has agreed to indemnify NationsBanc Montgomery Securities, its affiliates, and their respective partners, directors, officers, agents, consultants, employees and controlling persons against certain liabilities, including liabilities under the federal securities laws.

     In the ordinary course of its business, NationsBanc Montgomery Securities actively trades Rent-Way Common Stock for its own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in the Rent-Way Common Stock. NationsBanc Montgomery Securities also acted as underwriter in connection with public offerings of Rent-Way's Common Stock and has performed various investment banking services for Rent-Way. Since October 1996, Rent-Way has paid NationsBanc Montgomery Securities an aggregate of approximately $1.1 million for services rendered.

     The financial forecasts and projections of financial information referred to herein have not been prepared pursuant to American Institute of Certified Public Accountant guidelines. PricewaterhouseCoopers LLP has not examined, compiled or applied any procedures with respect to such information and expresses no opinion or any assurance on their reasonableness or achievability.

OPINION OF FINANCIAL ADVISORS TO HOME CHOICE

     Home Choice asked each of DLJ and Stephens, in their role as financial advisors to Home Choice, to render an opinion to the Home Choice Board as to the fairness from a financial point of view of the Exchange Ratio to the holders of Home Choice Common Stock. On September 1, 1998, each of DLJ and Stephens delivered to the Home Choice Board a written opinion (the "DLJ Opinion," and the "Stephens Opinion," respectively, and together the "DLJ and Stephens Opinion") to the effect that, as of such date, and based on and subject to the assumptions, limitations and qualifications set forth in such opinions, the Exchange Ratio was fair from a financial point of view to the holders of Home Choice Common Stock.

     THE FULL TEXT OF THE DLJ OPINION AND THE STEPHENS OPINION ARE ATTACHED HERETO AS ANNEX C AND D, RESPECTIVELY. THE SUMMARY OF THE DLJ OPINION AND THE STEPHENS OPINION SET FORTH IN THIS JOINT PROXY STATEMENT/PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE DLJ OPINION AND THE STEPHENS OPINION. SUBSEQUENT DEVELOPMENTS MAY AFFECT THE DLJ OPINION AND STEPHENS OPINION. HOME CHOICE STOCKHOLDERS ARE URGED TO READ THE DLJ OPINION AND THE STEPHENS OPINION CAREFULLY AND IN THEIR ENTIRETY FOR THE PROCEDURES FOLLOWED, ASSUMPTIONS MADE, OTHER MATTERS CONSIDERED AND LIMITS OF THE REVIEW UNDERTAKEN BY DLJ AND STEPHENS IN CONNECTION WITH SUCH OPINIONS. DLJ AND STEPHENS HAVE EACH CONSENTED TO THE FOLLOWING DISCUSSION AND TO THE INCLUSION OF THE DLJ OPINION AND THE STEPHENS OPINION AS ANNEXES TO THIS JOINT PROXY STATEMENT/PROSPECTUS.

     Opinion of DLJ. The DLJ Opinion was prepared for the Home Choice Board and was directed only to the fairness from a financial point of view, as of the date thereof, of the Exchange Ratio to the holders of Home

Choice Common Stock. DLJ expressed no opinion in the DLJ Opinion as to the prices at which Rent-Way Common Stock would actually trade at any time. The DLJ Opinion does not address the relative merits of the Merger and the other business strategies considered by the Home Choice Board nor does it address the Home Choice Board's decision to proceed with the Merger. The DLJ Opinion does not constitute a recommendation to any Home Choice stockholder as to how such stockholder should vote on the Merger.

     Home Choice selected DLJ as its financial advisor because it is an internationally recognized investment banking firm that is familiar with Home Choice and its business. As part of its investment banking business, DLJ is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. Home Choice did not impose any restrictions or limitations upon DLJ with respect to the investigations made or the procedures followed by DLJ in rendering the DLJ Opinion.

     In arriving at the DLJ Opinion, DLJ reviewed a draft dated August 29, 1998 of the Merger Agreement. DLJ also reviewed financial and other information that was publicly available or furnished to DLJ by Home Choice and Rent-Way, including information provided during discussions with their respective managements. Included in the information provided during such discussions were certain financial projections of Home Choice for the period beginning July 1, 1998 and ending December 31, 2002 prepared by the management of Home Choice and certain financial projections of Rent-Way for the period beginning October 1, 1997 and ending September 30, 2002 prepared by the management of Rent-Way. There can be no assurance that such projections will indicate the actual financial results of Home Choice, Rent-Way or the combined company. According to Rent-Way and Home Choice, the forecasts provided to DLJ did not differ materially from the composite of research analysts' estimates for the fiscal years of Rent-Way and Home Choice ended September 30, 1998 and December 31, 1998, respectively or from the composite of research analysts' estimates for the 1999 fiscal year of Rent-Way. The material financial projections of Home Choice for the 1999 and 2000 fiscal years, based on a September 30 fiscal year end, provided to DLJ were as follows: projected revenue of $300.0 million and $312.8 million, respectively; projected EBITdA of $39.6 million and $42.5 million, respectively; projected operating income of $30.6 million and $33.9 million, respectively; projected net income of $14.7 million, and $16.9 million, respectively. The material financial projections of Rent-Way for the 2000 fiscal year provided to DLJ were as follows: projected revenue of $235.3 million; projected EBITdA of $50.9 million; and operating income of $40.3 million. The forecasts provided to DLJ for the 1999 fiscal year of Home Choice did differ materially from the composite of research analysts' estimates since the forecasts prepared by Home Choice for use by DLJ projected earnings at $15.6 million and analysts' estimates are at $13.8 million. In addition, DLJ compared certain financial and securities data of Home Choice and Rent-Way with various other companies whose securities are traded in public markets, reviewed the historical stock prices and trading volumes of Home Choice Common Stock and Rent-Way Common Stock, reviewed prices and premiums paid in certain other business combinations and conducted such other financial studies, analyses and investigations as DLJ deemed appropriate for purposes of rendering the DLJ Opinion.

     In rendering the DLJ Opinion, DLJ relied upon and assumed the accuracy, completeness and fairness of all of the financial and other information that was available from public sources, that was provided to DLJ by Home Choice, Rent-Way, their respective representatives, or that was otherwise reviewed by DLJ. In particular, DLJ relied upon the estimates of the management of Rent-Way of the operating synergies (the "Synergies") achievable as a result of the Merger and upon DLJ's discussions of such Synergies with the management of Home Choice. With respect to the financial projections supplied to DLJ, DLJ assumed that they were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the managements of Home Choice and Rent-Way as to the future operating and financial performance of Home Choice and Rent-Way, respectively. DLJ did not assume responsibility for making any independent evaluation of the assets or liabilities of Home Choice or Rent-Way, or for making any independent verification of the information reviewed by DLJ. DLJ further assumed that the Merger will qualify as a tax-free reorganization for United States federal income tax purposes. The DLJ Opinion states that, although subsequent developments may affect the DLJ Opinion, DLJ does not have any obligation to update, revise or reaffirm its opinion.

     THE DLJ OPINION IS NECESSARILY BASED ON ECONOMIC, MARKET AND OTHER CONDITIONS IN EFFECT ON, AND THE INFORMATION MADE AVAILABLE TO DLJ AS OF THE DATE THEREOF.

     Opinion of Stephens. The Stephens Opinion was provided to the Home Choice Board and was directed only to the fairness from a financial point of view, as of the date thereof, of the Exchange Ratio to Home Choice and to the holders of Home Choice Common Stock. Stephens expressed no opinion in the Stephens Opinion as to the prices at which Rent-Way Common Stock would actually trade at any time. The Stephens Opinion does not address the relative merits of the Merger and the other business strategies considered by the Home Choice Board nor does it address the Home Choice Board's decision to proceed with the Merger. The Stephens Opinion does not constitute a recommendation to any Home Choice stockholder as to how such stockholder should vote on the Merger.

     The Home Choice Board retained Stephens as an independent contractor to act as financial advisor with respect to the Merger. Stephens is a nationally recognized investment banking and advisory firm. Stephens, as part of the investment banking business, is continually engaged in the valuation of companies and their securities in connection with business reorganizations, private placements, negotiated underwritings, mergers and acquisitions and valuations for estate, corporate and other purposes. The Home Choice Board did not impose any restrictions or limitations upon Stephens with respect to the investigations made or the procedures followed by Stephens in rendering the Stephens Opinion.

     In connection with rendering the Stephens Opinion, Stephens: (1) analyzed certain publicly available financial statements and reports regarding Home Choice and Rent-Way; (2) analyzed certain internal financial statements and other financial and operating data (including certain financial projections of Home Choice for the period beginning July 1, 1998 and ending December 31, 2002 prepared by management of Home Choice and certain financial projections of Rent-Way for the period beginning October 1, 1997 and ending September 30, 2002) prepared by managements of Rent-Way (there can be no assurance that any financial projections will indicate the actual financial results of Home Choice, Rent-Way or the combined company); (3) analyzed, on a pro forma basis, the effect of the Merger; (4) compared the financial performance of Home Choice and Rent-Way and the prices and trading activity for the Home Choice Common Stock and Rent-Way Common Stock with that of certain other comparable publicly-traded companies and their securities; (5) reviewed the financial terms, to the extent publicly available, of certain comparable transactions; (6) reviewed a draft dated August 29, 1998 of the Merger Agreement; (7) discussed with the managements of Home Choice and Rent-Way the operations of and future business prospects for Home Choice and Rent-Way and the anticipated financial consequences of the Merger; (8) assisted in deliberations regarding the material terms of the Merger Agreement and negotiations with Rent-Way; and (9) performed such other analyses and provided such other services as Stephens deemed appropriate. According to Rent-Way and Home Choice, the forecasts provided to Stephens did not differ materially from the composite of research analysts' estimates for the fiscal years of Rent-Way and Home Choice ended September 30, 1998 and December 31, 1998, respectively or from the composite of research analysts' estimates for the 1999 fiscal year of Rent-Way. The material financial projections of Home Choice for the 1999 and 2000 fiscal years, based on a September 30 fiscal year end, provided to Stephens were as follows: projected revenue of $300.0 million and $312.8 million, respectively; projected EBITdA of $39.6 million and $42.5 million, respectively; projected operating income of $30.6 million and $33.9 million respectively; projected net income of $14.7 million and $16.9 million, respectively. The material financial projections of Rent-Way for the 2000 fiscal year provided to Stephens were as follows: projected revenue of $235.3 million; projected EBITdA of $50.9 million and operating income of $40.3 million. The forecasts provided to Stephens for the 1999 fiscal year of Home Choice did differ materially from the composite of research analysts' estimates since the forecasts prepared by Home Choice for use by Stephens projected earnings at $15.6 million and analysts' estimates are at $13.8 million.

     Stephens relied on the accuracy and completeness of the information and financial data prepared and provided by Home Choice and Rent-Way, and the Stephens Opinion is based upon such information. Stephens inquired into the reliability of such information and financial data only to the limited extent necessary to provide a reasonable basis for its opinion, recognized that Stephens rendered only an informed opinion and not an appraisal or certificate of value. With respect to the financial projections prepared by the managements of Home Choice and Rent-Way, Stephens assumed that the financial projections were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the managements of Home Choice and Rent-Way as to the expected future financial performance of Home Choice and Rent-Way. Stephens also relied on

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

assurances from Home Choice and Rent-Way that neither Home Choice and Rent-Way is aware of any information supplied to Stephens to be incomplete or misleading in any material respect. Stephens further assumed that the Merger will qualify as a tax-free reorganization for United States federal income tax purposes. Finally, Stephens assumed that the Merger Agreement was substantially similar to the draft dated August 29, 1998 that was reviewed by Stephens.

     The Stephens Opinion was necessarily based on economic, market, financial and other conditions as they existed on, and on the information made available to Stephens as of the date of the Stephens Opinion. The Stephens Opinion states that, although subsequent developments may affect the Stephens Opinion, Stephens does not have any obligation to update, revise or reaffirm its opinion.

     The following is a summary of the presentation made by DLJ and Stephens to the Home Choice Board at its September 1, 1998 meeting in connection with rendering the DLJ Opinion and the Stephens Opinion. Unless otherwise specified, references to Synergies below assume $5.7 million of annual pre-tax synergies realized in fiscal years 1999 through 2002. The amount of the Synergies was determined by management of Rent-Way based on its estimates of the future financial performance of the combined entity.

     Earnings per Share Impact Analysis. Using the projected earnings of Home Choice for the years 1999 and 2000 and the projected earnings of Rent-Way for the same years as discussed above, DLJ and Stephens compared the projected earnings per share ("EPS") of Rent-Way on a stand-alone basis (assuming the Merger does not occur) to the projected pro forma EPS of the combined entity with Synergies. The accretive effect of the Merger on EPS to holders of Rent-Way Common Stock was an estimated 14.6% and 14.4% in 1999 and 2000, respectively. DLJ and Stephens also compared the EPS of Home Choice on a stand-alone basis (assuming the Merger does not occur) to the projected pro forma EPS of the combined entity, with Synergies, multiplied by the Exchange Ratio. The accretive effect of the Merger on EPS to holders of Home Choice Common Stock was an estimated 2.3% and 2.0%, in 1999 and 2000, respectively.

     Comparable M&A Transaction Analysis. DLJ and Stephens reviewed three selected acquisitions involving rental-purchase companies (the "M&A Transactions"): (i) Renters Choice, Inc./THORN Americas Inc.; (ii) Renters Choice/Central Rents, Inc.; and (iii) Alrenco/RTO. In examining these acquisitions, DLJ and Stephens compared the enterprise value (defined as equity value plus total debt plus the liquidation value of the preferred stock, if any, plus the value of minority interests, if any, minus cash and short-term investments) of the acquired company implied by each of these transactions as a multiple of latest twelve months ("LTM") revenue, monthly sales and LTM earnings before interest, taxes, depreciation (excluding, depreciation of rental merchandise) and amortization ("EBITdA"), to the implied enterprise value of Home Choice in the Merger as a multiple of the same financial data. DLJ's and Stephens' analysis of enterprise value as a multiple of (i) LTM revenue yielded a range of 1.0x to 1.6x with an average of 1.2x, compared to 1.4x for Home Choice in the Merger, (ii) monthly sales yielded a range of 11.9x to 19.2x with an average of 14.6x compared to 16.2x for Home Choice in the Merger and (iii) LTM EBITdA yielded a range of 7.7x to 29.7x with an average of 17.7x, compared to 31.8x for Home Choice in the Merger. The analysis showed that the implied enterprise value of Home Choice in the Merger as a multiple of the selected financial data described in this paragraph was within the range or in excess of the same enterprise multiples for the comparable acquisitions in (i), (ii) and
(iii) above.

     Rental-Purchase Publicly Traded Company Analysis. DLJ and Stephens analyzed selected historical and projected operating information, stock market data and financial ratios for certain publicly traded rental-purchase companies. The rental-purchase companies (collectively, the "Rental Purchase Companies") were comprised of Aaron Rents, Inc., Home Choice, Renters Choice and Rent-Way. DLJ and Stephens analyzed the equity value (using the stock prices as of August 27, 1998), measured as a multiple of selected financial data and the enterprise value of each of the Rental Purchase Companies, measured as a multiple of selected financial data. In examining these Rental Purchase Companies, DLJ and Stephens analyzed the equity value of each company as a multiple of each company's respective LTM EPS, estimated calendar year 1998 EPS ("1998 EPS"), estimated calendar year 1999 EPS ("1999 EPS") and book value. DLJ and Stephens also analyzed the enterprise value of each company as a multiple of each company's respective LTM revenue, LTM EBITdA and LTM earnings before interest and taxes ("EBIT"). DLJ's and Stephens' analysis of the Rental Purchase Companies yielded the following: LTM EPS multiples ranged from 16.9x to 26.4x with an average of 21.6x, 1998 EPS multiples ranged from 15.7x to

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

42.2x with an average of 25.1x, compared to 60.3x for Home Choice in the Merger, 1999 EPS multiples ranged from 13.3x to 20.2x with an average of 16.7x, compared to 18.6x for Home Choice in the Merger, book value multiples ranged from 1.7x to 4.6x with an average of 2.9x. LTM revenue multiples ranged from 1.2x to 2.6x with an average of 1.6x, compared to 1.4x for Home Choice in the Merger, LTM EBITdA multiples ranged from 7.6x to 27.7x with an average of 14.5x, compared to 31.8x for Home Choice in the Merger, and LTM EBIT multiples ranged from 10.6x to 16.6x with an average of 12.9x. Because of the historical losses of Home Choice, DLJ and Stephens believed that it was not meaningful to compare the Rental Purchase Companies' LTM EPS multiples and LTM EBIT multiples with the equivalent multiples of Home Choice in the Merger. DLJ and Stephens noted that all of the multiples for Home Choice were within or above the range of equivalent multiples for the Rental Purchase Companies.

     Stock Price History. To provide contextual data and comparative market data, DLJ and Stephens examined the history of the trading prices and their relative relationships for both Home Choice Common Stock and Rent-Way Common Stock for the LTM period and the period beginning with Home Choice's initial public offering (January 26, 1996) and ending August 27, 1998. DLJ and Stephens also reviewed the daily closing prices of Home Choice Common Stock and compared closing prices of the Home Choice Common Stock with the closing stock prices of Aaron Rents, Inc., Renters Choice, Rent-Way, Inc. and the S&P 500. This information was presented solely to provide the Board of Directors of Home Choice Board with background information regarding the prices of Home Choice Common Stock and Rent-Way Common Stock over the periods indicated.

     Discounted Cash Flow Analysis. DLJ and Stephens performed a discounted cash flow ("DCF") analysis of Home Choice using projections and assumptions provided by the management of Home Choice as previously discussed. The DCF analysis for Home Choice were estimated using discount rates ranging from 10% to 12% and estimated terminal EBIT multiples in 2002 for Home Choice ranging from 10.5x to 12.5x. The analysis yielded per share equity values for Home Choice ranging from approximately $12.05 to $15.98 (excluding Synergies) and from approximately $14.85 to $19.44 (with Home Choice receiving full benefit of all the Synergies expected to be realized in this Merger). DLJ and Stephens also performed a DCF analysis of Rent-Way using projections and assumptions of Rent-Way's management as previously discussed. The DCF analysis of Rent-Way was estimated using discount rates ranging from 10% to 12% and estimated terminal EBIT multiples ranging from 10.5x to 12.5x. This analysis yielded per share equity values for Rent-Way Common Stock ranging from $21.06 to $28.40 (excluding Synergies). DLJ and Stephens also performed a DCF analysis of the combined entity using projections and assumptions of Home Choice and Rent-Way's management. The DCF analysis of the combined entity were estimated using discount rates ranging from 10% to 12% and estimated terminal EBIT multiples ranging from 10.5x to 12.5x. This analysis yielded per share equity values for the combined entity ranging from $22.99 to $30.34 (including Synergies).

     Implied Exchange Ratio Analysis. Based upon the estimated valuation range of Home Choice and Rent-Way set forth above, DLJ and Stephens calculated an implied exchange ratio of a share of Home Choice Common Stock to a share of Rent-Way Common Stock ranging from: (i) 0.524 to 0.527, obtained by dividing the highest estimated valuation of a share of Home Choice Common Stock (excluding Synergies) by the highest estimated valuation of a share of common stock of the combined entity (including Synergies) and the lowest estimated valuation of a share of Home Choice Common Stock (excluding Synergies) by the lowest valuation of a share of common stock of the combined entity (including Synergies); (ii)
0.559 to 0.575, obtained by dividing the highest estimated valuation of a share of Home Choice Common Stock (excluding Synergies) by the highest estimated valuation of a share of Rent-Way Common Stock (excluding Synergies) and the lowest estimated valuation of a share of Home Choice Common Stock (excluding Synergies) by the lowest estimated valuation of a share of common stock of the combined entity (excluding Synergies); and (iii) 0.641 to 0.646, obtained by dividing the highest estimated valuation of Home Choice Common Stock (including Synergies) by the highest estimated valuation of a share of common stock of the combined entity (including Synergies) and the lowest estimated valuation of a share of Home Choice Common Stock (including Synergies) by the lowest estimated valuation of a share of common stock of the combined entity (including Synergies), and in each case compared the range of exchange ratios to the Exchange Ratio of 0.588. DLJ and Stephens note that the Exchange Ratio of 0.588 is lower than the range of implied exchange ratios in one of three cases in the implied exchange ratio analysis; however as further emphasized below, DLJ and Stephens believe that selecting portions of their analyses and of the factors

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

considered, without considering all analyses and all factors, would create an incomplete view of the process underlying the analysis set forth in their presentation to the Home Choice Board.

     Contribution Analysis. DLJ and Stephens analyzed the relative contributions of Home Choice and Rent-Way to the pro forma combined entity based on selected financial data, assuming no Synergies. DLJ and Stephens estimated that Home Choice would contribute 41.8% and Rent-Way would contribute 58.2% of the pro forma combined entity's total enterprise value. DLJ and Stephens compared Home Choice's 41.8% contribution to the pro forma combined entity's total enterprise value with the relative contribution of Home Choice to certain financial data for the pro forma combined entity, including revenue, EBITdA and EBIT for the six months ended June 30, 1998 and projected for the year ended September 30, 1999. In each case, the financial data for the pro forma combined entity was determined by adding the financial data for Home Choice and Rent-Way. This analysis indicated that Home Choice would contribute 57.1% and 57.4% of the pro forma combined entity's revenues for the six months ended June 30, 1998 and the projected year ended September 30, 1999, respectively. This analysis also indicated that Home Choice would contribute 31.4% and 45.5% of the pro forma combined entity's EBITdA for the six months ended June 30, 1998 and the projected year ended September 30, 1999, respectively. This analysis also indicated that Home Choice would contribute 13.0% and 45.4% of the pro forma combined entity's EBIT for the six months ended June 30, 1998 and the projected year ended September 30, 1999, respectively. DLJ and Stephens note that Home Choice's contribution to the combined pro forma entity's total revenues for the six months ended June 30, 1998 and for the projected year ending September 30, 1999 would be higher than the percentage ownership of Home Choice stockholders in the combined entity following the Merger resulting from the Exchange Ratio; however as further emphasized below, DLJ and Stephens believe that selecting portions of their analyses and of the factors considered, without considering all analyses and all factors, would create an incomplete view of the process underlying the analyses set forth in their presentation to the Home Choice Board.

     The summary set forth above does not purport to be a complete description of the analyses performed by DLJ and Stephens but describes, in summary form, the principal elements of the presentation made by DLJ and Stephens to the Home Choice Board on September 1, 1998. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Each of the analyses conducted by DLJ and Stephens was carried out in order to provide a different perspective on the transaction and to add to the total mix of information available. DLJ and Stephens did not form a conclusion as to whether any individual analysis, considered in isolation, supported or failed to support an opinion as to fairness from a financial point of view. Rather, in reaching their conclusion, DLJ and Stephens considered the results of the analyses in light of each other and ultimately reached their opinion based on the results of all analyses taken as a whole. Accordingly, notwithstanding the separate factors summarized above, DLJ and Stephens have indicated to Home Choice that they believe that their analyses must be considered as a whole and that selecting portions of their analyses and the factors considered by them, without considering all analyses and factors, could create an incomplete view of the evaluation process underlying their opinions. The analyses performed by DLJ and Stephens are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses.

     Pursuant to the terms of separate engagement agreements dated August 12, 1998, Home Choice has agreed to pay each of DLJ and Stephens a fee of $625,000 upon delivery of the DLJ Opinion and the Stephens Opinion and will pay each of DLJ and Stephens an additional $1.375 million upon consummation of the Merger. In the event the Merger is not consummated and Home Choice is entitled to receive a "termination fee," "break-up fee," "topping fee" or other form of compensation payable in cash or other assets, including, but not limited to, an option to purchase securities from Rent-Way (such cash, securities, including, in the case of options, the right to exercise such options or other assets hereinafter referred to as the "Break-up Fee") or reimbursement of expenses, then Home Choice shall pay to each of DLJ and Stephens, in cash, promptly upon Home Choice receipt of such Break-up Fee or reimbursement of expenses, an amount equal to 10% of the Break-up Fee, which amount shall not exceed $750,000. Any fees paid to each of DLJ and Stephens under the first clause of this paragraph shall be deducted from the portion of the Break-up Fee payable to DLJ and Stephens, respectively. In addition, Home Choice agreed to reimburse DLJ and Stephens, upon request by DLJ and Stephens from time to

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

time, for all out-of-pocket expenses (including the reasonable fees and expenses of counsel) incurred by DLJ and Stephens in connection with their engagement thereunder (provided that such expense will not exceed $25,000 for each of DLJ and Stephens without the prior approval of Home Choice) and to indemnify DLJ and Stephens and certain related persons against certain liabilities in connection with its engagement, including liabilities under U.S. federal securities laws. DLJ and Stephens and Home Choice negotiated the terms of the respective fee arrangement, and the Home Choice Board was aware of such arrangement, including the fact that a significant portion of the aggregate fee payable to DLJ and Stephens is contingent upon consummation of the Merger.

     In the ordinary course of business, DLJ and Stephens and their affiliates may own or actively trade the securities of Home Choice and Rent-Way for their own accounts and for the accounts of their customers and, accordingly, may at any time hold a long or short position in Home Choice or Rent-Way securities. DLJ and Stephens, as part of their investment banking services, are regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. DLJ and Stephens have performed investment banking and other services for Home Choice in the past, including acting as RTO's financial advisor in connection with RTO's merger with Alrenco (currently known as Home Choice). Stephens also has performed investment banking and other advisory services for Rent-Way in the past. DLJ and Stephens have received usual advisory and customary compensation for its past services to Home Choice and Rent-Way. Since October 1996, Home Choice and its affiliates have paid DLJ an aggregate of $1.0 million and have paid Stephens an aggregate of $1.6 million for services rendered.

     The financial forecasts and projections of financial information referred to herein have not been prepared pursuant to American Institute of Certified Public Accountant guidelines. PricewaterhouseCoopers LLP has not examined, compiled or applied any procedures with respect to such information and expresses no opinion or any assurance on their reasonableness or achievability.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     In considering the respective recommendations of the Rent-Way Board and the Home Choice Board with respect to the Merger, you should be aware that, as described below, certain members of Home Choice management and directors have interests in the Merger that are different from, or in addition to, your interests as stockholders, and that create potential conflicts of interest.

  Home Choice Stock Options

     In accordance with the terms of the Merger Agreement, all Home Choice Options outstanding at the Effective Time under any Home Choice stock option plans will be converted into similar awards with respect to Rent-Way Common Stock, adjusted to reflect the Exchange Ratio of 0.588. The vesting of any such Home Choice Options will not be accelerated as a result of the Merger except that, pursuant to the terms of Home Choice Options granted to certain employees and members of management by Home Choice and its predecessor under the 1998 Alrenco, Inc. Stock Incentive Plan, such Home Choice Options will become vested at the Effective Time.

     As of November 4, 1998, officers and directors of Home Choice held Home Choice Options to purchase 308,583 shares of Home Choice Common Stock. These Home Choice Options will be converted on the Effective Date into options to purchase 181,446 shares of Rent-Way Common Stock. An aggregate of 249,500 of the Home Choice Options held by officers of Home Choice will vest on the Effective Date. The exercise price of these options was greater than the market price of Home Choice common stock as of November 4, 1998.

  Agreements with Home Choice Executive Officers

     Home Choice and Rent-Way have entered into agreements with certain executive officers of Home Choice as described below.

     Home Choice and Rent-Way entered into a letter agreement with James G. Steckart on September 1, 1998 that provides, among other things, that, so long as he is employed by Home Choice at the Effective Time,

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

Mr. Steckart will be paid $200,000 on January 1, 1999, $200,000 on April 30, 1999 and $307,400 on the date Rent-Way publishes the financial results of at least 30 days of post-merger operations of Rent-Way and Home Choice (the "Publication Date"). The agreement further provides that Rent-Way will employ Mr. Steckart through the Publication Date on terms to be agreed upon. Mr. Steckart has reached oral agreement with Rent-Way that he will be employed following the Merger through January 31, 1999 at his current salary and benefits and thereafter through April 30, 1999 at a salary of $1,000 per month without benefits.

     Home Choice and Rent-Way entered into a letter agreement with John T. Egeland on September 1, 1998 that provides, among other things, that, so long as he is employed by Home Choice at the Effective Time, Mr. Egeland will be paid $200,000 on January 1, 1999, $200,000 on April 30, 1999 and $168,800 on the
Publication Date. The agreement further provides that Rent-Way will employ Mr. Egeland through the Publication Date on terms to be agreed upon.

     Home Choice and Rent-Way entered into a letter agreement with Tracy A. Schrader on September 1, 1998 that provides, among other things, that, so long as he is employed by Home Choice at the Effective Time, Mr. Schrader will be paid $100,000 on January 1, 1999. The agreement further provides that Rent-Way will employ Mr. Schrader through the Publication Date on terms to be agreed upon. Additionally, Mr. Schrader has entered into an agreement with Home Choice that provides for a payment of $62,500 if he maintains his employment with Home Choice through April 30, 1999; however, Mr. Schrader will not be entitled to any payments under this agreement if he is offered and accepts a position with Rent-Way.

  Other Benefits

     Rent-Way has agreed in the Merger Agreement to provide benefits to Home Choice employees following the Merger that are not less favorable to them than those provided to similarly-situated Rent-Way employees.

  Indemnification and Insurance

     Pursuant to the Merger Agreement, Rent-Way will indemnify and hold harmless from liability the current directors and officers of Home Choice and such other persons currently entitled to indemnification from Home Choice for acts or omissions occurring at or prior to the Effective Time. The Merger Agreement also provides that if Rent-Way enters into indemnification agreements prior to the Effective Time with current Rent-Way directors, it will enter into similar agreements with the Home Choice directors. Pursuant to the Merger Agreement, for six years after the Effective Time, Rent-Way has agreed to maintain liability insurance covering acts or omissions occurring prior to the Effective Time with respect to those persons who were covered by Home Choice's directors' and officers' liability insurance policy on terms with respect to coverage and amounts no less favorable than those in effect on the date of the Merger Agreement.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

     The following discussion constitutes the opinion of Hodgson, Russ, Andrews, Woods & Goodyear LLP, legal counsel to Rent-Way, and is a statement of the material federal income tax consequences of the Merger to Home Choice stockholders who hold shares of Home Choice Common Stock as a capital asset at the Effective Time. The term "capital asset" is used as defined in Section 1221 of the Code. This discussion is based upon the Code, U.S. Treasury Regulations promulgated thereunder, and judicial and administrative interpretations of the Code, all as in effect on the date of this Joint Proxy Statement/Prospectus. The tax consequences of the Merger may change as a result of any changes in or differing interpretations of these or other laws occurring after the date hereof.

     The discussion does not address the effects of any state, local or foreign tax laws. In addition, the tax consequences discussed do not address all aspects of federal taxation that may be relevant to particular stockholders in light of their personal circumstances (particularly any stockholder who, at the Effective Time, is not a U.S. person, is a tax-exempt entity, securities dealer, broker-dealer, insurance company or financial institution or is an individual who acquired his or her Home Choice Common Stock pursuant to an employee stock option or otherwise as compensation).

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

     YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO YOU OF THE MERGER, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, AND OF CHANGES IN ANY APPLICABLE TAX LAWS.

     The obligations of the parties to consummate the Merger are conditioned on the receipt by Rent-Way and Home Choice of an opinion of Hodgson, Russ, Andrews, Woods & Goodyear LLP, counsel to Rent-Way, to the effect that the Merger will be treated for federal income tax purposes as a reorganization qualifying under the provisions of Section 368(a)(1)(A) of the Code. The opinion of Hodgson, Russ, Andrews, Woods & Goodyear LLP will be based on current law and on certain representations regarding factual matters and certain covenants as to future actions made by Rent-Way and Home Choice. If these representations are incorrect in certain material respects or the covenants are not complied with, the conclusions reached by counsel in its opinion may be jeopardized.

     As a reorganization within Section 368(a)(1)(A) of the Code, the Merger will have the U.S. federal income tax consequences discussed below.

     Except to the extent that Home Choice stockholders receive cash in lieu of fractional shares, Home Choice stockholders who exchange Home Choice Common Stock in the Merger for Rent-Way Common Stock will not recognize gain or loss for federal income tax purposes upon the receipt of the Rent-Way Common Stock. The aggregate tax basis of Rent-Way Common Stock received as a result of the Merger will be the same as the Home Choice stockholder's aggregate tax basis in the Home Choice Common Stock surrendered in the exchange, reduced by the portion of the Home Choice stockholder's tax basis properly allocated to any fractional share for which cash is received. The holding period of the Rent-Way Common Stock received by a Home Choice stockholder as a result of the Merger will include the period during which such stockholder held the Home Choice Common Stock exchanged in the Merger, provided that the Home Choice Common Stock so exchanged was held as a capital asset at the Effective Time. A Home Choice stockholder who receives cash in lieu of a fractional share of Rent-Way Common Stock in the Merger will be treated first as having received the fractional share in the Merger and then as having received the cash payment in redemption of the fractional share. Under Section 302 of the Code, the Home Choice stockholder will generally recognize gain or loss in the deemed redemption in an amount equal to the difference between the amount of cash received and the Home Choice stockholder's adjusted tax basis allocable to such fractional share. Such gain or loss will be capital gain or loss if such stockholder's Home Choice Common Stock is held as a capital asset at the Effective Time.

REGULATORY APPROVALS

     Under the Merger Agreement, the obligations of both Rent-Way and Home Choice to consummate the Merger are conditioned on the expiration of the waiting period under the HSR Act, the absence of any action instituted by the Antitrust Division or the FTC and the receipt of all other material consents from governmental authorities. Under the HSR Act and the rules promulgated thereunder the Merger may not be consummated unless notification has been given and certain information has been furnished to the FTC and the Antitrust Division and the waiting period has expired or has been terminated.

     In compliance with the HSR Act, Rent-Way and Home Choice filed a Notification and Report with the FTC and the Antitrust Division on September 18, 1998 with respect to the Merger. The applicable waiting period with respect to the Merger expired on October 18, 1998. There can be no assurance that the Merger will not be investigated or opposed by the FTC or the Antitrust Division, or that at any time before the consummation of the Merger, the FTC, the Antitrust Division or states or private parties will not take action under the antitrust laws challenging the consummation of the Merger.

     Other than the approvals discussed above, Rent-Way and Home Choice are not aware of any federal or state regulatory requirements that must be complied with or approval that must be obtained in connection with the Merger other than the filing with the Securities and Exchange Commission of the Registration Statement and this Joint Proxy Statement/Prospectus and compliance with applicable state securities laws and regulations. Should any such approval be required, it is currently contemplated that such approval will be sought.

ACCOUNTING TREATMENT

     The Merger is expected to qualify as a pooling of interests for accounting and financial reporting purposes. Accordingly, the book value of the assets, liabilities and stockholders' equity of Home Choice will be combined with the corresponding balance sheet categories of Rent-Way and carried forward to the combined company, subject to any adjustments required to conform the accounting policies and financial statement classifications of the two companies. In future financial statements, the results of operations of the combined company will include the results of both Rent-Way and Home Choice for the entire fiscal year in which the Merger occurs and all prior fiscal periods presented therein. Certain expenses incurred to effect the merger must be treated by the combined company as current charges against income rather than adjustments to its balance sheet.

     Management of Rent-Way and Home Choice have been informed that Rent-Way and Home Choice will receive from PricewaterhouseCoopers LLP, the independent accountants for Rent-Way, a letter to the effect that PricewaterhouseCoopers LLP concurs with the conclusions of Rent-Way's and Home Choice's management that no conditions exist with respect to either company which would preclude accounting for the Merger as a pooling of interests and that Rent-Way and Home Choice will also receive from PricewaterhouseCoopers LLP, the independent accountants for Home Choice, a letter to the effect that PricewaterhouseCoopers LLP concurs with the conclusions of Home Choice's management that no conditions exist with respect to Home Choice that would preclude accounting for the Merger as a pooling of interests. Representatives of PricewaterhouseCoopers LLP are expected to be present at both the Rent-Way Special Meeting and the Home Choice Special Meeting. These representatives will be available to respond to questions and will have an opportunity to make a statement if they desire to do so. See "The Merger -- Terms of the Merger Agreement -- Conditions to the Merger" and "Unaudited Pro Forma Combined Condensed Financial Statements."

LISTING OF RENT-WAY COMMON STOCK

     Rent-Way Common Stock is currently listed on the NYSE under the trading symbol "RWY." Pursuant to the terms of the Merger Agreement, the Rent-Way Common Stock to be issued in the Merger must be listed on either Nasdaq or the NYSE. The listing of such shares on Nasdaq or the NYSE subject to notice of issuance, is a condition precedent to Home Choice's obligation to consummate the Merger.

RESALES OF RENT-WAY COMMON STOCK

     All shares of Rent-Way Common Stock received by Home Choice stockholders in the Merger will be freely transferable, except that shares of Rent-Way Common Stock received by persons deemed to be affiliates of Home Choice prior to the Merger and/or affiliates of Rent-Way following the Merger may be resold by them only in transactions permitted by the resale provisions of Rule 145 or as otherwise permitted under the Securities Act. Affiliates of Rent-Way or Home Choice generally include those that control, are controlled by, or are under common control with Rent-Way or Home Choice, and may include officers and directors as well as principal shareholders of Rent-Way or Home Choice. The restrictions imposed will consist of certain volume and manner of sale restrictions on the resale of shares of Rent-Way Common Stock. The Merger Agreement requires each of Rent-Way and Home Choice to use all reasonable efforts to cause each of its respective affiliates to execute a written agreement to the effect that such affiliate will not offer or sell or otherwise dispose of (i) any shares of Rent-Way Common Stock or Home Choice Common Stock during the period beginning 30 days prior to the Effective Time and continuing until such time as results covering at least 30 days of post-Effective Time operations of Rent-Way have been published or (ii) any shares of Rent-Way Common Stock issued to such affiliate in or pursuant to the Merger in violation of the Securities Act or the rules and regulations promulgated by the Securities and Exchange Commission (the "Commission") thereunder.

     This Joint Proxy Statement/Prospectus does not cover any resale of the shares of Rent-Way Common Stock that will be received by Home Choice stockholders on the Merger. Therefore, no person is authorized to use and no person should use this Joint Proxy Statement/Prospectus in connection with any resale of these shares.

DISSENTERS' RIGHTS OF APPRAISAL

     Under Pennsylvania law, Rent-Way shareholders will not have any appraisal rights in connection with the Merger Agreement and the consummation of the transactions contemplated thereby.

     Under Delaware law, Home Choice stockholders will not have any appraisal rights in connection with the Merger Agreement and the consummation of the transactions contemplated thereby.

                          THE STOCK OPTION AGREEMENTS

     The following is a brief summary of the material terms of the Stock Option Agreements, copies of which are attached as Annexes E and F and which are incorporated herein by reference. The terms of the Stock Option Agreements are similar in all material respects other than with respect to the shares which may be purchased pursuant thereto and the exercise prices. The following summary generally refers to the party granting the option as the issuer and the party to whom the option was granted as the grantee. Such summary is qualified in its entirety by reference to the Stock Option Agreements.

GENERAL

     Pursuant to mutual Stock Option Agreements entered into concurrently with the Merger Agreement (the "Stock Option Agreements"), Rent-Way and Home Choice have granted to each other an irrevocable option to purchase up to approximately 19.9% of the other's total number of shares of Common Stock outstanding on the date of the Stock Option Agreements, subject to adjustments provided therein. Rent-Way and Home Choice have the right, under certain circumstances, to purchase, respectively, up to (a) 4,229,847 shares of Home Choice Common Stock, and (b) 2,740,908 shares of Rent-Way Common Stock. The option exercise price per share for Home Choice Common Stock is $13.24. The option exercise price per share for Rent-Way Common Stock is $29.42. The exercise price is payable in cash.

EXERCISE OF THE OPTIONS

     The options are exercisable only upon the occurrence of one of the following events (each a "Purchase Event"):

          (a) any person (other than the grantee or any of its subsidiaries) shall have commenced (as defined in Rule 14d-2 of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), or shall have filed a registration statement under the Securities Act of 1933, as amended (the "Securities Act") with respect to, a tender offer or exchange offer for shares of the issuer's common stock if, upon consummation of such offer, such person would own or control 10% or more of the outstanding common stock of the issuer;

          (b) the issuer or any of its subsidiaries (without the consent of the grantee or except as permitted by the Merger Agreement or the option) shall have authorized, recommended or proposed (or announced an intention to authorize, recommend or propose), or shall have entered into an agreement with any person (other than the grantee or any of its subsidiaries), to (i) effect a merger, consolidation or similar transaction involving the issuer or any of its material subsidiaries, (ii) sell, lease or otherwise dispose of 15% or more of the consolidated assets of the issuer and its subsidiaries, or (iii) issue, sell or otherwise dispose of (including by merger, consolidation, share exchange or similar transaction) securities representing 10% or more of the voting power of the issuer or any of its significant subsidiaries (any of the foregoing, an "Acquisition Transaction");

          (c) any person (other than the grantee or its subsidiaries and other than the issuer and its subsidiaries in a fiduciary capacity) shall have acquired beneficial ownership of, or any "group" (as defined in the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 10% or more of the outstanding common stock of the issuer; or

          (d) the holders of common stock of the issuer shall not have approved and adopted the Merger Agreement at the meeting of its stockholders held for the purpose of voting on the Merger Agreement, such meeting shall not have been held or shall have been canceled prior to termination of the Merger Agreement or the Board of the issuer shall have withdrawn or modified in a manner adverse to the grantee the recommendation of such Board with respect to the Merger Agreement, in each case after any person (other than grantee or any subsidiary of the grantee) shall have publicly announced a proposal, or publicly disclosed an intention to make a proposal, to engage in an Acquisition Transaction.

     Each option expires upon the earliest to occur or (a) the Effective Time of the Merger, (b) 12 months after the first occurrence of a Purchase Event, and
(c) termination of the Merger Agreement prior to the occurrence of a Purchase Event.

ADJUSTMENT OF NUMBER OF SHARES SUBJECT TO OPTIONS

     The number and type of securities subject to the options and the purchase price of the shares will be adjusted for any change in the issuer's capitalization such that the grantee will receive (upon exercise of the option) the same number and type of securities as if the option had been exercised immediately prior to the change in the issuer's common stock (or the record date therefor). The number of shares of common stock subject to each option will also be adjusted in the event the issuer issues additional shares of common stock, such that the number of shares of common stock subject to the option represents 19.9% of the issuer's common stock then issued and outstanding, without giving effect to shares subject to or issued pursuant to the option.

     In the event the issuer enters into any agreement to (a) merge or consolidate with any person other than the grantee or one of its subsidiaries such that the issuer is not the surviving corporation, such that the issuer's common stock is exchanged for any other securities or other property or such that the outstanding shares of the issuer's common stock prior to such merger or consolidation represent less than 50% of the issuer's common stock following such merger or consolidation, or (b) sell or otherwise transfer all or substantially all of its assets to a person other than the grantee or one of its subsidiaries, the agreement governing the transaction must provide that, upon consummation of the transaction, the option will be converted into or exchanged for an equivalent option to purchase securities of either the acquiring person, a person that controls the acquiring person or the issuer (if the issuer is the surviving entity), in all cases at the option of the grantee.

REPURCHASE RIGHTS

     The grantee has the right to require the issuer to repurchase the option (unless previously expired) and any shares acquired by exercise of the option upon the first occurrence of and for 12 months following a Purchase Event (provided that in the case of a Purchase Event described in paragraph (a) of the section above entitled "Exercise of the Options," the Purchase Event must be followed by the holders of the issuer's common stock not approving the Merger Agreement at a meeting called for the purpose of voting on the Merger Agreement or the cancellation of or failure to hold a meeting called for that purpose prior to the termination of the Merger Agreement).

     Such repurchase will be at an aggregate price equal to the sum of (a) the aggregate exercise price paid by grantee for any shares of the issuer's common stock acquired pursuant to the option with respect to which grantee then has beneficial ownership; (b) the excess, if any, of (i) the Applicable Price (as defined below) for each share of the issuer's common stock over (ii) the exercise price (subject to adjustment), multiplied by the number of shares of the issuer's common stock with respect to which the option has not been exercised; and (c) the excess, if any, of the Applicable Price over the exercise price (subject to adjustment) paid by grantee for each share of the issuer's common stock with respect to which the option has been exercised and with respect to which grantee then has beneficial ownership, multiplied by the number of such shares. For purposes of the Stock Option Agreements, "Applicable Price" means the highest of (a) the highest price at which a tender offer or exchange offer has been made for shares of the issuer's common stock, (b) the price per share paid by a third party for shares of the issuer's common stock in connection with a merger or other business combination or (c) the highest closing sale price per share quoted on the NYSE (or, if the issuer's common stock is not quoted on the NYSE, the highest bid price per share as quoted on the Nasdaq or, if the issuer's common stock is not quoted thereon, on the principal trading market on which such shares are traded as reported by a recognized source) during the 60 business days prior to the grantee's exercise of its right to require-the issuer to repurchase the option or the shares acquired by exercise thereof.

REGISTRATION RIGHTS; LISTING

     The grantee has the right within three years after the first exercise of the option to require the issuer to prepare and file up to two registration statements under the Securities Act for the shares issued or issuable upon exercise of the option and to use its best efforts to qualify the shares under any applicable state securities laws if necessary for the grantee to be able to sell the shares. If any shares of the issuer's common stock (or other securities issuable upon exercise of the option) are then listed on the NYSE or Nasdaq, the grantee has the right to require the issuer to file an application and use its best efforts to list on the NYSE or Nasdaq the common stock (or other securities) issuable upon exercise of the option.

EFFECT OF THE STOCK OPTION AGREEMENTS

     The Stock Option Agreements are intended to increase the likelihood that the Merger will be consummated in accordance with the terms of the Merger Agreement. Consequently, certain aspects of the Stock Option Agreements may have the effect of discouraging persons who might now or prior to the Effective Time be interested in acquiring all of or a significant interest in, or otherwise effecting a business combination with, Rent-Way or Home Choice from considering or proposing such a transaction. The Stock Option Agreements may even discourage persons who were prepared to offer to pay consideration to either the Rent-Way shareholders or the Home Choice stockholders of a higher value than the shares of Rent-Way Common Stock to be received for each share of Home Choice Common Stock or to be retained by holders of Rent-Way Common Stock, as the case may be, pursuant to the Merger Agreement.

                             THE VOTING AGREEMENTS

     The following is a brief summary of the material terms of the Voting Agreements, copies of the forms of which are attached as Annexes G and H and which are incorporated herein by reference. Such summary is qualified in its entirety by reference to the Voting Agreements.

GENERAL

     Two Rent-Way shareholders, Gerald A. Ryan, Chairman of the Board and a director of Rent-Way, and William E. Morgenstern, President, Chief Executive Officer and a director of Rent-Way, have each entered into a Voting Agreement with Home Choice, and two Home Choice Stockholders, Michael D. Walts and GDJ, Jr. Investments Limited Partnership, of which George D. Johnson, Jr., Chairman of the Board and a director of Home Choice is general partner, have each entered into a Voting Agreement with Rent-Way (collectively, the "Voting Agreements"). The Voting Agreements provide that such Rent-Way shareholders and such Home Choice stockholders shall vote their shares in favor of approval and adoption of the Merger Agreement, the terms thereof and each of the other transactions contemplated by the Merger Agreement, and against any action or agreement (other than the Merger Agreement or the transactions contemplated thereby) that would impede, interfere with, delay, postpone or attempt to discourage the Merger. The Voting Agreements also provide, among other things, that such persons shall not sell, transfer, assign, pledge or otherwise dispose of or hypothecate any of their shares without the prior written consent of the other party subject to certain limited exceptions.

     The 954,287 shares of Rent-Way Common Stock subject to the Voting Agreements represent approximately 8.6% of the outstanding shares of Rent-Way Common Stock as of November 4, 1998. The 4,464,898 shares of Home Choice Common Stock subject to the Voting Agreements represent approximately 26.2% of the outstanding shares of Home Choice Common Stock as of November 4, 1998.

EFFECT OF THE VOTING AGREEMENTS

     The Voting Agreements are intended to increase the likelihood that the Merger will be consummated in accordance with the terms of the Merger Agreement. Consequently, certain aspects of the Voting Agreements may have the effect of discouraging persons who might now or prior to the Effective Time be interested in acquiring all of or a significant interest in, or otherwise effecting a business combination with, Rent-Way or Home Choice from considering or proposing such a transaction. The Voting Agreements may even discourage persons who were prepared to offer to pay consideration to either the Rent-Way shareholders or the Home Choice stockholders of a higher value than the shares of Rent-Way Common Stock to be received for each share of Home Choice Common Stock or to be retained by holders of Rent-Way Common Stock, as the case may be, pursuant to the Merger Agreement.

                         INFORMATION REGARDING RENT-WAY

     Rent-Way has been engaged in the rental-purchase business since 1981 and is currently one of the leading operators in the rental-purchase industry with 407 stores in 25 states. Rent-Way offers quality, brand-name home entertainment equipment, furniture, major appliances and jewelry to customers under full-service rental-purchase agreements that generally allow the customer to obtain ownership of merchandise at the conclusion of an agreed upon rental period or to return the merchandise at any time without obligation or penalty. Rent-Way management believes that these rental-purchase arrangements appeal to a wide variety of customers by allowing them to obtain merchandise that they might otherwise be unable or unwilling to obtain due to insufficient cash resources or lack of access to credit or because they have a temporary short-term need for the merchandise or a desire to rent rather than purchase the merchandise.

     Rent-Way was formed in 1981 to operate a rental-purchase store in Erie, Pennsylvania. By 1993, as a result of acquisitions and new store openings, Rent-Way was operating 19 stores in three states and had completed its initial public offering. Rent-Way subsequently accelerated its growth, primarily through additional acquisitions and as of November 4, 1998 operates 407 stores in 25 states as follows: South Carolina (54), Ohio (50), Florida (42), North Carolina
(29), Michigan (28), Pennsylvania (25), Georgia (24), New York (20), Tennessee
(20), Virginia (20), Indiana (19), Nebraska (13), Maryland (11), Alabama (10), Illinois (8), Iowa (7), Colorado (5), California (4), Delaware (4), Kentucky
(4), Louisiana (3), South Dakota (2), Arkansas (2), West Virginia (2), and Missouri (1). On September 10, 1998, Rent-Way acquired the assets of the 23-store Cari Rentals rental-purchase chain. The Cari Rentals stores are located in Nebraska, Iowa, South Dakota and Missouri, as reflected in the stores totals above. The purchase price of the acquisition was approximately $7.3 million.

     Rent-Way's principal executive offices are located at One Rent-Way Place, Erie, Pennsylvania 16505, and its telephone number is (814) 455-5378.

                       INFORMATION REGARDING HOME CHOICE

     Home Choice currently operates 459 rental-purchase stores in 26 states, primarily located in the Midwestern, Southeastern and Southwestern United States. Home Choice's stores offer high quality, brand-name consumer merchandise under flexible, renewable rental-purchase agreements, also known as rent-to-own agreements. Home Choice's rental-purchase agreements provide customers with the option, but not the obligation, to obtain ownership of the merchandise following a stated number of consecutive rental payments. Home Choice's customers are typically low to middle income consumers with limited or no access to traditional credit sources such as bank financing, installment credit and credit cards. Home Choice also provides its products to consumers who desire only temporary rental of a product. Home Choice's products include consumer electronics, appliances, furniture, jewelry and home furnishing accessories.

     Home Choice is the successor to Alrenco. In February 1998, Alrenco acquired RTO, which operated 267 stores in 16 states. From its inception in 1980 until the time of its acquisition of RTO, Alrenco grew both through new store openings and various acquisitions. By the time of the acquisition of RTO, Alrenco operated 165 stores in 18 states. In June 1998, Alrenco (then an Indiana corporation), merged with Home Choice, its wholly-owned subsidiary, in order to effect a reincorporation of the company in Delaware.

     As of November 4, 1998, Home Choice operated 458 stores in 26 states as follows: Texas (121), Florida (59), Louisiana (39), Arkansas (31), Georgia (18), Ohio (17), Alabama (16), Arizona (15), Kentucky (14), South Carolina (13), Oklahoma (12), Mississippi (12), Indiana (11), New Mexico (11), Virginia (11), Missouri (10), North Carolina (10), Colorado (8), Nevada (7), West Virginia (6), Tennessee (5), Washington (4), Illinois (3), Utah (3), Idaho (1) and Kansas (1).

     Home Choice's principal executive offices are located at 714 E. Kimbrough, Mesquite, Texas 75185, and its telephone number is (972) 288-9237.

           CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

     Rent-Way and Home Choice have each made "forward-looking statements" in this document (and in certain documents incorporated by reference in this Joint Proxy Statement/Prospectus) within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act). These forward-looking statements are based on the beliefs and assumptions of management of Rent-Way and/or Home Choice, and on information currently available to such management. Forward-looking statements include expectations, beliefs and other information concerning possible or assumed future results of operation of Home Choice or Rent-Way set forth under "Summary", "Risk Factors," "The Merger -- Background of the Merger," "-- Reasons for the Merger," "Recommendation of Each Company's Board of Directors" "-- Opinion of Financial Advisor to Rent-Way," "-- Opinion of Financial Advisors to Home Choice," and "Unaudited Proforma Condensed Combined Financial Statements" and statements preceded by, followed by or that include the words "believes," "expects," "anticipates," "intends," "plans," "estimates" or similar expressions.

     Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. The future results of the combined company following the Merger may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results and values are beyond Rent-Way's and Home Choice's ability to control or predict. You are cautioned not to put undue reliance on any forward-looking statements.

     You should understand that the following important factors, in addition to those discussed elsewhere in certain of the documents which are incorporated by reference into this Joint Proxy Statement/Prospectus, could affect the future results of the combined company and could cause results to differ materially from those expressed in such forward-looking statement: (i) general economic and business conditions; (ii) changes in the competitive environment within the rental-purchase industry; (iii) Rent-Way's ability to improve the performance of the Home Choice stores acquired in the Merger and to integrate the operations of Home Choice into its operations following the Merger; (iv) Rent-Way's ability to integrate and manage future acquired businesses, if any; (v) the ability to open new rental-purchase stores on a profitable basis; (vi) Rent-Way's ability to implement and to obtain anticipated cost savings related to the Merger and realize anticipated cost savings following the Merger; (vii) the actual costs required to effect the Merger and to realize Merger synergies and cost savings; and (viii) the impact of state and federal laws regulating or otherwise affecting the rental-purchase transaction.

                     DESCRIPTION OF RENT-WAY CAPITAL STOCK

     The following description of certain provisions of the Rent-Way Common Stock and the Rent-Way preferred stock (the "Preferred Stock") does not purport to be complete and is subject to, and qualified in its entirety by, Rent-Way's Articles of Incorporation (the "Rent-Way Articles") and By-laws and applicable law. Rent-Way's Articles and By-laws are filed as exhibits to the Registration Statement and are incorporated herein by this reference.

GENERAL

     The authorized capital stock of Rent-Way consists of 20,000,000 shares of Common Stock, without par value, and 1,000,000 shares of Preferred Stock. As of November 4, 1998, there were (i) 11,088,949 shares of Rent-Way Common Stock issued and outstanding, (ii) 3,122,627 shares of Rent-Way Common Stock reserved for issuance upon the exercise of outstanding stock options, warrants and convertible securities, and (iii) no shares of Preferred Stock outstanding.

RENT-WAY COMMON STOCK

     Dividends. The shareholders are entitled to receive dividends out of assets legally available for the payment of dividends, when and as declared by the Rent-Way Board.

     Voting Rights. Each shareholder is entitled to one vote per share on all matters to be voted on by such shareholders, except that pursuant to Pennsylvania law, the shareholders are entitled to cumulative voting in the election of directors. Cumulative voting means that a shareholder is entitled to a number of votes equal to the number of shares held by such shareholder multiplied by the number of directors to be elected, and all of such votes may be cast for one nominee or distributed among any two or more nominees.

     Liquidation Rights. On any liquidation, dissolution or winding up of Rent-Way, whether voluntary or involuntary, the assets legally available for distribution to shareholders shall belong to and be divided among the shareholders based on the number of shares held by each shareholder.

     Preemptive Rights. The shareholders have no right to participate in any right of subscription to any increased or additional capital stock of Rent-Way.

     Conversion and Other Rights. The Rent-Way Common Stock has no conversion, redemption or sinking fund provisions applicable to it and is not liable to further call or assessment by Rent-Way. All issued and outstanding shares of Rent-Way Common Stock are fully paid and non-assessable.

RENT-WAY PREFERRED STOCK

     The Rent-Way Board, without further action by the shareholders, is authorized to issue up to 1,000,000 shares of preferred stock in one or more series and to fix and determine as to any series any and all of the rights and preferences of shares in any such series, including, without limitation, preferences, limitations or relative rights with respect to redemption rights, conversion rights, voting rights, dividend rights and preferences on liquidation.

                 COMPARATIVE RIGHTS OF HOLDERS OF COMMON STOCK

GENERAL

     If the Merger is consummated, the persons who were holders of shares of Home Choice Common Stock immediately prior to the Merger will become holders of shares of Rent-Way Common Stock immediately after consummation of the Merger and their rights will be governed by the Rent-Way Articles, By-laws and the Pennsylvania Business Corporation Law. The Rent-Way Articles, as amended by the Articles Amendment, will be the combined company's Articles at the Effective Time.

     The following discussion is a brief summary of the material differences between the current rights of Rent-Way's shareholders and the rights of Home Choice stockholders. The purpose of this summary is to indicate briefly the differences between holding Rent-Way Common Stock and Home Choice Common Stock to the extent such differences are created by state corporation laws applicable to Rent-Way and Home Choice or arise because of differences between the Rent-Way Articles and By-laws and the Home Choice Certificate of Incorporation (the "Home Choice Certificate") and By-laws.

BOARD OF DIRECTORS

     Rent-Way. Article IV of Rent-Way's By-laws provides that the number of directors (never more than nine) shall be fixed from time to time by the directors of the Company. Rent-Way's By-laws provide for a classified board of directors with directors divided into three classes with three-year terms of office which expire at different times. Each director is entitled to serve for the longer of the term for which he or she was elected or until his or her successor is elected and qualified. Pursuant to Rent-Way's By-laws, directors may be removed only for cause by a majority vote of the shareholders entitled to vote at a shareholder meeting called for that purpose.

     Home Choice. Section 2.1 of the Home Choice Bylaws provides that directors shall be elected annually and shall hold office until their successors are duly elected and qualified. In addition, the Home Choice Bylaws state that the directors of Home Choice or the Home Choice stockholders may fix the number of directors; however, that number may never be less than three nor more than 15. Delaware law provides that, unless the corporation has either classes of directors or cumulative voting, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of shares then entitled to vote at an election of directors. Section 2.4 of the Home Choice Certificate provides that directors may be removed with or without cause by an affirmative vote of a majority of the stockholders entitled to vote at a stockholders' meeting called for that purpose.

LIMITATION OF DIRECTOR LIABILITY

     Rent-Way. Rent-Way's By-laws eliminate a director's liability to the fullest extent permitted by Pennsylvania law. Under Pennsylvania law, this means that a director has no monetary liability for any action taken or omitted unless
(i) the director breaches or fails to perform his or her duties and (ii) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. Under Pennsylvania law, a director also remains personally liable where the responsibility or liability is pursuant to any criminal statute or is for the non-payment of taxes under Federal, State or local law.

     Home Choice. Article Seventh of the Home Choice Certificate provides that directors of Home Choice shall not be liable personally to Home Choice or the Home Choice stockholders for monetary damages for breach of fiduciary duty as a director except to the extent such exemption from liability is not permitted under Delaware law. This provision protects Home Choice directors against personal liability for monetary damages from breaches of their duty of care. Under Delaware law, absent adoption of Article Seventh, directors can be held liable for gross negligence in connection with decisions made on behalf of the corporation in the performance of their duty of care, but may not be liable for simple negligence. Although Article Seventh provides Home Choice directors with protection from certain awards of monetary damages for breaches of their duty of care, it does not eliminate the director's duty of care. Accordingly, Article Seventh has no effect on the availability of certain equitable remedies, such as an injunction, based upon a director's breach of his or her duty of care. Article Seventh does not apply to officers of Home Choice who are not directors of Home Choice.

INDEMNIFICATION

     Rent-Way. Rent-Way's By-laws provide for indemnification of its directors and officers against any liability incurred in connection with serving as an officer or director except where such indemnification is expressly prohibited by Pennsylvania law.

     Pennsylvania law permits a corporation to indemnify any person involved in a third party action by reason of his or her agreeing to serve, serving or formerly serving as an officer or director of the corporation, against expenses (including attorneys' fees), judgments, fines and settlement amounts paid in such third party action (and against expenses incurred in any derivative action), if such person acted in good faith and reasonably believed that his or her actions were in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful. Furthermore, Pennsylvania law provides that a corporation may advance expenses incurred in defending any action upon receipt of an undertaking by the person to repay the amount advanced if it is ultimately determined that such person is not entitled to indemnification.

     In general, no indemnification for expenses in derivative actions is permitted under Pennsylvania law where the person has been adjudged liable to the corporation, unless a court finds such person is entitled to such indemnification. If, however, the person has been successful in defending a third party or derivative action, indemnification for expenses (including attorneys' fees) incurred is mandatory.

     Under Pennsylvania law, the statutory provisions for indemnification are nonexclusive with respect to any other rights, such as contractual rights, under any bylaw, vote of shareholders, vote of disinterested directors or otherwise, to which a person seeking indemnification may be entitled.

     Home Choice. Under Delaware law, directors, officers, employees and other individuals may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits, or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation, including derivative actions -- a "Corporation Action") if they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and, regarding any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of Corporation Actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such actions. Delaware law further requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. To the extent that a director or officer that is otherwise eligible to be indemnified is successful on the merits of any claim or defense described above, indemnification for expenses (including attorneys' fees) actually and reasonably incurred is mandated by Delaware law.

     Article V of the Home Choice Bylaws provides that Home Choice shall indemnify, to the fullest extent authorized by Delaware law, each person who was or is made a party to, is threatened to be made a party to, or is involved in, any action, suit or proceeding because he or she is or was a director or officer of Home Choice, or of any subsidiary of Home Choice, while serving in such capacity, against all expenses, liabilities or loss incurred by such person in connection therewith.

     The right to indemnification is not exclusive of any other right which any person may have or acquire under any statute, any provision of the Home Choice Certificate or the Home Choice Bylaws, or otherwise. Home Choice is authorized to enter into contracts of indemnification.

ANTITAKEOVER STATUTES

     Rent-Way. Pennsylvania law contains several anti-takeover provisions that apply to registered corporations such as Rent-Way, including provisions relating to: transactions with interested shareholders, engagement in a business combination with an interested shareholder, control group transactions, control share redemption and disgorgement by certain controlling shareholders following attempts to acquire control. Pursuant to the Rent-Way Articles, these provisions do not apply to Rent-Way.

     Home Choice. Delaware law prohibits a Delaware corporation from engaging in mergers, dispositions of 10% or more of its assets, certain issuances of stock and other transactions with a person or group that owns 15% or more of the voting stock of the corporation (an "interested stockholder") for a period of three years after the interested stockholder crosses the 15% threshold. These restrictions on transactions involving an interested stockholder do not apply to Home Choice because Home Choice has a class of voting stock that is authorized for quotation on Nasdaq.

PREFERRED STOCK

     Rent-Way. The Rent-Way Articles provide for the issuance of up to 1,000,000 shares of Rent-Way Preferred Stock. The Rent-Way Articles authorize the directors to determine the voting rights, preferences, qualifications, privileges and designations of any class or series of Rent-Way Preferred Stock prior to issuance by amending the Articles, which amendment may be made solely by action of the directors.

     Generally, the issuance of Rent-Way Preferred Stock could (a) result in a class of securities outstanding which will have certain preferences regarding distributions in a liquidation over the Rent-Way Common Stock and might provide for certain rights (whether general, special, conditional or limited) that could dilute the voting rights of Rent-Way Common Stock and (b) result in dilution of the net income per share and net book value per share relating to Rent-Way Common Stock. Further, the issuance of any additional shares of Rent-Way Common Stock, pursuant to any conversion rights granted holders of any Rent-Way Preferred Stock, may also result in dilution of the voting rights, net income per share and net book value of Rent-Way Common Stock. The power of the Rent-Way directors to issue Rent-Way Preferred Stock with voting or other powers, preferences, and rights may be used to impede or discourage a takeover attempt.

     Home Choice. The Home Choice Certificate authorizes the Home Choice directors to issue shares of its preferred stock (the "Home Choice Preferred Stock"), from time to time, in one or more series as the Home Choice directors may determine, and to fix the powers, number of shares, and preferences and rights (including, but not limited to, voting rights, dividend rights, liquidation rights, conversion rights and redemption rights) of each such series of Home Choice Preferred Stock. The power of the Home Choice directors to issue Home

Choice Preferred Stock with voting or other powers, preferences, and rights may be used to impede or discourage a takeover attempt.

CUMULATIVE VOTING

     Rent-Way. Under Pennsylvania law, unless the corporation's articles of incorporation provide otherwise, shareholders automatically have cumulative voting rights in the election of directors, which means that a shareholder is entitled to a number of votes equal to the number of shares held by such shareholder multiplied by the number of directors to be elected. All of such votes may be cast for one nominee or distributed among any two or more nominees. Because the Rent-Way Articles do not prohibit cumulative voting, Rent-Way shareholders have cumulative voting rights in the election of directors.

     Home Choice. Delaware law provides that cumulative voting rights, in respect of elections of directors, exist if provided for in a corporation's certificate of incorporation. The Home Choice Certificate does not provide for cumulative voting in elections of directors.

ACTION WITHOUT A MEETING

     Rent-Way. Under Pennsylvania law, shareholders of a registered corporation such as the Company may authorize an action without a meeting by less than unanimous consent only if permitted by the corporation's bylaws. Rent-Way's By-laws currently do not permit such action.

     Home Choice. Delaware law permits any action required or permitted to be taken at a Home Choice stockholders' meeting to be taken by written consent signed by the holders of the number of shares that would have been required to effect the action at an actual meeting of the stockholders at which all shares were present and voted. Delaware law also provides that a corporation's certificate of incorporation may restrict or prohibit stockholders' action without a meeting. Article Tenth of the Home Choice Certificate provides that Home Choice stockholders may not consent in writing to any action without a meeting.

SPECIAL MEETINGS

     Rent-Way. Pennsylvania law permits a special meeting of the shareholders to be called by the board of directors, by shareholders entitled to cast at least twenty percent (20%) of the votes that all shareholders are entitled to cast at the particular meeting, or by such other person as may be authorized by the corporation's articles of incorporation or by-laws. Rent-Way's By-laws provide that a special meeting of shareholders may be called by the board of directors.

     Home Choice. Delaware law authorizes the board of directors or those persons authorized by the corporation's certificate of incorporation or by-laws to call a special meeting of the corporation's stockholders. Section 1.2 of the Home Choice Bylaws provides that a special meeting may be called by the Chairman of the Board and must be called by the Chairman of the Board at the written request of a majority of the members of either the entire Home Choice board of directors or the executive committee of the Home Choice board of directors.

VOTING, APPRAISAL OR DISSENTER RIGHTS AND CORPORATE REORGANIZATIONS

     Rent-Way. Under Pennsylvania law, fundamental corporate transactions (such as mergers, sales of all the corporation's assets, dissolutions, etc.) require only the approval of a majority of the votes actually cast by the shareholders at a meeting at which a quorum is present. While Pennsylvania law permits a corporation to increase the minimum percentage of vote required to approve such a transaction, the Rent-Way Articles do not contain any higher vote requirements for such transactions.

     The rights of shareholders to demand payment in cash by a corporation of the fair value of their shares under certain circumstances are called dissenters' rights under Pennsylvania law. Pennsylvania law does not afford dissenters' rights to holders of shares which are either listed on a national securities exchange or held of record by more than 2,000 shareholders when the plan of merger or consolidation converts such shares solely into shares of the surviving corporation or shares of another corporation, or cash in lieu of fractional shares.

     Home Choice. Delaware law generally requires the vote of the holders of a majority of the outstanding stock to approve a merger, sale of assets or similar reorganization transaction. Delaware law does not provide for dissenters' rights of appraisal for (a) the sale, lease or exchange of all or substantially all of the assets of a corporation, (b) a merger by a corporation, the shares of which are either listed on a national securities exchange or held by more than 2,000 stockholders if such stockholders receive shares of the surviving corporation or of a listed or widely held corporation, or (c) certain mergers not requiring stockholder approval.

AMENDMENT TO BY-LAWS

     Rent-Way. Article VIII of Rent-Way's By-laws provides that, except for matters exclusively reserved to shareholders by statute, the directors may amend, repeal or adopt new By-laws by a majority vote. In addition, the shareholders may amend, repeal or adopt new By-laws by vote of the shareholders at any annual or special meeting.

     Home Choice. Delaware law places the power to adopt, amend or repeal bylaws in the corporation's stockholders, but permits the corporation, in its certificate of incorporation, also to vest such power with the board of directors. Although the board of directors of Home Choice has been vested with such authority pursuant to Article Sixth of the Home Choice Certificate, Home Choice stockholders' power to adopt, amend or repeal by-laws remains unrestricted.

PREEMPTIVE RIGHTS

     Rent-Way. Under Pennsylvania law, shareholders of a corporation do not have a preemptive right to acquire a corporation's unissued shares except to the extent the articles of incorporation so provide. Rent-Way's Articles do not provide preemptive rights to shareholders.

     Home Choice. Under Delaware law, no statutory preemptive rights will exist, unless a corporation's certificate of incorporation specifies otherwise. The Home Choice Certificate does not provide for any such preemptive rights.

DIVIDEND RIGHTS

     Rent-Way. Pennsylvania law provides that unless otherwise restricted by the corporation's bylaws, a corporation is permitted to pay dividends unless they would render the corporation insolvent, meaning either (i) the corporation would be unable to pay its debts as they become due in the ordinary course of business, or (ii) the total assets of the corporation would be less than the sum of its total liabilities plus the amount that would be needed upon dissolution of the corporation to pay the holders of shares having a liquidation preference. Rent-Way's By-laws do not restrict the payment of dividends.

     Home Choice. Delaware corporations may pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which declared and/or the preceding fiscal year. Delaware law also provides that dividends may not be paid out of net profits if, after the payment of the dividend, capital is less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of assets.

FIDUCIARY DUTIES

     Rent-Way. Pennsylvania law provides that unless otherwise provided in a corporation's bylaws, the board of directors has the ultimate responsibility for managing the business and affairs of a corporation. In discharging this function, directors of Pennsylvania corporations owe fiduciary duties of care and loyalty to the corporations for which they serve as directors. Pennsylvania law provides that a director of a Pennsylvania corporation owes a duty only to the corporation (and not to the shareholders), and the duty of the board of directors, committees of the board and individual directors of a Pennsylvania corporation may be enforced directly by the corporation or may be enforced by a shareholder, as such, by an action in the right of the corporation, but such duty may not be enforced directly by a shareholder or by any other person or group.

     Home Choice. Under Delaware law, the business and affairs of a corporation are managed by or under the direction of its board of directors. In exercising their powers, directors are charged with fiduciary duties to the corporation and its stockholders. In contrast to Pennsylvania law, the duties of a board of directors, committees of the board and individual directors of a Delaware corporation may be enforced directly by a stockholder, as such, or by any other person or group.

PRESUMPTION

     Rent-Way. Absent a breach of fiduciary duty, a lack of good faith or self-dealing (i.e., entering into contracts or transactions with a director or an entity in which a director has a financial or other interest), any act of the board of directors, a committee of the board or an individual director is presumed to be in the corporation's best interests. In assessing whether a director of a Pennsylvania corporation has met his or her statutory duty of care, there is not any greater obligation to justify, or higher burden of proof with respect to, any act relating to or affecting an acquisition or potential or proposed acquisition of control of the corporation than is applied to any other action.

     Notwithstanding the preceding, any board action relating to or affecting an acquisition or potential or proposed acquisition of control which is approved by a majority of the corporation's "disinterested directors" (i.e., directors who (i) are not affiliated with the person seeking control and (ii) are not officers or employees of the corporation) is presumed to satisfy the statutory duty of care under Pennsylvania law, unless it is proven by clear and convincing evidence that the disinterested directors did not assent to such an act in good faith, after reasonable investigation.

     Home Choice. In making a business decision, directors of a Delaware corporation are presumed to act on an informed basis, in good faith and in the honest belief that the action taken was in the best interest of the corporation. This presumption may be rebutted upon a showing that the directors' decision involved a breach of fiduciary duty such as fraud, overreacting, lack of good faith, failure of the board to inform itself properly or an action taken by the board to entrench itself in office.

               AMENDMENT TO RENT-WAY'S ARTICLES OF INCORPORATION

     Rent-Way shareholders are being asked to consider and approve the Merger Agreement, including the Articles Amendment, which will, if approved, amend the Rent-Way Articles. The Articles Amendment increases the amount of authorized Rent-Way Common Stock from 20,000,000 shares to 50,000,000 shares. The purpose of the Articles Amendment is to facilitate consummation of the Merger and to provide additional authorized shares of Rent-Way Common Stock which will be available for general corporate purposes following the Merger. As of the close of business on November 4, 1998, 11,088,949 shares of Rent-Way Common Stock were issued and outstanding and approximately 3,122,627 shares were reserved for issuance upon the exercise of outstanding stock options and warrants. There were, therefore, as of such date, approximately 5,828,435 shares of authorized Rent-Way Common Stock available for future issuances. Assuming that the Merger is approved, approximately 10,011,251 shares will be issued to Home Choice stockholders pursuant to the Merger Agreement.

     The Rent-Way Board also believes that it would be desirable to increase the number of shares of authorized Rent-Way Common Stock beyond the number of shares necessary to complete the Merger, in order to make available additional shares for any proper corporate purpose approved by the Rent-Way Board, including future acquisitions, financings, issuances under employee benefit plans and for other general corporate purposes. Having additional authorized shares of Rent-Way Common Stock available for issuance will give Rent-Way greater flexibility and allow additional shares of Rent-Way Common Stock, in excess of the number of shares currently authorized, to be issued without the expense and delay of a special meeting of the shareholders, unless a meeting is required by applicable law, or otherwise.

     The Rent-Way Board has not proposed the increase in the amount of authorized shares with the intention of discouraging tender offers or takeover attempts of Rent-Way. However, the availability of additional authorized shares for issuance could make it more difficult or discourage a merger, tender offer, proxy contest or other attempt to obtain control of Rent-Way, which may adversely affect the ability of the Rent-Way shareholders to obtain a premium for their shares of Rent-Way Common Stock.

     Other than in connection with the Merger, Rent-Way has no specific plans currently calling for the issuance of any of the additional shares of Rent-Way Common Stock. The Rent-Way Board is also subject to certain restrictions on its ability to issue additional shares of Rent-Way Common Stock without further shareholder approval. In some instances, shareholder approval for the issuance of additional shares may be required by law or the rules of the NYSE. In other instances, shareholder approval may otherwise be necessary or desirable, but the issuance of additional shares of authorized Rent-Way Common Stock would be within the discretion of the Rent-Way Board without the specific requirement of further action by the Rent-Way shareholders. All newly authorized shares of Rent-Way Common Stock would have the same rights as the presently authorized shares, including the right to cast one vote per share and to participate in dividends when and to the extent declared and paid. Under the Rent-Way Articles, Rent-Way shareholders do not have preemptive rights to subscribe for or purchase any part of any new or additional issue of Rent-Way Common Stock. See "Description of Rent-Way Capital Stock--Rent-Way Common Stock."

                                 LEGAL MATTERS

     Certain legal matters relating to the validity of the shares of Rent-Way Common Stock to be issued in connection with the Merger will be passed upon for Rent-Way by Hodgson, Russ, Andrews, Woods & Goodyear LLP, Buffalo, New York, counsel to Rent-Way. Hodgson, Russ, Andrews, Woods & Goodyear LLP, has given an opinion as summarized under the heading, "Material U.S. Federal Income Tax Consequences." Certain legal matters in connection with the Merger will be passed on for Home Choice by King & Spalding, Atlanta, Georgia.

                                    EXPERTS

     The audited balance sheets as of September 30, 1997 and 1996, and the related statements of income, shareholders' equity and cash flows for each of the three years in the period ended September 30, 1997 of Rent-Way, the audited combined balance sheet as of December 31, 1997, and the related combined statements of operations and accumulated deficit, and cash flows for the year then ended of South Carolina Rentals, Inc., Paradise Valley Holdings, Inc. and L&B Rents, Inc. and the balance sheets as of December 31, 1996 and 1995, and the related statements of operations, shareholders' equity and cash flows for the years then ended of Perry Electronics, Inc. (d/b/a Rental King) have been incorporated by reference in this Joint Proxy Statement/ Prospectus from Rent-Way's Annual Report on Form 10-K for the year ended September 30, 1997, Current Report on Form 8-K/A dated March 23, 1998 and Current Report on Form 8-K/A dated April 21, 1997, respectively, in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given upon the authority of such firm as experts in accounting and auditing. The financial statements of Champion Rentals, Inc. appearing in Rent-Way's Current Report on Form 8-K/A dated April 16, 1998, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

     The consolidated balance sheets of Home Choice (formerly Alrenco) as of December 31, 1996 and 1997, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for each of the three years in the period ended December 31, 1997 (after restatement for the 1998 pooling of interests with RTO) included in the Home Choice's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998 and incorporated by reference in this Joint Proxy Statement/Prospectus, have been incorporated herein in reliance
(a) on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing and (b) on the report of Grant Thornton LLP, independent accountants, on the balance sheets of Alrenco, Inc. as of December 31, 1996 and 1997 and the related statements of earnings, stockholders equity and cash flows for each of the three years in the period ended December 31, 1997 (prior to the restatement for the 1998 pooling of interests with RTO) given on the authority of that firm as experts in accounting and auditing. The report of PricewaterhouseCoopers LLP incorporated herein makes reference to the report of Grant Thornton LLP.

     On February 26, 1998, immediately following the merger of Alrenco and RTO, the Home Choice Board replaced Grant Thornton LLP as the principal independent auditor of Home Choice. Effective February 26, 1998,

PricewaterhouseCoopers LLP, previously the principal independent auditor for RTO, was engaged by Home Choice to serve as the independent auditor of Home Choice's financial statements for the 1998 fiscal year. Grant Thornton LLP continued to serve as the independent auditor with respect to Home Choice's financial statements for the fiscal year ended December 31, 1997, prior to restatement for the 1998 pooling of interests with RTO. Neither of the reports of Grant Thornton LLP on the financial statements of Home Choice for the fiscal years ended December 31, 1997 and 1996 contained an adverse opinion or a disclaimer of an opinion or was qualified or modified as to uncertainty, audit scope or accounting principles. During the two fiscal years ended December 31, 1997, and during the interim periods preceding February 26, 1998, (i) there were no disagreements with Grant Thornton LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure and
(ii) there were no "reportable events" (as defined in Item 304(a)(1)(v) of Regulation S-K).

     The financial statements of Action TV & Appliance Rental, Inc. ("Action") included in Home Choice's Registration Statement on Form S-4 (SEC File No. 333-44451) and incorporated by reference herein have been audited by the following firms, as stated in their reports included in such Registration Statement on Form S-4: (i) the financial statements of Action as of and for the seven months ended July 31, 1996 have been audited by PricewaterhouseCoopers LLP, independent accountants, and (ii) the financial statements of Action as of and for the year ended December 31, 1995 have been audited by Ernst & Young LLP, independent auditors. Such financial statements have been incorporated herein in reliance on such reports given upon the authority of said firms as experts in accounting and auditing.

                             SHAREHOLDER PROPOSALS

     Any Rent-Way shareholder who intends to present a proposal at the 1998 Annual Meeting of Shareholders of Rent-Way must have submitted the proposal by November 1, 1998 to Rent-Way's corporate office in Erie, Pennsylvania by certified mail, return receipt requested, and directed to the Secretary of Rent-Way.

                                 OTHER BUSINESS

     As of the date of this Joint Proxy Statement/Prospectus, the Rent-Way Board and the Home Choice Board do not know of any other matters that will be presented for consideration at either the Rent-Way Special Meeting or the Home Choice Special Meeting other than as described in this Joint Proxy Statement/Prospectus. However, if any other matter is properly presented at either the Rent-Way Special Meeting or the Home Choice Special Meeting or any adjournments of postponements thereof, the enclosed form of proxy will be deemed to confer authority to the individuals named as proxies to vote your shares represented by such proxy with respect to any additional matters that are within the purposes set forth in the Notices of the Rent-Way Special Meeting and the Home Choice Special Meeting as determined by a majority of the Rent-Way Board or the Home Choice Board, as the case may be.

                      WHERE YOU CAN FIND MORE INFORMATION

     Rent-Way and Home Choice file annual, quarterly and current reports, proxy statements and other information with the Commission. You may read and copy any reports, statements or other information that the companies file at the Public Reference Section of the Commission's principal office, Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549 and at the Commission's regional offices located at Seven World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms. Rent-Way's and Home Choice's public filings are also available to the public from commercial document retrieval services and at the Internet World Wide Web site maintained by the Commission at "http://www.sec.gov." Reports, proxy statements and other information concerning Rent-Way and Home Choice also may be inspected at the offices of the National Association of Securities Dealers, Inc. located at 1735 K Street, N.W., Washington, D.C. 20006.

     Rent-Way has filed a Registration Statement on Form S-4 (together with all amendments and exhibits thereto) under the Securities Act, to register with the Commission the Rent-Way Common Stock to be issued to Home Choice stockholders in the Merger. This Joint Proxy Statement/Prospectus is a part of the Registration Statement and constitutes a prospectus of Rent-Way, a proxy statement of Rent-Way for the Rent-Way Special Meeting and a proxy statement for Home Choice for the Home Choice Special Meeting.

     As allowed by the rules of the Commission, this Joint Proxy
Statement/Prospectus does not contain all the information that shareholders can find in the Registration Statement or the exhibits to the Registration Statement.

     The Commission allows Rent-Way and Home Choice to "incorporate by reference" information into this Joint Proxy Statement/Prospectus, which means that the companies can disclose important information to you by referring you to another document filed separately with the Commission. The information incorporated by reference is deemed to be part of this Joint Proxy Statement/Prospectus, except for any information superseded by information contained directly in the Joint Proxy Statement/Prospectus. This Joint Proxy Statement/Prospectus incorporates by reference the documents set forth below that Rent-Way and Home Choice have previously filed with the Commission. These documents contain important information about the companies and their financial condition.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Joint Proxy Statement/Prospectus to the extent that a statement contained herein, or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference herein, modifies or supersedes the earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Joint Proxy Statement/Prospectus.

   RENT-WAY FILINGS (FILE NUMBER 0-22026)                         PERIOD
   --------------------------------------                         ------
Annual Report on Form 10-K and Form 10-K/A...  For the fiscal year ended September 30, 1997;
Quarterly Report on Form 10-Q................  For the three months ended December 31, 1997;
Quarterly Report on Form 10-Q and Form         For the three months ended March 31, 1998;
  10-Q/A.....................................
Quarterly Report on Form 10-Q................  For the three months ended June 30, 1998;
Current Report on Form 8-K and Form 8-K/A....  Filed February 6, 1997 and April 21, 1997,
                                               respectively;
Current Report on Form 8-K...................  Filed January 9, 1998;
Current Report on Form 8-K and Form 8-K/A....  Filed January 20, 1998 and March 24, 1998,
                                               respectively;
Current Report on Form 8-K and Form 8-K/A....  Filed February 19, 1998 and April 16, 1998,
                                               respectively;
Current Report on Form 8-K...................  Filed July 22, 1998;
Current Report on Form 8-K...................  Filed July 22, 1998;
Current Report on Form 8-K...................  Filed August 12, 1998;
Current Report on Form 8-K...................  Filed September 14,1998; and
Current Report on Form 8-K...................  Filed September 16,1998.
The description of the Rent-Way Common Stock
contained in Rent-Way's registration
  statement on
Form 8-A.....................................  Dated September 30, 1998, including any amendment or report filed for the purpose of
                                               updating such description.

     The following documents previously filed with the Commission by Home Choice (formerly known as Alrenco, Inc.) are incorporated by reference into this Joint Proxy Statement/Prospectus:

  HOME CHOICE FILINGS (FILE NUMBER 0-27490)                       PERIOD
  -----------------------------------------                       ------
Annual Report on Form 10-K and Form 10-K/A...  For the fiscal year ended December 31, 1997;
Quarterly Report on Form 10-Q................  For the three months ended March 31, 1998
Quarterly Report on Form 10-Q and Form
  10-Q/A.....................................  For the three months ended June 30, 1998;
Current Report on Form 8-K...................  Filed February 10, 1998;
Current Report on Form 8-K...................  Filed March 5, 1998;
Current Report on Form 8-K...................  Filed June 2, 1998;
Current Report on Form 8-K...................  Filed June 30, 1998;
Current Report on Form 8-K...................  Filed September 11, 1998; and
Current Report on Form 8-K...................  Filed October 30, 1998.

The financial statements of Action TV &
Appliance Rental, Inc. for the year ended
December 31, 1995 and for the seven months
ended July 31, 1996 contained in Home
Choice's Registration Statement on Form S-4
(File No. 333-44451).........................  Filed January 16, 1998.

     All documents filed by Rent-Way or Home Choice pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Joint Proxy Statement/Prospectus and prior to the Special Meetings shall be deemed to be incorporated by reference into this Joint Proxy Statement/Prospectus and to be a part hereof from the date of filing of such documents.

     Rent-Way has supplied all information contained or incorporated by reference in this Joint Proxy Statement/ Prospectus relating to Rent-Way and Home Choice has supplied all information contained in or incorporated by reference relating to Home Choice.

     If you are a Rent-Way shareholder or Home Choice stockholder, Rent-Way or Home Choice may have sent you some of the documents incorporated by reference, but you may obtain any of them through Rent-Way or Home Choice, as the case may be, or the Commission or the Commission's Internet World Wide Web site described above.

     Documents incorporated by reference are available from the companies without charge, excluding all exhibits unless specifically incorporated by reference as an exhibit to this Joint Proxy Statement/Prospectus. Rent-Way shareholders and Home Choice stockholders may obtain documents incorporated by reference in this Joint Proxy Statement/Prospectus by requesting them in writing or by telephone from the appropriate company at the following addresses:

     RENT-WAY, INC.
     One Rent-Way Place
     Erie, Pennsylvania 16505
     Attention: Investor Relations

     HOME CHOICE HOLDINGS, INC.
     714 E. Kimbrough Street
     Mesquite, Texas 75149
     Attention: Investor Relations

     IF YOU WOULD LIKE TO REQUEST DOCUMENTS FROM EITHER COMPANY, PLEASE DO SO BY DECEMBER 1, 1998 TO RECEIVE THEM BEFORE THE RENT-WAY SPECIAL MEETING AND/OR THE HOME CHOICE SPECIAL MEETING. IF YOU REQUEST ANY INCORPORATED DOCUMENTS FROM US WE WILL MAIL THEM TO YOU BY FIRST-CLASS MAIL, OR OTHER EQUALLY PROMPT MEANS, WITHIN ONE BUSINESS DAY OF OUR RECEIPT OF YOUR REQUEST.

     You should rely only on the information contained or incorporated by reference in this Joint Proxy Statement/Prospectus to vote your shares at the Rent-Way Special Meeting and/or the Home Choice Special Meeting. Rent-Way and Home Choice have not authorized anyone to provide you with information that is different from what is contained in this Joint Proxy Statement/Prospectus. This Joint Proxy Statement/Prospectus is dated November 5, 1998. You should not assume that the information contained in the Joint Proxy Statement/ Prospectus is accurate as of any date other than that date, and neither the mailing of this Joint Proxy Statement/ Prospectus to the Rent-Way shareholders and the Home Choice stockholders nor the issuance of the shares of Rent-Way Common Stock in the Merger shall create any implication to the contrary.

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

     The following unaudited pro forma condensed combined financial statements and explanatory notes have been prepared to give effect to the Merger. The Merger is being accounted for as a pooling-of-interests as defined by Accounting Principles Board Opinion No. 16, ("APB 16"). In accordance with Article 11 of Regulation S-X under the Securities Act, an unaudited pro forma condensed combined balance sheet (the "Pro Forma Balance Sheet") as of June 30, 1998 and unaudited pro forma condensed combined statements of income (loss) (the "Pro Forma Statements of Income") for the twelve months ended September 30, 1997 ("Fiscal 1997"), 1996 ("Fiscal 1996") and 1995 ("Fiscal 1995") and the nine month periods ended June 30, 1998 and 1997 have been prepared. For both the Pro Forma Balance Sheet and all periods included in the Pro Forma Statements of Income, the average number of common and common equivalent shares gives effect to the Exchange Ratio of 0.588 shares of Rent-Way common stock for one share of Home Choice common stock.

     Certain data and notes normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. The following unaudited pro forma condensed combined financial statements (the "Pro Forma Financial Statements") have been prepared based upon the historical financial statements of Rent-Way and Home Choice. The Pro Forma Financial Statements should be read in conjunction with (a) the historical financial statements of Rent-Way for the years ended September 30, 1997, 1996 and 1995, and the unaudited financial statements for the nine month periods ended June 30, 1998 and 1997; (b) the historical consolidated financial statements of Home Choice for the years ended December 31, 1997, 1996 and 1995, the unaudited consolidated financial statements for the six month periods ended June 30, 1998 and 1997 and the unaudited internal consolidated statements of income for the three month periods ended December 31, 1997 and 1996.

     The Pro Forma Balance Sheet was prepared utilizing the historical balance sheet data as of June 30, 1998 for both Rent-Way and Home Choice. The Pro Forma Balance Sheet presents the historical financial position of Rent-Way and Home Choice, adjusted to reflect the Merger as if it had occurred at June 30, 1998.

     The Pro Forma Statements of Income have been prepared utilizing the historical income statement data for both Rent-Way and Home Choice. The Pro Forma Statements of Income for Fiscal 1997, 1996 and 1995 have been prepared utilizing (a) the historical statements of income data of Rent-Way for the years ended September 30, 1997, 1996 and 1995 and (b) the historical consolidated statements of income data of Home Choice for the years ended December 31, 1997, 1996 and 1995, adjusted to reflect the Merger as if it had occurred at October 1, 1994. The Pro Forma Statements of Income for the nine month periods ended June 30, 1998 and 1997 have been prepared utilizing (a) the historical statements of income data of Rent-Way for the nine month periods ended June 30, 1998 and 1997; (b) the historical consolidated statements of income data of Home Choice for the six month periods ended June 30, 1998 and 1997 and (c) internal consolidated statements of income data of Home Choice for the three month periods ended December 31, 1997 and 1996, adjusted to reflect the Merger as if it had occurred at October 1, 1994. As a result of Rent-Way and Home Choice having different fiscal year ends, the three month periods ended December 31, 1996 and 1997 for Home Choice were included in both the Pro Forma Statements of Income for Fiscal 1997 and 1996, respectively, and the nine month periods ended June 30, 1998 and 1997, respectively. Revenues of Home Choice were $61,541,358 and $42,739,933, and net losses were $5,142,156 and $1,553,946, respectively, for the three month periods ended December 31, 1997 and 1996, respectively. Upon consummation of the Merger, the loss for the three month period ended December 31, 1997 will be reflected as an adjustment to shareholders' equity. The Pro Forma Statements of Income do not reflect any estimate of expenses directly associated with the Merger. The amount of expenses directly associated with the Merger which is not included in the Pro Forma Statements of Income but is expected to be included in the Statements of Income of Rent-Way within the next 12 months is $10 million.

     In addition to giving effect to the Merger, the Pro Forma Financial Statements reflect the financial results of prior acquisitions, as determined to be significant by management of Rent-Way and Home Choice and which are not included for the entire period in the historical Fiscal 1997 income statements, in accordance with Article 3 of Regulation S-X. For Rent-Way, the significant acquisitions include Champion Rentals, Inc. ("Champion"), Ace TV Rentals Inc. ("Ace Rentals"), and Perry Electronics Inc. dba Rental King ("Rental King"), all of which were accounted for as purchases as defined by APB 16. The Pro Forma Statements of Income for Fiscal 1997 include the results of operations for both Champion and Ace Rentals as if the transactions had been consummated at the beginning of that period. In addition, the Pro Forma Statements of Income reflect the effects of (a) Rent-Way's issuance of $20,000,000 of convertible subordinated debentures used to finance the purchase of Rental King and (b) Rent-Way's issuance of 2,888,088 shares of common stock a portion of the proceeds of which were used to fund the acquisition of Ace Rentals. Accordingly, the pro forma weighted average shares outstanding for the periods presented have been adjusted to reflect such shares as being outstanding for the appropriate periods. The Pro Forma Statement of Income for the nine month period ended June 30, 1998 include the results of operation of both Champion and Ace Rentals as if the transactions had been consummated at October 1, 1996. The Pro Forma Statement of Income for the nine month period ended June 30, 1997 includes the results of operations for Champion, Ace Rentals and Rental King as if the transactions had been consummated at October 1, 1996.

     The Pro Forma Statements of Income for Fiscal 1996 and 1995 give effect only to the Merger accounted for as a pooling-of-interests. In accordance with
Article 11 of Regulation S-X, the acquisitions of Champion, Ace Rentals and Rental King are not reflected in the Pro Forma Statements of Income for Fiscal 1996 and 1995. Accordingly the Pro Forma Statements of Income for Fiscal 1996 and 1995 are not comparable to the Pro Forma Statements of Income for Fiscal 1997 and for the nine months periods ended June 30, 1998 and 1997.

     The Pro Forma Financial Statements are provided for illustrative purposes only, and are not necessarily indicative of the operating results or financial position that would have occurred if the Merger and the purchase transactions described above had been consummated at the beginning of the periods or on the dates indicated, nor are they necessarily indicative of any future operating results or financial position. The Merger has not been consummated as of the date of the preparation of these Pro Forma Financial Statements and there can be no assurances that the Merger will be consummated in the future.

                                 RENT-WAY, INC.

              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                              AS OF JUNE 30, 1998

                                                                                     RENT-WAY AND
                                                                                     HOME CHOICE
                                      RENT-WAY     HOME CHOICE     CONFORMING         PRO FORMA
                                     HISTORICAL     HISTORICAL     ADJUSTMENTS         COMBINED
                                     ----------     ----------     -----------         --------
ASSETS
Cash..............................  $  2,861,254   $  7,548,967   $          --      $ 10,410,221
Prepaid expenses and other
  assets..........................     7,948,697      5,935,420              --        13,884,117
Rental merchandise, net...........    73,690,576     97,893,748              --       171,584,324
Deferred income taxes.............       461,862      8,815,740              --         9,277,602
Property and equipment, net.......    17,339,920     18,097,657              --        35,437,577
Goodwill and other intangibles,
  net.............................   130,149,662     91,205,261              --       221,354,923
Deferred financing costs, net.....     1,677,439             --              --         1,677,439
Non-compete and prepaid
  consulting, net.................     3,525,304             --              --         3,525,304
Income tax and other
  receivables.....................            --      2,779,381              --         2,779,381
                                    ------------   ------------   -------------      ------------
     Total assets.................  $237,654,714   $232,276,174   $          --      $469,930,888
                                    ============   ============   =============      ============
LIABILITIES AND SHAREHOLDERS'
  EQUITY
Accounts payable and book
  overdraft.......................  $  5,541,215   $ 14,515,896   $          --      $ 20,057,111
Other liabilities.................     7,899,952     15,841,787      10,000,000 (1)    33,741,739
Income tax payable................     3,392,238             --              --         3,392,238
Deferred income taxes.............            --      1,293,919                         1,293,919
Debt..............................   116,003,950     66,264,725              --       182,268,675
                                    ------------   ------------   -------------      ------------
     Total liabilities............   132,837,355     97,916,327      10,000,000       240,753,682
SHAREHOLDERS' EQUITY:
Common stock......................    87,862,653        169,851     149,607,359 (2)   237,639,863
Paid-in capital...................            --    149,607,359    (149,607,359)(2)            --
Retained earnings (deficit).......    16,954,706    (15,417,363)    (10,000,000)(1)    (8,462,657)
                                    ------------   ------------   -------------      ------------
     Total shareholders' equity...   104,817,359    134,359,847     (10,000,000)      229,177,206
                                    ------------   ------------   -------------      ------------
     Total liabilities and
       shareholders' equity.......  $237,654,714   $232,276,174   $          --      $469,930,888
                                    ============   ============   =============      ============

                             See Accompanying Notes

                                 RENT-WAY, INC.

           UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                 FOR THE NINE MONTH PERIOD ENDED JUNE 30, 1998

                                                                                                             RENT-WAY,
                                                               RENT-WAY                                     HOME CHOICE
                                             1998              AND 1998                                       AND 1998
                                         ACQUISITIONS        ACQUISITIONS                                   ACQUISITIONS
                          RENT-WAY         PRO FORMA           PRO FORMA       HOME CHOICE    CONFORMING     PRO FORMA
                         HISTORICAL     COMBINED (4(a))        COMBINED         HISTORICAL    ADJUSTMENTS     COMBINED
                         ----------     ---------------        --------         ----------    -----------     --------
Total revenues........  $125,060,028      $26,287,860        $151,347,888      $192,615,761   $       --    $343,963,649
                        ------------      -----------        ------------      ------------   -----------   ------------
COST AND OPERATING
  EXPENSES:
Operating expenses....   102,416,787       23,905,335         126,322,122       190,662,498           --     316,984,620
Cost of business
  combinations........            --               --                  --        11,185,176           --      11,185,176
Name change expense...            --               --                  --         1,377,032           --       1,377,032
Amortization of
  intangibles.........     2,970,340          952,387           3,922,727         5,391,143           --       9,313,870
                        ------------      -----------        ------------      ------------   -----------   ------------
    Total costs and
      operating
      expenses........   105,387,127       24,857,722         130,244,849       208,615,849           --     338,860,698
                        ------------      -----------        ------------      ------------   -----------   ------------
    Operating income
      (loss)..........    19,672,901        1,430,138          21,103,039       (16,000,088)          --       5,102,951
OTHER INCOME
  (EXPENSE):
Interest expense......    (4,346,005)      (1,826,507)         (6,172,512)       (3,217,851)          --      (9,390,363)
Interest income.......       109,655           36,447             146,102           118,906           --         265,008
Other expense, net....       (60,079)         232,104             172,025          (926,059)          --        (754,034)
                        ------------      -----------        ------------      ------------   -----------   ------------
    Income (loss)
      before income
      taxes...........    15,376,472         (127,818)         15,248,654       (20,025,092)          --      (4,776,438)
Income tax expense
  (benefit)...........     6,619,041          (54,961)          6,564,080        (4,852,945)          --       1,711,135
                        ------------      -----------        ------------      ------------   -----------   ------------
    Net income
      (loss)..........  $  8,757,431      $   (72,857)       $  8,684,574      $(15,172,147)  $       --    $ (6,487,573)
                        ============      ===========        ============      ============   ===========   ============
EARNINGS (LOSS) PER
  COMMON SHARE:
    Basic.............  $       0.87                                           $      (0.89)                $      (0.32)
                        ============                                           ============                 ============
    Diluted...........  $       0.77                                           $      (0.89)                $      (0.31)
                        ============                                           ============                 ============
WEIGHTED AVERAGE
  COMMON SHARES
  OUTSTANDING:
    Basic.............    10,081,477                                            16,965,178                    20,488,209
                        ============                                           ============                 ============
    Diluted...........    12,225,712                                            16,965,178                    21,137,434
                        ============                                           ============                 ============

                             See Accompanying Notes

                                 RENT-WAY, INC.

           UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                 FOR THE NINE MONTH PERIOD ENDED JUNE 30, 1997

                                                                                                              RENT-WAY,
                                                                                                             HOME CHOICE
                                                              RENT-WAY AND                                     AND 1998
                                        1998 AND 1997        1998 AND 1997                                     AND 1997
                                         ACQUISITIONS         ACQUISITIONS                                   ACQUISITIONS
                         RENT-WAY         PRO FORMA            PRO FORMA        HOME CHOICE    CONFORMING     PRO FORMA
                        HISTORICAL      COMBINED(4(B))          COMBINED         HISTORICAL    ADJUSTMENTS     COMBINED
                        ----------      --------------          --------         ----------    -----------     --------
Total revenues........  $63,334,925      $81,446,083          $144,781,008      $152,892,608   $       --    $297,673,616
                        -----------      -----------          ------------      ------------   ----------    ------------
COST AND OPERATING
  EXPENSES:
Operating expenses....   52,394,317       74,398,352           126,792,669       141,146,473           --     267,939,142
Cost of business
  combinations........           --               --                    --         2,196,880           --       2,196,880
Amortization of
  intangibles.........    1,338,416        2,818,815             4,157,231         7,825,522           --      11,982,753
                        -----------      -----------          ------------      ------------   ----------    ------------
    Total costs and
      operating
      expenses........   53,732,733       77,217,167           130,949,900       151,168,875           --     282,118,775
                        -----------      -----------          ------------      ------------   ----------    ------------
    Operating
      income..........    9,602,192        4,228,916            13,831,108         1,723,733           --      15,554,841
OTHER INCOME
  (EXPENSE):
Interest expense......   (2,311,742)      (5,428,999)           (7,740,741)       (1,260,290)          --      (9,001,031)
Interest income.......          920          104,090               105,010           668,691           --         773,701
Other expense, net....      (62,698)         (60,854)             (123,552)           39,704           --         (83,848)
                        -----------      -----------          ------------      ------------   ----------    ------------
    Income (loss)
      before income
      taxes and
      extraordinary
      item............    7,228,672       (1,156,847)            6,071,825         1,171,838           --       7,243,663
Income tax expense
  (benefit)...........    3,378,194         (497,444)            2,880,750         1,723,455           --       4,604,205
                        -----------      -----------          ------------      ------------   ----------    ------------
    Income (loss)
      before
      extraordinary
      item............  $ 3,850,478      $  (659,403)         $  3,191,075      $   (551,617)  $       --    $  2,639,458
                        ===========      ===========          ============      ============   ==========    ============
PRO FORMA INFORMATION
  (UNAUDITED)(4):
    Income (loss)
      before
      extraordinary
      item............                                                          $  (551,617)                 $  2,639,458
    Pro forma income
      tax expense
      (benefit).......                                                             (155,528)                     (155,528)
                                                                                ------------                 ------------
    Pro forma income
      (loss) before
      extraordinary
      item............                                                          $  (396,089)                 $  2,794,986
                                                                                ============                 ============
PRO FORMA EARNINGS
  (LOSS) PER COMMON
  SHARE:
    Basic.............  $      0.58                                             $     (0.02)                 $       0.15
                        ===========                                             ============                 ============
    Diluted...........  $      0.53                                             $     (0.02)                 $       0.15
                        ===========                                             ============                 ============
PRO FORMA WEIGHTED
  AVERAGE COMMON
  SHARES OUTSTANDING:
    Basic.............    6,621,180                                              16,911,893                    19,152,623
                        ===========                                             ============                 ============
    Diluted...........    8,603,817                                              16,911,893                    19,640,250
                        ===========                                             ============                 ============

                             See Accompanying Notes

                                 RENT-WAY, INC.

           UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                   YEAR ENDED SEPTEMBER 30, 1997 FOR RENT-WAY
                  YEAR ENDED DECEMBER 31, 1997 FOR HOME CHOICE
                                 "FISCAL 1997"

                                                                                                            RENT-WAY,
                                                                 RENT-WAY                                  HOME CHOICE
                                                 1998            AND 1998                                    AND 1998
                                             ACQUISITIONS      ACQUISITIONS                                ACQUISITIONS
                             RENT-WAY         PRO FORMA         PRO FORMA     HOME CHOICE    CONFORMING     PRO FORMA
                            HISTORICAL     COMBINED (4(C))       COMBINED      HISTORICAL    ADJUSTMENTS     COMBINED
                            ----------     ---------------       --------      ----------    -----------     --------
Total revenues............  $88,043,534      $93,478,887       $181,522,421   $230,968,599   $       --    $412,491,020
                            -----------      -----------       ------------   ------------   ----------    ------------
COST AND OPERATING
  EXPENSES:
Operating expense.........   72,331,086       85,458,639        157,789,725    221,762,572           --     379,552,297
Cost of business
  combinations............           --               --                 --        934,717           --         934,717
Name change expense.......           --               --                 --        742,541           --         742,541
Amortization of
  intangibles.............    1,926,287        3,065,299          4,991,586      9,902,303           --      14,893,889
                            -----------      -----------       ------------   ------------   ----------    ------------
    Total costs and
      operating
      expenses............   74,257,373       88,523,938        162,781,311    233,342,133           --     396,123,444
                            -----------      -----------       ------------   ------------   ----------    ------------
    Operating income
      (loss)..............   13,786,161        4,954,949         18,741,110     (2,373,534)          --      16,367,576
OTHER INCOME (EXPENSE):
Interest expense..........   (3,368,980)      (4,529,304)        (7,898,284)    (2,512,015)          --     (10,410,299)
Interest income...........          920           19,389             20,309        218,118           --         238,427
Other expense, net........     (103,681)         (91,987)          (195,668)      (163,957)          --        (359,625)
Gain or loss on sales of
  stores..................           --               --                 --        950,366           --         950,366
                            -----------      -----------       ------------   ------------   ----------    ------------
    Income (loss) before
      income taxes and
      extraordinary
      item................   10,314,420          353,047         10,667,467     (3,881,022)          --       6,786,445
Income tax expense........    4,629,477          151,810          4,781,287        236,572           --       5,017,859
                            -----------      -----------       ------------   ------------   ----------    ------------
    Income (loss) before
      extraordinary
      item................  $ 5,684,943      $   201,237       $  5,886,180   $ (4,117,594)  $       --    $  1,768,586
                            ===========      ===========       ============   ============   ==========    ============
PRO FORMA INFORMATION
  (UNAUDITED)(4):
    Income (loss) before
      extraordinary
      item................                                                    $ (4,117,594)                $  1,768,586
    Pro forma income tax
      (benefit)...........                                                        (213,835)                    (213,835)
                                                                              ------------                 ------------
    Pro forma net income
      (loss) before
      extraordinary
      item................                                                    $ (3,903,759)                $  1,982,421
                                                                              ============                 ============
PRO FORMA EARNINGS (LOSS)
  BEFORE EXTRAORDINARY
  ITEM PER COMMON SHARE:
    Basic.................  $      0.89                                       $      (0.23)                $       0.12
                            ===========                                       ============                 ============
    Diluted...............  $      0.78                                       $      (0.23)                $       0.11
                            ===========                                       ============                 ============
PRO FORMA WEIGHTED AVERAGE
  COMMON SHARES
  OUTSTANDING:
    Basic.................    6,692,008                                         16,940,945                   19,240,534
                            ===========                                       ============                 ============
    Diluted...............    8,921,515                                         17,117,142                   19,902,577
                            ===========                                       ============                 ============

                             See Accompanying Notes

                                 RENT-WAY, INC.

           UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                   YEAR ENDED SEPTEMBER 30, 1996 FOR RENT-WAY
                  YEAR ENDED DECEMBER 31, 1996 FOR HOME CHOICE
                                 "FISCAL 1996"

                                                                                      RENT-WAY AND
                                                                                      HOME CHOICE
                                           RENT-WAY     HOME CHOICE    CONFORMING      PRO FORMA
                                          HISTORICAL     HISTORICAL    ADJUSTMENTS      COMBINED
                                          ----------     ----------    -----------      --------
Total revenues..........................  $51,171,337   $124,161,360    $      --     $175,332,697
                                          -----------   ------------    ---------     ------------
COST AND OPERATING EXPENSES:
Operating expenses......................   43,645,608    116,377,022           --      160,022,630
Cost of business combinations...........           --      1,743,433           --        1,743,433
Amortization of intangibles.............      874,668      3,982,093           --        4,856,761
                                          -----------   ------------    ---------     ------------
     Total costs and operating
       expense..........................   44,520,276    122,102,548           --      166,622,824
                                          -----------   ------------    ---------     ------------
     Operating income...................    6,651,061      2,058,812           --        8,709,873
OTHER INCOME (EXPENSE):
Interest expense........................   (1,586,792)    (1,571,808)          --       (3,158,600)
Interest income.........................       60,267        645,291           --          705,558
Other expense, net......................      103,838        403,255           --          507,093
Gain or loss on sales of stores.........           --        750,800           --          750,800
                                          -----------   ------------    ---------     ------------
     Income before income taxes.........    5,228,374      2,286,350           --        7,514,724
Income tax expense......................    2,381,062      1,188,792           --        3,569,854
                                          -----------   ------------    ---------     ------------
     Net income.........................  $ 2,847,312   $  1,097,558    $      --     $  3,944,870
                                          ===========   ============    =========     ============
PRO FORMA INFORMATION (UNAUDITED)(4):)
     Net income.........................                $  1,097,558                  $  3,944,870
     Pro forma income tax expense.......                     200,674                       200,674
                                                        ------------                  ------------
     Pro forma net income...............                $    896,884                  $  3,744,196
                                                        ============                  ============
PRO FORMA EARNINGS PER COMMON SHARE:
     Basic..............................  $      0.51   $       0.09                  $       0.32
                                          ===========   ============                  ============
     Diluted............................  $      0.46   $       0.09                  $       0.30
                                          ===========   ============                  ============
PRO FORMA WEIGHTED AVERAGE COMMON SHARES
  OUTSTANDING:
     Basic..............................    5,345,878     10,219,487                    11,354,936(3)
                                          ===========   ============                  ============
     Diluted............................    5,960,506     10,261,840                    11,994,468(3)
                                          ===========   ============                  ============

                             See Accompanying Notes

                                 RENT-WAY, INC.

           UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                   YEAR ENDED SEPTEMBER 30, 1995 FOR RENT-WAY
                  YEAR ENDED DECEMBER 31, 1995 FOR HOME CHOICE
                                 "FISCAL 1995"

                                                                                      RENT-WAY AND
                                                                                      HOME CHOICE
                                             RENT-WAY     HOME CHOICE   CONFORMING     PRO FORMA
                                            HISTORICAL    HISTORICAL    ADJUSTMENTS     COMBINED
                                            ----------    ----------    -----------     --------
Total revenues............................  $28,194,423   $77,528,724    $      --    $105,723,147
                                            -----------   -----------    ---------    ------------
COST AND OPERATING EXPENSES:
Operating expense.........................   25,280,439    73,009,166           --      98,289,605
Amortization of intangibles...............      334,003       568,386           --         902,389
                                            -----------   -----------    ---------    ------------
     Total costs and operating expense....   25,614,442    73,577,552           --      99,191,994
                                            -----------   -----------    ---------    ------------
     Operating income.....................    2,579,981     3,951,172           --       6,531,153
OTHER INCOME (EXPENSE):
Interest expense..........................   (1,178,613)   (2,467,652)          --      (3,646,265)
Interest income...........................       66,277        35,415           --         101,692
Other expense, net........................      (13,435)      261,537           --         248,102
Gain or loss on sales of stores...........           --     1,048,923           --       1,048,923
                                            -----------   -----------    ---------    ------------
     Income before income tax and
       extraordinary item.................    1,454,210     2,829,395           --       4,283,605
Income tax expense........................      445,440       877,177           --       1,322,617
                                            -----------   -----------    ---------    ------------
     Income before extraordinary
       item(5)............................  $ 1,008,770   $ 1,952,218    $      --    $  2,960,988
                                            ===========   ===========    =========    ============
PRO FORMA INFORMATION (UNAUDITED)(4):
     Income (loss) before extraordinary
       item...............................                $ 1,952,218                 $  2,960,988
     Pro forma income tax expense.........                    290,000                      290,000
                                                          -----------                 ------------
     Pro forma income before extraordinary
       item...............................                $ 1,662,218                 $  2,670,988
                                                          ===========                 ============
PRO FORMA EARNINGS PER COMMON SHARE BEFORE
  EXTRAORDINARY ITEM:
     Basic................................  $      0.25   $      0.37                 $       0.40
                                            ===========   ===========                 ============
     Diluted..............................  $      0.22   $      0.37                 $       0.37
                                            ===========   ===========                 ============
PRO FORMA WEIGHTED AVERAGE COMMON SHARES
  OUTSTANDING:
     Basic................................    3,855,934     4,516,936                    6,511,892(3)
                                            ===========   ===========                 ============
     Diluted..............................    4,400,066     4,516,936                    7,056,024(3)
                                            ===========   ===========                 ============

                             See Accompanying Notes

                                 RENT-WAY, INC.

      NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1. BASIS OF PRESENTATION

   The Pro Forma Financial Statements reflect the combined operations and financial position of Rent-Way and Home Choice as if the Merger had been consummated and accounted for as a pooling-of-interests in accordance with the provisions of APB 16. The Pro Forma Balance Sheet presents the combined financial position of Rent-Way and Home Choice as if the Merger had been consummated on June 30, 1998. The Pro Forma Statements of Income present the combined operations of Rent-Way and Home Choice as if the Merger had been consummated at October 1, 1994.

   The pro forma adjustments are based on available information, including certain estimates and assumptions made by management. Therefore it is probable that the actual adjustments would differ from the pro forma adjustments. Rent-Way and Home Choice believe that such adjustments provide a reasonable basis for presenting the significant effects of the Merger. Management's of Rent-Way and Home Choice also believe that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the Pro Forma Financial Statements.

   The Pro Forma Financial Statements do not reflect any synergies, cost savings and operational efficiencies that may become available to the combined enterprise as a result of the Merger.

2. PRO FORMA ACCOUNTING ADJUSTMENTS--BALANCE SHEET

   (1) Adjustment to reduce pro forma combined retained earnings for non-recurring costs (as estimated by management) directly associated with the Merger of approximately $10.0 million.

   (2) Adjustment to reflect the issuance of approximately 9,975,529 shares of Rent-Way's Common Stock, no par value, in exchange for all outstanding shares of Home Choice, $0.01 par value Common Stock.

3. PRO FORMA ACCOUNTING ADJUSTMENTS -- STATEMENTS OF INCOME

   (3) The pro forma weighted average shares outstanding of Home Choice have been adjusted to reflect the Exchange Ratio of 0.588. In the Pro Forma Statements of Income the pro forma weighted average shares outstanding have been adjusted as if the Merger had been consummated at October 1, 1994.

   (4) Represents the pro forma income taxes on income (loss) of acquired companies accounted for as poolings-of-interests which were S Corporations prior to acquisition. The pro forma income taxes have been provided on income (loss) using an effective income tax rate of approximately 38.6%.

   (5) The historical statements of income of Rent-Way for the nine month period ended June 30, 1997 and the year ended September 30, 1997 include an extraordinary loss of $269,017 or $0.03 per share, which is not reflected in the Pro Forma Statement of Income.

       In addition the historical statement of income of Home Choice for the year ended December 31, 1995, includes an extraordinary gain of $3,335,851 or $.74 per share, which is not reflected in the Pro Forma Statement of Income.

4. ACQUISITIONS

   The following unaudited pro forma condensed combined statement of income data gives effect to the Ace, Champion and Rental King acquisitions as if they occurred at October 1, 1996. The data presented below reflects the results of operations of the acquired companies from the beginning of the periods presented.

                                 RENT-WAY, INC.

  (a) For the three months ended December 31, 1997 for Ace and the period from October 1, 1997 to February 4, 1998 for Champion:

                                        1998           1998         PRO FORMA
                                         ACE         CHAMPION       PURCHASE                 1998
                                     ACQUISITION    ACQUISITION    ACCOUNTING            ACQUISITIONS
                                     HISTORICAL     HISTORICAL     ADJUSTMENTS        PRO FORMA COMBINED
                                     -----------    -----------    -----------        ------------------
   Total revenues..................  $5,730,135     $20,557,725    $        --           $26,287,860
                                     ----------     -----------    -----------           -----------
   COST AND OPERATING EXPENSES:
   Operating expenses..............   5,660,970      19,459,601     (1,215,236)(A)        23,905,335
   Amortization of intangibles.....          --          47,924        904,463 (B)(C)        952,387
                                     ----------     -----------    -----------           -----------
     Total costs and operating
        expenses...................   5,660,970      19,507,525       (310,773)           24,857,722
                                     ----------     -----------    -----------           -----------
     Operating income..............      69,165       1,050,200        310,773             1,430,138
   OTHER INCOME (EXPENSE):
   Interest expense................    (291,276)       (307,181)    (1,228,050)(D)(E)     (1,826,507)
   Interest income.................      36,447              --             --                36,447
   Other expense, net..............     232,104              --             --               232,104
                                     ----------     -----------    -----------           -----------
     Income (loss) before income
        taxes......................      46,440         743,019       (917,277)             (127,818)
   Income tax expense (benefit)....      13,800              --        (68,761)(F)           (54,961)
                                     ----------     -----------    -----------           -----------
     Net income (loss).............  $   32,640     $   743,019    $  (848,516)          $   (72,857)
                                     ==========     ===========    ===========           ===========

  (b) For the nine months ended June 30, 1997 for Ace, nine months ended June 30, 1997 for Champion and the period from October 1, 1996 to February 1, 1997 for Rental King:

                                 1998          1998          1997        PRO FORMA          1998 AND 1997
                                  ACE        CHAMPION     RENTAL KING    PURCHASE           ACQUISITIONS
                              ACQUISITION   ACQUISITION   ACQUISITION   ACCOUNTING            PRO FORMA
                              HISTORICAL    HISTORICAL    HISTORICAL    ADJUSTMENTS           COMBINED
                              -----------   -----------   -----------   -----------         -------------
   Total revenues...........  $18,153,068   $56,420,050   $6,872,965    $        --          $81,446,083
                              -----------   -----------   ----------    -----------          -----------
   COST AND OPERATING
     EXPENSES:
   Operating expenses.......   17,626,629    53,655,467    6,417,258     (3,301,002)(G)(J)    74,398,352
   Amortization of
     intangibles............           --       101,620       18,600      2,698,595 (H)(I)     2,818,815
                              -----------   -----------   ----------    -----------          -----------
        Total costs and
          operating
          expenses..........   17,626,629    53,757,087    6,435,858       (602,407)          77,217,167
                              -----------   -----------   ----------    -----------          -----------
        Operating income....      526,439     2,662,963      437,107        602,407            4,228,916
   OTHER INCOME (EXPENSE):
   Interest expense.........   (1,200,403)     (715,385)    (210,081)    (3,303,130)(J)(K)    (5,428,999)
   Interest income..........       91,125            --       12,965             --              104,090
   Other expense, net.......     (132,100)           --       71,246             --              (60,854)
                              -----------   -----------   ----------    -----------          -----------
        Income (loss) before
          income taxes......     (714,939)    1,947,578      311,237     (2,700,723)          (1,156,847)
   Income tax expense
     (benefit)..............       35,000            --       68,472       (600,916)(L)         (497,444)
                              -----------   -----------   ----------    -----------          -----------
        Net income (loss)...  $  (749,939)  $ 1,947,578   $  242,765    $(2,099,807)         $  (659,403)
                              ===========   ===========   ==========    ===========          ===========

                                 RENT-WAY, INC.

  (c) For the year ended December 31, 1997 for Ace and the year ended December 27, 1997 for Champion:

                                          1998           1998         PRO FORMA               1998
                                           ACE         CHAMPION       PURCHASE            ACQUISITIONS
                                       ACQUISITION    ACQUISITION    ACCOUNTING             PRO FORMA
                                       HISTORICAL     HISTORICAL     ADJUSTMENTS            COMBINED
                                       -----------    -----------    -----------          ------------
   Total revenues....................  $22,264,752    $71,214,135    $        --          $93,478,887
                                       -----------    -----------    -----------          -----------
   COST AND OPERATING EXPENSES:
   Operating expenses................   22,023,487     67,236,489     (3,801,337)(A)       85,458,639
   Cost of business combinations.....           --             --             --                   --
   Amortization of intangibles.......           --        165,000      2,900,299 (B)(C)     3,065,299
                                       -----------    -----------    -----------          -----------
        Total costs and operating
          expenses...................   22,023,487     67,401,489       (901,038)          88,523,938
                                       -----------    -----------    -----------          -----------
        Operating income.............      241,265      3,812,646        901,038            4,954,949
   OTHER INCOME (EXPENSE):
   Interest expense..................   (1,557,692)    (1,090,127)    (1,881,485)(D)(E)    (4,529,304)
   Interest income...................       19,389             --             --               19,389
   Other expense, net................      (91,987)            --             --              (91,987)
                                       -----------    -----------    -----------          -----------
        Income (loss) before income
          tax........................   (1,389,025)     2,722,519       (980,447)             353,047
   Income tax expense (benefit)......     (336,000)            --        487,810 (F)          151,810
                                       -----------    -----------    -----------          -----------
        Net income (loss)............  $(1,053,025)   $ 2,722,519    $(1,468,257)         $   201,237
                                       ===========    ===========    ===========          ===========

  (A) Adjustment to eliminate salaries and wages paid to the former owner of Ace Rentals and Champion. Salaries and wages include all bonuses and distributions made to shareholders.

  (B) Adjustment to recognize amortization of goodwill on a straight line basis over thirty years net of the effect of the elimination of Champion goodwill amortization expense.

  (C) Adjustment for amortization of non-compete agreements and customer lists on a straight line basis with a life of five and two years respectively.

  (D) Adjustment to record interest expense on borrowings for acquisitions offset by elimination of debt for Ace Rentals and Champion.

  (E) Adjustment to record deferred financing expense associated with Rent-Way's amendment to its credit facility, offset with the elimination of Champion's deferred financing expense.

  (F) Adjustment to record income tax expense based on an assumed effective tax rate of 43% applies to tax deductible amounts.

  (G) Adjustment to eliminate salaries and wages paid to the former owner of Ace Rentals, Champion and Rental King. Salaries and wages include all bonuses and distributions made to shareholders.

  (H) Adjustment to recognize amortization of goodwill on a straight line basis over thirty years for Ace Rentals and Champion and twenty years for Rental King, net of any existing goodwill amortization expense.

                                 RENT-WAY, INC.

  (I) Adjustment for amortization of non-compete agreements and customer lists on a straight line basis with a life of five and two years respectively.

  (J) Adjustment to record interest expense on borrowings for acquisitions offset by elimination of debt for Ace Rentals, Champion and Rental King.

  (K) Adjustment to record deferred financing expense associated with Rent-Way's amendment to its credit facility, offset with the elimination of Champion's deferred financing expense and the increase in deferred financing costs associated with the private placement of convertible debentures used to finance the Rental King Acquisition.

  (L) Adjustment to record income tax expense based on an assumed effective tax rate of 43% applies to tax deductible amounts.

                                                                         ANNEX A

--------------------------------------------------------------------------------

                          AGREEMENT AND PLAN OF MERGER

                                 BY AND BETWEEN

                                 RENT-WAY, INC.

                                      AND

                           HOME CHOICE HOLDINGS INC.

                         DATED AS OF SEPTEMBER 1, 1998

--------------------------------------------------------------------------------

                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of September 1, 1998, is made by and between Rent-Way, Inc., a Pennsylvania corporation ("Rent-Way"), and Home Choice Holdings Inc., a Delaware corporation ("HCI").

     WHEREAS, the Board of Directors of Rent-Way deems it advisable and in the best interests of Rent-Way's shareholders, and the Board of Directors of HCI deems it advisable and in the best interests of HCI's stockholders, that HCI merge with and into Rent-Way, and such Boards of Directors have approved the merger (the "Merger") of HCI with and into Rent-Way upon the terms and subject to the conditions set forth herein; and

     WHEREAS, for Federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code"); and

     WHEREAS, for accounting and financial reporting purposes, it is intended that the Merger shall be treated as a pooling of interests; and

     WHEREAS, contemporaneously with the execution and delivery of this Agreement, Rent-Way and HCI have entered into Option Agreements dated the date hereof as described herein.

     NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto (each, a "Party"), intending to be legally bound, hereby agree as follows:

                                   ARTICLE I
                                   THE MERGER

     Section 1.1 The Merger. At the Effective Time (as hereinafter defined), HCI shall merge with and into Rent-Way in accordance with the applicable provisions of the laws of the Commonwealth of Pennsylvania and the State of Delaware. At the Effective Time, the separate corporate existence of HCI shall cease and Rent-Way shall be the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all of the rights and obligations of HCI in accordance with the Pennsylvania Business Corporation Law.

     Section 1.2 Effective Time of The Merger. The Merger shall become effective when a properly executed Certificate of Merger (as hereinafter defined) is duly filed with the Secretary of State of the State of Delaware and properly executed Articles of Merger (as hereinafter defined) are duly filed with the Secretary of State of the Commonwealth of Pennsylvania, or at such later time which Rent-Way and HCI have agreed upon and designated in such filings in accordance with Applicable Law (as hereinafter defined). Such filings shall be made as soon as practicable after satisfaction or, to the extent permitted hereunder, waiver of each condition to each Party's obligation to consummate the Merger contained in
Article VIII. When used in this Agreement, the term "Effective Time" shall mean the date and time at which such Certificate of Merger and Articles of Merger become effective.

                                   ARTICLE II
                           THE SURVIVING CORPORATION

     Section 2.1 Articles of Incorporation; Amendment. The Articles of Incorporation of the Surviving Corporation at the Effective Time shall be the Articles of Incorporation of Rent-Way as in effect on the date of this Agreement except that Article 5 of the Articles of Incorporation of the Surviving Corporation shall be amended to increase the number of authorized shares of Rent-Way Common Stock (as hereinafter defined) from 20,000,000 to 50,000,000 shares (the "Amendment"). The Amendment shall be effectuated in the Articles of Merger.

     Section 2.2 By-Laws. Subject to Section 7.9 hereof, the By-Laws of the Surviving Corporation at the Effective Time shall be the By-Laws of Rent-Way that are in effect on the date of this Agreement with such changes, if any, as may be mutually agreed upon by HCI and Rent-Way.

     Section 2.3 Directors of Surviving Corporation. The initial directors of the Surviving Corporation at the Effective Time shall be the persons who are the directors of Rent-Way as of such date, which persons shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualify in the manner provided in the Articles of Incorporation and By-Laws of the Surviving Corporation or as otherwise provided by Applicable Law.

     Section 2.4 Name of Surviving Corporation. The name of the Surviving Corporation shall be Rent-Way, Inc.

                                  ARTICLE III
                              CONVERSION OF SHARES

     Section 3.1 Exchange Ratio. At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof:

        (a) Each of the shares of HCI's Common Stock, par value $.01 per share (the "Shares"), issued and outstanding immediately prior to the Effective Time (other than Shares held in the treasury of HCI) shall be converted into the right to receive 0.588 (the "Exchange Ratio") shares of Rent-Way Common Stock, without par value (the "Rent-Way Common Stock," and upon such conversion, the "Rent-Way Shares"), issuable upon the surrender of the certificate formerly representing such Share (provided, however, that the Exchange Ratio shall be adjusted to reflect fully the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Rent-Way Common Stock or Shares), reorganization, recapitalization or other like change with respect to Rent-Way Common Stock or Shares occurring after the date hereof and prior to the Effective Time); and

        (b) Each Share held in the treasury of HCI, if any, and each Share held by Rent-Way or any subsidiary of Rent-Way immediately prior to the Effective Time shall be canceled and retired and cease to exist, and no consideration shall be delivered in exchange therefor.

     Section 3.2 Exchange of Certificates Representing Shares.

        (a) As of the Effective Time, Rent-Way shall deposit, or shall cause to be deposited, with an exchange agent selected by Rent-Way and reasonably satisfactory to HCI (the "Exchange Agent"), for the benefit of the holders of Shares, for exchange in accordance with this Article III, (i) certificates representing the number of Rent-Way Shares issuable in the Merger, to be issued in respect of all Shares outstanding immediately prior to the Effective Time and which are to be exchanged pursuant to the Merger (exclusive of Shares to be canceled pursuant to Section 3.1(b)), and (ii) cash to be paid in lieu of the issuance of fractional shares as provided in Section 3.4 hereof (such cash and certificates for Rent-Way Shares being hereinafter referred to collectively as the "Exchange Fund").

        (b) Promptly after the Effective Time, Rent-Way shall cause the Exchange Agent to mail (or deliver at its principal office) to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented Shares (i) a letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to the certificates for Shares shall pass, only upon delivery of the certificates for Shares to the Exchange Agent and shall be in such form and have such other provisions, including appropriate provisions with respect to back-up withholding, as Rent-Way may reasonably specify, and (ii) instructions for use in effecting the surrender of the certificates for Shares. Upon surrender of a certificate for Shares for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, the holder thereof shall be entitled to receive in exchange therefor that portion of the Exchange Fund which such holder has the right to receive pursuant to the provisions of this Article III, after giving effect to any required withholding tax, and the certificate for Shares so surrendered shall forthwith be canceled. No interest will be paid or accrued on the cash to be paid which is in the Exchange Fund as part of the Exchange Ratio. In the event of any transfer of ownership of Shares which has not been registered in the transfer records of HCI, certificates representing the proper number of Rent-Way Shares, if any, together with a check in an amount equal to the proper amount of the cash component, if any, of the Exchange Fund, will be issued to the transferee of the certificate representing the transferred Shares presented to the Exchange Agent, accompanied by all documents required to evidence and effect the prior transfer thereof and to evidence that any applicable stock transfer taxes associated with such transfer were paid.

     Section 3.3 Dividends; Transfer Taxes. No dividends that are declared on Rent-Way Shares will be paid to persons entitled to receive certificates representing Rent-Way Shares until such persons surrender their certificates representing Shares. Upon such surrender, there shall be paid to the person in whose name the certificates representing such Rent-Way Shares shall be issued, any dividends which shall have become payable with respect to such Rent-Way Shares between the Effective Time and the time of such surrender. In no event shall the person entitled to receive such dividends be entitled to receive interest on such dividends. If any certificates for any Rent-Way Shares are to be issued in a name other than that in which the certificate representing Shares surrendered in exchange therefor is registered, it shall be a condition of such exchange that the person requesting such exchange shall pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of certificates for such Rent-Way Shares in a name other than that of the registered holder of the certificate surrendered or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. Notwithstanding the foregoing, (i) neither the Exchange Agent nor any Party hereto shall be liable to a holder of Shares for any Rent-Way Shares or dividends thereon or, in accordance with Section 3.4 hereof, proceeds of the sale of fractional interests, delivered to a public official pursuant to Applicable Law and (ii) any Rent-Way Shares held by the Exchange Agent prior to surrender of certificates representing Shares shall not be deemed issued.

     Section 3.4 No Fractional Securities. No certificates or scrip representing fractional Rent-Way Shares shall be issued upon the surrender for exchange of certificates representing Shares pursuant to this Article III, and no dividend, stock split or other change in the capital structure of HCI shall relate to any fractional security, and such fractional interests shall not entitle the owner thereof to vote or to any rights of a security holder of HCI. In lieu of any such fractional securities, each holder of Shares who would otherwise have been entitled to a fraction of a Rent-Way Share upon surrender of stock certificates for exchange pursuant to this Article III will be paid cash upon such surrender in an amount equal to the market value immediately prior to the Effective Time of such fractional Rent-Way Share calculated based on the average closing price on the Nasdaq National Market ("Nasdaq") or the New York Stock Exchange (the "NYSE"), whichever is applicable, for the last five trading days immediately preceding the day prior to the Effective Time. For this purpose, Shares of any holder represented by two or more certificates may be aggregated, and in no event shall any holder be paid a cash amount in respect of one or more than one Rent-Way Share.

     Section 3.5 Closing of HCI Transfer Books. At the Effective Time, the stock transfer books of HCI shall be closed and no transfer of Shares shall thereafter be made. If, after the Effective Time, certificates representing Shares are presented to the Surviving Corporation, they shall be canceled and exchanged for certificates representing Rent-Way Shares in accordance with this Article III.

     Section 3.6 Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Hodgson, Russ, Andrews, Woods & Goodyear, LLP, 1800 One M&T Plaza, Buffalo, New York 14203, at 10:00 a.m., local time, on the later of (a) the date of the Stockholders' meetings referred to in Section 7.4 hereof or (b) the day on which each condition set forth in Article VIII hereof is either satisfied or waived, or at such other date, time and place as Rent-Way and HCI shall agree.

                                   ARTICLE IV
                   REPRESENTATIONS AND WARRANTIES OF RENT-WAY

     Except as otherwise disclosed to HCI in a letter delivered to it prior to the execution hereof (which letter shall contain appropriate references to identify the representations and warranties herein to which the information in such letter relates) (the "Rent-Way Disclosure Letter"), Rent-Way represents and warrants to HCI as follows:

     Section 4.1 Organization. Rent-Way is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and has the corporate power to carry on its business as it is now being conducted or presently proposed to be conducted. Rent-Way is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities make such qualification necessary, except where the failure to be so qualified would not individually or in the aggregate have a Rent-Way Material Adverse Effect (as hereinafter defined). Rent-Way has delivered to HCI prior to the execution of this Agreement complete and correct copies of its Articles of Incorporation and By-Laws, as amended to date. In all material respects, the minute books of Rent-Way contain accurate records of all meetings and accurately reflect all other actions taken by the stockholders, the Board of Directors and all committees of the Board of Directors of Rent-Way since October 1, 1994. For purposes of this Agreement, a "Rent-Way Material Adverse Effect" shall mean any effect that is material and adverse to the business, assets, liabilities, results of operations or financial condition of Rent-Way and the Rent-Way Subsidiaries (as hereinafter defined) taken as a whole; provided, that a Rent-Way Material Adverse Effect shall not be deemed to include the impact of (i) changes in Applicable Law of general applicability or implementation thereof by courts or Governmental Authorities, (ii) acts or omissions of HCI or any HCI Subsidiary (as hereinafter defined) taken with the prior written consent of Rent-Way in contemplation of the transactions contemplated hereby, (iii) circumstances affecting the rental-purchase industry generally, and (iv) the effects of the Merger and the compliance by either Party with the provisions of this Agreement on the business, assets, liabilities, results of operations or financial condition of Rent-Way or any Rent-Way Subsidiary.

     Section 4.2 Capitalization. The authorized capital stock of Rent-Way consists of 20,000,000 shares of Rent-Way Common Stock, and 1,000,000 shares of preferred stock, no par value. As of August 27, 1998, (i) 11,032,500 shares of Rent-Way Common Stock were issued and outstanding, (ii) options to acquire 1,534,527 shares of Rent-Way Common Stock (the "Rent-Way Employee Stock Options") were outstanding under all stock option plans of Rent-Way (the "Rent-Way Employee Stock Option Plans"), (iii) 1,534,527 shares of Rent-Way Common Stock including the shares set forth in Section (ii) were reserved for issuance in connection with the Rent-Way Employee Stock Option Plans, (iv) warrants to purchase an aggregate of 105,000 shares of Rent-Way Common Stock (the "Rent-Way Warrants") were outstanding; and (v) convertible subordinated debentures in the aggregate principal amount of $20,000,000 were outstanding which, at a conversion price of $13.37 per share, are convertible into 1,495,886 shares of Rent-Way Common Stock. Section 4.2 of the Rent-Way Disclosure Letter sets forth a complete and correct list, as of August 31, 1998, of the number of shares of Rent-Way Common Stock subject to Rent-Way Employee Stock Options, the Rent-Way Warrants or other rights to purchase or to receive Rent-Way Common Stock granted under the Rent-Way Employee Stock Option Plans and the Rent-Way Warrants, the dates of grant and the exercise prices thereof. As of August 31, 1998, Rent-Way had no treasury shares and no shares of Rent-Way Common Stock were held by Rent-Way Subsidiaries. All of the issued and outstanding shares of Rent-Way Common Stock are validly issued, fully paid and nonassessable and free of preemptive rights. All of the shares of Rent-Way Common Stock issuable in exchange for Shares at the Effective Time in accordance with this Agreement will be, when so issued, duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights. Except as set forth in this Agreement and except as provided in the Rent-Way Option Agreement (as hereinafter defined), as of the date of this Agreement, there are no shares of capital stock of Rent-Way issued or outstanding or any options, warrants, subscriptions, calls, rights, convertible securities or other agreements or commitments obligating Rent-Way to issue, transfer, sell, redeem, repurchase or otherwise acquire any shares of its capital stock. Except as set forth in this Agreement and the Rent-Way Option Agreement, after the Effective Time, Rent-Way will have no obligation to issue, transfer or sell any shares of its capital stock pursuant to any employee benefit plan or otherwise. Except as set forth in this Agreement and the Rent-Way Option Agreement, there are not now, and at the Effective Time there will not be, any outstanding options, warrants, subscriptions, calls, rights, convertible securities or other agreements or commitments obligating Rent-Way to issue, transfer or sell any securities of Rent-Way. Other than agreements contemplated by this Agreement, there are not now, and at the Effective Time there will not be, any voting trusts, standstill, stockholder or other agreements or understandings to which Rent-Way is a party or is bound with respect to the voting of, requiring the registration of, or granting any preemptive rights or antidilution rights with respect to, the capital stock of Rent-Way.

     Section 4.3 Subsidiaries. Section 4.3 of the Rent-Way Disclosure Letter lists all corporations, partnerships, joint ventures and other business associations and entities, foreign and domestic, in which Rent-Way has any direct or indirect ownership or economic interest. Such corporations, partnerships, joint ventures or other business entities of which Rent-Way owns, directly or indirectly, greater than 50% of the shares of capital stock or other equity interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to cast at least a majority of the votes that may be cast by all shares of equity interests having ordinary voting power for the election of directors or other governing body of such entity are hereinafter referred to as the "Rent-Way Subsidiaries."

        (a) Each Rent-Way Subsidiary that is a corporation is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Each Rent-Way Subsidiary that is a partnership or a limited liability company is duly formed, validly existing and in good standing under the laws of its jurisdiction of formation.

        (b) Each Rent-Way Subsidiary has the corporate power, the partnership power or the company power, as the case may be, to carry on its business as it is now being conducted or presently proposed to be conducted.

        (c) Each Rent-Way Subsidiary that is a corporation is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not individually or in the aggregate have a Rent-Way Material Adverse Effect. Each Rent-Way Subsidiary that is a partnership is duly qualified as a foreign partnership authorized to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not individually or in the aggregate have a Rent-Way Material Adverse Effect. Each Rent-Way Subsidiary that is a limited liability company is duly qualified as a foreign limited liability company authorized to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not individually or in the aggregate have a Rent-Way Material Adverse Effect.

        (d) All of the outstanding shares of capital stock of the Rent-Way Subsidiaries that are corporations are duly authorized, validly issued, fully paid and nonassessable and are free of preemptive rights. All of the outstanding ownership interests of the Rent-Way Subsidiaries that are partnerships or limited liability companies are duly authorized, validly issued, fully paid and nonassessable and are free of preemptive rights.

        (e) All of the outstanding shares of capital stock of, or other ownership interests in, each of the Rent-Way Subsidiaries owned by Rent-Way or a Rent-Way Subsidiary are owned by Rent-Way or by a Rent-Way Subsidiary free and clear of any liens, claims, charges or encumbrances. Except as set forth in
Section 4.2 hereof, there are not now, and at the Effective Time there will not be, any outstanding options, warrants, subscriptions, calls, rights, convertible securities or other agreements or commitments obligating Rent-Way or any Rent-Way Subsidiary to issue, transfer or sell any securities of Rent-Way or any Rent-Way Subsidiary.

        (f) Other than agreements contemplated by this Agreement, there are not now, and at the Effective Time there will not be, any voting trusts, standstill, shareholder or other agreements or understandings to which Rent-Way or any of the Rent-Way Subsidiaries is a party or is bound with respect to the voting of, requiring the registration of, or granting any preemptive rights or antidilution rights with respect to, the capital stock of Rent-Way or any of the Rent-Way Subsidiaries.

     Section 4.4 Authority Relative To This Agreement. Rent-Way has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation by Rent-Way of the transactions contemplated hereby have been duly authorized by the Board of Directors of Rent-Way and, except for the approval of Rent-Way's shareholders to be sought at the shareholders' meeting contemplated by Section 7.4(b) hereof, no other corporate action or proceedings on the part of Rent-Way are necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Rent-Way and constitutes a valid and binding agreement of Rent-Way, enforceable against Rent-Way in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally or to general principles of equity.

     Section 4.5 Consents and Approvals; No Violations. Except for applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), state laws relating to takeovers, if applicable, state securities or blue sky laws, and the filing and recordation of appropriate articles of merger (the "Articles of Merger") in such form as required by, and executed in accordance with the relevant provisions of, the Pennsylvania Business Corporation Law, no filing with, and no permit, authorization, consent or approval of, any Governmental Authority (as hereinafter defined) is necessary for the consummation by Rent-Way of the transactions contemplated by this Agreement, except for such filings, permits, authorizations, consents or approvals the failure of which to be made or obtained would not individually or in the aggregate have a Rent-Way Material Adverse Effect. Neither the execution and delivery of this Agreement by Rent-Way nor the consummation by Rent-Way of the transactions contemplated hereby, nor compliance by Rent-Way with any of the provisions hereof, will (a) conflict with or result in any breach of any provisions of the Articles of Incorporation or By-Laws of Rent-Way or any of the Rent-Way Subsidiaries, (b) result in a violation or breach of, or constitute (with or without the notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which Rent-Way or any of the Rent-Way Subsidiaries is a party or by which any of them or any of their properties or assets may be bound, or (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Rent-Way or any of the Rent-Way Subsidiaries or any of their properties or assets, except in the case of clauses (b) and (c) for violations, breaches or defaults which would not individually or in the aggregate have a Rent-Way Material Adverse Effect.

     Section 4.6 Reports and Financial Statements. Rent-Way has timely filed all reports required to be filed with the Securities and Exchange Commission (the "SEC") pursuant to the Exchange Act since October 1, 1997 (collectively, the "Rent-Way SEC Reports"). As of their respective dates, the Rent-Way SEC Reports complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Rent-Way SEC Reports. None of such Rent-Way SEC Reports, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the audited balance sheets of Rent-Way and the related audited statements of operations, stockholders equity and cash flows and unaudited interim financial statements included in the Rent-Way SEC Reports complied as to form, as of their respective dates of filing with the SEC, in all material respects, with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto and fairly presented the consolidated financial position and the results of operations and the changes in financial position of Rent-Way and its consolidated subsidiaries as of the respective dates or for the respective periods set forth therein, all in conformity with generally accepted accounting principles ("GAAP") consistently applied during the periods involved, except as otherwise noted therein.

     Section 4.7 Absence of Certain Changes or Events. Except as set forth in the Rent-Way SEC Reports or the Rent-Way Disclosure Letter, since September 30, 1997, Rent-Way has not: (a) taken any of the actions set forth in Section 6.2(b), 6.2(c) or 6.2(e) hereof; (b) suffered any material adverse change in the business, financial condition, results of operations, properties, assets or liabilities of Rent-Way or the Rent-Way Subsidiaries taken as a whole; or (c) subsequent to such date, except as permitted by Section 6.2 hereof, conducted its business and operations other than in the ordinary course of business and consistent with past practices.

     Section 4.8 Litigation. Except for litigation disclosed in (i) the notes to the financial statements included in Rent-Way's Annual Report to Stockholders for the year ended September 30, 1997 or (ii) the Rent-Way SEC Reports, there is no suit, action or proceeding pending or, to the best of Rent-Way's knowledge, threatened against or affecting Rent-Way, the outcome of which would individually or in the aggregate have a Rent-Way Material Adverse Effect; nor is there any judgment, decree, injunction, citation, settlement agreement, rule or order of any federal, regional, state or local political subdivision, any governmental or administrative body, instrumentality, department or agency or any court, administrative hearing body, commission or similar dispute resolving panel or body, or any other body exercising the executive, legislative, judicial, regulatory or

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

administrative functions of a government (collectively, a "Governmental Authority") outstanding against Rent-Way having, or which, insofar as can reasonably be foreseen, in the future may have, any such effect.

     Section 4.9 Contracts and Commitments. Except as disclosed in the Rent-Way SEC Reports or in the Rent-Way Disclosure Letter, neither Rent-Way nor any Rent-Way Subsidiary is a party to or is bound by any of the following:

          (i) any "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC);

          (ii) any non-competition agreement or any other agreement or obligation which purports to limit in any material respect the manner in which, or the localities in which, the business of Rent-Way and the Rent-Way Subsidiaries (including, for purposes of this Section 4.9, HCI and the HCI Subsidiaries (as hereinafter defined), assuming the Merger has been consummated) is or would be conducted; or

          (iii) any contract or other agreement which would prohibit or materially delay the consummation of the Merger or any of the other transactions contemplated hereby (all such contracts of the type described in clauses (i), (ii) and (iii) of this Section 4.9 being referred to herein as "Rent-Way Material Contracts").

Each Rent-Way Material Contract is valid and binding on Rent-Way or, to the extent that a Rent-Way Subsidiary is a party, such Rent-Way Subsidiary, and is in full force and effect, and Rent-Way and each Rent-Way Subsidiary has in all material respects performed all obligations to be performed by them to date under each Rent-Way Material Contract, except where such nonperformance, individually or in the aggregate, would not have a Rent-Way Material Adverse Effect. Neither Rent-Way nor any Rent-Way Subsidiary knows of, or has received notice of, any violation or default under (nor, to the knowledge of Rent-Way, does there exist any condition which with the passage of time or the giving of notice or both would result in such a violation or default under) any Rent-Way Material Contract.

     Section 4.10 Information in Disclosure Documents and Registration Statement. None of the information to be supplied by Rent-Way for inclusion or incorporation by reference in (a) the Registration Statement to be filed with the SEC by Rent-Way on Form S-4 under the Securities Act for the purpose of registering the offering of the Rent-Way Shares to be issued in the Merger (the "Registration Statement") or (b) the joint proxy statement/prospectus to be distributed in connection with Rent-Way's meeting of shareholders and HCI's meeting of stockholders at which meetings this Agreement will be voted upon (the "Proxy Statement") will, in the case of the Registration Statement, at the time it becomes effective and at the Effective Time or, in the case of the Proxy Statement or any amendments thereof or supplements thereto, at the time of the mailing of the Proxy Statement and any amendments thereof or supplements thereto and at the time of the meetings of shareholders and stockholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by Rent-Way with respect to statements made or incorporated by reference therein based on written information supplied by HCI specifically for inclusion or incorporation by reference in the Registration Statement or the Proxy Statement. The Registration Statement and the Proxy Statement will comply as to form in all material respects with the provisions of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations promulgated thereunder.

     Section 4.11 Absence of Undisclosed Liabilities. Except for liabilities or obligations which (i) are accrued or reserved against in Rent-Way's financial statements (or reflected in the notes thereto) included in the Rent-Way SEC Reports, or (ii) were incurred after September 30, 1997 in the ordinary course of business and consistent in type and amount with past practices, neither Rent-Way nor any Rent-Way Subsidiary has any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of a nature required by GAAP to be reflected in a corporate balance sheet or the notes thereto.

     Section 4.12 No Default. Neither Rent-Way nor any Rent-Way Subsidiary is in default or violation (and no event has occurred which with notice or the lapse of time or both would constitute a default or violation) of any term, condition or provision of (a) its Articles of Incorporation or By-Laws, (b) any note, bond, mortgage, indenture, license, agreement, contract, lease, commitment or other obligation to which Rent-Way or any of the Rent-Way Subsidiaries is a party or by which it or any of its properties or assets may be bound, or (c) any order, writ, injunction, decree, statute, rule or regulation applicable to Rent-Way or any of the Rent-Way Subsidiaries, except in the case of clauses (b) and (c) above for defaults or violations which would not individually or in the aggregate have a Rent-Way Material Adverse Effect.

     Section 4.13 Tax Returns; Taxes.

        (a) For purposes of this Agreement, "Tax" means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duty, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not; "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto and any amendment thereto.

        (b) Rent-Way has filed all Tax Returns that it has been required to file to date and all such Tax Returns were correct and complete in all respects. All Taxes owed by Rent-Way (whether or not shown on any Tax Return) which are due and payable have been paid except for such Taxes as would not, individually or in the aggregate, have a Rent-Way Material Adverse Effect. Rent-Way is not currently the beneficiary of any extension of time within which to file any Tax Return. No taxing authority in a jurisdiction where Rent-Way does not file Tax Returns has claimed in writing that Rent-Way is or may be subject to taxation by that jurisdiction.

        (c) Rent-Way has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

        (d) There is no dispute or claim concerning any Tax liability of Rent-Way either (i) claimed or raised by any taxing authority in writing or (ii) as to which any shareholder or employee of Rent-Way responsible for Tax matters of Rent-Way has knowledge based upon personal contact with any agent of such authority.

        (e) Rent-Way has not waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to assessment of Taxes.

        (f) All accounting periods and methods used by Rent-Way for Tax purposes are permissible periods and methods, and Rent-Way is not required to make any adjustments to its income under Section 481 of the Code in taxable years for which Tax Returns have not yet been filed. Rent-Way has not filed a consent under Section 341(f) of the Code concerning collapsible corporations. Rent-Way has not made any payments, is not obligated to make any payments, and is not a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Section 280G of the Code. Rent-Way is not a party to any Tax allocation or sharing agreement. Rent-Way (i) has not been a member of an affiliated group filing a consolidated federal income Tax return in any taxable year ending after September 30, 1993 and (ii) has no liability for the Taxes of any person other than Rent-Way under Treasury Regulation Section 1.1502-6 or any similar provision of state, local or foreign law, as a transferee or successor, by contract, or otherwise.

        (g) The unpaid Taxes of Rent-Way did not, as of September 30, 1997, exceed the reserve for Taxes (excluding any reserve for deferred taxes attributable to differences between the timing of income or deductions for tax and financial accounting purposes) set forth on the balance sheet as of September 30, 1997 (excluding any notes thereto) contained in the Rent-Way SEC Reports.

        (h) Neither Rent-Way nor any of the Rent-Way Subsidiaries has taken any action or has notice of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a)(1)(A) of the Code.

        (i) Rent-Way intends to continue the historic business of HCI and the HCI Subsidiaries or to use a significant portion of the historic business assets of HCI and the HCI Subsidiaries.

     Section 4.14 Title to Properties; Encumbrances. Except as otherwise provided in this Section 4.14, each of Rent-Way and the Rent-Way Subsidiaries has good, valid and marketable title to, or a valid leasehold interest in, all of its properties and assets (real, personal and mixed, tangible and intangible), including, without limitation, all the properties and assets reflected in the consolidated balance sheet of Rent-Way and the Rent-Way

Subsidiaries as of September 30, 1997 included in Rent-Way's Annual Report on Form 10-K for the period ended on such date (except for properties and assets disposed of in the ordinary course of business and consistent with past practices since September 30, 1997). None of such properties or assets are subject to any liability, obligation, claim, lien, mortgage, pledge, security interest, conditional sale agreement, charge or encumbrance of any kind (whether absolute, accrued, contingent or otherwise), except for (i) minor imperfections of title and encumbrances, if any, which are not substantial in amount, do not materially detract from the value of the property or assets subject thereto and do not impair the operations of Rent-Way, (ii) liens for Taxes that are not yet due or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP, (iii) mortgages on real property in an aggregate amount not greater than $50,000 and
(iv) with respect to leased property, the rights of the owner of such property.

     Section 4.15 Compliance With Applicable Law. Each of Rent-Way and the Rent-Way Subsidiaries is in compliance with all applicable laws (whether statutory or otherwise), rules, regulations, orders, ordinances, judgments or decrees of all governmental authorities (federal, state, local, or otherwise) (collectively, "Applicable Law"), except where the failure to be in such compliance would not individually or in the aggregate have a Rent-Way Material Adverse Effect.

     Section 4.16 Labor Matters.

        (a) Neither Rent-Way nor any Rent-Way Subsidiary is a party to, or bound by, any collective bargaining agreement with a labor union or labor organization;

        (b) There is no unfair labor practice or labor arbitration proceeding pending or, to the knowledge of Rent-Way, threatened against Rent-Way or any of the Rent-Way Subsidiaries relating to their business, except for such proceedings which would not individually or in the aggregate have a Rent-Way Material Adverse Effect; and

        (c) To the knowledge of Rent-Way, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of Rent-Way or any of the Rent-Way Subsidiaries.

     Section 4.17 Employee Benefit Plans; ERISA.

        (a) With respect to each material bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance or termination pay, hospitalization or other medical, life or other insurance, supplemental unemployment benefits, profit-sharing, pension, or retirement plan, program, agreement or arrangement, and each other employee benefit plan, program, agreement (including but not limited to employment agreements) or arrangement, currently maintained or contributed to or required to be contributed to by (i) Rent-Way or (ii) any Rent-Way Subsidiaries (the "Rent-Way Plans"), for the benefit of any employee or former employee of Rent-Way or any Rent-Way Subsidiary, Rent-Way has heretofore delivered to HCI true and complete copies of each of the following documents:

          (i) a copy of each written Rent-Way Plan (including all written amendments thereto);

          (ii) a copy of the annual report and actuarial report, if required under the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder ("ERISA"), with respect to each such Rent-Way Plan for the last two plan years ending prior to the date hereof;

          (iii) a copy of the most recent Summary Plan Description, together with each Summary of Material Modifications, if required under ERISA, with respect to such Rent-Way Plan;

          (iv) if the Rent-Way Plan is funded through a trust or any other third Party funding vehicle, a copy of the trust or other funding agreement (including all amendments thereto) and the latest financial statements with respect to the last reporting period ended immediately prior to the date hereof; and

          (v) the most recent determination letter received prior to the date hereof from the Internal Revenue Service with respect to each Rent-Way Plan intended to qualify under section 401 of the Code.

        (b) No liability under Title IV of ERISA has been incurred by Rent-Way, any Rent-Way Subsidiary, or any trade or business, whether or not incorporated, that together with Rent-Way is a "single employer" within the meaning of section 4001 of ERISA (any "Rent-Way ERISA Affiliate") that has not been satisfied in full when due, and no condition exists that presents a material risk to Rent-Way, any Rent-Way Subsidiary or any Rent-Way ERISA Affiliate of incurring a liability under such Title which would individually or in the aggregate have a Rent-Way Material Adverse Effect or give rise to a lien under Title IV of ERISA.

        (c) No Rent-Way Plan subject to the minimum funding requirements of section 412 of the Code or section 302 of ERISA or any trust established thereunder has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of such Rent-Way Plan ended prior to the date hereof; and all contributions required to be made with respect thereto (whether pursuant to the terms of any such Rent-Way Plan or otherwise) on or prior to the date hereof have been timely made.

        (d) No Rent-Way Plan is a "multiemployer pension plan," as defined in section 3(37) of ERISA, nor is any Rent-Way Plan a plan described in Section 4063(a) of ERISA.

        (e) Each Rent-Way Plan intended to be "qualified" within the meaning of section 401(a) of the Code either, (i) has received a favorable determination letter from the Internal Revenue Service as to its qualification and, to the knowledge of Rent-Way, no amendment has been made to any such Rent-Way Plan since the date of such letter that is likely to result in the disqualification of such Rent-Way Plan or (ii) is a standardized prototype plan, the form of which has been approved by the Internal Revenue Service.

        (f) Each of the Rent-Way Plans has been operated and administered in all respects in accordance with Applicable Law, including, but not limited to, ERISA and the Code, except for any failure to so operate or administer such Rent-Way Plans that would not individually or in the aggregate have a Rent-Way Material Adverse Effect.

        (g) Neither the execution and delivery of this Agreement nor the Merger nor the consummation of any of the other transactions contemplated by this Agreement will:

          (i) entitle any current or former officer, director, employee or consultant of Rent-Way to severance pay, unemployment compensation or any other payment, or

          (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such officer, director, employee or consultant.

        (h) With respect to each Rent-Way Plan that is funded wholly or partially through an insurance policy, Rent-Way and the Rent-Way Subsidiaries do not have any current liability under any such insurance policy in the nature of a retroactive rate adjustment or loss sharing arrangement arising wholly or partially out of events occurring prior to the Closing other than any such liability that individually or in the aggregate would not have a Rent-Way Material Adverse Effect.

        (i) There are no pending or, to the knowledge of Rent-Way, threatened claims by or on behalf of any of the Rent-Way Plans, by any employee or beneficiary covered under any such Rent-Way Plan involving any such Rent-Way Plan (other than routine claims for benefits), other than any such claims that would not individually or in the aggregate have a Rent-Way Material Adverse Effect.

        (j) Neither Rent-Way nor any Rent-Way Subsidiary or, to the knowledge of Rent-Way, any Rent-Way ERISA Affiliate, any of the Rent-Way Plans, any trust created thereunder, or any trustee or administrator thereof has engaged in a transaction in connection with which Rent-Way or any Rent-Way Subsidiary or, to the knowledge of Rent-Way, any Rent-Way ERISA Affiliate, any of the Rent-Way Plans, any such trust, or any trustee or administrator thereof, or any party dealing with the Rent-Way Plans or any such trust is likely to be subject to either a civil liability under section 409 of ERISA or section 502(i) of ERISA, or a tax imposed pursuant to section 4975 or 4976 of the Code, other than any such liability or tax that would not individually or in the aggregate have a Rent-Way Material Adverse Effect.

     Section 4.18 Vote Required. Authorization of the Merger, the Amendment and the issuance of the Rent-Way Shares to be issued in the Merger shall require the affirmative vote of the holders of a majority of Rent-Way Common Stock voted at the shareholders' meeting referred to in Section 7.4(b). No other vote of the shareholders of Rent-Way is required by law, the Articles of Incorporation or By-Laws of Rent-Way or otherwise in order for Rent-Way to consummate the Merger and the transactions contemplated hereby.

     Section 4.19 Vote of Board; Opinion of Financial Advisor. The Board of Directors of Rent-Way (at a meeting duly called and held) has unanimously determined that the transactions contemplated hereby are fair to and in the best interests of Rent-Way. The Board of Directors of Rent-Way has received the opinion of NationsBanc Montgomery Securities LLC ("NBM"), Rent-Way's financial advisor, substantially to the effect that the Exchange Ratio is fair to the shareholders of Rent-Way from a financial point of view.

     Section 4.20 Takeover Status. The Board of Directors of Rent-Way has taken all appropriate action so that the execution and delivery of this Agreement and the Rent-Way Option Agreement and the consummation of the Merger and the other transactions contemplated thereby will not be restricted by, or otherwise subject to, the provisions of Section 2538 and Subchapters 25E, 25F, 25G and 25H of the Pennsylvania Business Corporation Law.

     Section 4.21 Accounting Matters. To Rent-Way's knowledge, neither Rent-Way nor any of the Rent-Way Subsidiaries has taken or agreed to take any action that would prevent the business combination to be effected by the Merger from being accounted for as a pooling of interests and Rent-Way has no reason to believe that the Merger will not qualify for pooling of interest accounting.

     Section 4.22 Brokers. Except for NBM, Rent-Way's financial advisor, no broker, finder or financial advisor is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of Rent-Way, and Rent-Way's fee arrangements with NBM have been disclosed to HCI.

     Section 4.23 Environmental Matters. Except as set forth in Section 4.23 to the Rent-Way Disclosure Letter or except as to matters previously remediated in accordance with Applicable Law, none of Rent-Way or any Rent-Way Subsidiaries or, to Rent-Way's knowledge, any other person has caused or permitted (a) the presence of any Hazardous Materials (as hereinafter defined) at, in, on, or under any of Rent-Way's properties in any amount, form, or location that would be unlawful, require investigation, notification of Government Authorities, or remedial action, or otherwise result in potential material liabilities under any applicable local, state, or federal environmental laws, or (b) any spills, releases, discharges or disposal of Hazardous Materials to have occurred or be presently occurring on or from Rent-Way's properties or at any other location as a result of any construction on or operation and use of such properties, which presence of occurrence would, individually or in the aggregate, have or is reasonably likely to have a Rent-Way Material Adverse Effect; and in connection with the use of Rent-Way's properties, Rent-Way and the Rent-Way Subsidiaries have not failed to comply in any material respect with all applicable local, state and federal environmental laws, regulations, ordinances and administrative and judicial orders relating to the generation, use, recycling, reuse, sale, storage, handling, transport and disposal of any Hazardous Materials. "Hazardous Materials" means those substances, materials, and items, in any form, whether solid, liquid, gaseous, semisolid, or any combination thereof, whether waste materials, raw materials, chemicals, finished products, byproducts, or any other material or article, which are regulated by or form the basis of liability under federal, state or local environmental, health, and safety statutes or regulations including, without limitation, hazardous wastes, hazardous substances, pollutants, contaminants, asbestos, polychlorinated biphyenyls, petroleum (including, but not limited to, crude oil, petroleum-derived substances, waste, or breakdown or decomposition products thereof or any fraction thereof), and radioactive substances.

     Section 4.24 Insurance. Rent-Way maintains fire and casualty, general liability and product liability insurance policies with reputable insurance carriers, which Rent-Way reasonably believes provide full and adequate coverage for all normal risks incident to the business of Rent-Way and the Rent-Way Subsidiaries and their respective properties and assets.

                                   ARTICLE V
                     REPRESENTATIONS AND WARRANTIES OF HCI

     Except as otherwise disclosed to Rent-Way in a letter delivered to it prior to the execution hereof (which letter shall contain appropriate references to identify the representations and warranties herein to which the information in such letter relates) (the "HCI Disclosure Letter"), HCI represents and warrants to Rent-Way as follows:

     Section 5.1 Organization. HCI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power to carry on its business as it is now being conducted or presently proposed to be conducted. HCI is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate, have a HCI Material Adverse Effect (as hereinafter defined). HCI has delivered to Rent-Way prior to the execution of this Agreement complete and correct copies of its Certificate of Incorporation and By-laws, as amended to date. In all material respects, the minute books of HCI contain accurate records of all meetings and accurately reflect all other actions taken by the stockholders, the Board of Directors and all committees of the Board of Directors of HCI since April 24, 1998. For purposes of this Agreement, an "HCI Material Adverse Effect" shall mean any effect that is material and adverse to the business, assets, liabilities, results of operations or financial condition of HCI and the HCI Subsidiaries taken as a whole; provided, that a HCI Material Adverse Effect shall not be deemed to include the impact of (i) changes in Applicable Law of general applicability or implementation thereof by courts or Governmental Authorities,
(ii) acts or omissions of Rent-Way or any Rent-Way Subsidiary taken with the prior written consent of HCI in contemplation of the transactions contemplated hereby, (iii) circumstances affecting the rental-purchase industry generally, and (iv) the effects of the Merger and the compliance by either Party with the provisions of this Agreement on the business, assets, liabilities, results of operations or financial condition of HCI or any HCI Subsidiary.

     Section 5.2 Capitalization. The authorized capital stock of HCI consists of 100,000,000 Shares, and 25,000,000 shares of preferred stock, par value $.01 per share. As of August 28, 1998, (i) 17,025,668 Shares were issued and outstanding,
(ii) stock options to acquire 1,276,588 Shares (the "HCI Stock Options") were outstanding under all stock option plans of HCI (collectively, the "HCI Stock Option Plans"), and (iii) 2,926,948 Shares were originally reserved for issuance in connection with the HCI Stock Option Plans. Section 5.2 of the HCI Disclosure Letter sets forth a complete and correct list, as of August 31, 1998, of the number of shares of HCI Common Stock subject to HCI Stock Options or other rights to purchase or to receive HCI Common Stock granted under the HCI Stock Option Plans, the dates of grant and the exercise prices thereof. As of August 31, 1998, HCI had no treasury shares and no Shares were held by HCI Subsidiaries. All of the issued and outstanding Shares are validly issued, fully paid and nonassessable and free of preemptive rights. Except as set forth in this Agreement and except as set forth in the HCI Option Agreement (as hereinafter defined), there are not now, and at the Effective Time there will not be, any shares of capital stock of HCI issued or outstanding or any options, warrants, subscriptions, calls, rights, convertible securities or other agreements or commitments obligating HCI to issue, transfer, sell, redeem, repurchase or otherwise acquire any shares of its capital stock. Except as set forth in this Agreement and the HCI Option Agreement, after the Effective Time, HCI will have no obligation to issue, transfer or sell any shares of its capital stock pursuant to any employee benefit plan or otherwise. Other than the agreements contemplated by this Agreement and the HCI Option Agreement, there are not now, and at the Effective Time there will not be, any voting trusts, standstill, stockholder or other agreements or understandings to which HCI is a party or is bound with respect to the voting of, requiring the registration of, or granting any preemptive rights or antidilution rights with respect to, the capital stock of HCI.

     Section 5.3 Subsidiaries. Section 5.3 of the HCI Disclosure Letter lists all corporations, partnerships, joint ventures and other business associations and entities, foreign and domestic, in which HCI has any direct or indirect ownership or economic interest. Such corporations, partnerships, joint ventures or other business entities of which HCI owns, directly or indirectly, greater than 50% of the shares of capital stock or other equity interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to cast at least a majority of the votes that may be cast by all shares or equity interests having ordinary voting power for the election of directors or other governing body of such entity are hereinafter referred to as the "HCI Subsidiaries".

        (a) Each HCI Subsidiary that is a corporation is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Each HCI Subsidiary that is a partnership or a limited liability company is duly formed, validly existing and in good standing under the laws of its jurisdiction of formation.

        (b) Each HCI Subsidiary has the corporate power, the partnership power or the company power, as the case may be, to carry on its business as it is now being conducted or presently proposed to be conducted.

        (c) Each HCI Subsidiary that is a corporation is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not individually or in the aggregate have an HCI Material Adverse Effect. Each HCI Subsidiary that is a partnership is duly qualified as a foreign partnership authorized to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not individually or in the aggregate have an HCI Material Adverse Effect. Each HCI subsidiary that is a limited liability company is duly qualified as a foreign limited liability company authorized to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not individually or in the aggregate have an HCI Material Adverse Effect.

        (d) All of the outstanding shares of capital stock of the HCI Subsidiaries that are corporations are duly authorized, validly issued, fully paid and nonassessable and are free of preemptive rights. All of the outstanding ownership interests of the HCI Subsidiaries that are partnerships or limited liability companies are duly authorized, validly issued, fully paid and nonassessable and are free of preemptive rights.

        (e) All of the outstanding shares of capital stock of, or other ownership interests in, each of the HCI Subsidiaries owned by HCI or an HCI Subsidiary are owned by HCI or by an HCI Subsidiary free and clear of any liens, claims, charges or encumbrances. Except as set forth in Section 5.2 hereof, there are not now, and at the Effective Time there will not be, any outstanding options, warrants, subscriptions, calls, rights, convertible securities or other agreements or commitments obligating HCI or any HCI Subsidiary to issue, transfer or sell any securities of HCI or any HCI Subsidiary.

        (f) Other than agreements contemplated by this Agreement and except as disclosed in Section 5.3 of the HCI Disclosure Letter, there are not now, and at the Effective Time there will not be, any voting trusts, standstill, stockholder or other agreements or understandings to which HCI or any of the HCI Subsidiaries is a party or is bound with respect to the voting of, requiring the registration of, or granting any preemptive rights or antidilution rights with respect to, the capital stock of HCI or any of the HCI Subsidiaries.

     Section 5.4 Authority Relative To This Agreement. HCI has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation by HCI of the transactions contemplated hereby have been duly authorized by HCI's Board of Directors and, except for the approval of HCI's stockholders to be sought at the stockholders meeting contemplated by Section 7.4(a) hereof, no other corporate action or proceedings on the part of HCI are necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by HCI and constitutes a valid and binding agreement of HCI, enforceable against HCI in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally or to general principles of equity.

     Section 5.5 Consents and Approvals; No Violations. Except for applicable requirements of the HSR Act, the Securities Act, the Exchange Act, state laws relating to takeovers, if applicable, state securities or blue sky laws, and the filing and recordation of an appropriate certificate of Merger (the "Certificate of Merger") as required by the Delaware General Corporation Law (the "DGCL"), no filing with, and no permit, authorization, consent or approval of, any Governmental Authority is necessary for the consummation by HCI of the transactions contemplated by this Agreement, except for such filings, permits, authorizations, consents or approvals the failure of which to be made or obtained would not individually or in the aggregate have an HCI Material Adverse Effect. Neither the execution and delivery of this Agreement by HCI, nor the consummation by HCI of the transactions contemplated hereby, nor compliance by HCI with any of the provisions hereof, will (a) conflict with or result in any breach of any provisions of the Certificate of Incorporation or By-Laws of HCI or any of the HCI Subsidiaries,
(b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which HCI or any of the HCI Subsidiaries is a Party or by which any of them or any of their properties or assets may be bound, or (c) violate any other, writ, injunction, decree, statute, rule or regulation applicable to HCI, any of the HCI Subsidiaries or any of their properties or assets, except in the case of clauses (b) and (c) for violations, breaches or defaults which would not individually or in the aggregate have an HCI Material Adverse Effect.

     Section 5.6 Reports and Financial Statements. HCI has timely filed all reports required to be filed with the SEC pursuant to the Exchange Act since January 1, 1998 (collectively, the "HCI SEC Reports"). As of their respective dates, the HCI SEC Reports complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such HCI SEC Reports. None of such HCI SEC Reports, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the audited balance sheets of HCI and the related audited statements of operations, stockholders equity and cash flows and unaudited interim financial statements included in the HCI SEC Reports complied as to form, as of their respective dates of filing with the SEC, in all material respects, with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto and fairly presented the consolidated financial position and the results of operations and the changes in financial position of HCI and its consolidated subsidiaries as of the respective dates or for the respective periods set forth therein, all in conformity with GAAP consistently applied during the periods involved, except as otherwise noted therein.

     Section 5.7 Absence of Certain Changes or Events. Except as set forth in the HCI SEC Reports or the HCI Disclosure Letter, since December 31, 1997, neither HCI nor any of the HCI Subsidiaries has: (a) taken any of the actions set forth in Section 6.1(b), 6.1(c) or 6.1(e) hereof; (b) suffered any material adverse change in the business, financial condition, results of operations, properties, assets or liabilities of HCI and the HCI Subsidiaries taken as a whole; or (c) subsequent to such date, except as permitted by Section 6.1 hereof, conducted its business and operations other than in the ordinary course of business and consistent with past practices.

     Section 5.8 Litigation. Except for litigation disclosed in (i) the notes to the financial statements included in HCI's Annual Report to Stockholders for the year ended December 31, 1997 or (ii) the HCI SEC Reports, there is no suit, action or proceeding pending or, to the best of HCI's knowledge, threatened against or affecting HCI, the outcome of which would individually or in the aggregate have an HCI Material Adverse Effect; nor is there any judgment, decree, injunction, citation, settlement agreement, rule or order of any Governmental Authority outstanding against HCI having, or which, insofar as can reasonably be foreseen, in the future may have, any such effect.

     Section 5.9 Contracts and Commitments. Except as disclosed in the HCI SEC Reports or in the HCI Disclosure Letter, neither HCI nor any HCI Subsidiary is a party to or is bound by any of the following:

          (i) any "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC);

          (ii) any non-competition agreement or any other agreement or obligation which purports to limit in any material respect the manner in which, or the localities in which, the business of HCI and the HCI Subsidiaries (including, for purposes of this Section 5.9, Rent-Way and the Rent-Way Subsidiaries, assuming the Merger has been consummated) is or would be conducted; or

          (iii) any contract or other agreement which would prohibit or materially delay the consummation of the Merger or any of the other transactions contemplated hereby (all such contracts of the type described in clauses (i), (ii) and (iii) of this Section 5.9 being referred to herein as "HCI Material Contracts").

Each HCI Material Contract is valid and binding on HCI (or, to the extent that an HCI Subsidiary is a party, such HCI Subsidiary) and is in full force and effect, and HCI and each HCI Subsidiary has in all material respects performed all obligations to be performed by them to date under each HCI Material Contract, except where such non-performance, individually or in the aggregate, would not have an HCI Material Adverse Effect. Neither HCI nor any HCI Subsidiary knows of, or has received notice of, any violation or default under (nor, to the knowledge of HCI, does there exist any condition which with the passage of time or the giving of notice or both would result in such a violation or default under) any HCI Material Contract.

     Section 5.10 Information in Disclosure Documents and Registration Statement. None of the information to be supplied by HCI for inclusion or incorporation by reference in the Proxy Statement or the Registration Statement will, in the case of the Registration Statement, at the time it becomes effective and at the Effective Time or, in the case of the Proxy Statement or any amendments thereof or supplements thereto, at the time of the mailing of the Proxy Statement and any amendments thereof or supplements thereto and at the time of the meetings of stockholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they made, not misleading, except that no representation or warranty is made by HCI with respect to statements made or incorporated by reference therein based on information supplied by Rent-Way specifically for inclusion or incorporation by reference in the Registration Statement or the Proxy Statement.

     Section 5.11 Absence of Undisclosed Liabilities. Except for liabilities or obligations which (i) are accrued or reserved against in HCI's financial statements (or reflected in the notes thereto) included in the HCI SEC Reports, or (ii) were incurred after December 31, 1997 in the ordinary course of business and consistent in type and amount with past practices, neither HCI nor any HCI Subsidiary has any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of a nature required by GAAP to be reflected in a corporate balance sheet or the notes thereto.

     Section 5.12 No Default. Neither HCI nor any of the HCI Subsidiaries is in default or violation (and no event has occurred which with notice or the lapse of time or both would constitute a default or violation) of any term, condition or provision of (a) its Certificate of Incorporation or By-Laws, (b) any note, bond, mortgage, indenture, license, agreement, contract, lease, commitment or other obligation to which HCI or any of the HCI Subsidiaries is a party or by which it or any of its properties or assets may be bound, or (c) any order, writ, injunction, decree, statute, rule or regulation applicable to HCI or any of the HCI Subsidiaries, except in the case of clauses (b) and (c) above for defaults or violations which would not individually or in the aggregate have an HCI Material Adverse Effect.

     Section 5.13 Tax Returns; Taxes.

        (a) HCI has filed all Tax Returns that it has been required to file to date and all such Tax Returns were correct and complete in all respects. All Taxes owed by HCI (whether or not shown on any Tax Return) which are due and payable have been paid except such Taxes as would not, individually or in the aggregate, have an HCI Material Adverse Effect. HCI is not currently the beneficiary of any extension of time within which to file any Tax Return. No taxing authority in a jurisdiction where HCI does not file Tax Returns has claimed in writing that HCI is or may be subject to taxation by that jurisdiction.

        (b) HCI has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

        (c) There is no dispute or claim concerning any Tax liability of HCI either (i) claimed or raised by any taxing authority in writing or (ii) as to which any shareholder or employee of HCI responsible for Tax matters of HCI has knowledge based upon personal contact with any agent of such authority.

        (d) HCI has not waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to assessment of Taxes.

        (e) All accounting periods and methods used by HCI for Tax purposes are permissible periods and methods, and HCI is not required to make any adjustments to its income under Section 481 of the Code in taxable years for which Tax Returns have not yet been filed. HCI has not filed a consent under Section 341(f) of the Code concerning collapsible corporations. HCI has not made nay payments, is not obligated to make any payments, and is not a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Section 28OG of the Code. HCI is not a party to any Tax allocation or sharing agreement. HCI (or its predecessors)
(i) has not been a member of an affiliated group filing a consolidated federal income Tax return in any taxable year ending after December 31, 1993 and (ii) has no liability for the Taxes of any person other than HCI under Treasury Regulation Section 1.1502-6 or any similar provision of state, local or foreign law, as a transferee or successor, by contract, or otherwise.

        (f) The unpaid Taxes of HCI did not, as of December 31, 1997, exceed the reserve for Taxes (excluding any reserve for deferred taxes attributable to differences between the timing of income or deductions for tax and financial accounting purposes) set forth on the balance sheet as of December 31, 1997 (excluding any notes thereto) contained in the HCI Financial Statements.

        (g) Neither HCI nor any of the HCI Subsidiaries has taken any action or has notice of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a)(1)(A) of the Code.

     Section 5.14 Title To Properties; Encumbrances. Except as otherwise provided in this Section 5.14, each of HCI and the HCI Subsidiaries has good, valid and marketable title to, or a valid leasehold interest in, all of its properties and assets (real, personal and mixed, tangible and intangible), including, without limitation, all the properties and assets reflected in the consolidated balance sheet of HCI and the HCI Subsidiaries as of December 31, 1997 included in HCI's Annual Report on Form 10-K for the period ended on such date (except for properties and assets disposed of in the ordinary course of business and consistent with past practices since December 31, 1997). None of such properties or assets are subject to any liability, obligation, claim, lien, mortgage, pledge, security interest, conditional sale agreement, charge or encumbrance of any kind (whether absolute, accrued, contingent or otherwise), except for (i) minor imperfections of title and encumbrances, if any, which are not substantial in amount, do not materially detract from the value of the property or assets subject thereto, and do not impair the operations of HCI and the HCI Subsidiaries, (ii) liens for Taxes that are not yet due or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP, (iii) mortgages on real property in an aggregate amount not greater than $50,000, and (iv) with respect to leased property, the rights of the owner of such property.

     Section 5.15 Compliance with Applicable Laws. Each of HCI and the HCI Subsidiaries is in compliance with Applicable Law, except where the failure to be in such compliance would not individually or in the aggregate have an HCI Material Adverse Effect.

     Section 5.16 Labor Matters.

        (a) Neither HCI nor any of the HCI Subsidiaries is a party to, or bound by, any collective bargaining agreement with a labor union or labor organization;

        (b) There is no unfair labor practice or labor arbitration proceeding pending or, to the knowledge of HCI, threatened against HCI or any of the HCI Subsidiaries relating to their business, except for any such proceeding which would not individually or in the aggregate have an HCI Material Adverse Effect; and

        (c) To the knowledge of HCI, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of HCI or any of the HCI Subsidiaries.

     Section 5.17 Employee Benefit Plans; ERISA.

        (a) With respect to each material bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance or termination pay, hospitalization or other medical, life or other insurance, supplemental unemployment benefits, profit-sharing, pension, or retirement plan, program, agreement or arrangement, and each other employee benefit plan, program, agreement (including, but not limited to, employment agreements) or arrangement, currently maintained or contributed to or required to be contributed to by (i) HCI or (ii) any HCI Subsidiary for the benefit of any employee or former employee of HCI or any HCI

Subsidiary (the "HCI Plans"), HCI has heretofore delivered to Rent-Way true and complete copies of each of the following documents:

          (i) a copy of each written HCI Plan (including all written amendments thereto);

          (ii) a copy of the annual report and actuarial report, if required under ERISA, with respect to each such HCI Plan for the last two plan years ending prior to the date hereof;

          (iii) a copy of the most recent Summary Plan Description, together with each Summary of Material Modifications, if required under ERISA, with respect to such HCI Plan;

          (iv) if the HCI Plan is funded through a trust or any other third Party funding vehicle, a copy of the trust or other funding agreement (including all amendments thereto) and the latest financial statements with respect to the last reporting period ended immediately prior to the date hereof; and

          (v) the most recent determination letter received prior to the date hereof from the Internal Revenue Service with respect to each HCI Plan intended to qualify under section 401 of the Code.

        (b) No liability under Title IV of ERISA has been incurred by HCI, any HCI Subsidiary, or any trade or business, whether or not incorporated that together with HCI or any HCI Subsidiary is a "single employer" within the meaning of section 4001 of ERISA (an "HCI ERISA Affiliate") that has not been satisfied in full when due, and no condition exists that presents a material risk to HCI, any HCI Subsidiary or any HCI ERISA Affiliate of incurring a liability under such Title which would individually or in the aggregate have an HCI Material Adverse Effect, or give rise to a lien under Title IV of ERISA.

        (c) No HCI Plan subject to the minimum funding requirements of section 412 of the Code or section 302 of ERISA or any trust established thereunder has incurred any "accumulated funding deficiency" (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of such HCI Plan ended prior to the date hereof; and all contributions required to be made with respect thereto (whether pursuant to the terms of any such HCI Plan or otherwise) on or prior to the date hereof have been timely made.

        (d) No HCI Plan is a "multiemployer pension plan," as defined in section 3(37) of ERISA, nor is any HCI Plan a plan described in section 4063(a) of ERISA.

        (e) Each HCI Plan intended to be "qualified" within the meaning of section 401(a) of the Code either (i) has received a favorable determination letter from the Internal Revenue Service as to its qualification and, to the knowledge of HCI, no amendment has been made to any such HCI Plan since the date of such letter that is likely to result in the disqualification of such HCI Plan or (ii) is a standardized prototype plan, the form of which has been approved by the Internal Revenue Service.

        (f) Each of the HCI Plans has been operated and administered in all respects in accordance with Applicable Law, including, but not limited to, ERISA and the Code, except for any failure to so operate or administer such HCI Plans that would not individually or in the aggregate have an HCI Material Adverse Effect.

        (g) Except as expressly provided in the HCI Disclosure Letter, neither the execution and delivery of this Agreement nor the Merger nor the consummation of any of the transactions contemplated by this Agreement will:

          (i) entitle any current or former officer, director, employee or consultant of HCI or any HCI Subsidiary to severance pay, unemployment compensation or any other payment, or

          (ii) accelerate the time of payment or vesting or increase the amount of compensation due any such officer, director, employee or consultant.

        (h) With respect to each HCI Plan that is funded wholly or partially through an insurance policy, HCI and the HCI Subsidiaries do not have any current liability under any such insurance policy in the nature of a retroactive rate adjustment or loss sharing arrangement arising wholly or partially out of events occurring prior to the Closing other than any such liability that individually or in the aggregate would not have an HCI Material Adverse Effect.

        (i) There are no pending or, to the knowledge of HCI, threatened claims by or on behalf of any of the HCI Plans, by any employee or beneficiary covered under any such HCI Plan involving any such HCI Plan (other than routine claims for benefits), other than any such claims that would not individually or in the aggregate have an HCI Material Adverse Effect.

        (j) Neither HCI nor any HCI Subsidiary or, to the knowledge of HCI, any HCI ERISA Affiliate, any of the HCI Plans, any trust created thereunder, or any trustee or administrator thereof has engaged in a transaction in connection with which HCI or any HCI Subsidiary or, to the knowledge of HCI, any HCI ERISA Affiliate, any of the HCI Plans, any such trust or trustee or administrator thereof, or any Party dealing with the HCI Plans or any such trust is likely to be subject to either a civil liability under section 409 of ERISA or section 502(i) of ERISA, or a tax imposed pursuant to section 4975 or 4976 of the Code other than any such liability or tax that would not individually or in the aggregate have an HCI Material Adverse Effect.

     Section 5.18 Vote Required. Approval of the Merger by the stockholders of HCI shall require the affirmative vote of the holders of a majority of the outstanding Shares at the stockholders' meeting referred to in Section 7.4(a). No other vote of the stockholders of HCI is required by law, the Certificate of Incorporation or By-Laws of HCI or otherwise in order for HCI to consummate the Merger and the transactions contemplated hereby.

     Section 5.19 Vote of Board; Opinion of Financial Advisor. The Board of Directors of HCI (at a meeting duly called and held) has unanimously determined that the transactions contemplated hereby are fair to and in the best interests of HCI. The Board of Directors of HCI has received the opinions of Donaldson, Lufkin & Jenrette Securities Corporation and Stephens, Inc., HCI's financial advisors, each substantially to the effect that the Exchange Ratio is fair to the stockholders of HCI from a financial point of view.

     Section 5.20 Takeover Status. The Board of Directors of HCI has taken all appropriate action so that Rent-Way will not be an "interested stockholder" within the meaning of Section 203 of the DGCL by virtue of the execution and delivery of this Agreement or the HCI Option Agreement or the consummation of the Merger or any of the other transactions contemplated hereby.

     Section 5.21 Accounting Matters. To its knowledge, neither HCI nor any of the HCI Subsidiaries has taken or agreed to take any action that would prevent the business combination to be effected by the Merger from being accounted for as a pooling of interests and HCI has no reason to believe that the Merger will not qualify for pooling of interest accounting.

     Section 5.22 Brokers. Except for Donaldson, Lufkin & Jenrette Securities Corporation and Stephens, Inc., HCI's financial advisors, no broker, finder or financial advisor is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of HCI, and HCI's fee arrangements with Donaldson, Lufkin & Jenrette Securities Corporation and Stephens, Inc. have been disclosed to Rent-Way.

     Section 5.23 Environmental Matters. Except as set forth in Section 5.23 to the HCI Disclosure Letter or except as to matters previously remediated in accordance with Applicable Law, none of HCI or any HCI Subsidiaries or, to HCI's knowledge, any other person has caused or permitted (a) the presence of any Hazardous Materials at, in, on, or under any of HCI's properties in any amount, form, or location that would be unlawful, require investigation, notification of Government Authorities, or remedial action, or otherwise result in potential material liabilities under any applicable local, state, or federal environmental laws, or (b) any spills, releases, discharges or disposal of Hazardous Materials to have occurred or be presently occurring on or from HCI's properties or at any other location as a result of any construction on or operation and use of such properties, which presence or occurrence would, individually or in the aggregate, have or is reasonably likely to have a HCI Material Adverse Effect; and in connection with the use of HCI's properties, HCI and the HCI Subsidiaries have not failed to comply in any material respect with all applicable local, state and federal environmental laws, regulations, ordinances and administration and judicial orders relating to the generation, use, recycling, reuse, sale, storage, handling, transport and disposal of any Hazardous Materials.

     Section 5.24 Insurance. HCI maintains fire and casualty, general liability, product liability, and professional liability insurance policies with reputable insurance carriers, which HCI reasonably believes provide full and adequate coverage for all normal risks incident to the business of HCI and the HCI Subsidiaries and their respective properties and assets.

                                   ARTICLE VI
                     CONDUCT OF BUSINESS PENDING THE MERGER

     Section 6.1 Conduct of Business by HCI Pending the Merger. From the date of this Agreement to the Effective Time, unless Rent-Way shall otherwise agree in writing, or as otherwise contemplated by this Agreement, any Exhibit hereto or the HCI Disclosure Letter:

        (a) the respective businesses of HCI and the HCI Subsidiaries shall be conducted only in the ordinary and usual course of business consistent with past practices, and there shall be no material changes in the conduct of the operations of HCI or any HCI Subsidiary;

        (b) HCI shall not (i) sell or pledge or agree to sell or pledge any stock owned by it in any of the HCI Subsidiaries; (ii) amend its Certificate of Incorporation or By-Laws; or (iii) split, combine or reclassify any shares of its outstanding capital stock or declare, set aside or pay any dividend or other distribution payable in cash, stock or property, or redeem or otherwise acquire any shares of its capital stock or shares of the capital stock of any of the HCI Subsidiaries;

        (c) neither HCI nor any of the HCI Subsidiaries shall (i) authorize for issuance, issue or sell any additional shares of, or rights of any kind to acquire any shares of, its capital stock of any class (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) or grant any stock appreciation rights; (ii) acquire, dispose of, transfer, lease, license, mortgage, pledge or encumber any fixed or other assets in any one or series of related transactions that would require the filing by HCI of a Current Report on Form 8-K pursuant to the Exchange Act or would require that the Proxy Statement or Registration Statement include or incorporate by reference financial statements of any business acquired pursuant to Section 3-05 of Regulation S-X under the Securities Act; (iii) incur, assume or prepay any indebtedness or any other material liabilities other than in the ordinary course of business consistent with past practices; (iv) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any person other than an HCI Subsidiary in the ordinary course of business consistent with past practices;
(v) make any loans, advances or capital contributions to, or investments in, any other person, other than to HCI Subsidiaries and other than in the ordinary course of business consistent with past practices; (vi) authorize capital expenditures substantially in excess of the amount currently budgeted therefor;
(vii) permit any insurance policy naming HCI or any HCI Subsidiary as a beneficiary or a loss payee to be canceled or terminated other than in the ordinary course of business; or (viii) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing;

        (d) HCI shall use commercially reasonable efforts to preserve intact the business organization of HCI and the HCI Subsidiaries, to keep available the services of its and their present officers and key employees, and to preserve the goodwill of those having business relationships with it and the HCI Subsidiaries;

        (e) neither HCI nor any of the HCI Subsidiaries shall make any change in the compensation payable or to become payable to any of its officers, directors or employees, enter into or amend any employment, severance, termination or other similar agreement, adopt any new HCI Plan or amend in any material respect any existing HCI Plan, or make any loans to any of its officers, directors or employees or make any changes in its existing borrowing or lending arrangement for or on behalf of any of such persons, whether contingent on consummation of the Merger or otherwise, other than (i) in the ordinary course of business consistent with past practices and (ii) as may be required under Applicable Law or the terms of any existing HCI Plan; and

        (f) neither HCI nor any of the HCI Subsidiaries shall (i) knowingly take or allow to be taken any action which would jeopardize the treatment of the Merger as a pooling of interests for accounting purposes; or (ii) knowingly take, or allow any party related to HCI within the meaning of Treas. Reg.
Section 1.368-1(e)(3) to take, any action that would jeopardize qualification of the Merger as a reorganization within the meaning of section 368(a)(1)(A) of the Code, including, but not limited to, the redemption or other acquisition of any shares of capital stock of HCI or any HCI Subsidiary.

     Section 6.2 Conduct of Business by Rent-Way Pending the Merger. From the date of this Agreement to the Effective Time, unless HCI shall otherwise agree in writing, or as otherwise contemplated by this Agreement, any Exhibit hereto or the Rent-Way Disclosure Letter:

        (a) the businesses of Rent-Way and the Rent-Way Subsidiaries shall be conducted only in the ordinary and usual course of business consistent with past practices, and there shall be no material changes in the conduct of the operations of Rent-Way or any Rent-Way Subsidiary;

        (b) Rent-Way shall not (i) sell, pledge or agree to sell or pledge any stock owned by it in any of the Rent-Way Subsidiaries, (ii) amend its Articles of Incorporation or By-Laws or (iii) split, combine or reclassify any shares of its outstanding capital stock or declare, set aside or pay any dividend or other distribution payable in cash, stock or property, or redeem or otherwise acquire any shares of its capital stock or shares of the capital stock of any of the Rent-Way Subsidiaries;

        (c) Neither Rent-Way nor any of the Rent-Way Subsidiaries shall (i) authorize for issuance, issue or sell any additional shares of, or rights of any kind to acquire any shares of, its capital stock of any class (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) or grant any stock appreciation rights, except for the issuance of shares of Rent-Way Common Stock in connection with a transaction permitted under clause (ii) of this Section 6.2(c); (ii) acquire, dispose of, transfer, lease, license, mortgage, pledge or encumber any fixed or other assets in any one or series of related transactions that would require the filing by Rent-Way of a Current Report on Form 8-K pursuant to the Exchange Act or required that the Proxy Statement or Registration Statement include or incorporate by reference financial statements of any business acquired pursuant to Section 3-05 of Regulation S-X under the Securities Act; (iii) incur, assume or prepay any indebtedness or any other material liabilities other than in the ordinary course of business consistent with past practices; (iv) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any person other than in the ordinary course of business and consistent with past practices; (v) make any loans, advances or capital contributions to, or investments in, any other person, other than in the ordinary course of business and consistent with past practices; (vi) authorize capital expenditures substantially in excess of the amount currently budgeted therefor; (vii) permit any insurance policy naming Rent-Way or any Rent-Way Subsidiary as a beneficiary or a loss payee to be canceled or terminated other than in the ordinary course of business; or (viii) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing;

        (d) Rent-Way shall use commercially reasonable efforts to preserve intact the business organization of Rent-Way and the Rent-Way Subsidiaries, to keep available the services of its and their present officers and key employees, and to preserve the goodwill of those having business relationships with it and the Rent-Way Subsidiaries;

        (e) Neither Rent-Way nor any of the Rent-Way Subsidiaries shall make any change in the compensation payable or to become payable to any of its officers, directors or employees, enter into or amend any employment, severance, termination or other similar agreement, adopt any new Rent-Way Plan or amend in any material respect any existing Rent-Way Plan, or make any loans to any of its officers, directors or employees or make any changes in its existing borrowing or lending arrangement for or on behalf of any of such persons, whether contingent on consummation of the Merger or otherwise, other than (i) in the ordinary course of business and consistent with past practices and (ii) as may be required under Applicable Law or the terms of any existing Rent-Way Plan; and

        (f) Neither Rent-Way nor any of the Rent-Way Subsidiaries shall (i) knowingly take or allow to be taken any action which would jeopardize the treatment of the Merger as a pooling of interests for accounting purposes; or
(ii) knowingly take, or allow any party related to Rent-Way within the meaning of Treas. Reg. Section 1.368-1(e)(3) to take, any action that would jeopardize qualification of the Merger as a reorganization within the meaning of section 368(a)(1)(A) of the Code, including, but not limited to, the redemption or other acquisition of any shares of HCI or any HCI Subsidiary other than as set forth in Article III of this Agreement.

     Section 6.3 Other Actions. Each of Rent-Way and HCI shall not, and shall use commercially reasonable efforts to cause its respective subsidiaries not to, take any action that would result in (i) any of the representations and warranties of such party become untrue or (ii) except as contemplated by
Section 7.2, any of the conditions to the Merger set forth in Article VIII not being satisfied.

                                  ARTICLE VII
                             ADDITIONAL AGREEMENTS

     Section 7.1 Access and Information. HCI and Rent-Way shall each afford to the other and to the other's financial advisors, legal counsel, accountants, consultants and other agents and representatives full access at all reasonable times throughout the period prior to the Effective Time to all of its books, records, properties and personnel and, during such period, each shall furnish promptly to the other (a) a copy of each report, schedule and other document filed or received by it pursuant to the requirements of federal or state securities laws, and (b) all other information as such other Party may reasonably request, provided that no investigation pursuant to this Section 7.1 shall affect any representations or warranties made herein or the conditions to the obligations of the respective Parties to consummate the Merger. Each Party and its affiliates, advisors, legal counsel, accountants, consultants and other agents and representatives shall hold in confidence all nonpublic information in accordance with the terms of the confidentiality letter agreement dated August 24, 1998 (the "Confidentiality Agreement") between HCI and Rent-Way and, if this Agreement is terminated, each Party will deliver to the other documents, work papers and other material (including copies) obtained by such Party or on its behalf from the other Party as a result of this Agreement or in connection herewith, whether so obtained before or after the execution hereof, in accordance with the terms of the Confidentiality Agreement.

     Section 7.2 Acquisition Proposals.

        (a) HCI shall not, nor shall HCI authorize or permit any officer, director or employee of, or investment banker, attorney or other advisor or representative or agent of, HCI or any HCI Subsidiary to, directly or indirectly, (i) solicit, initiate or encourage the submission of any Acquisition Proposal (as hereinafter defined) or (ii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action intended to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal; provided, however, that nothing contained in this Section 7.2(a) shall prohibit HCI's Board of Directors (and its authorized representatives) from furnishing information to, or entering into discussions or negotiations with, any person or entity that makes an unsolicited Acquisition Proposal if, and only to the extent that (A) HCI's Board of Directors, after consultation with and based on the written opinion of outside legal counsel, determines in good faith that in order for such HCI's Board of Directors to comply with its fiduciary duties to stockholders under Applicable Law it should take such action, (B) prior to taking such action, HCI receives from such person or entity an executed agreement in reasonably customary form relating to the confidentiality of information to be provided to such person or entity, and (C) the Acquisition Proposal contains an offer of consideration that is superior to the consideration represented by the Exchange Ratio.

        Notwithstanding anything in this Agreement to the contrary, HCI shall
(i) promptly advise Rent-Way orally and in writing of (A) the receipt by it (or any of the other entities or other persons referred to above) after the date hereof of any Acquisition Proposal, or any inquiry which could reasonably be expected to lead to any Acquisition Proposal, (B) the material terms and conditions of such Acquisition Proposal or inquiry and (C) the identity of the person making any such Acquisition Proposal or inquiry, (ii) keep Rent-Way reasonably informed of the status and details of any such Acquisition Proposal or inquiry, and (iii) negotiate with Rent-Way to make such adjustments in the terms and conditions of this Agreement as would enable HCI to proceed with the transactions contemplated herein. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the first sentence of this Section 7.2 by any officer, director or employee of HCI or the HCI Subsidiaries or any investment banker, attorney or other advisor, representative or agent of HCI or the HCI Subsidiaries, whether or not such person is purporting to act on behalf of HCI or otherwise, shall be deemed to be a breach of this Section 7.2 by HCI. For purposes of this Agreement, "Acquisition Proposal" means any bona fide proposal with respect to a merger, consolidation, share exchange or similar transaction involving HCI or the HCI Subsidiaries, or any purchase of all or any significant portion of the assets of HCI or the HCI Subsidiaries other than the transactions contemplated hereby.

        (b) Except as set forth below, HCI's Board of Directors shall not (i) withdraw, or modify in a manner materially adverse to Rent-Way, the approval or recommendation by HCI's Board of Directors of this Agreement or the Merger, or
(ii) approve, recommend or cause HCI to enter into any agreement with respect to any Acquisition Proposal. Notwithstanding the foregoing, if HCI receives an unsolicited Acquisition Proposal and HCI's Board of Directors determines in good faith, following consultation with and based on the written opinion of outside legal counsel, that it is necessary to do so in order to comply with its fiduciary duties to stockholders under Applicable Law, HCI's Board of Directors may (w) withdraw or modify its approval or recommendation of this Agreement and the Merger, (x) approve or recommend such Acquisition Proposal to HCI's stockholders, (y) cause HCI to enter into an agreement with respect to such Acquisition Proposal or (z) terminate this Agreement pursuant to Section 9.3(c); provided, however, that prior to taking such action, HCI shall, and shall cause its respective financial and legal advisors to, negotiate with Rent-Way to make such adjustments in the terms and conditions of this Agreement as would enable HCI to proceed with the transactions contemplated herein on such adjusted terms. Notwithstanding anything contained in this Agreement to the contrary, any action by the Board of Directors of HCI permitted by this Section 7.2(b) shall not constitute a breach of this Agreement by HCI.

        (c) If the Board of Directors of HCI takes any action described in clause (y) or (z) of Section 7.2(b) or Rent-Way exercises its right to terminate this Agreement under Section 9.4(d), based on HCI's Board of Directors having taken any action described in clause (w), (x) or (y) of Section 7.2(b), HCI shall, simultaneously with the taking of such action or upon such termination pay to Rent-Way upon demand the sum of $10,000,000 plus all fees and expenses incurred by Rent-Way in connection with the transactions contemplated by this Agreement (including without limitation, investment bankers' fees and expenses), payable in same-day funds, as liquidated damages and not as a penalty. If HCI fails to pay to Rent-Way any amounts due under this Section 7.2(c), HCI shall pay the costs and expenses (including reasonable legal fees and expenses) in connection with any action, including the filing of any lawsuit or other action, taken by Rent-Way to collect payment, together with interest on the amount of any unpaid fee at the publicly announced prime rate of Citibank, N.A. in effect from time to time from the date such fee was required to be paid.

     Section 7.3 Registration Statement; Listing Application.

        (a) As promptly as practicable, Rent-Way and HCI shall prepare and file with the SEC the Proxy Statement in form and substance satisfactory to each of Rent-Way and HCI, and Rent-Way shall prepare and file with the SEC the Registration Statement, in which the Proxy Statement will be included as a prospectus. Rent-Way shall use commercially reasonable efforts to (i) respond to any comments of the SEC and (ii) have the Registration Statement declared effective under the Securities Act as promptly as practicable and to keep the Registration Statement effective as long as is reasonably necessary to consummate the Merger. Each Party will notify the other promptly of the receipt of any comments from the SEC and of any request by the SEC for amendments or supplements to the Registration Statement or the Proxy Statement or for additional information and will supply the other with copies of all correspondence between such Party or any of its representatives and the SEC with respect to the Registration Statement or the Proxy Statement. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Registration Statement or the Proxy Statement, Rent-Way or HCI, as the case may be, shall promptly inform the other of such occurrences and cooperate in filing with the SEC and or mailing to the shareholders of Rent-Way and the stockholders of HCI such amendment or supplement. The Proxy Statement shall include the recommendations of the Board of Directors of Rent-Way in favor of the Merger Agreement, the Amendment and the issuance of the Rent-Way Shares and the Board of Directors of HCI as to the Merger Agreement, subject to the provisions of
Section 7.2. Rent-Way shall use commercially reasonable efforts to take any action required to be taken under state securities or blue sky laws in connection with the issuance of the Rent-Way Shares pursuant hereto and will pay or cause to be paid all expenses incident thereto. HCI shall furnish Rent-Way with all information concerning HCI and the holders of its capital stock and shall take such other action as Rent-Way may reasonably request in connection with such Proxy Statement and Registration Statement and issuance of Rent-Way Shares.

        (b) Rent-Way shall promptly prepare and submit to Nasdaq or the NYSE a listing application covering the Rent-Way Shares to be issued in connection with the Merger and this Agreement and shall use commercially reasonable efforts to obtain, prior to the Effective Time, approval for the listing of such Rent-Way Shares, subject to official notice of issuance.

     Section 7.4 Proxy Statements; Stockholder Approvals.

        (a) Rent-Way and HCI shall cause the definitive Proxy Statement to be mailed to their respective shareholders and stockholders as promptly as practicable after the Registration Statement is declared effective under the Securities Act. It shall be a condition precedent to HCI's obligation to mail the Proxy Statement that the opinions of Donaldson, Lufkin & Jenrette Securities Corporation and of Stephens, Inc. referred to Section 5.19 not have been withdrawn. It shall be a condition precedent to Rent-Way's obligation to mail the Proxy Statement that the opinion of NBM referred to in Section 4.19 not have been withdrawn. At the shareholders and stockholders' meetings, each of Rent-Way and HCI shall vote or cause to be voted in favor of authorization, approval and adoption of this Agreement and the Merger and, in the case of Rent-Way, the Amendment and the issuance of the Rent-Way Shares to be issued in the Merger, all capital stock entitled to vote as to which it holds proxies at such time.

        (b) In connection with the preparation of the Proxy Statement and the Registration Statement, Rent-Way shall use reasonable efforts to cause to be delivered to Rent-Way and HCI prior to the mailing of the Proxy Statement to the stockholders of Rent-Way and HCI the opinion of Hodgson, Russ, Andrews, Woods & Goodyear LLP, dated the date of the Proxy Statement, substantially to the effect that the Merger will constitute a reorganization for federal income tax purposes within the meaning of Section 368(a)(1)(A) of the Code.

        (c) Each of HCI's and Rent-Way's obligations under this Section 7.4 shall at all times remain subject to their fiduciary duties imposed under Applicable Law and Section 7.2 of this Agreement, in the event that, if required by such fiduciary duties as advised in writing by outside counsel, the Board of Directors of HCI or Rent-Way, as the case may be, shall have withdrawn or modified its recommendation that shareholders or stockholders authorize, approve and adopt this Agreement and the Merger, in the case of Rent-Way and HCI, or that shareholders authorize the Amendment and the issuance of the Rent-Way Shares to be issued in connection with the Merger, in the case of Rent-Way.

        (d) HCI, acting through its Board of Directors, shall, in accordance with Applicable Law and its Certificate of Incorporation and By-Laws:

          (i) promptly and duly call, give notice of, convene and hold as soon as practicable (but in no event sooner than 20 business days following the date the Proxy Statement is mailed to its Stockholders) following the date upon which the Registration Statement becomes effective a meeting of its stockholders for the purpose of voting to authorize, approve and adopt this Agreement and the Merger and shall use commercially reasonable efforts to obtain such stockholder approval; and

          (ii) recommend authorization, approval and adoption of this Agreement and the Merger by the stockholders of HCI and take all lawful action to solicit such approval.

        (e) Rent-Way, acting through its Board of Directors, shall, in accordance with Applicable Law and its Articles of Incorporation and By-Laws:

          (i) promptly and duly call, give notice of, convene and hold as soon as practicable (but in no event sooner than 20 business days following the date the Proxy Statement is mailed to its shareholders) following the date upon which the Registration Statement becomes effective a meeting of its shareholders for the purpose of voting to authorize; approve and adopt this Agreement and the Merger, the Amendment and the issuance of the Rent-Way Shares to be issued in the Merger and shall use commercially reasonable efforts to obtain such shareholder approval; and

          (ii) recommend authorization, approval and adoption of this Agreement and the Merger, the Amendment and the issuance of the Rent-Way Shares to be issued in the Merger by the shareholders of Rent-Way and include in the Proxy Statement such recommendation and take all lawful action to solicit such approval.

     Section 7.5 Antitrust Laws. As promptly as practicable, HCI and Rent-Way shall make all filings and submissions under the HSR Act as may be reasonably required to be made in connection with this Agreement and the transactions contemplated hereby. Subject to Section 7.1 hereof, HCI will furnish to Rent-Way, and Rent-Way will furnish to HCI, such information and assistance as the other may reasonably request in connection with the preparation of any such filings or submissions. Subject to Section 7.1 hereof, HCI will provide Rent-Way, and Rent-Way will provide HCI, with copies of all correspondence, filings or communications (or memoranda setting forth the substance thereof) between such Party or any of its representatives, on the one hand, and any Governmental Authority or members of its staff, on the other hand, with respect to this Agreement and the transactions contemplated hereby.

     Section 7.6 Voting Agreements and Option Agreements. Concurrently herewith, HCI is entering into voting agreements with each of Gerald A. Ryan and William
E. Morgenstern substantially in the form attached hereto as Exhibit A (together, the "Rent-Way Voting Agreements"); Rent-Way is entering into voting agreements with each of GDJ, Jr. Investments, L.P., and Michael D. Walts substantially in the form attached hereto as Exhibit B (collectively, the "HCI Voting Agreements" and together with the Rent-Way Voting Agreements referred to herein as the "Voting Agreements"); HCI and Rent-Way are entering into an option agreement substantially in the form attached hereto as Exhibit C (the "HCI Option Agreement"); and Rent-Way and HCI are entering into an option agreement substantially in the form attached hereto as Exhibit D (the "Rent-Way Option Agreement" and together with the HCI Option Agreement referred to herein as the "Option Agreements").

     Section 7.7 HCI Employee Stock Options and HCI Director Stock Options. Except as provided in this Agreement or as may occur automatically pursuant to the provisions of the HCI Stock Option Plans as in effect on the date hereof from the date hereof HCI will not accelerate the vesting or exerciseability of or otherwise modify the terms and conditions applicable to the HCI Stock Options. Except as provided in this Agreement, Rent-Way will not exercise any right under any of the Rent-Way Employee Stock Option Plans from the date hereof to accelerate the vesting or exerciseability of or otherwise modify the terms and conditions applicable to the Rent-Way Employee Stock Options. At the Effective Time, each of the HCI Stock Options which is outstanding and unexercised at the Effective Time shall be converted automatically into an option to purchase Rent-Way Shares in an amount and at an exercise price determined as provided below (and otherwise subject to the terms of the HCI Stock Option Plans governing the HCI Stock Options):

          (1) The number of Rent-Way Shares to be subject to the new option shall be equal to the product of the number of Shares subject to the original option and the Exchange Ratio, provided that any fractional Rent-Way Share resulting from such multiplication shall be rounded down to the nearest share and Rent-Way shall pay an amount in cash to the holder of such HCI Stock Option within thirty (30) days after the Effective Time equal to the fair market value immediately prior to the Effective Time of such fractional Rent-Way Share calculated based on the average closing price on Nasdaq or the NYSE National Market for the last five trading days immediately preceding the day prior to the Effective Time; and

          (2) The exercise price per Rent-Way Share under the new option shall be equal to the aggregate exercise price of the shares issuable pursuant to the original option divided by the total number of full Rent-Way Shares subject to the new option (as determined under (1) immediately above), provided that such exercise price shall be rounded up the nearest cent.

Rent-Way shall assume the obligations of HCI under the HCI Stock Option Plans in respect of each such new option. The duration and other terms of the new option shall be the same as that of the original option, except that all references to HCI shall be deemed to be references to Rent-Way. Rent-Way shall file with the SEC a registration statement on Form S-8 (or other appropriate form) as promptly as practicable after the Effective Time for purposes of registering all Rent-Way Shares issuable after the Effective Time upon exercise of the HCI Stock Options, and shall have such registration statement or post-effective amendment become effective and comply, to the extent applicable, with state securities or blue sky laws with respect thereto at the Effective Time.

     Section 7.8 Benefit Plans. After the Effective Time, Rent-Way shall provide benefits to employees of HCI and the HCI Subsidiaries that are not less favorable to such employees than those provided to similarly situated employees of Rent-Way and the Rent-Way Subsidiaries. With respect to any Rent-Way Plan that is an "employee benefit plan" as defined in Section 3(3) of ERISA, solely for purposes of satisfying the service requirements, if any, to participate in such plans and to vest in benefits payable under such plans (but not for purposes of computing the amount of the benefits, or the existence of a benefit, under such plans), service with HCI or any

HCI Subsidiary (or a predecessor entity to either of them) shall be treated as service with Rent-Way or the Rent-Way Subsidiaries (as applicable); provided, however, that such service shall not be recognized to the extent that such recognition would result in a duplication of benefits (or is not otherwise recognized for such purposes under the Rent-Way Plans.

     Section 7.9 Public Announcements. Rent-Way, on the one hand, and HCI, on the other hand, agree that they will not issue any press release or otherwise make any public statement or respond to any press inquiry with respect to this Agreement or the transactions contemplated hereby without the prior approval of the other Party, except as may be required by Applicable Law.

     Section 7.10 Continuance of Existing Indemnification Rights.

        (a) From and after the Effective Time, Rent-Way shall indemnify, defend and hold harmless to the fullest extent permitted under Applicable Law each person who is now, or has been at any time prior to the date hereof, an officer or director of Rent-Way or HCI or any HCI Subsidiary (individually, an "Indemnified Party" and collectively, the "Indemnified Parties"), against all losses, claims, damages, liabilities, costs or expenses (including attorneys' fees and expenses), judgments, fines, penalties and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation arising out of or pertaining to acts or omissions, or alleged acts or omissions, by them in their capacities as such occurring at or prior to the Effective Time. In the event of any such claim, action, suit, proceeding or investigation (an "Action"), (i) any Indemnified Party wishing to claim indemnification shall promptly notify Rent-Way thereof, (ii) Rent-Way shall pay the reasonable fees and expenses of counsel selected by the Indemnified Party, which counsel shall be reasonably acceptable to Rent-Way, in advance of the final disposition of any such Action to the full extent permitted by Applicable Law, upon receipt of any undertaking required by Applicable Law, and (iii) Rent-Way will cooperate in the defense of any such matter; provided, however, that Rent-Way shall not be liable for any settlement effected without its written consent (which consent will not be unreasonably withheld) and provided, further, that Rent-Way shall not be obligated pursuant to this Section 7.9 to pay the fees and disbursements of more than one counsel for all Indemnified Parties in any single Action except to the extent that, in the opinion of counsel for the Indemnified Parties, two of more of such Indemnified Parties have conflicting interests in the outcome of such action.

        (b) Rent-Way shall keep in effect provisions in its Articles of Incorporation and Bylaws providing for exculpation of director and officer liability and its indemnification of the Indemnified Parties to the fullest extent permitted under Applicable Law, which provisions shall not be amended except as required by Applicable Law or except to make changes permitted by law that would enlarge the Indemnified Parties' right of indemnification.

        (c) Rent-Way shall cause to be maintained in effect for a period ending not sooner than the sixth anniversary of the Effective Time directors' and officers' liability insurance providing at least the same coverage with respect to the officers and directors of HCI and the HCI Subsidiaries as the policies maintained on behalf of directors and officers of HCI and the HCI Subsidiaries as of the date hereof, and containing terms and conditions which are no less advantageous, with respect to matters occurring on or prior to the Effective Time (to the extent such insurance is available with respect to such matters).

        (d) If in the event that Rent-Way or any of its successors and assigns
(i) consolidates or merges into any other person or shall not be the continuing or surviving corporation or entity of which consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Rent-Way shall assume the obligations of Rent-Way under this Section 7.10.

        (e) The provisions of this Section 7.10 are intended to be for the benefit of, and shall be enforceable by, the officers and directors of HCI and each HCI Subsidiary and his or her heirs and representatives.

     Section 7.11 Expenses. Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby and thereby shall be paid by the Party incurring such expenses except that (a) (i) a filing fee in connection with any HSR Act filing and (ii) the expenses incurred in connection with the printing and mailing of the Proxy Statement shall be shared equally by Rent-Way and HCI and (b) all transfer taxes shall be paid by HCI.

     Section 7.12 Additional Agreements.

        (a) Subject to terms and conditions herein provided, each of the Parties hereto agrees to use all commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under Applicable Law and regulations to consummate and make effective the transactions contemplated by this Agreement, including using all commercially reasonable efforts to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, Rent-Way and HCI shall cause their respective proper officers and/or directors to take all such necessary action.

        (b) Notwithstanding anything contained in this Agreement to the contrary, the Parties agree that, to the extent that the consummation of the transactions contemplated hereby requires that HCI or any HCI Subsidiary obtain the consent of a landlord under any store lease of HCI or such HCI Subsidiary, HCI will use commercially reasonable efforts to obtain the consent of the landlord under each such store lease specified by Rent-Way to HCI in writing within ten (10) days after the date hereof, and the Parties further agree that, if despite its commercially reasonable efforts HCI is not able to obtain any such consent prior to the Effective Time, such failure by HCI shall not constitute a breach by HCI of any representation, warranty, covenant or agreement in this Agreement or constitute a failure by HCI to satisfy any condition of Rent-Way to its obligation to consummate the transactions contemplated hereby at the Effective Time or otherwise give Rent-Way the right to terminate this Agreement.

     Section 7.13 Affiliate Agreements.

        (a) HCI shall, prior to the Effective Time, deliver to Rent-Way a list (reasonably satisfactory to counsel for Rent-Way), setting forth the names and addresses of all persons who are, at the time of the HCI stockholder's meeting referred to in Section 7.4(a) hereof, in HCI's reasonable judgment, "affiliates" of HCI for purposes of Rule 145 under the Securities Act or under applicable SEC accounting releases with respect to pooling of interests accounting treatment. HCI shall furnish such information and documents as Rent-Way may reasonably request for the purpose of reviewing such list. HCI shall use commercially reasonable efforts to cause each person who is identified as an "affiliate" in the list furnished pursuant to this Section 7.12 to execute a written agreement on or prior to the Effective Time, in substantially the form of Exhibit E attached hereto (the "HCI Affiliate Agreements").

        (b) Rent-Way shall, prior to the Effective Time, deliver to HCI a list (reasonably satisfactory to counsel for HCI) setting forth the names and addresses of all persons who are, at the time of the Rent-Way stockholders meeting referred to in Section 7.4(b) hereof, in Rent-Way's reasonable judgment, "affiliates" of Rent-Way under applicable SEC accounting releases with respect to pooling of interests accounting treatment. Rent-Way shall furnish such information and documents as HCI may reasonably request for the purpose of reviewing such list. Rent-Way shall use its commercially reasonable efforts to cause each person who is identified as an affiliate in the list furnished pursuant to this Section 7.12 to execute a written agreement on or prior to the Effective Time, in substantially the form of Exhibit F attached hereto (the "Rent-Way Affiliate Agreements" and, together with the HCI Affiliate Agreements referred to collectively herein as the "Affiliate Agreements").

     Section 7.14 Publication of Post Merger Financial Results. HCI and Rent-Way agree that the Surviving Corporation shall publish financial results covering at least thirty (30) days of combined operations as soon as practicable after the Effective Time; provided that if the Effective Time occurs after February 28, 1999, HCI and Rent-Way agree that upon the written request of any person who shall have executed an Affiliate Agreement pursuant to Section 7.12, the Surviving Corporation shall publish such combined financial results at the end of the first full calendar month following the Effective Date which notice shall be given at least thirty (30) days prior to the end of such first full calendar month following the Effective Date.

                                  ARTICLE VIII
                    CONDITIONS TO CONSUMMATION OF THE MERGER

     Section 8.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each Party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

        (a) Any waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated, and no action shall have been instituted by the Department of Justice or Federal Trade Commission challenging or seeking to enjoin the consummation of this transaction, which action shall have not been withdrawn or terminated.

        (b) The Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceeding for such purpose shall be pending before or threatened by the SEC.

        (c) This Agreement and the Merger shall have been authorized, approved and adopted by the requisite vote of the stockholders of HCI and the shareholders of Rent-Way, and the Amendment and the issuance of the Rent-Way Shares in connection with the Merger shall have been authorized and approved by the requisite vote of the shareholders of Rent-Way, in each case in accordance with Applicable Law.

        (d) No temporary restraining order, preliminary or permanent injunction or other order by any federal or state court in the United States which prohibits the consummation of the Merger shall have been issued and remain in effect.

        (e) Subject to Section 7.12(b), each of HCI and Rent-Way shall have obtained such consents from third parties and Governmental Authorities in addition to the HSR Act as shall be required and which are material to Rent-Way and HCI and to consummation of the transactions contemplated hereby.

        (f) Each of Rent-Way and HCI shall have received a letter from PricewaterhouseCoopers, LLP dated the Effective Time, addressed to Rent-Way and HCI stating that the Merger will qualify as a pooling of interests transaction under Opinion No. 16 of the Accounting Principles Board and that Rent-Way and HCI meet the conditions to qualify for a pooling of interests transaction under opinion No. 16 of the Accounting Principles Board, "Business Combinations," and the related published interpretations of the American Institute of Certified Public Accountants and the Financial Accounting Standards Board, and the published rules and regulations of the SEC.

        (g) Each of Rent-Way and HCI shall have received an opinion of Hodgson, Russ, Andrews, Woods & Goodyear, LLP, in form and substance reasonably satisfactory to Rent-Way and HCI, dated the date of the Proxy Statement, which opinion shall be reconfirmed as of the Effective Time, substantially to the effect that the Merger will constitute a reorganization for federal income tax purposes within the meaning of section 368(a)(1)(A) of the Code.

     Section 8.2 Conditions to Obligation of HCI to Effect the Merger. The obligation of HCI to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following additional conditions:

        (a) Rent-Way shall have performed in all material respects its obligations under this Agreement required to be performed by it at or prior to the Effective Time and the representations and warranties of Rent-Way contained in this Agreement shall be true and correct in all material respects at and as of the Effective Time as if made at and as of such time, except (i) for changes specifically permitted by this Agreement and (ii) that those representations and warranties which address matters only as of a particular date shall remain true and correct in all material respects as of such date, and HCI shall have received a certificate of the President of Rent-Way as to the satisfaction of this condition.

        (b) HCI shall have received an opinion from Hodgson, Russ, Andrews, Woods & Goodyear, LLP, counsel to Rent-Way, dated the Effective Time, substantially to the effect that:

          (i) Rent-Way is a corporation validly existing under the laws of the Commonwealth of Pennsylvania.

          (ii) Rent-Way has the corporate power to enter into this Agreement and to consummate the transactions contemplated hereby; and the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by requisite corporate action taken on the part of Rent-Way.

          (iii) This Agreement has been executed and delivered by Rent-Way and is a valid and binding obligation of Rent-Way, enforceable against Rent-Way in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and general principles of equity.

          (iv) Neither the execution and delivery of this Agreement by Rent-Way, nor the consummation by Rent-Way of the transactions contemplated hereby, will violate the Articles of Incorporation or By-Laws of Rent-Way or, to the knowledge of such counsel, and except as set forth in the Rent-Way Disclosure Letter without having made any independent investigation, will constitute a violation of or a default under (except for any such violation or default as to which requisite waivers or consents either shall have been obtained by Rent-Way prior to the Effective Time or shall have been waived by HCI in writing) any material contract, agreement or instrument to which Rent-Way or any of the Rent-Way Subsidiaries is subject and which has been specifically identified to such counsel by Rent-Way in connection with rendering such opinion.

          (v) The Rent-Way Shares to be issued in connection with the transactions contemplated by this Agreement are duly authorized and reserved for issuance and, when issued as contemplated by this Agreement, will be validly issued, fully paid and nonassessable.

          (vi) While such counsel assumes no responsibility for any event, occurrence or statement of fact relating to Rent-Way or for the accuracy completeness or fairness of any statements contained or incorporated by reference in or omitted from the Registration Statement or the Proxy Statement, and while such counsel expresses no opinion as to the financial statements or other financial or statistical data contained or incorporated by reference therein with respect to information in the Registration Statement or the Proxy Statement relating to Rent-Way, the Registration Statement complies as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations promulgated thereunder.

          In addition, in such opinion, such counsel shall state that such counsel has no reason to believe that the Registration Statement or the Proxy Statement, as amended or supplemented to the date of such opinion, insofar as it relates to Rent-Way, contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except such counsel expresses no belief as to the financial statements or other financial or statistical data contained or incorporated by reference in the Registration Statement or the Proxy Statement.

          As to any matter in such opinion which involves matters of fact, such counsel may rely upon the certificates of officers and directors of Rent-Way and of public officials and as to any matter in such opinion which involves matters relating to laws other than the laws of the United States or the corporate laws of the State of Delaware and the Commonwealth of Pennsylvania, such counsel may rely on opinions of local counsel, reasonably acceptable to HCI.

        (c) The listing application referred to in Section 7.3(b) shall have been approved by the National Association of Securities Dealers for listing of the Rent-Way Shares on Nasdaq or shall have been approved by the NYSE for listing on the NYSE, subject to official notice of issuance.

        (d) From the date of this Agreement through the Effective Time, there shall not have occurred any condition or event relating to the financial condition, business or operations of Rent-Way or the Rent-Way Subsidiaries, taken as a whole, that has had or would be reasonably likely to have a Rent-Way Material Adverse Effect and HCI shall have received a certificate of the President or Chief Financial Officer of Rent-Way as to the satisfaction of such condition.

        (e) Rent-Way shall have executed indemnification agreements with the members of the HCI Board of Directors if, immediately prior to the Effective Time, any such agreements are in effect between Rent-Way and its

Board of Directors, in which case, the form of agreement shall be substantially similar to any such Rent-Way agreement.

     Section 8.3 Conditions to Obligations of Rent-Way to Effect the Merger. The obligations of Rent-Way to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following additional conditions:

        (a) HCI shall have performed in all material respects its obligations under this Agreement required to be performed by it at or prior to the Effective Time and the representations and warranties of HCI contained in this Agreement shall be true and correct in all material respects at and as of the Effective Time as if made at and as of such time, except (i) for changes specifically permitted by this Agreement and (ii) that those representations and warranties which address matters only as of a particular date shall remain true and correct in all material respects as of such date and Rent-Way shall have received a Certificate of the President and Chief Executive Officer of HCI as to the satisfaction of this condition.

        (b) Rent-Way shall have received an opinion from King & Spalding, counsel for HCI, dated the Effective Time, substantially to the effect that:

          (i) HCI is a corporation validly existing under the laws of the State of Delaware.

          (ii) HCI has the corporate power to enter into this Agreement and to consummate the transactions contemplated hereby; and the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by requisite corporate action taken on the part of HCI.

          (iii) This Agreement has been executed and delivered by HCI and is a valid and binding obligation of HCI, enforceable against HCI in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and general principles of equity.

          (iv) Neither the execution and delivery of this Agreement by HCI, nor the consummation by HCI of the transactions contemplated hereby, will violate the Certificate of Incorporation or By-Laws of HCI or, to the knowledge of such counsel, and except as set forth in the HCI Disclosure Letter without having made any independent investigation, will constitute a violation of or a default under (except for any such violation or default as to which requisite waivers or consents either shall have been obtained by HCI prior to the Effective Time or shall have been waived by Rent-Way in writing) any material contract, agreement or instrument to which HCI or any of the HCI Subsidiaries is subject and which has been specifically identified to such counsel by HCI in connection with rendering such opinion.

          In addition, in such opinion, such counsel shall state that such counsel has no reason to believe that the Registration Statement or the Proxy Statement, as amended or supplemented to the date of such opinion, insofar as it relates to HCI, contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except such counsel expresses no belief as to the financial statements or other financial or statistical data contained or incorporated by reference in the Registration Statement or the Proxy Statement.

          As to any matter in such opinion which involves matters of fact, such counsel may rely upon the certificates of officers and directors of HCI and of public officials and as to any matter in such opinion which involves matters relating to laws other than the laws of the United States or the corporate laws of the State of Delaware, such counsel may rely on opinions of local counsel, reasonably acceptable to HCI.

        (c) From the date of this Agreement through the Effective Time, there shall not have occurred any condition or event relating to the financial condition, business or operations of HCI or the HCI Subsidiaries, taken as a whole, that has had or would be reasonably likely to have an HCI Material Adverse Effect and Rent-Way shall have received a certificate of the President or Chief Financial Officer of HCI as to the satisfaction of this condition.

        (d) Rent-Way and George D. Johnson, Jr. shall have entered into a noncompetition agreement in the form attached hereto as Exhibit G (the "Johnson Noncompetition Agreement").

                                   ARTICLE IX
                       TERMINATION, AMENDMENT AND WAIVER

     Section 9.1 Termination by Mutual Consent. This Agreement may be terminated at any time prior to the Effective Time by mutual written consent of the Parties.

     Section 9.2 Termination by Either Rent-Way or HCI. This Agreement may be terminated and the Merger may be abandoned by action of the Board of Directors of Rent-Way or HCI if:

        (a) The Merger is not consummated on or before February 28, 1999 (or such later date as shall have been approved by Rent-Way and HCI) (the "Termination Date"), provided, however, that the right to terminate this Agreement under this Section 9.2(a) shall not be available to any Party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before the Termination Date, and provided, further, that if on the Termination Date the conditions to the Closing set forth in Section 8.1(a) or (e) shall not have been fulfilled, but all other conditions to the Closing shall be fulfilled or shall be capable of being fulfilled, then the Termination Date shall automatically be extended to April 30, 1999; and provided, further that if on the Termination Date the condition to the Closing set forth in Section 8.1(b) shall not have been fulfilled, but all other conditions to the Closing shall be fulfilled or shall be capable of being fulfilled, the Termination Date shall automatically be extended to April 30, 1999; or

        (b) A court of competent jurisdiction or Governmental Authority shall have issued an order, decree or ruling or taken any other action (which order, decree or ruling the parties shall use their commercially reasonable efforts to lift), in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and nonappealable.

     Section 9.3 Termination by HCI. This Agreement may be terminated and the Merger may be abandoned by action of the Board of Directors of HCI if:

        (a) There shall have been any event or condition that has had a Rent-Way Material Adverse Effect since the date hereof which is not cured within thirty
(30) days after notice thereof to Rent-Way, or if Rent-Way shall have breached
Section 7.2, 7.4 or 7.5 and, in the case of Sections 7.4 and 7.5, such breach has not been cured within thirty (30) days' notice thereof to Rent-Way;

        (b) This Agreement and the Merger, the Amendment and the issuance of the Rent-Way Shares in connection with the Merger shall not have been authorized, approved and adopted by the requisite vote of the stockholders of Rent-Way; or

        (c) The Board of Directors of HCI shall have exercised any of its rights set forth in Section 7.2(b).

     Section 9.4 Termination by Rent-Way. This Agreement may be terminated and the Merger may be abandoned by action of the Board of Directors of Rent-Way if:

        (a) There shall have been any event or condition that has had a HCI Material Adverse Effect since the date hereof which is not cured within thirty
(30) days after notice thereof to HCI, or if HCI shall have breached Section 7.2, 7.4 or 7.5 and, in the case of Sections 7.4 and 7.5, such breach has not been cured within thirty (30) days' notice thereof to HCI;

        (b) This Agreement and the Merger shall not have been authorized, approved and adopted by the requisite vote of the stockholders of HCI; or

        (c) The Board of Directors of HCI shall have (i) withdrawn or modified in a manner adverse to Rent-Way its recommendation of this Agreement and the Merger; (ii) approved or recommended an Acquisition Proposal; or (iii) caused HCI to enter into an agreement with respect to an Acquisition Proposal.

     Section 9.5 Effect of Termination and Abandonment. In the event of the termination and abandonment of this Agreement under this Article IX, this Agreement shall become void and have no effect, without any liability on the part of any Party or its Directors, officers or stockholders except (i) as provided in Sections 7.1, 7.2 and 7.10 and (ii) to the extent that such termination results from the willful breach by any Party hereto of any material representation, warranty, covenant or agreement hereunder.

     Section 9.6 Amendment. This Agreement may be amended by the Parties pursuant to a writing adopted by action taken by all of the Parties at any time before the Effective Time, provided, however, that after approval by the stockholders of HCI or Rent-Way, whichever shall occur first, no amendment may be made which would (a) alter or change the amount or kinds of consideration to be received by the holders of Shares upon consummation of the Merger, (b) alter or change any term of the Certificate of Incorporation of HCI or the Articles of Incorporation of Rent-Way, or (c) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any class or series of securities of HCI or Rent-Way. This Agreement may not be amended except by an instrument in writing signed by the Parties.

     Section 9.7 Waiver. At any time before the Effective Time, any Party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other Parties (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and
(c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a Party to any such extension of waiver shall be valid only as against such Party and only if set forth in an instrument in writing signed by such Party.

                                   ARTICLE X
                               GENERAL PROVISIONS

     Section 10.1 Survival of Representations, Warranties and Agreements. No representations, warranties, covenants or agreements contained herein shall survive beyond the Effective Time, except that the representations, warranties, covenants or agreements contained in Sections 3.1, 3.2, 3.3, 3.4, 3.5, 7.1, 7.8, 7.9, 7.10, 7.11 and 7.13 and this Article X shall survive beyond the Effective Time.

     Section 10.2 Notices. All notices and other communications required or permitted by this Agreement shall be made in writing and any such notice or communication shall be deemed delivered when delivered in person, transmitted by telex or telecopier, or seven (7) days after it has been sent by air mail, as follows:

Rent-Way:                Rent-Way, Inc.
                         One RentWay Place
                         Erie, Pennsylvania 16505
                         Attention: William E. Morgenstern
                         Tel: (814) 455-5378
                         Fax: (814) 455-3267

with a copy to:          Hodgson, Russ, Andrews, Woods & Goodyear, LLP
                         1800 One M&T Plaza
                         Buffalo, New York 14203
                         Attention: Robert B. Fleming, Jr.
                         Tel: (716) 856-4000
                         Fax: (716) 849-0349

HCI:                     Home Choice Holdings Inc.
                         714 East Kimbrough Street
                         Mesquite, Texas 75149
                         Attention: James G. Steckart
                         Tel: (972) 288-9327
                         Fax: (972) 288-7753
with a copy to:          King & Spalding
                         191 Peachtree Street
                         Atlanta, Georgia 30303
                         Attention: John D. Capers, Jr.
                         Tel: (404) 572-4658
                         Fax: (404)572-5145

The Parties shall promptly notify each other in the manner provided in this
Section 10.2 of any change in its address. A notice of change of address shall not be deemed to have been given until received by the addressee. Communications by telex or telecopier shall also be sent concurrently by mail, but shall in any event be effective as stated above.

     Section 10.3 Assignment. No Party shall assign this Agreement or any rights, interests or obligations hereunder, or delegate performance of any of its obligations hereunder, without the prior written consent of the other Party.

     Section 10.4 Entire Agreement. This Agreement, the Exhibits hereto, the Rent-Way Disclosure Letter, the HCI Disclosure Letter, the Voting Agreements, the Option Agreements, the Johnson Noncompetition Agreement, the Affiliate Agreements and the Confidentiality Agreement embody the entire agreement and understanding of the Parties in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the Parties with respect to such subject matter.

     Section 10.5 Waiver, Amendment, etc. This Agreement may not be amended or supplemented, and no waivers of or consents to departures from the provisions hereof shall be effective, unless set forth in a writing signed by, and delivered to, both Parties. No failure to delay of a Party in exercising any power or right under this Agreement will operate as a waiver thereof, nor will any single or partial exercise of any right or power, or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the existence of any other right or power.

     Section 10.6 Binding Agreement; No Third Party Beneficiaries. This Agreement will be binding upon and inure to the benefit of the Parties and their successors and permitted assigns. Nothing expressed or implied herein is intended or will be construed to confer upon or to give any third Party any rights or remedies by virtue hereof.

     Section 10.7 Governing Law; Dispute Resolution; Equitable Relief.

        (a) HIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE (REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAW).

        (b) EACH PARTY IRREVOCABLY CONSENTS AND AGREES THAT ANY LEGAL ACTION, SUIT OR PROCEEDING AGAINST IT WITH RESPECT TO ITS OBLIGATIONS OR LIABILITIES UNDER OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT SHALL BE BROUGHT ONLY IN THE UNITED STATES DISTRICT COURT FOR THE STATE OF DELAWARE OR, IN THE EVENT (BUT ONLY IN THE EVENT) SUCH COURT DOES NOT HAVE SUBJECT MATTER JURISDICTION OVER SUCH ACTION, SUIT OR PROCEEDING, IN THE COURTS OF THE STATE OF DELAWARE, AND EACH PARTY HEREBY IRREVOCABLY ACCEPTS AND SUBMITS TO THE JURISDICTION OF EACH OF THE AFORESAID COURTS IN PERSONAM, WITH RESPECT TO ANY SUCH ACTION, SUIT OR PROCEEDING (INCLUDING CLAIMS FOR INTERIM RELIEF, COUNTERCLAIMS, ACTIONS WITH MULTIPLE DEFENDANTS AND ACTIONS IN WHICH SUCH PARTY IS IMPLED). EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT THAT IT MAY HAVE TO A JURY TRIAL IN ANY LEGAL ACTION, SUIT OR PROCEEDING WITH RESPECT TO, OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.

        (c) EACH PARTY IRREVOCABLY DESIGNATES CT CORPORATION SYSTEM (IN SUCH CAPACITY, THE "PROCESS AGENT"), AS ITS DESIGNEE, APPOINTEE AND AGENT TO RECEIVE, FOR AND ON ITS BEHALF, SERVICE OF PROCESS IN SUCH JURISDICTION IN ANY LEGAL ACTION, SUIT OR PROCEEDING WITH RESPECT TO THIS AGREEMENT, AND SUCH SERVICE SHALL BE

DEEMED COMPLETE UPON DELIVERY THEREOF TO THE PROCESS AGENT, PROVIDED THAT IN THE CASE OF ANY SUCH SERVICE UPON THE PROCESS AGENT, THE PARTY EFFECTING SUCH SERVICE SHALL ALSO DELIVER A COPY THEREOF TO THE OTHER PARTY IN THE MANNER PROVIDED IN SECTION 10.2. EACH PARTY SHALL TAKE ALL SUCH ACTION AS MAY BE NECESSARY TO CONTINUE SAID APPOINTMENT IN FULL FORCE AND EFFECT OR TO APPOINT ANOTHER AGENT SO THAT SUCH PARTY WILL AT ALL TIMES HAVE AN AGENT FOR SERVICE OF PROCESS FOR THE ABOVE PURPOSES IN THE STATE OF DELAWARE. IN THE EVENT OF THE TRANSFER OF ALL OR SUBSTANTIALLY ALL OF THE ASSETS AND BUSINESS OF THE PROCESS AGENT TO ANY OTHER CORPORATION BY CONSOLIDATION, MERGER, SALE OF ASSETS OR OTHERWISE, SUCH OTHER CORPORATION SHALL BE SUBSTITUTED HEREUNDER FOR THE PROCESS AGENT WITH THE SAME EFFECT AS IF NAMED HEREIN IN PLACE OF CT CORPORATION SYSTEM. EACH PARTY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION, SUIT OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED AIR MAIL, POSTAGE PREPAID, TO SUCH PARTY AT ITS ADDRESS SET FORTH IN THIS AGREEMENT, SUCH SERVICE OF PROCESS TO BE EFFECTIVE UPON ACKNOWLEDGMENT OF RECEIPT OF SUCH REGISTERED MAIL. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PARTY TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW. EACH PARTY EXPRESSLY ACKNOWLEDGES THAT THE FOREGOING WAIVER IS INTENDED TO BE IRREVOCABLE UNDER THE LAWS OF THE STATE OF DELAWARE AND OF THE UNITED STATES OF AMERICA.

        (d) EACH PARTY AGREES THAT MONEY DAMAGES WOULD NOT BE A SUFFICIENT REMEDY FOR THE OTHER PARTY FOR ANY BREACH OF THIS AGREEMENT BY IT, AND THAT IN ADDITION TO ALL OTHER REMEDIES THE OTHER PARTY MAY HAVE, SUCH OTHER PARTY SHALL BE ENTITLED TO SPECIFIC PERFORMANCE AND TO INJUNCTIVE OR OTHER EQUITABLE RELIEF AS A REMEDY FOR ANY SUCH BREACH. EACH PARTY AGREES NOT TO OPPOSE THE GRANTING OF SUCH RELIEF IN THE EVENT A COURT DETERMINES THAT A BREACH HAS OCCURRED, AND AGREES TO WAIVE ANY REQUIREMENT FOR THE SECURING OR POSTING OF ANY BOND IN CONNECTION WITH SUCH REMEDY.

     Section 10.8 Severability. The invalidity or unenforceability of any provision hereof in any jurisdiction will not affect the validity or enforceability of the remainder hereof in that jurisdiction or the validity or enforceability of this Agreement, including that provision in any other jurisdiction. To the extent permitted by Applicable Law, each Party waives any provision of Applicable Law that renders any provision hereof prohibited or unenforceable in any respect. If any provision of this Agreement is held to be unenforceable for any reason, it shall be adjusted rather than avoided, if possible, in order to achieve the intent of the Parties to the extent possible.

     Section 10.9 Counterparts. This Agreement may be executed in one or more counterparts each of which when so executed and delivered will be deemed an original but all of which will constitute one and the same Agreement.

     Section 10.10 Interpretation. In this Agreement, unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, and words denoting any gender shall include all genders and words denoting natural persons shall include corporations and partnerships and vice versa.

     Section 10.11 Incorporation of Exhibits. The Rent-Way Disclosure Letter, the HCI Disclosure Letter, the Voting Agreements, the Option Agreements, the Johnson Noncompetition Agreement, the Affiliate Agreements and the Confidentiality Agreement attached hereto or referred to herein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

                        [SIGNATURES FOLLOW ON NEXT PAGE]

     IN WITNESS WHEREOF, each of the Parties hereto has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the date first above written.

RENT-WAY, INC.

By: /s/ WILLIAM E. MORGENSTERN
    --------------------------------------------------------
    William E. Morgenstern
    President and Chief Executive Officer

HOME CHOICE HOLDINGS INC.

By: /s/ JAMES G. STECKART
    --------------------------------------------------------
    James G. Steckart
    President and Chief Executive Officer

                                                                         ANNEX B

September 1, 1998

Board of Directors
Rent-Way, Inc.
3230 West Lake Road
Erie, PA 16505

Gentlemen:

     We understand that Home Choice Holdings, Inc., a Delaware corporation ("Seller"), and Rent-Way, Inc., a Pennsylvania corporation ("Buyer"), propose to enter into an Agreement and Plan of Merger, a draft of which has been provided to us by management of Buyer dated August 29, 1998 (the "Merger Agreement") pursuant to which Seller will be merged with and into Buyer, which will be the surviving entity (the "Merger"). Pursuant to the Merger, as more fully described in the Merger Agreement and as further described to us by management of Buyer, we understand that each outstanding share of the common stock, $0.01 par value per share ("Seller Common Stock"), of Seller will be converted into and exchangeable for 0.588 shares of the common stock, no par value per share, ("Buyer Common Stock") of Buyer (the "Consideration"). The terms and conditions of the Merger are set forth in more detail in the Merger Agreement.

     You have asked for our opinion as investment bankers as to whether the Consideration to be paid by Buyer pursuant to the Merger is fair to Buyer from a financial point of view, as of the date hereof.

     In connection with our opinion, we have, among other things: (i) reviewed publicly available financial and other data with respect to Seller and Buyer, including the consolidated financial statements for recent years and interim periods to June 30, 1998 and certain other relevant financial and operating data relating to Seller and Buyer made available to us from published sources and from the internal records of Seller and Buyer; (ii) reviewed the financial terms and conditions of the Merger Agreement; (iii) reviewed certain publicly available information concerning the trading of, and the trading market for, Seller Common Stock and Buyer Common Stock; (iv) compared Seller from a financial point of view with certain other companies in the rent-to-own industry which we deemed to be relevant; (v) considered the financial terms, to the extent publicly available, of selected recent business combinations of companies in the rent-to-own industry which we deemed to be comparable, in whole or in part, to the Merger; (vi) reviewed and discussed with representatives of the management of Seller and Buyer certain information of a business and financial nature regarding Seller and Buyer, furnished to us by them, including financial forecasts and related assumptions of Seller and Buyer; (vii) made inquiries regarding and discussed the Merger and the Merger Agreement and other matters related thereto with Buyer's counsel; and (viii) performed such other analyses and examinations as we have deemed appropriate.

     In connection with our review, we have not assumed any obligation independently to verify the foregoing information and have relied on its being accurate and complete in all material respects. With respect to the financial forecasts for Seller and Buyer provided to us by their respective managements, upon their advice and with your consent we have assumed for purposes of our opinion that the forecasts (including the assumptions of Buyer's management regarding cost savings and increased operating margins) have been reasonably prepared on bases reflecting the best available estimates and judgments of their respective managements at the time of preparation as to the future financial performance of Seller and Buyer and that they provide a reasonable basis upon which we can form our opinion. We have also assumed that there have been no material changes in Seller's or Buyer's assets, financial condition, results of operations, business or prospects since the respective dates of their last financial statements made available to us. We have relied on advice of counsel and independent accountants to Buyer as to all legal and financial reporting matters with respect to Buyer, the Merger and the Merger Agreement. We have assumed that the Merger will be consummated in a manner that complies in all respects with the applicable provisions of the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934 and all other applicable federal and state statutes, rules and regulations. In addition, we have not assumed responsibility for making an independent evaluation, appraisal or physical inspection of any of the assets or liabilities (contingent or otherwise) of Seller or Buyer, nor have we been furnished with any such appraisals. You have informed us, and we have assumed, that the Merger will be recorded as a pooling of interests under generally accepted accounting principles. Finally, our opinion is based on economic, monetary and market and other conditions as in effect on, and the information made available to us as of, the date hereof. Accordingly, although subsequent developments may affect this opinion, we have not assumed any obligation to update, revise or reaffirm this opinion.

     We have further assumed with your consent that the Merger will be consummated in accordance with the terms described in the Merger Agreement, without any further amendments thereto, and without waiver by Buyer of any of the conditions to its obligations thereunder. We also have assumed that in the course of obtaining the necessary regulatory approvals for the Merger, no restrictions, including any divestiture requirements, will be imposed that could have a material adverse effect on the contemplated benefits of the Merger to Rent-Way.

     We have acted as financial advisor to Buyer in connection with the Merger and will receive a fee for our services, including rendering this opinion, a significant portion of which is contingent upon the consummation of the Merger. In the ordinary course of our business, we actively trade the Buyer Common Stock for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in Buyer Common Stock. We have also acted as an underwriter in connection with offerings of Buyer Common Stock and performed various investment banking services for Buyer.

     Based upon the foregoing and in reliance thereon, it is our opinion as investment bankers that the Consideration to be paid by Buyer pursuant to the Merger is fair to Buyer from a financial point of view, as of the date hereof.

     This opinion is directed to the Board of Directors of Buyer in its consideration of the Merger and is not a recommendation to any shareholder as to how such shareholder should vote with respect to the Merger. Further, this opinion addresses only the financial fairness of the Consideration to be paid by Buyer and does not address the relative merits of the Merger and any alternatives to the Merger, Buyer's underlying decision to proceed with or affect the Merger or any other aspect of the Merger. This opinion may not be used or referred to by Buyer, or quoted or disclosed to any person in any manner, without our prior written consent, which consent is hereby given to the inclusion of this opinion in any proxy statement or prospectus filed with the Securities and Exchange Commission in connection with the Merger. In furnishing this opinion, we do not admit that we are experts within the meaning of the term "experts" as used in the Securities Act and the rules and regulations promulgated thereunder, nor do we admit that this opinion constitutes a report or valuation within the meaning of Section 11 of the Securities Act.

                                          Very truly yours,

                                          NATIONSBANC MONTGOMERY
                                          SECURITIES LLC

                                                                         ANNEX C

                              [LETTERHEAD OF DLJ]

                                                               September 1, 1998

Board of Directors
Home Choice Holdings, Inc.
714 E. Kimbrough
Mesquite, Texas 75149

Dear Sirs:

     You have requested our opinion as to the fairness from a financial point of view to the stockholders of Home Choice Holdings, Inc. (the "Company") of the Exchange Ratio (as defined below) pursuant to the terms of the Agreement and Plan of Merger, dated as of September 1, 1998 (the "Agreement"), by and between Rent-Way, Inc. ("Rent-Way") and the Company, pursuant to which the Company will be merged (the "Merger") with and into Rent-Way.

     Pursuant to the Agreement, each share of common stock, par value $0.01 per share, ("Company Common Stock") of the Company will be converted into the right to receive 0.588 shares (the "Exchange Ratio") of common stock, without par value, of Rent-Way ("Rent-Way Common Stock").

     In arriving at our opinion, we have reviewed the draft dated August 29, 1998 of the Agreement. We also have reviewed financial and other information that was publicly available or furnished to us by the Company and Rent-Way including information provided during discussions with their respective managements. Included in the information provided during discussions with the respective managements were certain financial projections of the Company for the period beginning July 1, 1998 and ending December 31, 2002 prepared by the management of the Company and certain financial projections of Rent-Way for the period beginning October 1, 1997 and ending September 30, 2003 prepared by the management of Rent-Way. In addition, we have compared certain financial and securities data of the Company and Rent-Way with various other companies whose securities are traded in public markets, reviewed the historical stock prices and trading volumes of the Company Common Stock and Rent-Way Common Stock, reviewed prices paid in certain other business combinations and conducted such other financial studies, analyses and investigations as we deemed appropriate for purposes of this opinion. We were not requested to, nor did we, solicit the interest of any other party in acquiring the Company.

     In rendering our opinion, we have relied upon and assumed the accuracy and completeness of all of the financial and other information that was available to us from public sources, that was provided to us by the Company and Rent-Way or their respective representatives, or that was otherwise reviewed by us. In particular, we have relied upon the estimates of the management of Rent-Way of the operating synergies achievable as a result of the Merger and upon our discussion of such synergies with the management of the Company. With respect to the financial projections supplied to us, we have assumed that they have been reasonably prepared on the basis reflecting the best currently available estimates and judgments of the management of the Company and Rent-Way as to the future operating and financial performance of the Company and Rent-Way, respectively. We have not assumed any responsibility for making an independent evaluation of assets or liabilities or for making any independent verification of any of the information reviewed by us. We have relied as to certain legal matters on advice of counsel to the Company.

     Our opinion is necessarily based on economic, market, financial and other conditions as they exist on, and on the information made available to us as of, the date of this letter. It should be understood that, although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm this opinion. We are expressing no opinion herein as to the prices at which Rent-Way Common Stock will actually trade at any time. Our opinion does not address the relative merits of the Merger and the other business strategies being considered by the Company's Board of Directors, nor does it address the Board's decision to proceed with the Merger. Our opinion does not constitute a recommendation to any stockholder as to how such stockholder should vote on the proposed transaction.

     Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"), as part of its investment banking services, is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. DLJ has performed investment banking and other services for RTO, Inc. in the past, including acting as its financial advisor in connection with its merger with the Company (formerly known as Alrenco, Inc.) in February 1998, and has been compensated for such services.

     Based upon the foregoing and such other factors as we deem relevant, we are of the opinion that the Exchange Ratio is fair to the stockholders of the Company from a financial point of view.

                                          Very truly yours,

                                          DONALDSON, LUFKIN & JENRETTE
                                          SECURITIES CORPORATION

                                          By: /s/ JEFFREY A. KLEIN
                                            ------------------------------------
                                            Jeffrey A. Klein
                                            Managing Director

                                                                         ANNEX D

                                                               September 1, 1998

Members of the Board of Directors
  of HOME CHOICE HOLDINGS, INC.
714 E. Kimbrough
Mesquite, TX 75149

Members of the Board:

     We have acted as your financial advisor in connection with the proposed merger of Home Choice Holdings, Inc. (the "Company"), with and into Rent-Way, Inc. ("Rent-Way") in a transaction (the "Transaction") in which each outstanding share of the Company's common stock, par value $0.01 per share (the "Company Shares"), will be converted into the right to receive 0.588 shares (the "Exchange Ratio") of common stock of Rent-Way (the "Rent-Way Shares").

     You have requested our opinion as to whether the Exchange Ratio is fair from a financial point of view to the Company and its stockholders.

     In connection with rendering our opinion set forth below we have:

     (i) analyzed certain publicly available financial statements and reports regarding the Company and Rent-Way;

     (ii) analyzed certain internal financial statements and other financial and operating data (including financial projections) concerning the Company and Rent-Way prepared by managements of the Company and Rent-Way;

     (iii)    analyzed, on a pro forma basis, the effect of the Transaction;

     (iv) compared the financial performance the Company and Rent-Way and the prices and trading activity of the Company Shares and Rent-Way Shares with that of certain other comparable publicly-traded companies and their securities;

     (v) reviewed the financial terms, to the extent publicly available, of certain comparable transactions;

     (vi) reviewed a draft dated August 29, 1998 of an Agreement and Plan of Merger by and between Rent-Way and the Company;

     (vii) discussed with managements of the Company and Rent-Way the operations of and future business prospects for the Company and Rent-Way and the anticipated financial consequences of the Transaction;

     (viii) assisted in your deliberations regarding the material terms of the Transaction and your negotiations with Rent-Way; and

     (ix) performed such other analyses and provided such other services as we have deemed appropriate.

     We have relied on the accuracy and completeness of the information and financial data provided to us by the Company and Rent-Way, and our opinion is based upon such information. We have inquired into the reliability of such information and financial data only to the limited extent necessary to provide a reasonable basis for our opinion, recognizing that we are rendering only an informed opinion and not an appraisal or certification of value. With respect to the financial projections prepared by managements of the Company and Rent-Way, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of the Company and Rent-Way as to the future financial performance of the Company and Rent-Way.

     As part of our investment banking business, we regularly issue fairness opinions and are continually engaged in the valuation of companies and their securities in connection with business reorganizations, private placements, negotiated underwritings, mergers and acquisitions and valuations for estate, corporate and other purposes. We are familiar with the Company and Rent-Way and regularly provide investment banking services to the Company and Rent-Way and issue periodic research reports on both the Company and Rent-Way regarding their business activities and prospects. In the ordinary course of business, Stephens Inc. and its affiliates at any time may hold long or short positions, and may trade or otherwise effect transactions as principal or for the accounts of customers, in debt or equity securities or options on securities of the Company and Rent-Way. We are acting as financial advisor to the Company in connection with the Transaction and will receive a fee from the Company for our services, a significant portion of which is contingent upon the consummation of the Transaction.

     Our opinion is necessarily based upon market, economic and other conditions as they exist and can be evaluated on, and on the information made available to us as of, the date hereof. We have assumed that in the course of obtaining the necessary regulatory or other consents or approvals (contractual or otherwise) for the Transaction, no restrictions, including any divestiture requirements or amendments or modifications, will be imposed that will have a material adverse effect on the contemplated benefits of the Transaction.

     This opinion is for the use and benefit of the Board of Directors of the Company. Our opinion does not address the merits of the underlying decision by the Company to engage in the Transaction and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote on the proposed Transaction.

     We are not expressing any opinion herein as to the prices at which the Company Shares will trade following the announcement or consummation of the Transaction.

     Based on the foregoing and our general experience as investment bankers, and subject to the qualifications stated herein, we are of the opinion on the date hereof that the Exchange Ratio is fair from a financial point of view to the Company.

     This opinion and a summary discussion of our underlying analyses and role as your financial advisor may be included in communications to the Company stockholders provided that we approve of such disclosures prior to publication.


                                          Very truly yours,

                                          STEPHENS INC.

                                                                         ANNEX E

                             STOCK OPTION AGREEMENT

     THIS STOCK OPTION AGREEMENT, dated as of September 1, 1998 (this "Agreement"), by and between RENT-WAY, INC., a Pennsylvania corporation ("Issuer"), and HOME CHOICE HOLDINGS INC., a Delaware corporation ("Grantee").

                              W I T N E S S E T H:

     WHEREAS, Grantee and Issuer propose to enter into an Agreement and Plan of Merger dated as of September 1, 1998 (the "Merger Agreement"; capitalized terms not defined herein shall have the meanings set forth in the Merger Agreement), providing for, among other things, the merger of Grantee with and into Issuer, with Issuer as the surviving corporation; and

     WHEREAS, as a condition and inducement to Grantee's willingness to enter into the Merger Agreement, Grantee has requested that Issuer agree, and Issuer has agreed, to grant Grantee the Option (as defined below).

     NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein and in the Merger Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Issuer and Grantee agree as follows:

     1. Grant of Option. Subject to the terms and conditions set forth herein, Issuer hereby grants to Grantee an irrevocable option (the "Option") to purchase up to 19.9% (as adjusted as set forth herein) shares (the "Option Shares") of Common Stock, without par value ("Issuer Common Stock"), of Issuer at a purchase price of $29.42 per Option Share (the "Purchase Price").

     2. Exercise of Option. (a) Grantee may exercise the Option, in whole or in part, at any time and from time to time following the occurrence of a Purchase Event (as defined below); provided, however, that, except as provided in the last sentence of this Section 2(a), the Option shall terminate and be of no further force and effect upon the earliest to occur of (i) the Effective Time,
(ii) twelve (12) months after the first occurrence of a Purchase Event or (iii) termination of this Agreement in accordance with Section 11(k); and provided, further that any purchase of shares upon exercise of the Option shall be subject to compliance with Applicable Law. The rights set forth in Sections 7 and 8 shall not terminate when the right to exercise the Option terminates as set forth herein, but shall extend to such time as is provided in Sections 7 and 8, respectively. Notwithstanding the termination of the Option, Grantee shall be entitled to purchase those Option Shares with respect to which it has exercised the Option in accordance with the terms hereof prior to the termination of the Option.

     (b) As used herein, a "Purchase Event" means any of the following events:

          (i) any person (other than Grantee or any subsidiary of Grantee) shall have commenced (as such term is defined in Rule 14d-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), or shall have filed a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to, a tender offer or exchange offer to purchase any shares of Issuer Common Stock such that, upon consummation of such offer, such person would own or control 10% or more of the then outstanding Issuer Common Stock;

          (ii) Issuer or any subsidiary of Issuer, without having received Grantee's prior written consent, shall have authorized, recommended, proposed or publicly announced an intention to authorize, recommend or propose, or entered into, an agreement with any person (other than Grantee or any subsidiary of Grantee) to (A) effect a merger, consolidation or similar transaction involving Issuer or any subsidiary of Issuer, (B) sell, lease or otherwise dispose of assets of Issuer or its subsidiaries representing 15% or more of the consolidated assets of Issuer and its subsidiaries or (C) issue, sell or otherwise dispose of (including by way of merger, consolidation, share exchange or any similar transaction) securities representing 10% or more of the voting power of Issuer or any of its subsidiaries (any of the foregoing an "Acquisition Transaction"); provided, however, that neither (x) any transaction permitted by Section 6.2(c)(ii) nor (y) any merger of a Rent-Way Subsidiary into Rent-Way shall constitute an Acquisition Transaction.

          (iii) any person (other than any person or "group" (as such term is defined under the Exchange Act) that, at the date hereof, beneficially owns or has the right to acquire beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act) of 10% or more of the outstanding shares of Issuer Common Stock shall have acquired beneficial ownership or the right to acquire beneficial ownership of, or any group shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 10% or more of the then outstanding Issuer Common Stock; or

          (iv) the holders of Issuer Common Stock shall not have authorized, approved and adopted the Merger Agreement, the Merger, the Amendment and the issuance of the shares of Common Stock of Issuer in connection with the Merger at the meeting of such stockholders held for the purpose of voting on the Merger Agreement and the Merger, such meeting shall not have been held or shall have been canceled prior to termination of the Merger Agreement or Issuer's Board of Directors shall have withdrawn or modified in a manner adverse to Grantee the recommendation of Issuer's Board of Directors with respect to the Merger Agreement and the Merger, in each case after any person (other than Grantee or any subsidiary of Grantee) shall have publicly announced a proposal, or publicly disclosed an intention to make a proposal, to engage in an Acquisition Transaction. As used in this Agreement, "person" shall have the meaning specified in Sections 3(a)(9) and 13(d)(3) of the Exchange Act.

     (c) In the event Grantee wishes to exercise the Option, it shall send to Issuer a written notice (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of Option Shares it intends to purchase pursuant to such exercise and (ii) a place and date not earlier than three (3) business days nor later than fifteen (15) business days from the Notice Date for the closing of such purchase (the "Closing Date"); provided that if the closing of the purchase and sale pursuant to the Option cannot be consummated by reason of any Applicable Law, the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which such restriction on consummation has expired or been terminated.

     (d) Notwithstanding Section 2(c), in no event shall any Closing Date be more than eighteen (18) months after the related Notice Date, and if the Closing Date shall not have occurred within eighteen (18) months after the related Notice Date, the exercise of the Option effected on the Notice Date shall be deemed to have expired.

     3. Payment and Delivery of Certificates. (a) On each Closing Date, Grantee shall pay to Issuer in immediately available funds by wire transfer to a bank account designated by Issuer in writing an amount equal to the Purchase Price multiplied by the number of Option Shares to be purchased on such Closing Date.

     (b) At each closing, simultaneously with the delivery of immediately available funds as provided in Section 3(a), Issuer shall deliver to Grantee a certificate or certificates representing the Option Shares to be purchased at such closing, which Option Shares shall be free and clear of all liens, claims, charges and encumbrances of any kind whatsoever, and Grantee shall deliver to Issuer a letter agreeing that Grantee shall not offer to sell or otherwise dispose of such Option Shares in violation of Applicable Law.

     (c) Certificates for the Option Shares delivered at each closing shall be endorsed with a restrictive legend which shall read substantially as follows:

     THE TRANSFER OF THE STOCK REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO RESTRICTIONS ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

It is understood and agreed that the above legend shall be removed by delivery of substitute certificate(s) without such legend if Grantee shall have delivered to Issuer a copy of a letter from the staff of the SEC, or an opinion of counsel in form and substance reasonably satisfactory to Issuer and its counsel, to the effect that such legend is not required for purposes of the Securities Act.

     4. Representations and Warranties of Issuer. Issuer hereby represents and warrants to Grantee as follows:

     (a) Due Authorization. Issuer has all requisite corporate power and authority to enter into this Agreement and, subject to any approvals referred to herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Issuer. This Agreement has been duly executed and delivered by Issuer and constitutes a valid and binding obligation of Issuer, enforceable in accordance with its terms.

     (b) Authorized Stock. Issuer has taken all necessary corporate and other action to authorize and reserve and, subject to obtaining the governmental and other approvals and consents referred to herein, to permit it to issue, and, at all times from the date hereof until the obligation to deliver Issuer Common Stock upon the exercise of the Option terminates, will have reserved for issuance, upon exercise of the Option, shares of Issuer Common Stock necessary for Grantee to exercise the Option, and Issuer will take all necessary corporate action to authorize and reserve for issuance all additional shares of Issuer Common Stock or other securities which may be issued pursuant to Section 6 upon exercise of the Option. The shares of Issuer Common Stock to be issued upon due exercise of the Option, including all additional shares of Issuer Common Stock or other securities which may be issuable pursuant to Section 6, upon issuance pursuant hereto, shall be duly and validly issued, fully paid and nonassessable, and shall be delivered free and clear of all liens, claims, charges and encumbrances of any kind or nature whatsoever, including any preemptive rights of any stockholder of Issuer.

     (c) No Conflicts. Except as disclosed pursuant to the Merger Agreement, the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation pursuant to any provision of the Certificate of Incorporation or By-laws of Issuer or any subsidiary of Issuer or, subject to obtaining any approvals or consents contemplated hereby, result in any violation of any loan or credit agreement, note, mortgage, indenture, lease or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Issuer or any subsidiary of Issuer or their respective properties or assets which violation would have an HCI Material Adverse Effect (as defined in the Merger Agreement).

     (d) Board Action. The Board of Directors of Issuer has taken all necessary action to approve this Agreement and the consummation of the transactions contemplated hereby and the provisions of Section 2538 and Subchapters 25E, 25F, 25G and 25H of the Pennsylvania Business Corporation Law will not apply to this Agreement or the purchase of shares of Issuer Common Stock pursuant to this Agreement.

     5. Representations and Warranties of Grantee. Grantee hereby represents and warrants to Issuer that:

     (a) Due Authorization. Grantee has all requisite corporate power and authority to enter into this Agreement and, subject to any approvals or consents referred to herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Grantee. This Agreement has been duly executed and delivered by Grantee and constitutes a valid and binding obligation of Grantee, enforceable in accordance with its terms.

     (b) No Conflicts. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not result in any violation pursuant to any provision of the Articles of Incorporation or By-laws of Grantee or, subject to obtaining any approvals or consents contemplated hereby, result in any violation of any loan or credit agreement, note, mortgage, indenture, lease or other agreement, obligation, instrument permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Grantee or its properties or assets which violation would have a Rent-Way Material Adverse Effect (as defined in the Merger Agreement).

     (c) Purchase Not for Distribution. Any Option Shares or other securities acquired by Grantee upon exercise of the Option will not be taken with a view to the public distribution thereof and will not be transferred or otherwise disposed of except in a transaction registered or exempt from registration under the Securities Act.

     6. Adjustment upon Changes in Capitalization, etc. (a) In the event of any change in Issuer Common Stock by reason of a stock dividend, split-up, recapitalization, combination, exchange of shares or similar transaction, the type and number of shares or securities subject to the Option shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction, so that Grantee shall receive upon exercise of the Option and payment of the aggregate Purchase Price hereunder the number and class of shares or other securities or property that Grantee would have received in respect of Issuer Common Stock if the Option had been exercised in full immediately prior to such event, or the record date therefor, as applicable. Whenever the number of shares of Issuer Common Stock purchasable upon exercise of the Option is adjusted as provided in this Section 6, the Purchase Price shall be adjusted by multiplying the Purchase Price by a fraction, the numerator of which shall be equal to the number of shares of Issuer Common Stock purchasable prior to the adjustment and the denominator of which shall be equal to the number of shares of Issuer Common Stock purchasable after the adjustment. If any additional shares of Issuer Common Stock are issued after the date of this Agreement (other than pursuant to an event described in the first sentence of this Section 6(a) and other than in connection with the exercise of stock options of Issuer outstanding on the date hereof), the number of shares of Issuer Common Stock subject to the Option shall be adjusted so that, after such issuance, it equals 19.9% of the number of shares of Issuer Common Stock then issued and outstanding, without giving effect to any shares subject to or issued pursuant to the Option.

     (b) In the event that Issuer shall enter into an agreement (i) to consolidate with or merge into any person, other than Grantee or a subsidiary of Grantee, and shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any person, other than Grantee or a subsidiary of Grantee, to merge into Issuer and Issuer shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of Issuer Common Stock shall be changed into or exchanged for stock or other securities of Issuer or any other person or cash or any other property or the then outstanding shares of Issuer Common Stock shall after such merger represent less than 50% of the outstanding shares and share equivalents of the merged company, or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than Grantee or a subsidiary of Grantee, then, and in each such case, the agreement governing such transaction shall make proper provisions so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "Substitute Option") to purchase, at the election of Grantee, of either (X) shares of capital stock of the Acquiring Corporation (as defined below) or (Y) shares of capital stock of any person that controls the Acquiring Corporation.

     (c) The following terms have the meanings indicated:

          (i) "Acquiring Corporation" shall mean (A) the continuing or surviving corporation of a consolidation or merger with Issuer (if other than Issuer), (B) Issuer in a merger in which Issuer is the continuing or surviving person, and (C) the transferee of all or substantially all of Issuer's assets.

          (ii) "Substitute Common Stock" shall mean the common stock issued by the issuer of the Substitute Option upon exercise of the Substitute Option.

          (iii) "Average Price" shall mean the average closing price of a share of the Substitute Common Stock for the one year immediately preceding the consolidation, merger or sale in question, but in no event higher than the closing price of the shares of Substitute Common Stock on the day preceding such consolidation, merger or sale; provided that if Issuer is the issuer of the Substitute Option, the Average Price shall be computed with respect to a share of common stock issued by the person merging into Issuer or by any company which controls or is controlled by such person, as the Grantee may elect.

     (d) The Substitute Option shall have the same terms as the Option, provided that if the terms of the Substitute Option cannot, for legal reasons, be the same as the Option, such terms shall be as similar as possible and in no event less advantageous to the Grantee. The issuer of the Substitute Option shall also enter into an agreement with the Grantee of the Substitute Option in substantially the same form as this Agreement, which shall be applicable to the Substitute Option. Without limiting the generality of the foregoing, the provisions of Sections 7, 8, 9 and 10 shall apply with respect to the Substitute Option and any securities for which the Substitute Option becomes exercisable with the same effect as if all references to "Issuer" in such Sections were references to the "Substitute Option Issuer," all references to "Issuer Common Stock" were references to "Substitute Common Stock," and all references to the "Option" were references to the "Substitute Option."

     (e) The Substitute Option shall be exercisable for such number of shares of Substitute Common Stock as is equal to the Applicable Price (as defined below) multiplied by the number of shares of Common Stock for which the Option is then exercisable, divided by the Average Price. The exercise price of the Substitute Option per share of Substitute Common Stock shall then be equal to the Purchase Price multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock for which the Option is then exercisable and the denominator of which shall be the number of shares of Substitute Common Stock for which the Substitute Option is exercisable.

     (f) In no event, pursuant to any of the foregoing paragraphs, shall the Substitute Option be exercisable for more than 19.9% of the shares of Substitute Common Stock outstanding prior to exercise of the Substitute Option. In the event that the Substitute Option would be exercisable for more than 19.9% of the shares of Substitute Common Stock outstanding prior to exercise but for this clause (f), the issuer of the Substitute Option (the "Substitute Option Issuer") shall make a cash payment to Grantee equal to the excess of (i) the value of the Substitute Option without giving effect to the limitation in this clause (f) over (ii) the value of the Substitute Option after giving effect to the limitation in this clause (f). This difference in value shall be determined by a nationally recognized investment banking firm selected by the Grantee.

     (g) Issuer shall not enter into any transaction described in subsection (b) of this Section 6 unless the Acquiring Corporation and any person that controls the Acquiring Corporation assume in writing all the obligations of Issuer hereunder.

     7. Repurchase at the Option of Grantee. (a) At the request of Grantee at any time during the period commencing upon the first occurrence of a Repurchase Event (as defined below) and ending twelve (12) months immediately thereafter, Issuer (or any successor entity thereof) shall repurchase from Grantee (x) the Option, unless the Option shall have expired or been terminated in accordance with the terms hereof, and (y) all shares of Issuer Common Stock purchased by Grantee pursuant to the Option with respect to which Grantee then has beneficial ownership. The date on which Grantee exercises its rights under this Section 7 is referred to as the "Request Date." Such repurchase shall be at an aggregate price (the "Section 7 Repurchase Consideration") equal to the sum of:

          (i) the aggregate exercise price paid by Grantee for any shares of Issuer Common Stock acquired pursuant to the Option with respect to which Grantee then has beneficial ownership;

          (ii) the excess, if any, of (x) the Applicable Price (as defined below) for each share of Issuer Common Stock over (y) the Purchase Price (subject to adjustment pursuant to Section 6), multiplied by the number of shares of Issuer Common Stock with respect to which the Option has not been exercised; and

          (iii) the excess, if any, of the Applicable Price over the Purchase Price (subject to adjustment pursuant to Section 6) paid (or, in the case of Option Shares with respect to which the Option has been exercised but the Closing Date has not occurred, payable) by Grantee for each share of Issuer Common Stock with respect to which the Option has been exercised and with respect to which Grantee then has beneficial ownership, multiplied by the number of such shares.

     (b) If Grantee exercises its rights under this Section 7, Issuer shall, within ten (10) business days after the Request Date, pay the Section 7 Repurchase Consideration to Grantee in immediately available funds, and Grantee shall surrender to Issuer the Option and the certificates evidencing the shares of Issuer Common Stock purchased thereunder with respect to which Grantee then has beneficial ownership, and Grantee shall warrant that it has sole record and beneficial ownership of such shares and that the same are then free and clear of all liens, claims, charges and encumbrances of any kind whatsoever. If any regulatory authority disapproves of any part of Issuer's proposed repurchase pursuant to this Section 7, Issuer shall promptly give notice of such fact to Grantee and redeliver to Grantee the Option Shares it is then prohibited from repurchasing, and Grantee shall have the right to exercise the Option as to the number of Option Shares for which the Option was exercisable at the Request Date less the number of shares as to which payment has been made pursuant to Section 7(a)(ii); provided that if the Option shall have terminated prior to the date of such notice or shall be scheduled to terminate at any time before the expiration of a period ending on the thirtieth (30th) business day after such date, Grantee shall nonetheless have the right so to exercise the Option or exercise its rights under Section 8 until the expiration of such period of thirty (30) business days.

     (c) For purposes of this Agreement, the "Applicable Price" means the highest of (i) the highest price per share at which a tender or exchange offer has been made for shares of Issuer Common Stock after the date hereof and on or prior to the Request Date, (ii) the price per share to be paid by any third party for shares of Issuer Common Stock or the consideration per share to be received by holders of Issuer Common Stock, in each case pursuant to an agreement for a merger or other business combination transaction with Issuer entered into on or prior to the Request Date or (iii) the highest closing sales price per share of Issuer Common Stock quoted on the New York Stock Exchange (the "NYSE") (or, if Issuer Common Stock is not quoted on the NYSE, the highest bid price per share as quoted on the Nasdaq National Market ("Nasdaq") or, if the shares of Issuer Common Stock are not quoted thereon, on the principal trading market on which such shares are traded as reported by a recognized source) during the sixty (60) business days preceding the Request Date. If the consideration to be offered, paid or received pursuant to either of the foregoing clauses (i) or (ii) shall be other than in cash, the value of such consideration shall be determined in good faith by an independent nationally recognized investment banking firm selected by Grantee and reasonably acceptable to Issuer, which determination shall be conclusive for all purposes of this Agreement.

     (d) As used herein, a "Repurchase Event" means any of the following events:

          (i) the occurrence of any of the Purchase Events specified in Section 2(b)(ii), (iii) or (iv); or

          (ii) there shall have occurred any of the Purchase Events specified in
     Section 2(b)(i) and thereafter the holders of Issuer Common Stock shall not have authorized, approved and adopted the Merger Agreement and the Merger, the Amendment and the issuance of Issuer Common Stock in connection with the Merger at the meeting of such stockholders held for the purpose of voting on the Merger Agreement and the Merger or such meeting shall not have been held or shall have been canceled prior to termination of the Merger Agreement.

     8. Registration Rights. Issuer shall, if requested by Grantee at any time and from time to time within three (3) years of the first exercise of the Option, as expeditiously as possible, prepare and file up to two registration statements under the Securities Act if such registration is necessary in order to permit the sale or other disposition of any or all shares of Issuer Common Stock or other securities that have been acquired by or are issuable to Grantee upon exercise of the Option in accordance with the intended method of sale or other disposition stated by Grantee, including a "shelf" registration statement under Rule 415 under the Securities Act or any successor provision, and Issuer shall use its best efforts to qualify such shares or other securities under any applicable state securities laws. Grantee agrees to use all reasonable efforts to cause, and to cause any underwriters of any sale or other disposition to cause, any sale or other disposition pursuant to such registration statement to be effected on a widely distributed basis so that upon consummation thereof no purchaser or transferee shall own beneficially more than 2% of the then outstanding voting power of Issuer. Issuer shall use all reasonable efforts to cause each such registration statement to become effective, to obtain all consents or waivers of other parties which are required therefor and to keep such registration statement effective for such period not in excess of 180 days from the day such registration statement first becomes effective as may be reasonably necessary to effect such sale or other disposition. The obligations of Issuer hereunder to file a registration statement and to maintain its effectiveness may be suspended for one or more periods of time not exceeding sixty (60) days in the aggregate if the Board of Directors of Issuer shall have determined that the filing of such registration statement or the maintenance of its effectiveness would require disclosure of nonpublic information that would materially and adversely affect Issuer. Any registration statement prepared and filed under this Section 8, and any sale covered thereby, shall be at Issuer's expense except for underwriting discounts or commissions, brokers' fees and the fees and disbursements of Grantee's counsel related thereto. Grantee shall provide all information reasonably requested by Issuer for inclusion in any registration statement to be filed hereunder. If during the time period referred to in the first sentence of this Section 8 Issuer effects a registration under the Securities Act of Issuer Common Stock for its own account or for any other stockholders of Issuer (other than on Form S-4 or Form S-8, or any successor form), it shall allow Grantee the right to participate in such registration, and such participation shall not affect the obligation of Issuer to effect two registration statements for Grantee under this Section 8; provided that, if the managing underwriters of such offering advise Issuer in writing that in their opinion the number of shares of Issuer Common Stock requested to be included in such registration exceeds the number which can be sold in such offering, Issuer shall include the shares requested to be included therein by Grantee pro rata with the shares intended to be included therein by Issuer. In connection with any registration pursuant to this Section 8, Issuer and Grantee shall provide each other and any underwriter of the offering with customary representations, warranties, covenants, indemnification and contribution in connection with such registration.

     9. Listing. If Issuer Common Stock or any other securities to be acquired upon exercise of the Option are then listed on the NYSE or the Nasdaq, Issuer, upon the request of Grantee, will promptly file an application to list the shares of Issuer Common Stock or other securities to be acquired upon exercise of the Option on the NYSE or Nasdaq, as applicable, and will use its best efforts to obtain approval of such listing as soon as practicable.

     10. Division of Option. This Agreement (and the Option granted hereby) are exchangeable, without expense, at the option of Grantee, upon presentation and surrender of this Agreement at the principal office of Issuer for other Agreements providing for Options of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Issuer Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any other Agreements and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

     11. Miscellaneous. (a) Expenses. Except as otherwise provided in Sections 7 and 8, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

     (b) Waiver and Amendment. Any provision of this Agreement may be waived at any time by the party that is entitled to the benefits of such provision. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

     (c) Entire Agreement; No Third-Party Beneficiary; Severability, etc. Except as otherwise set forth in the Merger Agreement, this Agreement (including the Merger Agreement and the other documents and instruments referred to herein and therein) (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and (b) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or a federal or state regulatory agency to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that the Option does not permit Grantee to acquire, or does not require Issuer to repurchase, the full number of shares of Issuer Common Stock as provided in Sections 2 and 7 (as adjusted pursuant to Section
6), it is the express intention of Issuer to allow Grantee to acquire or to require Issuer to repurchase such lesser number of shares as may be permissible without any amendment or modification hereof.

     (d) Governing Law. This Agreement shall be governed and construed in accordance with the laws of the Commonwealth of Pennsylvania without regard to any applicable conflicts of law rules.

     (e) Descriptive Headings. The descriptive headings contained herein are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

     (f) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

        If to Issuer to:  Rent-Way, Inc.
                          One Rent Way Place
                          Erie, Pennsylvania 16505
                          Attention: William E. Morgenstern

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

        with copies to:   Hodgson, Russ, Andrews, Woods & Goodyear, LLP
                          1800 One M&T Plaza
                          Buffalo, New York 14203
                          Attention: Robert B. Fleming, Jr., Esq.

        If to Grantee to: Home Choice Holdings Inc.
                          714 East Kimbrough Street
                          Mesquite, Texas 75149
                          Attention: James G. Steckart

        with a copy to:   King & Spalding
                          191 Peachtree Street
                          Atlanta, Georgia 30303
                          Attention: John D. Capers, Jr., Esq.

     (g) Counterparts. This Agreement and any amendments hereto may be executed in two counterparts, each of which shall be considered one and the same agreement and shall become effective when both counterparts have been signed by each of the parties and delivered to the other party, it being understood that both parties need not sign the same counterpart.

     (h) Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder or under the Option shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party, except that Grantee may assign this Agreement to a wholly owned subsidiary of Grantee. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

     (i) Further Assurances. In the event of any exercise of the Option by Grantee, Issuer and Grantee shall execute and deliver all other documents and instruments and take all other action that may be reasonably necessary in order to consummate the transactions provided for by such exercise.

     (j) Specific Performance. The parties hereto agree that this Agreement may be enforced by either party through specific performance, injunctive relief and other equitable relief. Both parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such equitable relief and that this provision is without prejudice to any other rights that the parties hereto may have for any failure to perform this Agreement.

     (k) Termination. This Agreement and all rights and obligations hereunder shall terminate upon the termination of the Merger Agreement prior to the occurrence of a Purchase Event.

                        [SIGNATURES FOLLOW ON NEXT PAGE]

     IN WITNESS WHEREOF, Issuer and Grantee have caused this Stock Option Agreement to be signed by their respective officers thereunto duly authorized, all as of the day and year first written above.

                                          RENT-WAY, INC.

                                          By:    /s/ WILLIAM E. MORGENSTERN
                                            ------------------------------------
                                            William E. Morgenstern
                                            President

                                          HOME CHOICE HOLDINGS INC.

                                          By:      /s/ JAMES G. STECKART
                                            ------------------------------------
                                            James G. Steckart
                                            President and Chief Executive
                                              Officer

                                                                         ANNEX F

                             STOCK OPTION AGREEMENT

     THIS STOCK OPTION AGREEMENT, dated as of September 1, 1998 (this "Agreement"), by and between HOME CHOICE HOLDINGS INC., a Delaware corporation ("Issuer"), and RENT-WAY, INC., a Pennsylvania corporation ("Grantee").

                              W I T N E S S E T H:

     WHEREAS, Grantee and Issuer propose to enter into an Agreement and Plan of Merger dated as of September 1, 1998 (the "Merger Agreement"; capitalized terms not defined herein shall have the meanings set forth in the Merger Agreement), providing for, among other things, the merger of Issuer with and into Grantee, with Grantee as the surviving corporation; and

     WHEREAS, as a condition and inducement to Grantee's willingness to enter into the Merger Agreement, Grantee has requested that Issuer agree, and Issuer has agreed, to grant Grantee the Option (as defined below).

     NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein and in the Merger Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Issuer and Grantee agree as follows:

     1. Grant of Option. Subject to the terms and conditions set forth herein, Issuer hereby grants to Grantee an irrevocable option (the "Option") to purchase up to 19.9% (as adjusted as set forth herein) shares (the "Option Shares") of Common Stock, par value $.01 per share ("Issuer Common Stock"), of Issuer at a purchase price of $13.24 per Option Share (the "Purchase Price").

     2. Exercise of Option. (a) Grantee may exercise the Option, in whole or in part, at any time and from time to time following the occurrence of a Purchase Event (as defined below); provided, however, that, except as provided in the last sentence of this Section 2(a), the Option shall terminate and be of no further force and effect upon the earliest to occur of (i) the Effective Time,
(ii) twelve (12) months after the first occurrence of a Purchase Event or (iii) termination of this Agreement in accordance with Section 11(k); and provided, further that any purchase of shares upon exercise of the Option shall be subject to compliance with Applicable Law. The rights set forth in Sections 7 and 8 shall not terminate when the right to exercise the Option terminates as set forth herein, but shall extend to such time as is provided in Sections 7 and 8, respectively. Notwithstanding the termination of the Option, Grantee shall be entitled to purchase those Option Shares with respect to which it has exercised the Option in accordance with the terms hereof prior to the termination of the Option.

     (b) As used herein, a "Purchase Event" means any of the following events:

          (i) any person (other than Grantee or any subsidiary of Grantee) shall have commenced (as such term is defined in Rule 14d-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), or shall have filed a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to, a tender offer or exchange offer to purchase any shares of Issuer Common Stock such that, upon consummation of such offer, such person would own or control 10% or more of the then outstanding Issuer Common Stock;

          (ii) Issuer or any subsidiary of Issuer, without having received Grantee's prior written consent, shall have authorized, recommended, proposed or publicly announced an intention to authorize, recommend or propose, or entered into, an agreement with any person (other than Grantee or any subsidiary of Grantee) to (A) effect a merger, consolidation or similar transaction involving Issuer or any subsidiary of Issuer, (B) sell, lease or otherwise dispose of assets of Issuer or its subsidiaries representing 15% or more of the consolidated assets of Issuer and its subsidiaries or (C) issue, sell or otherwise dispose of (including by way of merger, consolidation, share exchange or any similar transaction) securities representing 10% or more of the voting power of Issuer or any of its subsidiaries (any of the foregoing an "Acquisition Transaction"); provided, however, that any merger of an HCI Subsidiary into HCI shall not constitute an Acquisition Transaction;

          (iii) any person shall have acquired beneficial ownership or the right to acquire beneficial ownership of, or any group shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 10% or more of the then outstanding Issuer Common Stock; provided, however, that it shall not constitute a Purchase Event for any person who on the date of this Agreement owns or has the right to acquire beneficial ownership of Issue Common Stock to continue to own or to acquire such Issuer Common Stock; or

          (iv) the holders of Issuer Common Stock shall not have authorized, approved and adopted the Merger Agreement and the Merger at the meeting of such stockholders held for the purpose of voting on the Merger Agreement and the Merger, such meeting shall not have been held or shall have been canceled prior to termination of the Merger Agreement or Issuer's Board of Directors shall have withdrawn or modified in a manner adverse to Grantee the recommendation of Issuer's Board of Directors with respect to the Merger Agreement and the Merger, in each case after any person (other than Grantee or any subsidiary of Grantee) shall have publicly announced a proposal, or publicly disclosed an intention to make a proposal, to engage in an Acquisition Transaction. As used in this Agreement, "person" shall have the meaning specified in Sections 3(a)(9) and 13(d)(3) of the Exchange Act.

     (c) In the event Grantee wishes to exercise the Option, it shall send to Issuer a written notice (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of Option Shares it intends to purchase pursuant to such exercise and (ii) a place and date not earlier than three (3) business days nor later than fifteen (15) business days from the Notice Date for the closing of such purchase (the "Closing Date"); provided that if the closing of the purchase and sale pursuant to the Option cannot be consummated by reason of any Applicable Law, the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which such restriction on consummation has expired or been terminated.

     (d) Notwithstanding Section 2(c), in no event shall any Closing Date be more than eighteen (18) months after the related Notice Date, and if the Closing Date shall not have occurred within eighteen (18) months after the related Notice Date, the exercise of the Option effected on the Notice Date shall be deemed to have expired.

     3. Payment and Delivery of Certificates. (a) On each Closing Date, Grantee shall pay to Issuer in immediately available funds by wire transfer to a bank account designated by Issuer in writing an amount equal to the Purchase Price multiplied by the number of Option Shares to be purchased on such Closing Date.

     (b) At each closing, simultaneously with the delivery of immediately available funds as provided in Section 3(a), Issuer shall deliver to Grantee a certificate or certificates representing the Option Shares to be purchased at such closing, which Option Shares shall be free and clear of all liens, claims, charges and encumbrances of any kind whatsoever, and Grantee shall deliver to Issuer a letter agreeing that Grantee shall not offer to sell or otherwise dispose of such Option Shares in violation of Applicable Law.

     (c) Certificates for the Option Shares delivered at each closing shall be endorsed with a restrictive legend which shall read substantially as follows:

     THE TRANSFER OF THE STOCK REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO RESTRICTIONS ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

It is understood and agreed that the above legend shall be removed by delivery of substitute certificate(s) without such legend if Grantee shall have delivered to Issuer a copy of a letter from the staff of the SEC, or an opinion of counsel in form and substance reasonably satisfactory to Issuer and its counsel, to the effect that such legend is not required for purposes of the Securities Act.

     4. Representations and Warranties of Issuer. Issuer hereby represents and warrants to Grantee as follows:

     (a) Due Authorization. Issuer has all requisite corporate power and authority to enter into this Agreement and, subject to any approvals referred to herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Issuer. This Agreement has been duly executed and delivered by Issuer and constitutes a valid and binding obligation of Issuer, enforceable in accordance with its terms.

     (b) Authorized Stock. Issuer has taken all necessary corporate and other action to authorize and reserve and, subject to obtaining the governmental and other approvals and consents referred to herein, to permit it to issue, and, at all times from the date hereof until the obligation to deliver Issuer Common Stock upon the exercise of the Option terminates, will have reserved for issuance, upon exercise of the Option, shares of Issuer Common Stock necessary for Grantee to exercise the Option, and Issuer will take all necessary corporate action to authorize and reserve for issuance all additional shares of Issuer Common Stock or other securities which may be issued pursuant to Section 6 upon exercise of the Option. The shares of Issuer Common Stock to be issued upon due exercise of the Option, including all additional shares of Issuer Common Stock or other securities which may be issuable pursuant to Section 6, upon issuance pursuant hereto, shall be duly and validly issued, fully paid and nonassessable, and shall be delivered free and clear of all liens, claims, charges and encumbrances of any kind or nature whatsoever, including any preemptive rights of any stockholder of Issuer.

     (c) No Conflicts. Except as disclosed pursuant to the Merger Agreement, the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation pursuant to any provision of the Certificate of Incorporation or By-laws of Issuer or any subsidiary of Issuer or, subject to obtaining any approvals or consents contemplated hereby, result in any violation of any loan or credit agreement, note, mortgage, indenture, lease or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Issuer or any subsidiary of Issuer or their respective properties or assets which violation would have an HCI Material Adverse Effect (as defined in the Merger Agreement).

     (d) Board Action. The Board of Directors of Issuer has taken all necessary action to approve this Agreement and the consummation of the transactions contemplated hereby and the provisions of Section 243 of the Delaware General Corporation Law will not apply to this Agreement or the purchase of shares of Issuer Common Stock pursuant to this Agreement.

     5. Representations and Warranties of Grantee. Grantee hereby represents and warrants to Issuer that:

     (a) Due Authorization. Grantee has all requisite corporate power and authority to enter into this Agreement and, subject to any approvals or consents referred to herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Grantee. This Agreement has been duly executed and delivered by Grantee and constitutes a valid and binding obligation of Grantee, enforceable in accordance with its terms.

     (b) No Conflicts. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not result in any violation pursuant to any provision of the Articles of Incorporation or By-laws of Grantee or, subject to obtaining any approvals or consents contemplated hereby, result in any violation of any loan or credit agreement, note, mortgage, indenture, lease or other agreement, obligation, instrument permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Grantee or its properties or assets which violation would have a Rent-Way Material Adverse Effect (as defined in the Merger Agreement).

     (c) Purchase Not for Distribution. Any Option Shares or other securities acquired by Grantee upon exercise of the Option will not be taken with a view to the public distribution thereof and will not be transferred or otherwise disposed of except in a transaction registered or exempt from registration under the Securities Act.

     6. Adjustment upon Changes in Capitalization, etc. (a) In the event of any change in Issuer Common Stock by reason of a stock dividend, split-up, recapitalization, combination, exchange of shares or similar transaction, the type and number of shares or securities subject to the Option shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction, so that Grantee shall receive upon exercise of the Option and payment of the aggregate Purchase Price hereunder the number and class of shares or other securities or property that Grantee would have received in respect of Issuer Common Stock if the Option had been exercised in full immediately prior to such event, or the record date therefor, as applicable. Whenever the number of shares of Issuer Common Stock purchasable upon exercise of the Option is adjusted as provided in this Section 6, the Purchase Price shall be adjusted by multiplying the Purchase Price by a fraction, the numerator of which shall be equal to the number of shares of Issuer Common Stock purchasable prior to the adjustment and the denominator of which shall be equal to the number of shares of Issuer Common Stock purchasable after the adjustment. If any additional shares of Issuer Common Stock are issued after the date of this Agreement (other than pursuant to an event described in the first sentence of this Section 6(a) and other than in connection with the exercise of stock options of Issuer outstanding on the date hereof), the number of shares of Issuer Common Stock subject to the Option shall be adjusted so that, after such issuance, it equals 19.9% of the number of shares of Issuer Common Stock then issued and outstanding, without giving effect to any shares subject to or issued pursuant to the Option.

     (b) In the event that Issuer shall enter into an agreement (i) to consolidate with or merge into any person, other than Grantee or a subsidiary of Grantee, and shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any person, other than Grantee or a subsidiary of Grantee, to merge into Issuer and Issuer shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of Issuer Common Stock shall be changed into or exchanged for stock or other securities of Issuer or any other person or cash or any other property or the then outstanding shares of Issuer Common Stock shall after such merger represent less than 50% of the outstanding shares and share equivalents of the merged company, or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than Grantee or a subsidiary of Grantee, then, and in each such case, the agreement governing such transaction shall make proper provisions so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "Substitute Option") to purchase, at the election of Grantee, of either (X) shares of capital stock of the Acquiring Corporation (as defined below) or (Y) shares of capital stock of any person that controls the Acquiring Corporation.

     (c) The following terms have the meanings indicated:

          (i) "Acquiring Corporation" shall mean (A) the continuing or surviving corporation of a consolidation or merger with Issuer (if other than Issuer), (B) Issuer in a merger in which Issuer is the continuing or surviving person, and (C) the transferee of all or substantially all of Issuer's assets.

          (ii) "Substitute Common Stock" shall mean the common stock issued by the issuer of the Substitute Option upon exercise of the Substitute Option.

          (iii) "Average Price" shall mean the average closing price of a share of the Substitute Common Stock for the one year immediately preceding the consolidation, merger or sale in question, but in no event higher than the closing price of the shares of Substitute Common Stock on the day preceding such consolidation, merger or sale; provided that if Issuer is the issuer of the Substitute Option, the Average Price shall be computed with respect to a share of common stock issued by the person merging into Issuer or by any company which controls or is controlled by such person, as the Grantee may elect.

     (d) The Substitute Option shall have the same terms as the Option, provided that if the terms of the Substitute Option cannot, for legal reasons, be the same as the Option, such terms shall be as similar as possible and in no event less advantageous to the Grantee. The issuer of the Substitute Option shall also enter into an agreement with the Grantee of the Substitute Option in substantially the same form as this Agreement, which shall be applicable to the Substitute Option. Without limiting the generality of the foregoing, the provisions of Sections 7, 8, 9 and 10 shall apply with respect to the Substitute Option and any securities for which the Substitute Option becomes exercisable with the same effect as if all references to "Issuer" in such Sections were references to the "Substitute Option Issuer," all references to "Issuer Common Stock" were references to "Substitute Common Stock," and all references to the "Option" were references to the "Substitute Option."

     (e) The Substitute Option shall be exercisable for such number of shares of Substitute Common Stock as is equal to the Applicable Price (as defined below) multiplied by the number of shares of Common Stock for which the Option is then exercisable, divided by the Average Price. The exercise price of the Substitute Option per share of Substitute Common Stock shall then be equal to the Purchase Price multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock for which the Option is then exercisable and the denominator of which shall be the number of shares of Substitute Common Stock for which the Substitute Option is exercisable.

     (f) In no event, pursuant to any of the foregoing paragraphs, shall the Substitute Option be exercisable for more than 19.9% of the shares of Substitute Common Stock outstanding prior to exercise of the Substitute Option. In the event that the Substitute Option would be exercisable for more than 19.9% of the shares of Substitute Common Stock outstanding prior to exercise but for this clause (f), the issuer of the Substitute Option (the "Substitute Option Issuer") shall make a cash payment to Grantee equal to the excess of (i) the value of the Substitute Option without giving effect to the limitation in this clause (f) over (ii) the value of the Substitute Option after giving effect to the limitation in this clause (f). This difference in value shall be determined by a nationally recognized investment banking firm selected by the Grantee.

     (g) Issuer shall not enter into any transaction described in subsection (b) of this Section 6 unless the Acquiring Corporation and any person that controls the Acquiring Corporation assume in writing all the obligations of Issuer hereunder.

     7. Repurchase at the Option of Grantee. (a) At the request of Grantee at any time during the period commencing upon the first occurrence of a Repurchase Event (as defined below) and ending twelve (12) months immediately thereafter, Issuer (or any successor entity thereof) shall repurchase from Grantee (x) the Option, unless the Option shall have expired or been terminated in accordance with the terms hereof, and (y) all shares of Issuer Common Stock purchased by Grantee pursuant to the Option with respect to which Grantee then has beneficial ownership. The date on which Grantee exercises its rights under this Section 7 is referred to as the "Request Date." Such repurchase shall be at an aggregate price (the "Section 7 Repurchase Consideration") equal to the sum of:

          (i) the aggregate exercise price paid by Grantee for any shares of Issuer Common Stock acquired pursuant to the Option with respect to which Grantee then has beneficial ownership;

          (ii) the excess, if any, of (x) the Applicable Price (as defined below) for each share of Issuer Common Stock over (y) the Purchase Price (subject to adjustment pursuant to Section 6), multiplied by the number of shares of Issuer Common Stock with respect to which the Option has not been exercised; and

          (iii) the excess, if any, of the Applicable Price over the Purchase Price (subject to adjustment pursuant to Section 6) paid (or, in the case of Option Shares with respect to which the Option has been exercised but the Closing Date has not occurred, payable) by Grantee for each share of Issuer Common Stock with respect to which the Option has been exercised and with respect to which Grantee then has beneficial ownership, multiplied by the number of such shares.

     (b) If Grantee exercises its rights under this Section 7, Issuer shall, within ten (10) business days after the Request Date, pay the Section 7 Repurchase Consideration to Grantee in immediately available funds, and Grantee shall surrender to Issuer the Option and the certificates evidencing the shares of Issuer Common Stock purchased thereunder with respect to which Grantee then has beneficial ownership, and Grantee shall warrant that it has sole record and beneficial ownership of such shares and that the same are then free and clear of all liens, claims, charges and encumbrances of any kind whatsoever. If any regulatory authority disapproves of any part of Issuer's proposed repurchase pursuant to this Section 7, Issuer shall promptly give notice of such fact to Grantee and redeliver to Grantee the Option Shares it is then prohibited from repurchasing, and Grantee shall have the right to exercise the Option as to the number of Option Shares for which the Option was exercisable at the Request Date less the number of shares as to which payment has been made pursuant to Section 7(a)(ii); provided that if the Option shall have terminated prior to the date of such notice or shall be scheduled to terminate at any time before the expiration of a period ending on the thirtieth (30th) business day after such date, Grantee shall nonetheless have the right so to exercise the Option or exercise its rights under Section 8 until the expiration of such period of thirty (30) business days.

     (c) For purposes of this Agreement, the "Applicable Price" means the highest of (i) the highest price per share at which a tender or exchange offer has been made for shares of Issuer Common Stock after the date hereof and on or prior to the Request Date, (ii) the price per share to be paid by any third party for shares of Issuer Common Stock or the consideration per share to be received by holders of Issuer Common Stock, in each case pursuant to an agreement for a merger or other business combination transaction with Issuer entered into on or prior to the Request Date or (iii) the highest closing sales price per share of Issuer Common Stock quoted on the

New York Stock Exchange (the "NYSE") (or, if Issuer Common Stock is not quoted on the NYSE, the highest bid price per share as quoted on the Nasdaq National Market ("Nasdaq") or, if the shares of Issuer Common Stock are not quoted thereon, on the principal trading market on which such shares are traded as reported by a recognized source) during the sixty (60) business days preceding the Request Date. If the consideration to be offered, paid or received pursuant to either of the foregoing clauses (i) or (ii) shall be other than in cash, the value of such consideration shall be determined in good faith by an independent nationally recognized investment banking firm selected by Grantee and reasonably acceptable to Issuer, which determination shall be conclusive for all purposes of this Agreement.

     (d) As used herein, a "Repurchase Event" means any of the following events:

          (i) the occurrence of any of the Purchase Events specified in Section 2(b)(ii), (iii) or (iv); or

          (ii) there shall have occurred any of the Purchase Events specified in
     Section 2(b)(i) and thereafter the holders of Issuer Common Stock shall not have authorized, approved and adopted the Merger Agreement and the Merger at the meeting of such stockholders held for the purpose of voting on the Merger Agreement and the Merger or such meeting shall not have been held or shall have been canceled prior to termination of the Merger Agreement.

     8. Registration Rights. Issuer shall, if requested by Grantee at any time and from time to time within three (3) years of the first exercise of the Option, as expeditiously as possible, prepare and file up to two registration statements under the Securities Act if such registration is necessary in order to permit the sale or other disposition of any or all shares of Issuer Common Stock or other securities that have been acquired by or are issuable to Grantee upon exercise of the Option in accordance with the intended method of sale or other disposition stated by Grantee, including a "shelf" registration statement under Rule 415 under the Securities Act or any successor provision, and Issuer shall use its best efforts to qualify such shares or other securities under any applicable state securities laws. Grantee agrees to use all reasonable efforts to cause, and to cause any underwriters of any sale or other disposition to cause, any sale or other disposition pursuant to such registration statement to be effected on a widely distributed basis so that upon consummation thereof no purchaser or transferee shall own beneficially more than 2% of the then outstanding voting power of Issuer. Issuer shall use all reasonable efforts to cause each such registration statement to become effective, to obtain all consents or waivers of other parties which are required therefor and to keep such registration statement effective for such period not in excess of 180 days from the day such registration statement first becomes effective as may be reasonably necessary to effect such sale or other disposition. The obligations of Issuer hereunder to file a registration statement and to maintain its effectiveness may be suspended for one or more periods of time not exceeding sixty (60) days in the aggregate if the Board of Directors of Issuer shall have determined that the filing of such registration statement or the maintenance of its effectiveness would require disclosure of nonpublic information that would materially and adversely affect Issuer. Any registration statement prepared and filed under this Section 8, and any sale covered thereby, shall be at Issuer's expense except for underwriting discounts or commissions, brokers' fees and the fees and disbursements of Grantee's counsel related thereto. Grantee shall provide all information reasonably requested by Issuer for inclusion in any registration statement to be filed hereunder. If during the time period referred to in the first sentence of this Section 8 Issuer effects a registration under the Securities Act of Issuer Common Stock for its own account or for any other stockholders of Issuer (other than on Form S-4 or Form S-8, or any successor form), it shall allow Grantee the right to participate in such registration, and such participation shall not affect the obligation of Issuer to effect two registration statements for Grantee under this Section 8; provided that, if the managing underwriters of such offering advise Issuer in writing that in their opinion the number of shares of Issuer Common Stock requested to be included in such registration exceeds the number which can be sold in such offering, Issuer shall include the shares requested to be included therein by Grantee pro rata with the shares intended to be included therein by Issuer. In connection with any registration pursuant to this Section 8, Issuer and Grantee shall provide each other and any underwriter of the offering with customary representations, warranties, covenants, indemnification and contribution in connection with such registration.

     9. Listing. If Issuer Common Stock or any other securities to be acquired upon exercise of the Option are then listed on the NYSE or the Nasdaq, Issuer, upon the request of Grantee, will promptly file an application to list the shares of Issuer Common Stock or other securities to be acquired upon exercise of the Option on the

NYSE or Nasdaq, as applicable, and will use its best efforts to obtain approval of such listing as soon as practicable.

     10. Division of Option. This Agreement (and the Option granted hereby) are exchangeable, without expense, at the option of Grantee, upon presentation and surrender of this Agreement at the principal office of Issuer for other Agreements providing for Options of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Issuer Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any other Agreements and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

     11. Miscellaneous. (a) Expenses. Except as otherwise provided in Sections 7 and 8, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

     (b) Waiver and Amendment. Any provision of this Agreement may be waived at any time by the party that is entitled to the benefits of such provision. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

     (c) Entire Agreement; No Third-Party Beneficiary; Severability, etc. Except as otherwise set forth in the Merger Agreement, this Agreement (including the Merger Agreement and the other documents and instruments referred to herein and therein) (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and (b) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or a federal or state regulatory agency to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that the Option does not permit Grantee to acquire, or does not require Issuer to repurchase, the full number of shares of Issuer Common Stock as provided in Sections 2 and 7 (as adjusted pursuant to Section
6), it is the express intention of Issuer to allow Grantee to acquire or to require Issuer to repurchase such lesser number of shares as may be permissible without any amendment or modification hereof.

     (d) Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware without regard to any applicable conflicts of law rules.

     (e) Descriptive Headings. The descriptive headings contained herein are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

     (f) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

        If to Issuer to:  Home Choice Holdings Inc.
                          714 East Kimbrough Street
                          Mesquite, Texas 75149
                          Attention: James G. Steckart

        with copies to:   King & Spalding
                          191 Peachtree Street
                          Atlanta, Georgia 30303
                          Attention: John D. Capers, Jr., Esq.

        If to Grantee to: Rent-Way, Inc.
                          One Rent Way Place
                          Erie, Pennsylvania 16505
                          Attention: William E. Morgenstern

        with a copy to:   Hodgson, Russ, Andrews, Woods & Goodyear, LLP
                          1800 One M&T Plaza
                          Buffalo, New York 14203
                          Attention: Robert B. Fleming, Jr., Esq.

     (g) Counterparts. This Agreement and any amendments hereto may be executed in two counterparts, each of which shall be considered one and the same agreement and shall become effective when both counterparts have been signed by each of the parties and delivered to the other party, it being understood that both parties need not sign the same counterpart.

     (h) Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder or under the Option shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party, except that Grantee may assign this Agreement to a wholly owned subsidiary of Grantee. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

     (i) Further Assurances. In the event of any exercise of the Option by Grantee, Issuer and Grantee shall execute and deliver all other documents and instruments and take all other action that may be reasonably necessary in order to consummate the transactions provided for by such exercise.

     (j) Specific Performance. The parties hereto agree that this Agreement may be enforced by either party through specific performance, injunctive relief and other equitable relief. Both parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such equitable relief and that this provision is without prejudice to any other rights that the parties hereto may have for any failure to perform this Agreement.

     (k) Termination. This Agreement and all rights and obligations hereunder shall terminate upon the termination of the Merger Agreement prior to the occurrence of a Purchase Event.

                        [SIGNATURES FOLLOW ON NEXT PAGE]

     IN WITNESS WHEREOF, Issuer and Grantee have caused this Stock Option Agreement to be signed by their respective officers thereunto duly authorized, all as of the day and year first written above.

                                          HOME CHOICE HOLDINGS INC.

                                          By:      /s/ JAMES G. STECKART
                                            ------------------------------------
                                            James G. Steckart
                                            President and Chief Executive
                                              Officer

                                          RENT-WAY, INC.

                                          By:    /s/ WILLIAM E. MORGENSTERN
                                            ------------------------------------
                                            William E. Morgenstern
                                            President

                                                                         ANNEX G

                      FORM OF STOCKHOLDER VOTING AGREEMENT

     THIS STOCKHOLDER VOTING AGREEMENT (this "Agreement") dated as of September 1, 1998, is made by and between Home Choice Holdings Inc., a Delaware corporation ("HCI"), and the shareholder named on the signature page hereto ("Shareholder"). On the date hereof, the Shareholder Beneficially Owns (as defined in Section 11(a) hereof) the number of shares of common stock, without par value (the "Rent-Way Shares"), of Rent-Way, Inc., a Pennsylvania corporation ("Rent-Way"), set forth next to the Shareholder's name on the signature page hereto.

                              W I T N E S S E T H:

     WHEREAS, HCI and Rent-Way concurrently herewith are entering into an Agreement and Plan of Merger, dated as of September 1, 1998 (the "Merger Agreement"), providing for, among other things, the merger (the "Merger") of HCI with and into Rent-Way, with Rent-Way as the surviving corporation; and

     WHEREAS, as an essential condition and inducement to HCI's execution of the Merger Agreement, HCI has requested that the Shareholder agree, and the Shareholder has agreed, to vote (or consent with regard to) all Rent-Way Shares as to which the Shareholder has voting power in favor of the Merger as provided herein.

     NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein and in the Merger Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto (each, a "Party"), intending to be legally bound hereby, agree as follows:

     1. Voting Agreement. The Shareholder agrees that at any time the Merger Agreement remains in effect, he will vote all Shareholder Shares (as defined below) on matters as to which the Shareholder is entitled to vote at any annual, special or other meeting of the Shareholders of Rent-Way, and at any adjournment or adjournments thereof, or by written consent without a meeting, with respect to all Shareholder Shares, as follows: (i) in favor of the authorization, approval and adoption of the Merger Agreement and the Merger, the Amendment (as defined in the Merger Agreement) and the issuance of shares of common stock of Rent-Way in connection with the Merger, and each of the other transactions contemplated by the Merger Agreement; and (ii) against any action or agreement (other than the Merger Agreement or the transactions contemplated thereby) that would impede, interfere with, delay, postpone or attempt to discourage the Merger, including without limitation: (A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving Rent-Way and its subsidiaries; or (B) a sale or transfer of a material amount of assets of Rent-Way and its subsidiaries or a reorganization, recapitalization or liquidation of Rent-Way and its subsidiaries.

     "Shareholder Shares" shall mean the shares of capital stock of Rent-Way (including without limitation the Rent-Way Shares) Beneficially Owned by such Shareholder as of the date hereof, or Beneficially Owned by such Shareholder at any time hereafter (including, without limitation, by way of exercise of options or by way of dividend, distribution, exchange, merger, consolidation, recapitalization, reorganization, stock split, grant of proxy or otherwise) by such Shareholder (as adjusted as set forth herein). The Shareholder hereby agrees to promptly notify HCI in writing of the number of any new Shareholder Shares acquired by the Shareholder, if any, after the date hereof. In the event of any change in the Rent-Way Shares by reason of a stock dividend, stock split, split up, recapitalization, combination, exchange of shares or similar transaction, the type and number of shares or securities that constitute Shareholder Shares hereunder shall be adjusted appropriately.

     2. Termination.

          a. This Agreement shall terminate upon the earlier to occur of (i) the termination of the Merger Agreement in accordance with its terms pursuant to Section 9.1, 9.2, 9.3(a), 9.3(b), 9.3(c), 9.4(a), 9.4(b) or 9.4(c)
     thereof, or (ii) the Effective Time (as defined in the Merger Agreement).

          b. Upon termination, this Agreement shall have no further force or effect, except for Section 7 which shall continue to apply to any case, action or proceeding relating to the enforcement of this Agreement.

     3. Representations and Warranties of Shareholder. The Shareholder hereby represents and warrants to HCI as follows:

          a. Due Authorization. The Shareholder has the legal capacity and all necessary power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. As of the date hereof, the Shareholder Beneficially Owns the number of the Shareholder Shares listed on the signature page hereof and specified as so owned with no restrictions on the voting rights (except as specified in this Agreement) or rights of disposition pertaining thereto, which constitute all Rent-Way Shares Beneficially Owned by such Shareholder. Assuming this Agreement has been duly and validly authorized, executed and delivered by HCI, this Agreement constitutes a valid and binding agreement of the Shareholder, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights generally or by the principles governing the availability of equitable remedies.

          b. No Conflicts. Neither the execution and delivery of this Agreement nor the consummation by the Shareholder of the transactions contemplated hereby will conflict with or constitute a violation of or default under any contract, commitment, agreement, arrangement or restriction of any kind to which the Shareholder is a party or by which the Shareholder is bound.

     4. Representations and Warranties of HCI. HCI hereby represents and warrants to the Shareholder as follows:

          a. Due Authorization. HCI has the requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of HCI and this Agreement has been duly executed by a duly authorized officer of HCI. Assuming this Agreement has been duly and validly executed and delivered by the Shareholder, this Agreement constitutes a valid and binding agreement of HCI, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights generally or by the principles governing the availability of equitable remedies.

          b. No Conflicts. Neither the execution and delivery of this Agreement nor the consummation by HCI of the transactions contemplated hereby will conflict with or constitute a violation of or default under any contract, commitment, agreement, arrangement or restriction of any kind to which HCI is a party or by which HCI is bound.

     5. No Transfer. Except as provided in this Agreement or the Merger Agreement, the Shareholder hereby agrees, without the prior written consent of HCI, except pursuant to the terms hereof, not to (i) sell, transfer, assign, pledge or otherwise dispose of or hypothecate any of his Shareholder Shares other than to a "Permitted Transferee" (as defined below) and except that the Shareholder may transfer Shareholder Shares to Rent-Way in order to pay the exercise price or withholding taxes applicable in connection with the exercise of employee stock options; (ii) grant any proxies, deposit any Shareholder Shares into a voting trust or enter into a voting agreement with respect to any Shareholder Shares; (iii) take any action that would make any representation or warranty of the Shareholder contained herein untrue or incorrect or have the effect of preventing or disabling the Shareholder from performing his obligations under this Agreement; or (iv) take any action which would jeopardize the treatment of the Merger as a pooling of interests for accounting purposes. For purposes of this Agreement, "Permitted Transferee" shall mean an organization that qualifies for treatment under section 501(c)(3) of the Internal Revenue Code of 1986, as amended. Any Permitted Transferee of Shareholder Shares must become a party to this Agreement and any purported transfer of Shareholder Shares to a person or entity that has not become a party hereto shall be null and void. In furtherance of this Agreement, concurrently herewith the Shareholder shall and hereby does hereby agree to authorize Rent-Way to notify the Rent-Way transfer agent that there is a stop transfer order with respect to all of the Shareholder Shares (and that this Agreement places limits on the voting and transfer of such shares).

     6. Entire Agreement. Other than the Merger Agreement (including the exhibits, schedules and other documents and instruments referred to therein), this Agreement (including the documents and instruments referred to herein) (a) constitutes the entire agreement among the Parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the Parties, or any of them, with respect to the subject matter hereof; (b) shall not be assigned by operation of law or otherwise without the prior written consent of the other Party hereto;
(c) shall not be amended, altered or modified in any manner whatsoever, except by a written instrument executed by the other Party hereto; and (d) shall be governed in all respects, including validity, interpretation and effect, by the laws of the Commonwealth of Pennsylvania (without giving effect to the provisions thereof relating to conflicts of law).

     7. Remedies. The Parties acknowledge that it would be impossible to fix money damages for violations of this Agreement and that such violations will cause irreparable injury for which adequate remedy at law is not available and, therefore, this Agreement must be enforced by specific performance or injunctive relief. The Parties hereto agree that any Party may, in its sole discretion, apply to any court of competent jurisdiction for specific performance or injunctive or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extent permitted by applicable law, each Party waives any objection or defense to the imposition of such relief. Nothing herein shall be construed to prohibit any Party from bringing any action for damages in addition to an action for specific performance or an injunction for a breach of this Agreement.

     8. Legends on Certificates. Until such time as this Agreement shall terminate pursuant to Section 2 hereof, all certificates representing Shareholder Shares shall bear the following legend:

          THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF A SHAREHOLDER VOTING AGREEMENT, DATED AS OF SEPTEMBER 1, 1998, BY AND BETWEEN HOME CHOICE HOLDINGS INC. AND THE SHAREHOLDER. ANY TRANSFEREE OF THESE SHARES TAKES SUBJECT TO THE TERMS OF SUCH AGREEMENT, COPIES OF WHICH ARE ON FILE AT THE OFFICES OF RENT-WAY, INC.

     9. Parties in Interest. Subject to the provisions of Sections 5 and 6(b) hereof, this Agreement shall be binding upon and inure to the benefit of and be enforceable by the Parties hereto and their respective successors, permitted assigns, heirs, executors, administrators and other legal representatives, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

     10. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     11. Definitions. The following terms shall have the following respective meanings:

          a. "Beneficial Owner" has the meaning set forth in Rule 13d-3 of the Rules and Regulations to the Exchange Act, and "Beneficially Owned" and "Beneficially Owns" shall have correlative meanings; provided, however, that for purposes of this Agreement, a person shall be deemed to be the Beneficial Owner of Rent-Way Shares that may be acquired pursuant to the exercise of an option or other right regardless of when such option is exercisable.

          b. "Person" shall mean a corporation, association, partnership, joint venture, organization, business, individual, trust, estate or any other entity or group (within the meaning of Section 13(d)(3) of the Exchange
     Act).

     12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or mailed by registered or certified mail (return receipt requested) to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

        a.  If to HCI to:    Home Choice Holdings Inc.
                             714 E. Kimbrough Street
                             Mesquite, Texas 75149
                             Telecopy No.: 972/288-7753
                             Attention: James G. Steckart

             with a copy to: King & Spalding
                             191 Peachtree Street
                             Atlanta, Georgia 30303
                             Telecopy No.: 404/572-5145
                             Attention: John D. Capers, Jr.

          b. If to the Shareholder, to the address set forth on the signature page hereto.

     13. Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     14. Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     15. Further Assurances. The Shareholder further agrees to execute all additional writings, consents and authorizations as may be reasonably requested by HCI to evidence the agreements herein.

                        [SIGNATURES FOLLOW ON NEXT PAGE]

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

                                          HOME CHOICE HOLDINGS INC.

                                          By:
                                            ------------------------------------
                                            James G. Steckart
                                            President and Chief Executive
                                               Officer

                                          SHAREHOLDER

                                          --------------------------------------
                                          Name:

                                          No. of Shares Beneficially Owned:

                                          --------------------------------------

                                          Address for Notices:

                                          --------------------------------------

                                          --------------------------------------

                                                                         ANNEX H

                      FORM OF STOCKHOLDER VOTING AGREEMENT

     THIS STOCKHOLDER VOTING AGREEMENT (this "Agreement") dated as of September 1, 1998, is made by and between Rent-Way, Inc., a Pennsylvania corporation ("Rent-Way") and the stockholder named on the signature page hereto ("Stockholder"). On the date hereof, the Stockholder Beneficially Owns (as defined in Section 11(a) hereof) the number of shares of common stock, par value $.01 per share (the "HCI Shares"), of Home Choice Holdings Inc., a Delaware corporation ("HCI"), set forth next to the Stockholder's name on the signature page hereto.

                              W I T N E S S E T H:

     WHEREAS, HCI and Rent-Way concurrently herewith are entering into an Agreement and Plan of Merger, dated as of September 1, 1998 (the "Merger Agreement"), providing for, among other things, the merger (the "Merger") of HCI with and into Rent-Way, with Rent-Way as the surviving corporation; and

     WHEREAS, as an essential condition and inducement to Rent-Way's execution of the Merger Agreement, Rent-Way has requested that the Stockholder agree, and the Stockholder has agreed, to vote (or consent with regard to) all HCI Shares as to which the Stockholder has voting power in favor of the Merger as provided herein.

     NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein and in the Merger Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto (each, a "Party"), intending to be legally bound hereby, agree as follows:

     1. Voting Agreement. The Stockholder agrees that at any time the Merger Agreement remains in effect, he will vote all Stockholder Shares (as defined below) on matters as to which the Stockholder is entitled to vote at any annual, special or other meeting of the Stockholders of HCI, and at any adjournment or adjournments thereof, or by written consent without a meeting, with respect to all Stockholder Shares, as follows: (i) in favor of authorization, approval and adoption of the Merger Agreement and the Merger and each of the other transactions contemplated by the Merger Agreement; and (ii) against any action or agreement (other than the Merger Agreement or the transactions contemplated thereby) that would impede, interfere with, delay, postpone or attempt to discourage the Merger, including without limitation: (A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving HCI and its subsidiaries; or (B) a sale or transfer of a material amount of assets of HCI and its subsidiaries or a reorganization, recapitalization or liquidation of HCI and its subsidiaries.

     "Stockholder Shares" shall mean the shares of capital stock of HCI (including without limitation the HCI Shares) Beneficially Owned by such Stockholder as of the date hereof, or Beneficially Owned by such Stockholder at any time hereafter (including, without limitation, by way of exercise of options or by way of dividend, distribution, exchange, merger, consolidation, recapitalization, reorganization, stock split, grant of proxy or otherwise) by such Stockholder (as adjusted as set forth herein). The Stockholder hereby agrees to promptly notify Rent-Way in writing of the number of any new Stockholder Shares acquired by the Stockholder, if any, after the date hereof. In the event of any change in the HCI Shares by reason of a stock dividend, stock split, split up, recapitalization, combination, exchange of shares or similar transaction, the type and number of shares or securities that constitute Stockholder Shares hereunder shall be adjusted appropriately.

     2. Termination.

          a. This Agreement shall terminate upon the earlier to occur of (i) the termination of the Merger Agreement in accordance with its terms pursuant to Section 9.1, 9.2, 9.3(a), 9.3(b), 9.3(c), 9.4(a), 9.4(b) or 9.4(c)
     thereof, or (ii) the Effective Time (as defined in the Merger Agreement).

          b. Upon termination, this Agreement shall have no further force or effect, except for Section 7 which shall continue to apply to any case, action or proceeding relating to the enforcement of this Agreement.

     3. Representations and Warranties of Stockholder. The Stockholder hereby represents and warrants to Rent-Way as follows:

          a. Due Authorization. The Stockholder has the legal capacity and all necessary power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. As of the date hereof, the Stockholder Beneficially Owns the number of the Stockholder Shares listed on the signature page hereof and specified as so owned with no restrictions on the voting rights (except as specified in this Agreement) or rights of disposition pertaining thereto, which constitute all HCI Shares Beneficially Owned by such Stockholder. Assuming this Agreement has been duly and validly authorized, executed and delivered by Rent-Way, this Agreement constitutes a valid and binding agreement of the Stockholder, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights generally or by the principles governing the availability of equitable remedies.

          b. No Conflicts. Neither the execution and delivery of this Agreement nor the consummation by the Stockholder of the transactions contemplated hereby will conflict with or constitute a violation of or default under any contract, commitment, agreement, arrangement or restriction of any kind to which the Stockholder is a party or by which the Stockholder is bound.

     4. Representations and Warranties of Rent-Way. Rent-Way hereby represents and warrants to the Stockholder as follows:

          a. Due Authorization. Rent-Way has the requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of Rent-Way and this Agreement has been duly executed by a duly authorized officer of Rent-Way. Assuming this Agreement has been duly and validly executed and delivered by the Stockholder, this Agreement constitutes a valid and binding agreement of Rent-Way, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights generally or by the principles governing the availability of equitable remedies.

          b. No Conflicts. Neither the execution and delivery of this Agreement nor the consummation by Rent-Way of the transactions contemplated hereby will conflict with or constitute a violation of or default under any contract, commitment, agreement, arrangement or restriction of any kind to which Rent-Way is a party or by which Rent-Way is bound.

     5. No Transfer. Except as provided in this Agreement or the Merger Agreement, the Stockholder hereby agrees, without the prior written consent of Rent-Way, except pursuant to the terms hereof, not to (i) sell, transfer, assign, pledge or otherwise dispose of or hypothecate any of his Stockholder Shares other than to a "Permitted Transferee" (as defined below) and except that the Stockholder may transfer Stockholder Shares to HCI in order to pay the exercise price or withholding taxes applicable in connection with the exercise of employee stock options; (ii) grant any proxies, deposit any Stockholder Shares into a voting trust or enter into a voting agreement with respect to any Stockholder Shares; (iii) take any action that would make any representation or warranty of the Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling the Stockholder from performing his obligations under this Agreement; or (iv) take any action which would jeopardize the treatment of the Merger as a pooling of interests for accounting purposes. For purposes of this Agreement, "Permitted Transferee" shall mean an organization that qualifies for treatment under section 501(c)(3) of the

Internal Revenue Code of 1986, as amended. Any Permitted Transferee of Stockholder Shares must become a party to this Agreement and any purported transfer of Stockholder Shares to a person or entity that has not become a party hereto shall be null and void. In furtherance of this Agreement, concurrently herewith the Stockholder shall and hereby does hereby agree to authorize HCI to notify the HCI transfer agent that there is a stop transfer order with respect to all of the Stockholder Shares (and that this Agreement places limits on the voting and transfer of such shares).

     6. Entire Agreement. Other than the Merger Agreement (including the exhibits, schedules and other documents and instruments referred to therein), this Agreement (including the documents and instruments referred to herein) (a) constitutes the entire agreement among the Parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the Parties, or any of them, with respect to the subject matter hereof; (b) shall not be assigned by operation of law or otherwise without the prior written consent of the other Party hereto;
(c) shall not be amended, altered or modified in any manner whatsoever, except by a written instrument executed by the other Party hereto; and (d) shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Delaware (without giving effect to the provisions thereof relating to conflicts of law).

     7. Remedies. The Parties acknowledge that it would be impossible to fix money damages for violations of this Agreement and that such violations will cause irreparable injury for which adequate remedy at law is not available and, therefore, this Agreement must be enforced by specific performance or injunctive relief. The Parties hereto agree that any Party may, in its sole discretion, apply to any court of competent jurisdiction for specific performance or injunctive or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extent permitted by applicable law, each Party waives any objection or defense to the imposition of such relief. Nothing herein shall be construed to prohibit any Party from bringing any action for damages in addition to an action for specific performance or an injunction for a breach of this Agreement.

     8. Legends on Certificates. Until such time as this Agreement shall terminate pursuant to Section 2 hereof, all certificates representing Stockholder Shares shall bear the following legend:

          THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF A STOCKHOLDER VOTING AGREEMENT, DATED AS OF SEPTEMBER 1, 1998, BY AND BETWEEN RENT-WAY, INC. AND THE STOCKHOLDER. ANY TRANSFEREE OF THESE SHARES TAKES SUBJECT TO THE TERMS OF SUCH AGREEMENT, COPIES OF WHICH ARE ON FILE AT THE OFFICES OF HOME CHOICE HOLDINGS INC.

     9. Parties in Interest. Subject to the provisions of Sections 5 and 6(b) hereof, this Agreement shall be binding upon and inure to the benefit of and be enforceable by the Parties hereto and their respective successors, permitted assigns, heirs, executors, administrators and other legal representatives, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

     10. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     11. Definitions. The following terms shall have the following respective meanings:

          a. "Beneficial Owner" has the meaning set forth in Rule 13d-3 of the Rules and Regulations to the Exchange Act, and "Beneficially Owned" and "Beneficially Owns" shall have correlative meanings; provided, however, that for purposes of this Agreement, a person shall be deemed to be the Beneficial Owner of HCI Shares that may be acquired pursuant to the exercise of an option or other right regardless of when such option is exercisable.

          b. "Person" shall mean a corporation, association, partnership, joint venture, organization, business, individual, trust, estate or any other entity or group (within the meaning of Section 13(d)(3) of the Exchange
     Act).

     12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or mailed by registered or certified mail (return receipt requested) to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

        a.  If to Rent-Way to:  Rent-Way, Inc.
                                3230 West Lake Road
                                Erie, Pennsylvania 16505
                                Attention: William E. Morgenstern
                                Telephone: (814) 836-0618
                                Facsimile: (814) 835-6908

             with a copy to:    Hodgson, Russ, Andrews, Woods
                                  & Goodyear, LLP
                                1800 One M&T Plaza
                                Buffalo, New York 14203
                                Attention: Robert B. Fleming, Jr.
                                Telephone: (716) 856-4000
                                Facsimile: (716) 849-0349

          b. If to the Stockholder, to the address set forth on the signature page hereto.

     13. Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     14. Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     15. Further Assurances. The Stockholder further agrees to execute all additional writings, consents and authorizations as may be reasonably requested by Rent-Way to evidence the agreements herein.

                        [SIGNATURES FOLLOW ON NEXT PAGE]

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

                                          RENT-WAY, INC.

                                          By:
                                            ------------------------------------
                                            William E. Morgenstern
                                            President and Chief Executive
                                            Officer

                                          STOCKHOLDER

                                          --------------------------------------
                                          Name:

                                          No. of Shares Beneficially Owned:

                                          --------------------------------------

                                          Address for Notices:

                                          --------------------------------------

                                          --------------------------------------

                                                                         ANNEX I

                                      RENT-WAY, INC.
               THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

              The undersigned hereby appoints Gerald A. Ryan and William E. Morgenstern, and each of them, as proxies, with full power of substitution, and authorizes them, and each of them, to vote and act with respect to all shares of common stock of Rent-Way, Inc. which the undersigned is entitled to vote at the Special Meeting of Shareholders to be held on December 10, 1998, at 10:00 a.m. local time, at the offices of Hodgson, Russ, Andrews, Woods & Goodyear LLP which are located at the 20th Floor, One M&T Plaza, Buffalo, New York 14203, and at any and all adjournments or postponements thereof.

              The Board of Directors recommends a vote FOR the following proposal:
              TO APPROVE AND ADOPT THE AGREEMENT AND PLAN OF MERGER, DATED AS OF SEPTEMBER 1, 1998, BY AND BETWEEN RENT-WAY, INC. AND HOME CHOICE HOLDINGS, INC. (THE "MERGER AGREEMENT") AND THE TRANSACTIONS CONTEMPLATED THEREBY INCLUDING THE ISSUANCE OF SHARES OF RENT-WAY COMMON STOCK PURSUANT TO THE MERGER AGREEMENT (THE "STOCK ISSUANCE") AND THE AMENDMENT OF RENT-WAY'S ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES OF RENT-WAY COMMON STOCK FROM 20,000,000 TO 50,000,000 (THE "ARTICLES AMENDMENT"). PURSUANT TO THE MERGER AGREEMENT, EACH SHARE OF HOME CHOICE COMMON STOCK OUTSTANDING AT THE EFFECTIVE TIME OF THE MERGER WILL BE CONVERTED INTO THE RIGHT TO RECEIVE 0.588 SHARES OF RENT-WAY COMMON STOCK.
                   [ ] FOR           [ ] AGAINST           [ ] ABSTAIN
              In their discretion, the proxies are authorized to vote upon such other matters incident to the conduct of the meeting.

                 THIS PROXY MUST BE DATED AND SIGNED ON THE REVERSE SIDE

                                                     (Continued on reverse side)
        P
        R
        O
        X
        Y

          (Continued from other side)

              THE PROXIES SHALL VOTE SUCH SHARES AS SPECIFIED HEREIN. IF A CHOICE IS NOT SPECIFIED, THEY SHALL VOTE FOR APPROVAL OF THE MERGER AGREEMENT, INCLUDING THE STOCK ISSUANCE AND THE ARTICLES AMENDMENT.

                                                  Date , 1998

                                                  ------------------------------
                                                            Signature

                                                  ------------------------------
                                                            Signature

                                                  NAME(S) SHOULD BE SIGNED
                                                  EXACTLY AS SHOWN TO THE LEFT
                                                  HEREOF. TITLE SHOULD BE ADDED
                                                  IF SIGNING AS EXECUTOR,
                                                  ADMINISTRATOR, TRUSTEE, ETC.

 PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ACCOMPANYING ENVELOPE

                                   Proxy Card

                                                                    ANNEX J
                                HOME CHOICE HOLDINGS, INC.
               THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

              The undersigned hereby appoints George D. Johnson, Jr. and James
          G. Steckart and each of them, as proxies, with full power of substitution, and authorizes them, and each of them, to vote and act with respect to all shares of common stock of Home Choice Holdings, Inc. which the undersigned is entitled to vote at the Special Meeting of Stockholders to be held on December 10, 1998, at 11:00 a.m., local time, at the offices of Hodgson, Russ, Andrews, Woods & Goodyear LLP which are located at the 20th Floor, One M&T Plaza, Buffalo, New York 14203, and at any and all adjournments or postponements thereof.
              The Board of Directors recommends a vote FOR the following proposal:

              TO APPROVE AND ADOPT THE AGREEMENT AND PLAN OF MERGER, DATED AS OF SEPTEMBER 1, 1998, BY AND BETWEEN RENT-WAY, INC. AND HOME CHOICE HOLDINGS, INC. (THE "MERGER AGREEMENT"). PURSUANT TO THE MERGER AGREEMENT, EACH SHARE OF HOME CHOICE COMMON STOCK OUTSTANDING AT THE EFFECTIVE TIME OF THE MERGER WILL BE CONVERTED INTO THE RIGHT TO RECEIVE 0.588 SHARES OF RENT-WAY COMMON STOCK.
                   [ ] FOR           [ ] AGAINST           [ ] ABSTAIN

              In their discretion, the proxies are authorized to vote upon such other matters incident to the conduct of the meeting.
                 THIS PROXY MUST BE DATED AND SIGNED ON THE REVERSE SIDE

                                                     (Continued on reverse side)
        P
        R
        O
        X
        Y

          (Continued from other side)

              THE PROXIES SHALL VOTE SUCH SHARES AS SPECIFIED HEREIN. IF A CHOICE IS NOT SPECIFIED, THEY SHALL VOTE FOR APPROVAL OF THE MERGER AGREEMENT.

                                                  Date , 1998

                                                  ------------------------------
                                                            Signature

                                                  ------------------------------
                                                            Signature

                                                  NAME(S) SHOULD BE SIGNED
                                                  EXACTLY AS SHOWN TO THE LEFT
                                                  HEREOF. TITLE SHOULD BE ADDED
                                                  IF SIGNING AS EXECUTOR,
                                                  ADMINISTRATOR, TRUSTEE, ETC.

 PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ACCOMPANYING ENVELOPE

                                   Proxy Card

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 20.  Indemnification of Directors and Officers

The provisions of Sections 1741 through 1750 of the Pennsylvania Business Corporation Law provide that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any action or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a representative of the corporation, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with the action or proceeding if they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation. To the extent that a representative of the corporation has been successful on the merits or otherwise in defense of any action or proceeding or in defense of any claim, issue or matter therein, the corporation is required by the Pennsylvania Business Corporation Law to indemnify them against expenses actually and reasonably incurred by them in connection with such defense.

     Rent-Way's By-Laws provide that it shall indemnify its officers and directors against claims arising from actions taken in their official capacity except where the conduct giving rise to the claim is finally determined by a court or in arbitration to have constituted willful misconduct or recklessness or to have involved the receipt from Rent-Way of a personal benefit to which the officer or director was not entitled, or where such indemnification has been determined in a final adjudication to be unlawful. Rent-Way may create a fund, trust or other arrangement to secure the indemnification. In addition, Rent-Way is required to pay the expenses of defending the claim in advance of final adjudication upon the receipt of an undertaking by the officer or director to repay such advanced amounts if it is ultimately determined that the officer or director is not entitled to be indemnified. These provisions of the By-Laws are expressly permitted pursuant to the Pennsylvania Business Corporation Law.

Item 21.  Exhibits

     (a)  EXHIBITS:  See Exhibit Index.

     (b) FINANCIAL STATEMENT SCHEDULES: All financial statement schedules are omitted as the required information is inapplicable.

     (c) FAIRNESS OPINIONS: The fairness opinion of NationsBanc Montgomery Securities LLC is attached as Annex B to the Joint Proxy
Statement/Prospectus.

               The fairness opinion of Donaldson, Lufkin & Jenrette Securities Corporation is attached as Annex C to the Joint Proxy Statement/Prospectus.

               The fairness opinion of Stephens Inc. is attached as Annex D to the Joint Proxy Statement/Prospectus.

Item 22.  Undertakings

     (a) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the

Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Prospectus pursuant to
Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

     (d) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

     (e) The undersigned Registrant also hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

              (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

               Provided, however, that paragraphs (e)(1)(i) and (e)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offer thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (f) The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a Prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     (g) The Registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (f) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Company has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of Erie, State of Pennsylvania, on November 5, 1998.

                                               RENT-WAY, INC.


                                               By: /s/ William E. Morgenstern
                                                  ------------------------------
                                               William E. Morgenstern, President

                                POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints each of William E. Morgenstern and Jeffrey A. Conway, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing) to sign any and all amendments (including post-effective amendments) to this Registration Statement, to file the same, together with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices and other documents necessary or advisable to comply with the applicable state securities laws, and to file the same, together with all other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents or any of them, or their or his substitutes or substitute, full power and authority to perform and do each and every act and thing necessary and advisable as fully to all intents and purposes and he might or could perform and do in person, thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                             Title                         Date
---------                             -----                         ----

/s/ Gerald A. Ryan
---------------------------     Chairman of the Board          November 5, 1998
Gerald A. Ryan                  and Director

/s/ William E. Morgenstern
---------------------------     President, Chief Executive     November 5, 1998
William E. Morgenstern          Officer and Director
                                  (Principal Executive
                                  Officer)
/s/ Jeffrey A. Conway
---------------------------     Vice President and Chief       November 5, 1998
Jeffrey A. Conway               Financial Officer
                                  (Principal Financial and
                                  Accounting Officer)
/s/ William Lerner
---------------------------      Director                      November 5, 1998
William Lerner

/s/ Vincent A. Carrino
---------------------------      Director                      November 5, 1998
Vincent A. Carrino

/s/ Robert B. Fagenson
---------------------------      Director                      November 5, 1998
Robert B. Fagenson

/s/ Marc W. Joseffer
---------------------------      Director                      November 5, 1998
Marc W. Joseffer

/s/ Paul N. Upchurch
---------------------------      Director                      November 5, 1998
Paul N. Upchurch

                                  EXHIBIT INDEX

EXHIBIT
NUMBER                              DESCRIPTION
------                              -----------
2.1 Agreement and Plan of Merger, dated as of September 1, 1998, by and between Rent-Way and Home Choice (included as Annex A to the accompanying Joint Proxy Statement/Prospectus).

2.2 Form of Stockholder Voting Agreement, dated as of September 1, 1998, by and between Home Choice and each of Gerald A. Ryan and William E. Morgenstern (included as Annex G to the accompanying Joint Proxy Statement/ Prospectus).

2.3 Form of Stockholder Voting Agreement, dated as of September 1, 1998, by and between Rent-Way and each of Michael D. Walts and GDJ, Jr. Investments Limited Partnership (included as Annex H to the accompanying Joint Proxy Statement/Prospectus).

3.1  The Articles of Incorporation of Rent-Way, incorporated by reference to
     Exhibit 3.1 of Rent-Way's Annual Report on Form 10-K for the year ended September 30, 1997 (as amended pursuant to the Agreement and Plan of Merger which amendment is included as Annex A to the accompanying Joint Proxy Statement/ Prospectus).

3.2 The By-laws of Rent-Way, incorporated by reference to Rent-Way's Registration Statement on Form S-18 (No. 33-55562-NY).

5.1 Opinion of Hodgson, Russ, Andrews, Woods & Goodyear, LLP as to the legality of the securities being registered.

8.1 Opinion of Hodgson, Russ, Andrews, Woods & Goodyear, LLP concerning certain federal income tax consequences of the merger.

10.1 Form of Noncompetition Agreement by and between Rent-Way and Mr. George Johnson.

23.1 Consent of Hodgson, Russ, Andrews, Woods & Goodyear LLP (included in
     Exhibit 5.1).

23.2 Consent of Hodgson, Russ, Andrews, Woods & Goodyear LLP (included in
     Exhibit 8.1).

23.3 Consent of NationsBanc Montgomery Securities LLC (included in the fairness opinion attached as Annex B to the accompanying Joint Proxy
     Statement/Prospectus).

23.4 Consent of Donaldson, Lufkin & Jenrette Securities Corporation.

23.5 Consent of Stephens Inc.

23.6 Consent of PricewaterhouseCoopers LLP.

23.7 Consent of PricewaterhouseCoopers LLP.

23.8 Consent of Ernst & Young LLP.

23.9 Consent of Grant Thornton LLP.

24.1 Power of Attorney (included on the signature page filed here).

99.1 Stock Option Agreement, dated as of September 1, 1998, by and between Rent-Way and Home Choice (included as Annex E to the accompanying Joint Proxy Statement/Prospectus).

99.2 Stock Option Agreement, dated as of September 1, 1998, by and between Home Choice and Rent-Way (included as Annex F to the accompanying Joint Proxy Statement/Prospectus).

99.3 Form of Proxy for Special Meeting of Shareholders of Rent-Way (included as Annex I to the accompanying Joint Proxy Statement/Prospectus).

99.4 Form of Proxy for Special Meeting of Stockholders of Home Choice (included as Annex J to the accompanying Joint Proxy Statement/Prospectus).